Exhibit 10.18(B)

SEARCH AND ADVERTISING SERVICES AND SALES AGREEMENT

This Search and Advertising Services and Sales Agreement (this “Agreement”) is made and entered into as of December 4, 2009 (the “Effective Date”), by and between Yahoo! Inc., a Delaware corporation (“Yahoo!”) and Microsoft Corporation, a Washington corporation (“Microsoft”).

RECITALS

WHEREAS, Microsoft operates search services and provides certain monetization services on behalf of itself and to companies that publish and provide Web sites and other interactive applications and services;

WHEREAS, Yahoo! operates search services and provides certain monetization services on behalf of itself and to companies that publish and provide Web sites and other interactive applications and services and also operates Web sites and other interactive applications and services, all on a variety of platforms throughout the world;

WHEREAS, Microsoft desires to provide and Yahoo! desires to receive certain of Microsoft’s search services and monetization services;

WHEREAS, Microsoft desires to transfer to Yahoo! management and development of key Premium Direct Advertiser sales relationships and for Yahoo! to be Microsoft’s exclusive sales force for human-assisted sales for those customers and Yahoo! desires to provide these services to Microsoft in connection with such transfer;

WHEREAS the parties have entered into a Letter Agreement (the “Letter Agreement”) dated July 29, 2009 (the “Letter Agreement Effective Date”); and

WHEREAS the parties now desire to enter into a more detailed agreement setting forth the terms of their search and advertising relationship as contemplated in Section 1 of the Letter Agreement.

NOW, THEREFORE, in consideration of the promises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1. INTRODUCTION

1.1 Defined Terms. Capitalized terms not otherwise defined within the body of this Agreement have the meanings given in Exhibit A.

1.2 Overview. Both parties recognize the highly strategic and economic nature of their relationship under this Agreement and the fact that both of their search market shares and overall portal experiences are mutually dependent upon each other as a result of the foregoing. As a result, and without limiting any other provision of this Agreement, each party will reasonably cooperate with the other party and continuously allocate sufficient human and other resources on a day-to-day basis commensurate with the size, duration and importance of the relationships contemplated by this Agreement to make the relationships successful.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

1.3 Effectiveness. This Agreement has been executed by each of the parties as of the Effective Date. However, the parties’ respective rights and obligations under this Agreement will not become effective until the Commencement Date.

2. MICROSOFT SEARCH SERVICES

2.1 Algorithmic Search Services.

2.1.1 Scope of Microsoft Algorithmic Search Services. During the Term and in accordance with the terms and conditions of this Agreement, Microsoft will provide Yahoo! with Microsoft’s Algorithmic Search Services. Except as provided in Section 2.4.1, Section 2.4.18 and as expressly provided elsewhere in this Agreement, Microsoft will enable the Algorithmic Search Services via the Microsoft API for use in connection with the Yahoo! Properties and the Syndication Properties. Yahoo! shall ensure that all Queries for Algorithmic Search Services from Yahoo! Properties (and any Queries that may be passed to Yahoo! and/or Microsoft from the Syndication Properties) will be passed to Microsoft in accordance with this Agreement.

2.1.2 Implementation. In response to a Query, Yahoo! shall display the Algorithmic Listings in the Block or Results Subsets (subject to Yahoo!’s rights to remove or block Algorithmic Listings as expressly provided in this Agreement) returned by the Microsoft API, except that:

(a) Yahoo! may add additional content within the Block or Results Subsets (displays under such circumstances, “Discretionary Displays”), including in circumstances when Microsoft has not provided a signal as described in Section 2.1.4(c). During the first [*] following the Commencement Date the annual number of Yahoo! Results Pages containing Discretionary Displays will not exceed [*]% of total impressions of the Yahoo! Results Pages for such year. After such [*] period, the annual number of Yahoo! Results Pages containing Discretionary Displays will not exceed [*]% of total impressions of the Yahoo! Results Pages for such year. Displays of news content within the Block or Results Subsets are not Discretionary Displays. In addition, displays of Yahoo! Images within the Block or Results Subsets on Yahoo! Results Pages from Image Internet Searches are not Discretionary Displays. “Yahoo! Images” means images that are sourced from Yahoo! Properties (e.g., Flickr), whether or not the specific images are licensed from third parties.

(b) Yahoo! may append additional content to individual Algorithmic Listings within the Block or Results Subsets so long as Yahoo! retains the title, abstract (other than as provided below), and link as supplied by Microsoft’s Algorithmic Search Service. Microsoft shall provide structured data available to Microsoft from Web sites (i.e., structured data that is included in the Algorithmic Index or is otherwise available to the Microsoft Front-End Team as part of Microsoft’s Algorithmic Search Services) with the Results passed to Yahoo! and Yahoo! shall be entitled to append such structured data (along with its own structured data) in its display of the Algorithmic Listings. Appending such content to individual Algorithmic Listings will not be deemed a Discretionary Display under Section 2.1.2(a) above. Yahoo! shall not modify the title and link provided by Microsoft. Yahoo! may modify the length of the displayed abstract (including by deleting it entirely) as enabled by the Microsoft API functionality (which functionality will be provided to Yahoo! at parity to Microsoft) or, to the extent that the Microsoft API functionality does not provide such functionality, Yahoo! may directly modify the length of the abstract returned in the Results.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(c) Yahoo! may modify Algorithmic Listings to the extent that Microsoft does so or permits any third party to do so.

(d) The number of Algorithmic Listings that Yahoo! displays in response to a Query is in Yahoo!’s sole discretion, provided that if Yahoo! displays less than the full amount delivered by Microsoft in the Block or a Results Subset then Yahoo! will remove Algorithmic Listings from the Block or a Results Subset beginning with lowest ranked Algorithmic Listings first (i.e., from the end of the Block or Results Subset as applicable).

2.1.3 Queries and Return of Results.

(a) When sending a Query or call to Microsoft (and without limitation of Yahoo!’s right to make multiple calls as described in Section 2.4.6), Yahoo! and Syndication Partners will be able to specify or limit the type of Results to be returned to the same extent as Microsoft is able to specify or limit the Results returned in response to Queries or calls in connection with the Microsoft O&O Properties. In accordance with the foregoing, Microsoft will return Results as limited or specified by Yahoo! and Syndication Partners. If Yahoo! does not limit or specify the type of Results to be returned, then Microsoft will return Results as it would to the Microsoft Front-End Team for the same Query. For example, in connection with a Web Internet Search Query for the keyword term “Jaguar,” Yahoo! may request in the call that Microsoft include Image Internet Search Algorithmic Listings in addition to Web Internet Search Algorithmic Listings. If Yahoo! does not specify or limit the type of Results returned in connection with such Query or call, Microsoft will return the Results (grouped in the same Results Subsets, if applicable, ) that it would return for the same Query or call if such Query or call had come from a Microsoft O&O Property, including Results that Microsoft may associate with different meanings ascribed by Microsoft to the Query or call. As of the Effective Date, a Query on Bing.com for the keyword term “Jaguar” returns subsets of Results (each a “Results Subset”), including (i) Algorithmic Listings from Image Internet Search of Jaguar animals and (ii) Algorithmic Listings from Web Internet Search that are categorized into different groupings under headers such as “Jaguar Dealers,” “Jaguar Parts,” “Jaguar Forum,” and “Used Jaguar,” and (iii) Algorithmic Listings from Video Internet Search of Jaguar animals. If Results Subsets are delivered, Microsoft will include a description of each such Results Subset. The intent of this Section 2.1.3 is that, to the same extent that Microsoft is able to do so for the Microsoft O&O Properties, Yahoo! may request that any or all of such Results Subsets be included or excluded (and Microsoft will return Results in accordance with such request), and in the absence of such a request, Microsoft will provide all of the Results and Results Subsets that it would display on Microsoft O&O Properties (or otherwise make available to the Microsoft Front-End Team) in response to the same Query or call.

(b) Microsoft will provide Yahoo! with the ability to Query or call for (or exclude) Results based on metadata obtained by Microsoft and associated with content or based on metadata supplied by Yahoo! to Microsoft pursuant to Section 2.1.5(d). The parties will determine whether to complete such functionality prior to the transition of Algorithmic Search Services, but such functionality will be completed no later than in [*] following the Commencement Date. After such new Microsoft API Function (or other mechanism) is available, in response to such a Query or call that uses the new Microsoft API Function (or other mechanism), Microsoft will return (or exclude) only Algorithmic Listings that are tagged with the same metadata in rank order according to each Algorithmic Listing’s relevance as determined by Microsoft’s ranking algorithms (or exclude such Results as applicable).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(c) When delivering Algorithmic Listings in response to a Query, the Microsoft API will provide a precision ranking score with at least two significant digits, which will allow Yahoo! to differentiate the relative ranking of Algorithmic Listings returned by the Microsoft API. Microsoft will also provide a consistent identifier that maps the URL for a crawled document to a corresponding document in the Algorithmic Index (a “GUID”) for each Algorithmic Listing and will notify Yahoo! promptly of any changes in the Algorithmic Index that would cause the GUIDs to no longer be accurate together with any available corrective information. Outside of the Microsoft API, Microsoft will not include different, or rerank or reorder, Algorithmic Listings for display on Microsoft O&O Properties or the properties of its syndication partners.

(d) To the extent that Microsoft enables Microsoft’s users to select Result types or display Results in a certain manner (and, if such functionality is enabled outside of the API, to the extent Yahoo! has chosen to implement such functionality), users of the Yahoo! Properties and Syndication Properties will have the same ability to do so. By way of example, to the extent that Microsoft enables users to display Results returned in response to an Image Internet Search Query based upon various attributes including size, color, attribution, etc. (and, if such functionality is enabled outside of the API, to the extent Yahoo! has chosen to implement such functionality), users of the Yahoo! Properties and Syndication Properties will have the ability to display Results on the same basis.

2.1.4 Availability of Content.

(a) Content in Algorithmic Index. The obligation set forth in Section 2.4.13 (Parity of Results) includes, without limitation, making available all content (including third-party licensed content) that is included in Microsoft’s Algorithmic Index accessed by its Algorithmic Search Services. For clarity, if content is included in Microsoft’s Algorithmic Index, it will be made available to Yahoo! and the Syndication Partners to the extent that Microsoft is contractually able to do so (with respect to third-party licensed content only and subject to Section 2.1.4(e)), even if such content is obtained by Microsoft via a feed as opposed to Microsoft’s Web crawling algorithms [*]. If there are fees attributable to the acquisition or use of content included in the Algorithmic Index under third-party agreements (excluding with Microsoft’s Affiliates), (i) Microsoft will disclose the fees to Yahoo! in advance of making the content available to Yahoo! so that Yahoo! may determine in its sole discretion whether or not to use or display such content; (ii) if Yahoo! determines in its sole discretion to display such content on the Yahoo! Properties and/or the Syndication Properties, Yahoo! will reimburse Microsoft [*]. The foregoing does not include content made available outside of Microsoft’s Algorithmic Index and outside the Services (for example, Microsoft Excluded Services or Microsoft Applications), but otherwise does include any content associated with Results or other content included in the Block or Results Subset (such as “hover preview” content that is displayed when a user mouses over the area to the right of a Result to view content from the page associated with a Result). Microsoft will not take actions intentionally designed to circumvent its obligations under, or frustrate the purposes of, this Section 2.1.4(a) or the rest of this Agreement including by (x) removing or omitting content from its Algorithmic Index (e.g., omitting content Microsoft receives via a feed that otherwise should be part of the Algorithmic Index), (y) entering into exclusive relationships with content providers for content included in its Algorithmic Index that would prevent Microsoft from making such content available to Yahoo! or Syndication Partners, or (z) artificially increasing licensing fees payable by Yahoo! (including on behalf of Syndication Partners).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(b) API Call. If Yahoo! determines in its sole discretion that Yahoo! will not display certain third-party content contemplated in the above Section 2.1.4(a), then Yahoo! will request in the initial Microsoft API call that Microsoft not include such third-party content in the Results delivered by the Microsoft API to the extent that the Microsoft API allows for such specification.

(c) Content Outside Algorithmic Index. If Microsoft is inserting any additional content within the Block or Results Subset when Results for a given Query are displayed on the Microsoft Results Page and such content is not contained in Microsoft’s Algorithmic Index, then when that same Query is submitted by Yahoo! to the Microsoft API, the Microsoft API will (i) signal in which relative position within the Block or Results Subset the additional content is being included (e.g., between the third and fourth Result); (ii) signal what type of content is being included based upon a reasonable schema established by the parties (e.g., news, weather, etc.); and (iii) to the extent that Microsoft is contractually able to do so (subject to Section 2.1.4(e) below), include a copy of the additional inserted content. If Yahoo! displays such content provided by Microsoft (as opposed to displaying the same content that has been acquired by Yahoo! pursuant to a separate license (“Independently Sourced Content”)), then Yahoo! shall reimburse Microsoft [*].

(d) Display of Additional Content. When the Microsoft API provides the signals described in Section 2.1.4(c), in rendering the Block or Results Subset, Yahoo! may (i) include the Microsoft-supplied content (in which case any applicable fees under Section 2.1.4(a) above will apply and Yahoo! shall comply with any third party requirements associated with the display of the content, provided that Microsoft also complies with the same) [*], (ii) include substitute Yahoo! content which is reasonably equivalent in subject matter to the Microsoft content in the signaled position, or (iii) display only the Algorithmic Listings in the original Block or Results Subset (i.e., remove the Microsoft-inserted additional content). Yahoo!’s exercise of its rights under subsections (i) and (ii) will not count against the limitations regarding Yahoo!’s insertion of content in the Block or Results Subset of its choosing independently of any such signals as set forth in Section 2.1.2(a) (i.e., such displays are not Discretionary Displays).

(e) Contractually Restricted Content. For any content that Microsoft is contractually unable to make available to Yahoo! pursuant to Section 2.1.4(a) or Section 2.1.4(c) pursuant to an agreement with a third party that is entered into prior to the Commencement Date (e.g., [*]), Microsoft will use commercially reasonable best efforts to obtain the right to make such content available to Yahoo! and its Syndication Partners under Section 2.1.4(a) and Section 2.1.4(c), as applicable, as soon as possible following the Commencement Date. If Microsoft is unable to obtain such rights after using commercially reasonable best efforts, then Yahoo! may seek to obtain such rights directly from such third party. In connection with any agreement with a third party entered into after the Commencement Date for content to be used by Microsoft in connection with its Algorithmic Search Services, Microsoft will use commercially reasonable best efforts to obtain the rights to make such content available to Yahoo! and its Syndication Partners under Section 2.1.4(a) or Section 2.1.4(c), as applicable. After Microsoft realizes that it may be unable to obtain such rights for Yahoo! or its Syndication Partners, then to the extent Microsoft is contractually able to do so (and Microsoft will use commercially reasonable best efforts to be able to do so) Microsoft will notify Yahoo! of such negotiations (or if Microsoft is unable to notify Yahoo! of such negotiations, then Microsoft will notify Yahoo! as soon as it is able) in reasonably sufficient time to enable Yahoo! to negotiate directly with such content

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

provider to obtain such rights from such third party prior to Microsoft (i) executing its agreement with such provider (unless Microsoft is unable to notify Yahoo! prior to the execution, in which case Microsoft will notify Yahoo! promptly after the execution of such agreement) and (ii) making such content available as part of its Algorithmic Search Services on Microsoft O&O Properties. Whenever Yahoo! is able to secure rights to content under this Section 2.1.4(e) (whether prior to or after Microsoft has commenced using such content) in a manner that enables Microsoft to deliver the content to Yahoo! in connection with the Services, Microsoft will make such content available to Yahoo! and its Syndication Partners pursuant to Sections 2.1.4(a) and Section 2.1.4(c), as applicable. In the event that Microsoft is not able to obtain the rights to allow Yahoo! to display the content, Microsoft will use commercially reasonable best efforts to secure the right to pass the content to Yahoo! simply for the purpose of Yahoo! understanding what content was inserted, but not for the purposes of Yahoo! display.

2.1.5 Additional Access to Microsoft Algorithmic Search Platform.

(a) As used in this Agreement, “Web Crawl Cache” means a copy of the entire set of content utilized by Microsoft in connection with Microsoft Algorithmic Search Services excluding only third-party licensed content that Microsoft is contractually unable to provide to Yahoo! (but Microsoft will use commercially reasonable best efforts to obtain the right to include such content in the copy provided to Yahoo!). This content is comprised of a set of documents. Each document represents raw data pulled from external servers by the Microsoft programs that are traversing the Web to refresh the Microsoft catalog of Web content data (or content obtained via a feed and that is incorporated into the Algorithmic Index). Such data will include the following, to the extent collected by Microsoft, as well as other similar data to the extent collected by Microsoft:

(1) Content and headers as well as body content extracted for formats such as PDF, Microsoft Word, etc.

(2) Basic page processing: codepage conversion, language ID, region ID, outlinks, any information on boilerplate/templates, or any available page geometry information

(3) Output of any per-page classifiers, key phrases, or other per-page document analysis available at this stage

(4) Host IP and DNS info

(5) Redirect chain

(6) Page quality or authority score

(7) In-lined content for any frames

(8) Javascript and CSS required to render the page

(9) Raw and canonical form of the URL

(10) Inlinks (with anchortext)

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(11) Videos and images (including thumbnails of such images, videos or of the Web page itself to the extent they are included in the set of content utilized by Microsoft in connection with the Algorithmic Search Services)

(12) Information that is known by Microsoft about the site or page, including multi-dimensional host quality information, classifications such as authority, adult, spam, topics, and basic aggregations (number of 404’s, language ID distribution, etc), change-rate, mirroring sites, page changes information such as discovery date, first crawl time, and similar information that is known to Microsoft

(b) Microsoft will make available to Yahoo! and update on a continuous basis (i.e., in accordance with the SLA) a copy of the entire Microsoft Web Crawl Cache. Each document within the Web Crawl Cache will be available for Yahoo! to access and download in accordance with the SLA. The parties will develop a process for scoping future scenarios and refresh needs as they arise. In order to facilitate the timely access to the Web Crawl Cache described in this Section 2.1.5, Microsoft (at Yahoo!’s request) will provide a copy area for Yahoo! in Microsoft colocation facilities. Microsoft will pay the development costs necessary to fulfill the foregoing obligations, and Yahoo! will pay the Covered Marginal Costs needed to support its access defined in the Yahoo!-defined scenarios. Microsoft will work with Yahoo! to help with network configuration as specified in the SLA and by providing a reasonable front-end presence in Microsoft’s colocation facilities. Yahoo! may use its copy of the Microsoft Web Crawl Cache for such things as analysis, enriching the Microsoft platform with metadata and to improve the experience on Yahoo! Properties and Syndication Properties.

(c) Yahoo! will have the right, via its Dedicated Resources, to engineer a mechanism designed to meet Yahoo!’s business needs to process and/or deliver to Yahoo! the Web Content Derived Metadata for any document, including the Microsoft Web Map describing the link structure of the documents. The parties will work in good faith to develop mutually agreed service levels for this delivery, based on the performance and reliability characteristics of such delivery mechanism. The system will be engineered to avoid impact on the performance of the Microsoft systems collecting (and generating associated metadata), containing or using this data. Beyond the Dedicated Resources that Yahoo! prioritizes to work on this project, Yahoo! will pay Microsoft for the costs of this system as they arise, [*]. Yahoo!, via the Dedicated Resources, will determine access to Web map and Web index which may include (i) bulk streaming access to the data and/or (ii) point queries for urls and other keys that exist in the Web Crawl Cache. “Web Content Derived Metadata” means all metadata derived by Microsoft via processing of the raw Web content for addition to the Algorithmic Index. Derived metadata can be at the document level, or across the entire Web content corpus. As an example, the Microsoft Web Map describing the link structure of the documents is part of the Web Content Derived Data. The derived metadata (and associated semantics for metadata generally) will be subject to constant revision by Microsoft according to Microsoft’s business needs and Microsoft is not responsible for maintaining compatibility with previous versions. Microsoft will provide adequate notification of these changes to Yahoo! and Yahoo! will assign as one of the responsibilities of the Dedicated Resources to track and adapt to these changes. Such data will include the following, to the extent collected by Microsoft, as well as similar data to the extent collected by Microsoft:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(1) [*]

(2) [*]

(i) [*]

(ii) [*]

(iii) [*]

(iv) [*]

(3) [*]

(4) [*]

(5) [*]

(6) [*].

(d) Yahoo! will have the ability to add its own metadata to each document in the Web Crawl Cache for Yahoo!’s internal purposes including the ability to create a separate content index that can be used to serve content for Yahoo! Results Pages, other Yahoo! Properties or both. [*]. This [*] will be engineered to avoid impact on the performance of the Microsoft systems producing, containing or using this data. Beyond the Dedicated Resources that Yahoo! prioritizes to work on this project, Yahoo! will pay Microsoft for the costs of this system as they arise, [*]. Yahoo! may offer to share metadata with Microsoft on a periodic basis, subject to any third party contractual restrictions, in which case Microsoft may include such metadata within the Algorithmic Index and/or Web Crawl Cache. If Microsoft includes the metadata within the Algorithmic Index, such metadata will be returned back to Yahoo! through the APIs and Yahoo!’s Web Crawl Cache in accordance with the SLA, and, except where there are third-party contractual restrictions, Microsoft may use such metadata.

(e) [*]

(1) [*]

(2) [*]

(3) [*]

(4) [*].

(f) [*]

(1) [*]

(2) [*]

(3) [*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(4) [*]

(5) [*].

(g) Yahoo! may request Microsoft to perform, and Microsoft will consider such requests in good faith via comparable procedures used by Microsoft internal teams to consider such issues, focused crawls based on:

(1) [*]

(2) [*]

(3) [*].

2.1.6 BOSS. The parties agree that Microsoft will be the Algorithmic Search Services platform provider for Yahoo! (as provided for herein). This includes providing the Algorithmic Search Service and the Paid Search Service for use in Yahoo!’s BOSS platform. The parties will collaborate on a BOSS transition plan to migrate with quality Syndication Partners who are using the BOSS API from the current Yahoo! BOSS implementation to a modified Yahoo! BOSS implementation that will utilize the Services and combine Results from such Services with additional content from Yahoo!. Yahoo! shall be responsible for making the modifications required to adapt its current BOSS platform to call Microsoft Paid Search Service and Algorithmic Search Services and to incorporate Results from such Services. To effectuate the foregoing, (a) in making calls for Results, Yahoo!’s BOSS customers will use a Microsoft unique identifier that will be made available by Microsoft to Yahoo! promptly upon request by Yahoo!; (b) for publishers using this new BOSS implementation, the Algorithmic Search Services platform will be clearly attributed in the technical documentation to Microsoft; (c) at Yahoo!’s election, API calls for Yahoo!’s BOSS implementation will be passed from a BOSS Syndication Partner Property through Yahoo! to Microsoft for processing and Results will be passed back to Yahoo! so that Yahoo! can combine such Results with Yahoo! content for delivery to the Syndication Partner Property; and (d) the SLA will not apply to calls to the Microsoft API coming from BOSS, but (i) Microsoft will provide the Services in connection with such BOSS implementation at reasonable service levels for offerings of this type (and provided further [*], then the parties will in good faith negotiate appropriate service levels) and (ii) Microsoft will offer at least the same service level objectives to Yahoo!’s BOSS customers as Microsoft offers to its own customers for similar functionality; (e) Yahoo!’s BOSS Syndication Partners may manipulate or display any or all Yahoo!-supplied content and/or any or all Results which may be integrated into their feed by Yahoo! as they see fit; and (f) [*]. The parties will work together on an ongoing basis to discuss cost savings opportunities for BOSS which may also be tied to reduced service level offerings to BOSS customers. If Yahoo! incorporates Paid Listings from Microsoft’s Paid Search Services into feeds for Syndication Partners taking such BOSS functionality, then Microsoft shall be entitled to receive the greater of (x) its Covered Marginal Costs associated with providing the Services to BOSS customers and (y) Microsoft’s share of Net Revenues as provided for Syndication Partners in accordance with Section 9.1.2(c) and Section 9.1.3(c) of this Agreement and its Covered Marginal Costs as provided in Section 9.1.5(a). Finally Yahoo! may not provide BOSS functionality containing Algorithmic Listings from Microsoft to BOSS customers who did not use BOSS prior to the Commencement Date unless Yahoo! combines Microsoft’s Algorithmic Listings with other Yahoo!-supplied content, as Yahoo! deems appropriate, such as vertical search results, site search, and other content to which Yahoo! has access (such combination is on a feed-by-feed basis and not a Query-by-Query basis, understanding that for any particular Query, the customer may receive only Microsoft Results).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

2.1.7 SearchMonkey. The parties agree that Microsoft will provide functionality similar to Yahoo!’s SearchMonkey functionality for Microsoft’s Algorithmic Search Services (Microsoft SearchMonkey, or “MSM”). Upon request by Yahoo!, Yahoo! and Microsoft will work together, as part of the Transition Plan and consistent with the feature prioritizations established by Yahoo!, as provided for in Section 2.4.12 below, to develop a continuity plan, including a customer communications plan, to use the Dedicated Resources to transition SearchMonkey customers to MSM. MSM need not be backwards compatible with Yahoo!’s current offering of SearchMonkey, but will support generally equivalent functionality without imposing significant new or different terms and conditions for a reasonable period of time, excluding changes which may be required to comply with Law or to conform with generally accepted industry practices (Yahoo!’s current terms and conditions can be found at http://info.yahoo.com/legal/us/yahoo/search/searchapplication/searchapplication-4132.html). Such migration will be performed by the Dedicated Resources so that Yahoo! can prioritize this work, relative to other work, as Yahoo! determines. Microsoft will maintain MSM for at least [*] after the successful migration of all Yahoo! customers who choose to migrate to MSM and will provide at least [*] notice both to Yahoo! and existing customers prior to ceasing to offer MSM functionality; provided that (a) Microsoft will only cease offering MSM if it does so with respect to all users of such functionality (including Microsoft’s customers of such functionality); (b) Microsoft’s decision about whether to cease to offer MSM would be based upon Microsoft Network-wide priorities for the Services; and (c) if Microsoft determines to cease offering MSM, Yahoo! may use Dedicated Resources to retain it. If pursuant to Section 2.4.12 Yahoo! elects not to prioritize sufficient Dedicated Resources to complete the SearchMonkey migrations during the [*] period after the Commencement Date, then, after such period, Microsoft may cease to offer MSM upon [*] written notice to Yahoo!, provided that Microsoft again complies with (a) through (c) in the previous sentence. Upon completion of such migration, Yahoo! may, (i) obtain and use structured data from MSM, (ii) combine such structured data with other content and structured data available to Yahoo! subject to the terms and conditions of this Agreement and (iii) make such combined structured data available to users subject to the terms and conditions of this Agreement.

2.2 Microsoft Paid Search Services.

2.2.1 Scope of Microsoft Paid Search Services. During the Term and in accordance with the terms and conditions of this Agreement, Microsoft will provide Yahoo! with Microsoft’s Paid Search Services. Except as provided in Section 2.4.1 and Section 2.4.18, Microsoft will enable the Paid Search Services via the Microsoft API for use in connection with the Yahoo! Properties and the Syndication Properties. Yahoo! shall ensure that all calls for Paid listings from Paid Search Services from Yahoo! Properties (and any Queries that may be passed to Yahoo! and/or Microsoft) from the Syndication Properties will be passed to Microsoft in accordance with this Agreement.

2.2.2 Implementation of Microsoft Paid Search Services. Yahoo! may (but shall not be obligated to) display on the Yahoo! Properties or the Syndication Properties the Paid Listings returned by the Microsoft API in the locations chosen by Yahoo!, subject to the terms of this Agreement. If Yahoo! displays more than one such Paid Listing, it will display such Paid Listings in rank order (subject to Yahoo!’s rights to remove or block Paid Listings as provided herein) contiguously, with such elements and in a format as may be mutually-agreed by Yahoo! and Microsoft. Yahoo! may display Paid Listings returned by the Microsoft API in multiple blocks of one or more Paid Listings in different locations on a page (e.g., north, east, south) and may repeat the display of Paid Listings in such locations on the same page, provided that (except for repeating ads) Yahoo! will maintain the rank order of the Paid Listings by placing them in order from the most valuable location to least valuable location on the page as determined by Yahoo! in its reasonable discretion. The parties will reasonably determine whether Paid Listings on next pages (i.e., the follow-up pages to the same Query) should repeat Paid Listings from the prior pages.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

2.2.3 Paid Search Parity.

(a) Recommendations for Ad Placement. In response to inputs from Yahoo! Properties or Syndication Properties in a given country, the Microsoft API will provide the same recommendation for ad placement (e.g., number of north ads), as would be provided in response to the same inputs from a Microsoft O&O Property in that country or, if there are no Microsoft O&O Properties in that country at that time, then at Yahoo!’s request the same as Microsoft provides to a Microsoft partner specified by Yahoo! in such country. Should Yahoo! choose to implement a different number of north ads than the number recommended by the Microsoft API, Yahoo! will return to Microsoft via a mutually agreeable process the number of north and east ads shown by Yahoo!. Microsoft’s placement recommendations will be developed [*].

(b) Discounting. Microsoft will discount, surcharge or adjust (including discarding fraudulent or invalid clicks) the price charged to advertisers for Paid Listings delivered by the Paid Search Services and Contextual Advertising Services across the Microsoft Network, including the Microsoft O&O Properties, the Yahoo! Properties and the Syndication Properties, in a manner that is (i) fully transparent to Yahoo! (with respect to both the methodology used to calculate and determine discounts, surcharges, adjustments (including fraudulent clicks) and the associated data); (ii) reasonable and fair; and (iii) consistently applied. For clarity, the application of the principles described in this Section 2.2.3(b) may or may not result in an actual discount, surcharge, or adjustment in any specific case. Microsoft also will provide additional information in response to Yahoo!’s reasonable requests to clarify how such discounting, surcharging and adjusting (including discarding) occurs on a case-by-case basis to ensure that the above is satisfied. The manner and methodology in which such pricing adjustments are made and any additional information provided by Microsoft pursuant to this Section 2.2.3(b) will be treated as Microsoft’s Confidential Information. Yahoo! shall be entitled to share Customer and Syndication Partner specific information and the Services’ general approach regarding discounts, surcharges and adjustments with the Customers and the Syndication Partners affected by such actions including for the purposes of assisting Customers and Syndication Partners in achieving genuine improvements in advertisement and traffic quality. Yahoo! may not share with a Customer or Syndication Partner those portions of the methodologies (or any other information) actually used by Microsoft or the Services that Yahoo! knows or reasonably should know could be used by any Customer or Syndication Partner to circumvent or otherwise manipulate the application of such methodologies without improving advertisement or traffic quality, as applicable. Notwithstanding the foregoing, Yahoo! may share such information to the same extent that Microsoft shares such information with Customers or its own syndication partners. Upon request by Yahoo!, Microsoft will work with Yahoo! in good faith consistent with the principles described in this Section 2.2.3(b) to timely address (where appropriate) any questions and concerns that Yahoo!, its Customers or its Syndication Partners raise regarding discounts, surcharges or adjustments, with the understanding that Yahoo! will be conducting the communications with its Customers and Syndication Partners.

(c) Site Restrictions. Neither Microsoft nor Yahoo! shall allow Customers to designate that Paid Listings from Microsoft’s Paid Search Services may be displayed either only on Microsoft’s Results Pages or only on Yahoo! Results Pages. Microsoft’s Paid Search Services will, commencing no later than the first Migration Date in the applicable country and throughout the Term, provide Customers with advertising distribution controls that designate whether or not their Paid Listings from Microsoft’s Paid Search Services will appear on properties other than the combined marketplace of the Microsoft O&O Properties and the Yahoo!

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Properties (including properties that resolve to bing.com or search.yahoo.com (or any successor URL to which results pages for Microsoft or Yahoo! are directed)). With respect to Microsoft’s Contextual Advertising Services, neither Microsoft nor Yahoo! shall encourage Customers via direct site selection control or indirectly via targeting to designate that Paid Listings from such services be displayed either only on Microsoft O&O Properties or only on Yahoo! Properties. For clarity, Microsoft’s inclusion of general functionality in the Contextual Advertising Services that enables Customers to target or exclude specific publisher sites is not “encouragement” as described in the prior sentence. If Microsoft develops functionality that enables it to designate that Paid Listings for its own products and services will be displayed only on Microsoft Results Pages, then (i) it will make such functionality available to Yahoo! and (ii) thereafter, Microsoft and Yahoo! may each designate that Paid Listings for its own products and services are displayed only on Microsoft Results Pages or Yahoo! Results Pages, respectively.

2.2.4 Optimization.

(a) Microsoft shall optimize the selection (including matching), ranking, placement recommendations and quantity of Paid Listings delivered from its Paid Search Services by evaluating performance across the entire Microsoft Network. Paid Listings provided by Microsoft will be optimized at parity with the technologies and methodologies used for Microsoft’s optimization for the Microsoft O&O Properties. Specifically, Microsoft shall optimize Paid Listings at full parity using the same optimization technologies and methodologies as it does for Microsoft’s primary search Web site (currently Bing.com), including Microsoft API call parity [*]. Yahoo! may further optimize the placement and quantity of Paid Listings based on its own desired implementation while preserving the rank order of returned Paid Listings. Accordingly, Yahoo! will receive from the Paid Search Services portion of the Microsoft API the same optimization data that is available to Microsoft via the Paid Search Services portions of the Microsoft API for use on the Microsoft O&O Properties (and if Microsoft uses any data or information outside of the Paid Search Services portion of the Microsoft API to optimize Results on the Microsoft O&O Properties, then it will make such data or information available to Yahoo! as well). Such data will include, at a minimum, the data elements described in Section 2.2.4(b) below. Microsoft will make available additional performance data [*] via the standard functionality of the Paid Search Services functions of the Microsoft API that Yahoo! may download and use for its offline optimization analysis and sales efforts for Premium Direct Advertisers. Yahoo! may conduct independent bucket testing as it desires to determine its desired optimization and for providing guidance to Microsoft for optimizing Paid Listings on Yahoo!’s behalf. Microsoft will provide Yahoo! with all reporting from Yahoo!’s bucket testing as reasonably requested by Yahoo! (and in no event less than the level of reporting generated from Microsoft’s own bucket testing). Microsoft shall inform and use (as requested by Yahoo!) or make available to Yahoo! all available optimization techniques [*], including when Microsoft develops more customizable or site-specific optimization techniques. For clarity, for any two Web sites on the Microsoft Network, including Microsoft O&O Properties, Yahoo! Properties and the Syndication Properties, the Microsoft API [*] (with the understanding that pricing may later be discounted or surcharged pursuant to Section 2.2.3(b)), etc.).

(b) The Microsoft API for Paid Search Services runtime will provide, [*], the following 12 data elements for each Paid Listing:

•	[*]

•	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

(c) Yahoo! may not use any of the optimization data provided by Microsoft to reverse engineer, disassemble or otherwise attempt to obtain Microsoft’s confidential information relating to the technology or algorithms associated with the Services.

(d) In the event that Microsoft’s primary search Web site (e.g., in the United States as of the Effective Date, Bing.com) or Yahoo!’s primary search Web site (e.g., in the United States as of the Effective Date, Yahoo.com) would implement a different ad placement than what is recommended by the Microsoft API, the parties will use a mutually defined mechanism to deliver a data feed to the other party describing Query, location, placement recommendation and actual placement so that the other party may use the data to continue to improve the its own optimization. The SLA for such returned information should be as near real time as practical as mutually agreed by the parties, bounded by an upper limit of [*]. Note that such information is in addition to the standard information Yahoo! is required to return via the Microsoft API (e.g., impression counting) in order to have correct functioning of the Microsoft API.

(e) Yahoo! and the Syndication Partners shall be able to include as inputs to the Microsoft API any available context attributes (such as user information that is not personally identifiable) along with the user Query, Non-Internet Search Query or Contextual Advertising Services API request that are also available to Microsoft as inputs to the Microsoft API for its own use for the Services except that (i) [*] and (ii) Microsoft may require Yahoo! and Syndication Partners using such functionality to comply with and agree to reasonable security, privacy and other similar requirements (consistent with this Agreement and Microsoft’s own practices) associated with the use of the functionality so long as Microsoft generally requires its own syndication partners to comply with the same and, in such case, Yahoo! shall cause its Syndication Partners that use such functionality to comply with such requirements. The Services shall use these attributes to optimize the Results sent to Yahoo! or the Syndication Partners, at full parity with what the Services would do in connection with the Microsoft O&O Properties. Such attributes shall be subject to the data restrictions in Section 13. Microsoft will fully inform Yahoo! in a timely manner (similar to what is provided to Microsoft) of any changes or additions to the attributes (if any), or to the treatment of any attributes, that may be passed as inputs to the Microsoft API for optimization with a description of such attributes and their influence on the Results delivered.

(f) The parties will meet weekly (or at such other frequency as they later might agree) to review the performance of the Services on the Yahoo! Properties and Syndication Properties and to optimize user experience (including relevance) and monetization of the Services

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

based on Yahoo!’s desired balance (which may represent Yahoo!’s desired balance for itself and its Syndication Partners) and Microsoft will provide sufficient qualified support to Yahoo! as needed in connection with such performance review and optimization using then-available functionalities. The desired balance may be different from Source to Source for each Yahoo! Property and Syndication Property.

2.2.5 Search Advertiser Programs.

(a) Notwithstanding the parity provisions in Section 2.2.3, Yahoo! will not receive, and Microsoft will not be obligated to provide, [*] in Paid Listings from the Services. However, (i) Yahoo! will receive the same Results from advertisers participating in [*] (even though displayed Results would not [*]), except the creative associated with such Results might be modified to remove any [*]-specific messages; (ii) Results will be ordered without regard to an advertiser’s participation [*] based on the full amount bid by the advertiser and the other criteria used by Microsoft’s Paid Search Service [*]; and (iii) the gross amounts charged to advertisers will be the same regardless of [*].

(b) The parties will work together on future advertiser-facing programs related to the Services prior to the implementation of such programs and subject to the parties’ mutual agreement on the scope of such programs and the obligations that such programs would place on each of them. The parties understand and agree that (i) such programs should not be unfairly biased against or in favor of either Yahoo! or Microsoft; (ii) such programs should be available for both Yahoo! and Microsoft; (iii) both Yahoo! and Microsoft may elect not to participate in such programs; and (iv) such programs will not require as a condition of participation that one party be required to display the other’s brand on its own results pages.

(c) Each party may develop its own end-user programs (e.g., loyalty programs) related to the Services, provided that such programs will not change the advertising selection, ordering, or payment obligations, consistent with Section 2.2.5(a) above.

2.3 Microsoft Contextual Advertising Services.

2.3.1 Scope of Microsoft Contextual Advertising Search Services. Microsoft will enable Yahoo! to integrate, and Yahoo! may, in its sole discretion, implement, Microsoft’s Contextual Advertising Services on any Yahoo! Property and any Syndication Property. Microsoft shall enable the delivery of its Contextual Advertising Services to Yahoo! Properties and Syndication Properties through (i) Yahoo!’s advertising exchange marketplace, (ii) server-to-server xml ad calls and (iii) direct tagging of such properties. Microsoft will use commercially reasonable efforts to optimize the matching, relevance and monetization of Microsoft’s Paid Listings from Contextual Advertising Services with the available inventory on Yahoo! Properties and Syndication Properties using the same methodology as Microsoft uses to optimize the matching, relevance and monetization of such Paid Listings from Contextual Advertising Services for Microsoft O&O Properties.

2.3.2 Bidding Process. Yahoo! may request Paid Listings on a real time basis from Microsoft’s Contextual Advertising Services [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

2.4 General.

2.4.1 Provision of Services. Subject to the terms and conditions of this Agreement, Microsoft will provide and Yahoo! will implement Microsoft’s Algorithmic Search Services and Paid Search Services for Yahoo! Properties via the Microsoft API, the White Label Solution described in Section 2.4.18 or such other solutions as may developed by Microsoft during the Term. If Yahoo! chooses another such solution, Yahoo! shall be entitled to all of the same protections and advantages, and subject to the same obligations and limitations, provided for in this Agreement, including the parity provisions; provided that the parties will mutually agree upon any reasonable modifications in light of the operational or business model constraints associated with such other solutions.

2.4.2 Improvements and Successive or Substitute Services. For avoidance of doubt, the Services and Additional Services provided by Microsoft under this Agreement will include each such service as it exists as of the Effective Date, all improvements thereto and any successor or substitute Algorithmic Search Service, Paid Search Service, or Contextual Advertising Service. If any Service is no longer Microsoft’s primary service for Algorithmic Search Services, Paid Search Services or Contextual Advertising Services, then Yahoo! may at any time elect to use such primary service (however named) and any successor service thereto in accordance with this Agreement, except that Yahoo! may elect to continue the secondary service, instead of the new primary service or successor service thereto, if it is still made available by Microsoft to third parties or on Microsoft O&O Properties, with the understanding that Microsoft is not obligated to continue to offer or maintain the secondary service.

2.4.3 Parity Principles. Among Yahoo’s primary purposes in entering into this Agreement are to increase search market share, improve search monetization and improve its portal experience. Additionally, the parties both desire to preserve opportunities to offer differentiated search experiences on their respective sites in areas beyond core capabilities of the Services. To achieve these purposes, a basic underlying principle of this Agreement is that, in using the Services and Additional Services and Other Platform Services, if applicable (e.g., with respect to an Additional Service when Yahoo! has elected to receive such Additional Service exclusively from Microsoft pursuant to Section 3.2.4 or 3.3.4), the parties (and their syndication partners) will have equal opportunities to compete for search and portal share and to monetize the search experience by virtue of (i) the provisions of this Agreement specifying that Yahoo! will receive the Services at parity with how Microsoft receives them and (ii) the parties each having equal opportunity to provide differentiated experiences in areas that are not part of the Services (e.g., vertical content, Applications, Microsoft Excluded Services, and Yahoo! Excluded Services). In furtherance of such purposes, Microsoft will act in good faith in providing the Services and fulfilling its obligations under this Agreement, including fulfilling the spirit of parity, throughout the Term and as the Services (and Additional Services and Other Platform Services, if applicable) evolve during such time. Whenever possible, Microsoft will include content associated with the Services in the Algorithmic Index or otherwise make such content available within the Microsoft API and will provide all functionality associated with the Services within the API, unless the functionality relates to front-end execution (which is nonetheless covered under the immediately following sentence) or the functionality is an Application. Microsoft will provide all aspects of the Services (including by providing Yahoo! with the ability to utilize and/or call all functionality related to the Services, regardless of whether such functionality is within the API, but excluding the Applications) to Yahoo! (on behalf of Yahoo!, and subject to Section 4.10, its Syndication Partners): (a) at parity to the Services as available to Microsoft and (b) in a manner that is as easy for Yahoo! to implement as it is for Microsoft to implement (taking into account that Yahoo! is not running the underlying algorithms upon which the Services and Additional Services are based) assuming, to the extent that a given aspect of the Services or Additional Services relates to front-end execution, that Yahoo! uses comparable engineering resources as the

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Microsoft Front-End Team. Microsoft will not do anything to circumvent such parity. The foregoing is not intended to apply to matters that are not part of the Services (e.g., vertical content, Applications, Microsoft Excluded Services, or Yahoo! Excluded Services) unless the same are included within the Microsoft API, the Algorithmic Index, the Block or the Results Subset, in which case the provisions of Sections 2.1.4 apply.

2.4.4 Resource Commitments. Microsoft will ensure that it maintains, at a minimum, [*] personnel dedicated at all times during the Term to the operation and continuous improvement and support of the Services, including at least [*] personnel dedicated at all times during the Term to the operation and continuous improvement and support of Paid Search Services and at least [*] personnel dedicated at all times to the operation and continuous improvement and support of Algorithmic Search Services. Microsoft will also dedicate a reasonable level of resources to each language and/or region that requires specialized matching or marketplace tuning. The parties’ goal is to offer a highly compelling set of Services, both in terms of quality of consumer and advertiser experience, advertiser engagement, and monetization. In furtherance of the foregoing, Microsoft will ensure that, throughout the Term, there are levels of technically proficient personnel, investment in capital equipment and research and development funding, development time and support time dedicated to such operations and improvements as are reasonably necessary for Microsoft to advance such goal and that are equal to or greater than Microsoft’s level of resources and investment as of the Letter Agreement Effective Date.

2.4.5 Microsoft APIs. Unless and until Yahoo! elects to implement a White Label Solution, Microsoft will enable Yahoo! and Syndication Partners to access Microsoft’s Algorithmic Search Services and Paid Search Services through the Microsoft API. The Microsoft API made available to Yahoo! [*] will at all times be at full parity with the Microsoft API made available to Microsoft. The Microsoft API will enable all Microsoft API Functions and will include all data and feed elements related to the Services that are received by the Microsoft Front-End Team (or comparable teams of any Microsoft partners) via the Microsoft API to create Microsoft Results Pages. Without limiting the foregoing, the Results shall include all additional data elements related to the Results that would be included with such Results when made available for the Microsoft O&O Properties or Microsoft’s partners receiving the Services (for example, an image that is associated with an Algorithmic Listing). Such parity shall be fully verifiable, including by third parties.

2.4.6 API Calls. For each Query from any of the Yahoo! Properties and Syndication Properties, Yahoo! will submit one or more calls to the Microsoft API indicating the number of Paid Listings and Algorithmic Listings requested by Yahoo! for each aspect of the Services (e.g., Web, image, Paid Listings) and Microsoft shall return such number of Results for each such Service (or all Results if the amount requested is not available) in accordance with the terms of this Agreement. Yahoo! will not serve any cached Results previously delivered by Microsoft unless the parties otherwise mutually agree in writing. Microsoft will implement a mechanism for Yahoo! to specify via the Microsoft API (or some other mechanism) which calls to the Microsoft API are multiple calls for the same Query, and Yahoo! will use such mechanism to designate which calls are secondary calls (i.e. those in addition to the first call) when submitting multiple calls for the same Query. Within 30 days after the Effective Date, Yahoo! will provide Microsoft with the number of calls made to its own Algorithmic Search Services (excluding calls which are not made in response to a Query such as test calls), in each country and the number of corresponding Queries in each country as measured over the calendar quarter prior to the Effective Date. The total number of calls made by Yahoo! and the Syndication Partners to the Yahoo! Algorithmic Search Services during such period in each country divided by the corresponding Queries during such period in each country will be the “Historical Multiple Call Rate” for that country (e.g., if Yahoo! and the Syndication Partners made 300 calls for 150 Queries during the period the Historical Multiple Call Rate

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

would be 2.00). On a calendar quarterly basis, in any country if the number of calls (excluding calls which are not made in response to a Query such as test calls) submitted to the Microsoft API for the Yahoo! Properties and the Syndication Properties exceeds the [*], then Yahoo! will pay Microsoft the Covered Marginal Costs of providing such excess calls. [*]. To the extent that Yahoo! is not submitting excess multiple calls under the foregoing formula in one country for a given period, Yahoo! may increase the number of permitted excess calls in a different country in the same period by an equal amount of calls so long as doing so does not [*] as set forth in this Section 2.4.6. As appropriate, the parties will work together to determine alternative methods to making multiple calls if such methods achieve the same quality of Results and overall performance at a materially lower cost. In addition, when Yahoo! submits multiple calls for a single Query, the SLA provisions will apply separately to each individual call for Results for a Query, not the multiple calls in the aggregate for such Query.

2.4.7 Display of Results. If Yahoo! does not display all of the Results or if Yahoo! materially alters the Results (as permitted in this Agreement), then Yahoo! will subsequently, in a form, manner, and timing to be agreed to by the parties, deliver a report or data feed describing (x) which Results were not displayed, (y) any material modifications to the display of the Results, and (z) any additional content included with the Results. For clarity, the immediately previous sentence does not grant Yahoo! any additional rights; rather, the previous sentence is intended to provide Microsoft with visibility into these activities as authorized elsewhere hereunder. Yahoo! shall only be obligated to deliver the information provided for in this subsection to the extent that Microsoft is using such information.

(a) Test Queries. Yahoo! may conduct test Queries requesting over [*] results per Query on an offline basis (with relaxed SLAs). Yahoo! shall reimburse Microsoft for the Covered Marginal Costs (i) of serving such offline test Queries during non-Peak Time (as defined in Exhibit B) in excess of [*] Queries per second and (ii) [*]. Such test Queries shall use the same means that Microsoft uses internally for its own similar test Queries and shall comprise typical end user Query distribution. Yahoo! may, at any time, lower the maximum Queries per second for Peak Time offline test Queries under subsection (ii) in order to reduce Microsoft’s reimbursable Covered Marginal Costs, [*].

(b) Query Signals. Microsoft and Yahoo! will work together to implement a mechanism (including, through the Microsoft API if both parties agree that such an approach is the most reasonable) to provide the best Query signal and other related information so that Yahoo! may present the Results and other content to the end user in a more effective and consistent manner in response to Queries or calls originating from Yahoo! Properties and Syndication Properties (e.g., so that if an end user types in “jaguar” and Microsoft re-writes or interprets the query to “jaguar car,” Microsoft informs Yahoo! so that Yahoo! can display content relevant to “jaguar car” and not “Jaguar animal” to such user). The parties will determine whether to complete such functionality prior to the transition of Algorithmic Search Services, but such functionality will be completed no later than [*] following the Commencement Date.

2.4.8 Rendering Code. Microsoft will provide Yahoo! with Rendering Code and associated mock-up examples, and Yahoo! may elect to use such Rendering Code in enabling the display of Results delivered by the Microsoft API on the Yahoo! Properties and the Syndication Properties. The parties recognize that new Microsoft API Functions may require new or updated Rendering Code. Microsoft need not provide technical support or engineering resources to Yahoo! in working with the Rendering Code, except as provided for in this Agreement. Microsoft makes no warranties as to the merchantability or fitness of the Rendering Code for a particular purpose or non-infringement. Yahoo!

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

recognizes that due to (among other items) differences in the architecture of Yahoo!’s Web pages and the user experience that Yahoo! desires to achieve, Yahoo! may need to substantially modify the Rendering Code (or develop its own Rendering Code) in order to properly render Results in a fashion similar to the way in which Microsoft renders Microsoft Results Pages.

2.4.9 Documentation for Microsoft API and Rendering Code & Training. Microsoft will provide Yahoo! with all generally applicable technical documentation for the Microsoft API as well as reasonable training to Yahoo! engineers regarding the Microsoft API and changes to the Microsoft API. The technical documentation will, in form and substance, be reasonably detailed and sufficiently clear so that it may be practically used by Yahoo!. Yahoo! will implement the Microsoft API in compliance with generally applicable technical specifications in such documentation except to the extent that such technical documentation contravenes this Agreement or purports to impose new contractual requirements upon Yahoo!, in which case such conflicts or additional contractual requirements are, as to Yahoo!, non-binding. Yahoo! is not required, and will not be required, to accept any additional license agreement (beyond this Agreement or the License Agreement) to download, to use, or to implement the Microsoft API or any code provided by Microsoft, or, to the extent that there is an additional license agreement, any conflicting or additional provisions of such additional license agreement are non-binding as to Yahoo! unless Yahoo! expressly agrees (a) in a writing that references this Agreement and the License Agreement and (b) not via any automated or electronic means. Yahoo! will not unreasonably withhold its agreement to additional, reasonable license terms that do not conflict and are not inconsistent with this Agreement (including the parity requirements) and the License Agreement and that do not impose any financial or significant operational obligation.

2.4.10 Microsoft API Functions. Microsoft will provide Rendering Code for future Microsoft API Functions so as to provide Yahoo! a reasonable opportunity, if Yahoo! were to apply reasonable engineering resources, to render or implement the same Microsoft API Function for Yahoo! Results Pages with the goal of enabling Yahoo!, with a commercially reasonable level of effort (understanding that Yahoo! may not necessarily succeed in its effort), to launch the same Microsoft API Function at the same time (or, for changes to minor Microsoft API Functions, shortly thereafter as described in Section 2.4.10(d) below) as Microsoft releases such Microsoft API Function. Without limiting the foregoing:

(a) Microsoft will provide Yahoo! with advance visibility into anticipated changes to the Microsoft API and Rendering Code. The disclosure to Yahoo! will be at the same level of disclosure as such anticipated changes are disclosed to the Microsoft Front-End Team. Microsoft will use commercially reasonable efforts to make such disclosures at the same time as disclosure is made to the Microsoft Front-End Team, excluding informal disclosures that might be made during ordinary, unofficial conversations between Microsoft’s engineering teams. At a minimum, such disclosures will be made at levels and at such time as is reasonably necessary to enable Yahoo! to launch the same feature at the same time as Microsoft releases such feature.

(b) Microsoft will consider in good faith feedback from Yahoo! on how to update the Rendering Code in an efficient manner; provided that Microsoft will retain discretion on how to implement any new Microsoft API Functions and any associated Rendering Code.

(c) For changes to the Microsoft API (other than changes to minor Microsoft API Functions) made during the course of Microsoft’s regular product cycle, Microsoft will provide reasonably specific (to the extent available and provided internally to others within Microsoft) user-interface designs that describe the experience and proposed functionality as early

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

as practicable in such cycle and will provide Rendering Code associated with changes to the Microsoft API. Microsoft will provide such Rendering Code no later than the final milestone of Microsoft’s development process for the feature at code complete.

(d) For Rendering Code associated with minor Microsoft API Functions developed outside of Microsoft’s regular product cycle, Microsoft will provide such Rendering Code on a monthly basis after the Microsoft API Functions are released.

(e) Before releases of updates to the Microsoft API, together the parties will regularly test to verify the integrity and the performance of the Microsoft API on the Yahoo! network to ensure that Microsoft API releases are compatible with Yahoo! implementation and that the functionality works and both parties will promptly address identified issues relating to the Microsoft API or the Yahoo! network (as applicable) if needed before such updates are released. Such testing will be done using a mutually agreed upon testing harness with corresponding test scripts developed by Yahoo! or the Dedicated Resources and in sufficient time before release to allow for any necessary repairs.

(f) The parties will assign one of the Dedicated Resources to be responsible for providing Yahoo! with any available flighting data, production candidate bucket testing or similar pre-launch testing information developed by Microsoft in connection with updates or new features of the Services or Additional Services. Microsoft will inform such Dedicated Resource of, and provide the Dedicated Resource with the opportunity to participate in such pre-launch testing on Yahoo! traffic when possible at the same time as the Microsoft Front-End Team. In the event such testing is not possible, then the parties will work together in good faith to enable such testing at a later date prior to launch. Yahoo!, in such event, will have the opportunity to provide meaningful input. To the extent the testing reveals issues, Microsoft will use commercially reasonable efforts to remedy them based on the severity of the discovered issues. Yahoo! may use data from such testing to assist it in enabling Yahoo! Properties to best take advantage of the updates and new features. Additionally, Microsoft will enable Yahoo! to bucket test any new features and updates through API access.

(g) On a case-by-case basis, the parties will consider in good faith exchanging information regarding the results of their separate bucket tests on their properties that use the Services based upon new features, updates, or configuration settings for the Services.

(h) Microsoft and Yahoo! will work together to improve the processes described above over time.

2.4.11 Support and Product Development. Consistent with the strategic nature of this Agreement as described in the Recitals and Section 1.2, Microsoft commits as follows:

(a) The Dedicated Resources will work solely on Yahoo!-defined projects. These Dedicated Resources shall have full access to the Microsoft product development organization and architecture supporting the Services and source code applicable to such Yahoo!-defined projects, but shall work on tasks prioritized by Yahoo!. To support these Dedicated Resources, Microsoft will allocate shared developers for the Services as required and as prioritized based upon Microsoft Network-wide priorities for the Services (i.e., based upon their relative impact on Microsoft’s Network as a whole). The people Microsoft assigns as the Dedicated Resources will have skills and experience representative of Microsoft’s employees

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

performing similar tasks on behalf of Microsoft. Yahoo! shall be entitled to reasonably request that Microsoft remove specific persons from the Dedicated Resources team who are not meeting reasonable performance standards and that Microsoft replace such persons with substitute ones who meet the requirements of this Section 2.4.11(a) and have not been replaced previously by Yahoo!. Microsoft will honor such requests in a commercially reasonable manner. Yahoo! shall have the right to increase the number of Dedicated Resources, but shall be required to reimburse Microsoft for the fully-burdened costs (i.e., salary, bonus, benefits and overhead (allocated reasonably)) of such increased resources. The Dedicated Resources will be subject to the confidentiality provisions of Section 12.3.

(b) Microsoft will provide Yahoo! with visibility into Microsoft’s entire product plan (including any changes as they arise) for the Services and associated core platform technologies that support the Services and any marketplace or editorial policies associated with the Services. Microsoft shall place Yahoo! in a substantially similar position to Microsoft employees to request new products and product changes and enhancements (collectively, “Product Updates”). As part of its then-current standard product cycle (six months as of the Letter Agreement Effective Date), Microsoft and Yahoo! will jointly review product performance of the Services and the corresponding new feature and functionality changes that will improve such product performance. At the beginning of each such product cycle, Yahoo! shall be entitled to request Product Updates (including requests from Yahoo! for Yahoo!-specific Microsoft API Functions or changes to the Microsoft API) and Microsoft shall review such requests fairly in light of all of the other product requests that Microsoft receives from internal sources. Microsoft agrees that a primary goal of this Agreement is for Yahoo! to have competitive Services, Yahoo! Results Pages and overall portal and that Microsoft shall treat Yahoo! fairly in determining how to prioritize Product Updates. Dedicated Resources can work with the other Microsoft resources to execute on relevant Yahoo! development, optimization and other priorities. If Microsoft makes major changes to API Functionality outside of its regular product cycle, it will give information about the same to Yahoo! in a reasonable advance manner.

(c) Microsoft shall appoint a single Dedicated Resource who will be tasked with the primary responsibility of interfacing with Microsoft on a day-to-day basis on behalf of Yahoo! with respect to the ongoing development of the Services and Yahoo!’s particular needs (the “Senior Technical Program Manager”). The Senior Technical Program Manager will have access to, and be kept fully and timely informed of, all relevant product information and roadmaps. After Yahoo! submits a product request to Microsoft, Microsoft will provide the Senior Technical Program Manager and Yahoo! with a response in a timely manner, consistent with Microsoft’s planning cycle decision processes. If a product request is not honored, then at Yahoo!’s request, Microsoft or the Senior Technical Program Manager shall provide a description of why the request was turned down and if there are changes that could be made to change the decision or that could make such Product Update request get approved in the next product cycle and shall facilitate meetings as appropriate between Yahoo! and Microsoft to address such issues. If any such request is not honored, Yahoo! may escalate the issue to the Executive Steering Committee and/or initiate arbitration pursuant to Section 17.5 without escalating such issue pursuant to Section 17.4 (to the extent that Yahoo! reasonably believes that the refusal violates the terms of this Agreement). If the product request will move forward, then Microsoft shall provide Yahoo! (which may be through the Senior Technical Program Manager) with information on the planning and development cycle for the product request, consistent with the information Microsoft provides to other teams within Microsoft making similar requests. During the product cycle, Microsoft shall endeavor to treat Yahoo! and the Senior Technical Program Manager

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

similarly to Microsoft’s internal teams and program managers with respect to the reviews of the product roadmap and planned release of requested capabilities and, in any event, will respond to reasonable requests from Senior Technical Program Manager for updates on roadmaps and planned releases of requested capabilities. The parties jointly desire to have the communications contemplated by this Section 2.4.11(c) occur in an efficient and informal manner via email or telephone calls, but should either party believe that these communications are not happening in a timely or thorough manner, or believe that the Senior Technical Program Manager is not properly handling the responsibilities of the position, such party may escalate the issue to the Executive Steering Committee to evaluate whether more formal communication processes or timelines are appropriate.

(d) For clarity, the appointment of the Senior Technical Program Manager will not limit Yahoo!’s ability to contact other Dedicated Resources or relevant Microsoft personnel for information or assistance as contemplated by this Section 2.4.11 or the rest of this Agreement.

(e) Ownership of the results of development work by the Dedicated Resources that relate specifically to Yahoo! Solely-Owned Software will be as contemplated by Section 11.1 with the results of such development work being deemed Yahoo!-Owned JDT owned by Yahoo!, and licensed to Microsoft, in accordance with Section 11.1.

2.4.12 Early Development Milestones. The parties will task a sufficient number of the Dedicated Resources plus appropriate numbers of Microsoft shared resources to work on projects designated by Yahoo! for completion in the first product cycle following the Commencement Date, which may include the development of the Web Crawl Cache described in Section 2.1.5(a). The Web Crawl Cache will be completed by the end of Microsoft’s first full release cycle, and in no event later than [*] after the Commencement Date. Additional projects may also be completed in such timeframe, depending upon their scope and the capacity of the balance of the Dedicated Resources (i.e., the Dedicated Resources not otherwise fully occupied by the projects described in the previous sentence). At Yahoo!’s option, Yahoo! may elect not to prioritize the Web Crawl Cache in favor of such additional projects, in which case otherwise occupied Dedicated Resources (and the occupied shared resources) would be able to work on other Yahoo!-defined priorities, which shall be completed by Microsoft in such time frame. In connection with these projects, the parties will cooperate in good faith to test the implementations developed in these projects against reasonable functional requirements to be defined by Yahoo!.

2.4.13 Parity of Results. In response to inputs from Yahoo! Properties or Syndication Properties in a given country, the Microsoft API will provide to Yahoo! Properties and Syndication Properties the same Algorithmic Listings and Paid Listings in the same order as would be provided in response to the same inputs from Microsoft O&O Properties in that country or, if there are no Microsoft O&O Properties in that country, at that time, then at Yahoo!’s request the same as Microsoft provides to a Microsoft partner specified by Yahoo! in such country. For clarity, a Query itself is one of the inputs. Without limiting the generality of the foregoing, if Microsoft displays any additional visual elements (e.g., additional images, video, text, or other elements) with Paid Listings from the Services on Microsoft O&O Properties (or properties within the Microsoft Network), comparable elements will be provided to Yahoo! Properties and Syndication Properties on a parity basis, as to both content and timing.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

2.4.14 General Implementation.

(a) Implementation Flexibility. Except as expressly provided in this Agreement, Yahoo! and the Syndication Partners will have full flexibility with respect to their user experience, content and look and feel on all of their Web pages (including results pages). Notwithstanding anything to the contrary in this Agreement, no requirement or restriction on Yahoo!’s implementation of any Microsoft Service will apply to the extent such requirement or restriction is not observed by Microsoft on any Microsoft O&O Property receiving such Service or required or enforced by Microsoft with respect to any other third party receiving such Service, with the understanding that if Yahoo! receives written notice from Microsoft that such requirement or restriction is later observed, required, or enforced (as applicable) then Yahoo! will resume compliance with the same within a reasonable period of time. In addition, with respect to any individual Query, Yahoo! will not be obligated to display Results to the extent that Microsoft fails to comply with its obligations under this Agreement with respect to such Query (e.g., by delivering too many Results or by failing to meet its response time obligations). Notwithstanding anything contained herein to the contrary, in the event that Microsoft alters the way in which Paid Listings or Algorithmic Listings from the Services are displayed on the Microsoft O&O Properties or Microsoft provides more flexibility to other Microsoft partners, then Yahoo! shall have the right to make similar alterations.

(b) Branding. [*].

(c) Tracking and Reporting.

(1) Reporting Provided to Yahoo! and Syndication Partners. The parties will work together to implement all reasonable tracking and reporting requested by either party relating to the provision or implementation of the Services and Additional Services. The foregoing includes, without limitation, Yahoo! instrumenting search entry points on Yahoo! Properties in accordance with a mutually agreed, reasonably defined schema to enable the parties to perform RPS tracking on a per entry point basis. Yahoo! shall receive all tracking and reporting (which shall use data pertaining to Yahoo! and the Syndication Partners) then-available to Microsoft or its syndication partners as requested by Yahoo! so that Yahoo! can effectively manage its business, support its Customers and Syndication Partners and monitor the performance under this Agreement. Without limiting the foregoing, Microsoft will provide Yahoo! and Syndication Partners with continuous access in accordance with the SLA to reporting, or data to produce reporting, online and/or via an API, equivalent to reporting available to Microsoft (and at least equal to the reporting provided to any Microsoft syndication partner). Yahoo! will have access to all such reporting or data for Yahoo! to produce reporting, including in aggregate by various levels of Sources, while each Syndication Partner will have access only to the reporting or data for Yahoo! to produce reporting applicable to it and its implementations including in aggregate by various levels of Sources. [*]. In addition, Microsoft will use commercially reasonable efforts to provide Yahoo! with access to [*], estimated gross billings by Source in order to track fluctuations in gross billings by Source. Some data may require access to Microsoft’s corporate networks and Yahoo! will comply with Microsoft’s security policies regarding any such access, except to the extent such security policies conflict with other sections of this Agreement.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(2) Reporting Provided to Yahoo!. The parties will work together to implement all reasonable tracking and reporting to meet the data and reporting needs of the Yahoo! customer groups described below. In accordance with the service levels specified in Exhibit B, Microsoft will provide Yahoo! with the following data and reports.

(i) Operations Finance Reporting. Microsoft will provide Yahoo!, via a data feed and/or an application, with aggregated data and reports providing revenue related information with respect to advertising performance for Yahoo! Properties and Syndication Properties and revenue related sales performance reports (e.g., acquisition, etc.).

(ii) Marketplace Reporting. Microsoft will provide Yahoo! with event-level data and aggregated data to track, monitor and support the health of the combined marketplace (e.g. current and future Paid Listing pricing, forecasting, keyword, generation, Sales Reporting, marketplace optimization, etc).

(iii) Sales Reporting. Microsoft will provide Yahoo! with the Sales Reporting data as set forth in Section 5.11.4(e) and CRM Data as set forth in Sections 5.11.2 and 5.11.3.

(iv) Advertiser Reporting. Microsoft will provide Yahoo! with campaign performance data in the form of reports. Microsoft will provide both event-level and aggregated analytics data. Such reports will be provided directly to Customers via application or API and include, but are not limited to campaign performance, opportunity assessment (recommendations), account history and status, analytics (post-click), etc.

(3) Corporate Finance Reporting. The parties will provide each other with the reporting specified in Section 9.2.2 of this Agreement for the purpose of ensuring that both sides are meeting their financial obligations under the agreement.

(4) Additional Reporting. To the extent that Yahoo! desires additional reporting (beyond what is required in (1) – (3) above or elsewhere in this Agreement), Yahoo! may prioritize such requests as work items to be performed by the Dedicated Resources.

(d) Keyword Optimization Data. Microsoft will provide Yahoo! with online access to then-current and available keyword performance data, by country, including keyword bid, cost, click-through rate, coverage, and depth across the Microsoft Network.

(e) Publisher Tools. Microsoft will enable Yahoo! to support its Syndication Partners at levels comparable to the level of support that Yahoo! provided prior to transition, via capabilities natively provided by the Microsoft API and the Core Platform and via Publisher Tools developed by Yahoo! using the Microsoft API and Core Platform APIs; provided, however, that the foregoing does not obligate Microsoft to match each feature that Yahoo! provided prior to transition. The parties will work together to determine what a reasonable level of capabilities would be given Yahoo!’s partner needs and the cost to Microsoft and Yahoo! of developing such

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

capabilities. Where sufficient native capabilities do not exist, Microsoft will provide the Microsoft API and Core Platform APIs to support Yahoo!’s development of Publisher Tools in order to (i) allow new Syndication Partners to retrieve Paid Listings, (ii) provide reports directly accessible via Syndication Partners in a manner to be agreed by the parties during transition planning to allow for monitoring performance, (iii) diagnose and verify the performance of Paid Listings for each Syndication Partner, (iv) manage Syndication Partner accounts, including by providing reports available by Syndication Partner for performance monitoring, (v) update Syndication Partner-specific data such as filters and blocks, and (vi) optimize revenue and relevance on Syndication Partner Properties.

2.4.15 Excluding and Filtering.

(a) Right to Block or Exclude Paid Listings. Yahoo! may exclude Paid Listings, directly or via filtering capabilities enabled by the Services in accordance with Section 2.4.15(b), (i) for companies considered by Yahoo! to be competitors; (ii) in order to comply with Syndication Partnership Agreements; (iii) that Yahoo! in good faith believes are unlawful or may subject Yahoo! to a risk of legal liability, (iv) that violate Yahoo!’s advertising policies (provided that Yahoo! will use commercially reasonable efforts to provide Microsoft with notice of its concerns); or (v) that would cause Yahoo! to violate a contractual obligation (provided that Yahoo! will use commercially reasonable efforts to avoid entering into such obligations following the Commencement Date, excluding obligations arising from any judicial or regulatory order or that are undertaken to resolve a legal dispute or avoid liability as described in subsection (iii) of this Section 2.4.15(a)). To the extent that Microsoft does not provide filtering capabilities described in Section 2.4.15(c), that enable Yahoo! to filter Paid Listings and Yahoo! excludes such Paid Listings itself, then Yahoo! will use a mutually defined mechanism to deliver a data feed to Microsoft describing the Paid Listings that Yahoo! has excluded so that Microsoft may properly report the non-delivery of such Paid Listings. The SLA for the returned excluded Paid Listing information should be as near real time as practical and mutually agreed by the parties, bounded by an upper limit of [*].

(b) Blocking. Prior to the transition to Microsoft’s Algorithmic Search Services and Paid Search Services in a country, Microsoft will develop a mechanism that provides comparable blocking functionality and capabilities to that which Yahoo! provides as of the Effective Date. Such mechanism may include the following mechanism or a mutually acceptable alternative agreed upon by the parties during the transition process to provide additional blocking capabilities beyond what is supported by the Microsoft API as of the Commencement Date: (i) the parties will develop a mutually-agreeable number of “block lists” on a per publisher basis with each block list supporting the maximum number of blocks then-supported by the Microsoft API; (ii) each publisher will pre-populate each of the block lists; and (iii) when passing the Query to the Microsoft API on a Query-by-Query or call-by-call basis, Yahoo! (or a Syndication Partner if it is calling the Microsoft API directly) will also designate which of the pre-configured block lists should be used in selecting the Paid Listings to be returned in response to the Query. Subject to the foregoing, Microsoft will exclude from Paid Listings served under this Agreement, as requested by Yahoo!, by Source and by the beginning of transition for a country, on a Query-by-Query or call-by-call basis, up to the maximum number of blocks per block category listed in subsections (i) through (iv) of this sentence supported by Yahoo! as of the Effective Date (i) Paid Listings that contain identified display URLs, (ii) Paid Listings that contain identified keywords, (iii) Paid Listings in response to identified keywords and (iv) Paid Listings from identified advertisers. In addition, the parties agree to work together

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

to enable Yahoo! and Syndication Partners to specify which block category lists, when less than all lists, to apply on any given Query. Microsoft will implement such requests within a reasonable time (taking into account the severity of the request) after Microsoft’s receipt thereof but in no event longer than (a) Microsoft’ implementation of comparable requests from its internal teams or Microsoft’s own syndication partners or (b) [*] for common requests. If Microsoft has the capability to block Paid Listings on any basis other than as identified in subsections (i) through (iv) of this Section 2.4.15(b), Microsoft will notify Yahoo! of such capabilities and Yahoo! may elect to implement such blocking. To the extent that Microsoft provides Paid Listing blocking or exclusion capabilities that meet Yahoo!’s requirements as standard features for the Paid Search Services, Yahoo! will use the same to accomplish the permitted exclusions authorized in Section 2.4.15(a).

(c) Filtering. Microsoft will notify Yahoo! of all filtering (e.g., adult) capabilities available to Microsoft for the Paid Search Services and Contextual Advertising Services and Yahoo! may elect to implement any or all such filtering capabilities. Yahoo! may implement (or change the then-current implementation of) such filtering capabilities on any Yahoo! Property or Syndication Property upon written notice to Microsoft (which may be given by email) and Microsoft will use commercially reasonable efforts to implement the filters within timeframes comparable to Microsoft’s implementation of comparable requests from its internal teams or Microsoft’s own syndication partners. Yahoo! may implement such filtering on a Query-by-Query basis to the extent that Microsoft supports this functionality. Microsoft will immediately notify Yahoo! if any filter becomes unavailable and will address any such issues in accordance with the SLA.

(d) Right to Filter Algorithmic Listings. In a given country, Yahoo! may exclude Algorithmic Listings, directly or via filtering capabilities (if any) available in the Microsoft APIs that (i) Yahoo! in good faith believes are either unlawful or may subject Yahoo! to a risk of legal liability, (ii) are excluded or filtered at the request of a governmental agency in such country, (iii) are consistent with Yahoo!’s actually-applied exclusion and filtering practices for Algorithmic Listings in such country as of the Effective Date (e.g., adult, spam, profanity, socially objectionable, etc.), (iv) are consistent with Microsoft’s filtering practices in such country; or (v) are requested by Yahoo!, subject to Microsoft’s agreement (which Microsoft will provide or deny acting reasonably).

(e) Results for Yahoo! and Microsoft Products and Services. The Services will treat Yahoo!’s and its Affiliates’ content, services, products and Web sites comparably to Microsoft’s and its Affiliates’ content, services, products and Web sites with respect to freshness, comprehensiveness, and relevance. Algorithmic Listings and Paid Listings for Microsoft content, services, products, and Web sites will be processed by Microsoft’s ranking algorithms according to the same standards as listings of or from third-parties (including Yahoo!). Each party must pay for its own Paid Listings (i.e., neither party will extend itself any favorable pricing and will be billed for its Paid Listings the same as any other Customer) and revenues will be allocated between the parties in accordance with this Agreement. Microsoft will not boost or otherwise manipulate the ranking or ordering of such Algorithmic Listings and Paid Listings in a manner contrary to the foregoing principles. Yahoo! may filter Paid Listings for Microsoft content, services, products, and Web sites that Yahoo! deems competitive in accordance with Section 2.4.15.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

2.4.16 Applications. Except as provided in Section 2.4.18 (White Label Solution), neither party is obligated to provide its Applications to the other. At Yahoo!’s request, the parties will change their relationship described in the foregoing sentence such that each party shall provide the other with visibility into their product roadmap and release cycle for Applications created by or on behalf of either Microsoft or Yahoo! or their majority-owned Affiliates, subject to any third-party confidentiality obligations, with the goal that the other party would be in a position to launch a similar Application at the same time as the entity creating such Application without slowing the original Application creator’s development or launch of such Application.

2.4.17 Prohibited Actions.

(a) General. The provisions in Section 2.4.17(b) and 2.4.17(c) below will not apply to prohibit any action or practice with respect to Algorithmic Search Services, Paid Search Services or Contextual Advertising Services that (i) is engaged in by Yahoo! with respect to the Yahoo! Properties as of the Letter Agreement Effective Date; (ii) that is then-engaged in by Microsoft, [*], or by any other search provider in a country that has greater than [*]% of total search queries in such country (with the understanding that the exception to the prohibitions in Sections 2.4.17(b) and 2.4.17(c) extends only to actions or practices in the same country); [*]; or (vi) otherwise is expressly permitted under this Agreement. With respect to any specific Syndication Partner, the provisions in Section 2.4.17(c) below will not apply to prohibit any action or practice that is engaged in or permitted by such Yahoo! Syndication Partner as of the Letter Agreement Effective Date with respect to Algorithmic Search Services, Paid Search Services or Contextual Advertising Services that is not prohibited as of the Letter Agreement Effective Date in the Syndication Partnership Agreement with such Syndication Partner. If, during the Term, Microsoft reasonably believes that additional activities that are not restricted by the provisions of Section 2.4.17(c) become commonly and reasonably restricted in the algorithmic search, paid search or contextual advertising industry, then, subject to the first two sentences of this Section 2.4.17(a) and the rest of this Agreement (which may not be amended by this sentence), at Microsoft’s request, the parties will negotiate in good faith to amend this Agreement to include such additional restrictions; provided that such restrictions also apply to Microsoft and other search providers in a country that have greater than [*]% of total search queries in such country. If they are unable to do so within a 30-day period after Microsoft’s request, either party may escalate the issue to the Executive Steering Committee for resolution. In no event will Yahoo! be in breach of this Agreement for past actions that may be subject to such new restrictions and Yahoo! will have no less than a reasonable time to comply with any such new restrictions.

(b) Generation of Queries or Clicks by Fraudulent Means. Yahoo! will use commercially reasonable efforts to prevent the generation of Queries or clicks on Results provided by Microsoft on any Yahoo! Properties by misleading or fraudulent means. Subject to Section 2.4.17(a), Yahoo! will use commercially reasonable efforts to prevent the generation of Queries or clicks on Results provided by Microsoft on any Yahoo! Properties by automated means.

(c) Prohibited Acts Related to the Services. Subject to Section 2.4.17(a), Yahoo! shall not, and shall not allow any third party to do the following with respect to the Services on the Yahoo! Properties or the Syndication Properties without Microsoft’s prior written consent:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(1) on Syndication Properties only, edit, modify, truncate, add content to, change the order of the information contained in or filter any Results without Microsoft’s prior written consent, including, but not limited to commingling Results with search results or advertising provided by others;

(2) redirect an end user away from the landing page associated with any Results (“Destination Page”) after clicking on the Result, provide a version of the Destination Page different from the page an end user would access by going directly to the Destination Page or intersperse any content between Results and any Destination Page;

(3) generate Queries or clicks on Results by misleading means or clicks on Paid Listings generated by incented means, including: (A) blind links (where users do not know that they will be performing a Query (other than as part of Domain Match, Error Channel or in connection with category links, related search links, hotspots and similar implementations) or clicking on a Result); (B) requiring a user to search or click to receive some other benefit, obtain some other result or perform another function (such as leaving a Web page or closing a window), except in connection with bona fide end user programs related to the Services as contemplated in Section 2.2.5(c), which do not create a materially negative impact on the user experience or monetization of the Services; (C) pre-populating a search entry point, except that spell check, auto completion, and suggested query functionalities will not be considered a violation of this subsection; or (D) Yahoo!, its employees, contractors or agents clicking on the Paid Listings except in the course of normal individual use;

(4) mask the true user agent or IP address of a user as long as the Microsoft API allows for the passing in of user agent and IP address as parameters;

(5) display any Results in (i) windows that pop over the current window that the user is viewing or (ii) expanding buttons, or animation where such expanding buttons’ or animation’s primary purpose is intended to artificially increase click-through rates to the Results, to increase the amount billable to the advertiser by artificially creating impressions for ads which are not seen by end-users, or similar deceptive activities;

(6) minimize, remove or otherwise inhibit the full and complete display of any Destination Pages accessed by clicking on any portions thereof;

(7) encourage or require end users or other persons, either with or without their knowledge, to generate impressions of or to click on Results through methods that are manipulative, deceptive, malicious or fraudulent;

(8) provide end users with access to any Results through any client software application that is known to be harmful or malicious or that is installed without an end-user’s consent (such as malware, spyware, and “drive-by” downloads) or that otherwise fails to comply with applicable laws and regulations relating to client software applications that include dynamically served third party advertisements;

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(9) install any program on a user’s computer or replace a user’s home page, without the user’s prior consent;

(10) place Results on any Web pages of Yahoo! Properties that, to Yahoo!’s knowledge, contain obscene (without limiting Yahoo!’s ability to receive Results in response to adult Queries or contextual pages), hate-related, or violent content or contains any other material, products or services that violate or encourage conduct that would violate any criminal laws, any other applicable laws, or any third party rights.

(d) Other Prohibited Acts. Yahoo! shall not, and shall not allow any third party to:

(1) modify, adapt, translate, prepare derivative works from or decompile, reverse engineer, disassemble or otherwise attempt to derive source code from (except to the extent permitted under this Agreement or allowed by Law) the technology used to provide the Services (excluding any technology provided by Yahoo!);

(2) remove, deface, obscure, or alter Microsoft’s copyright notice, trademarks or other proprietary rights notices affixed to or provided or displayed as part of any Services, or any other Microsoft technology, software, materials and/or documentation; provided however that the foregoing does not require Yahoo! to provide additional or greater branding on the Yahoo! Results Pages than otherwise specified in this Agreement or to display Results that include Microsoft branding that are not for Microsoft content, services, products or Web sites.

(e) No Paid Inclusion. Following the transition to Microsoft’s Algorithmic Search Services in a particular country, Yahoo! will not implement any Paid Inclusion product on the Yahoo! Results Pages in such country. Should Microsoft create a new Paid Inclusion product, Microsoft shall not include such results in the Block or Results Subset delivered to Yahoo! without Yahoo!’s prior approval. If, after Microsoft creates and launches a new Paid Inclusion product, Yahoo! chooses not to include Microsoft’s Paid Inclusion product in the Block or Results Subset, Yahoo! may launch its own Paid Inclusion product.

2.4.18 White Label Solution.

(a) Election and Transition; Costs. Yahoo! may, at its option, elect, to have Microsoft deliver the Algorithmic Search Services and Paid Search Services through a search results page hosted by Microsoft (the “White Label Solution”), instead of through the Microsoft API. Yahoo!’s initial election must be to implement the White Label Solution in the United States; thereafter, Yahoo! may elect to implement the White Label Solution on a country-by-country basis. Yahoo! will give Microsoft prior written notice of its intent to move to a White Label Solution. Promptly after receipt of any such notice, the parties will work together in good faith to determine a reasonable transition and launch schedule for such country for the White Label Solution. Once the transition to such White Label Solution is complete, Yahoo! may not operate under the Microsoft API solution in such country until Yahoo! provides Microsoft with written notice of its intention to switch back and the parties develop a reasonable plan to move back to the Microsoft API approach as quickly as possible. If Yahoo! elects to have Microsoft deliver a White Label Solution then, once such solution has been launched in accordance with the transition schedule described in this paragraph, (i) Yahoo! will continue to receive all of the data

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

to which it is entitled under this Agreement; and (ii) Yahoo! and Microsoft will develop a yield management team, if no such team otherwise exists, staffed from the Dedicated Resources, to optimize the display of Paid Listings on the White Label Solution (e.g., in the north footprint) according to Yahoo!’s preferences. Microsoft will pay all of the costs associated with [*], provided that the parties agree that should Yahoo! elect to receive a White Label Solution from Microsoft, then up to [*] of the Dedicated Resources must be assigned to work on such customization rather than other Yahoo!-defined priorities. Yahoo! is required to pay for [*]. The implementation of the White Label Solution will not require repeated custom work that would materially interfere with Microsoft’s then-current pace of innovation

(b) Implementation. The White Label Solution will be in all material respects the same as Microsoft Results Pages for the same Queries (including any Applications available on the Microsoft Results Pages), except that (i) Yahoo! need not include Applications that use and integrate Microsoft properties, applications, or services outside of the Services (“Microsoft Integrated Apps”); (ii) Yahoo! shall be entitled to determine the Paid Listings footprint; (iii) [*]; (iv) Yahoo! will have the option to have Microsoft include persistent links to certain other Yahoo! products, services or properties (for example, links to Yahoo!’s email service) on the White Label Solution as is reasonably requested by Yahoo! (when applicable, Yahoo! shall be entitled to at least the same location as comparable links to Microsoft products, services or properties appearing on results pages on the Microsoft O&O Properties); (v) Yahoo! will have the option of including Yahoo!-specific content (e.g., Yahoo! Shortcuts) that can be inserted into the page as requested by Yahoo!; (vi) the White Label Solution will allow Yahoo! to add overlays for personal annotation on Results on a Result-by-Result basis (e.g., ajax style); and (vii) the White Label Solution will include all Applications or content that Microsoft is contractually permitted to provide in respect of such a solution (and Microsoft will use commercially reasonable efforts to obtain rights to use such Applications and content in connection with the White Label Solution) except if Yahoo! elects not to include Microsoft Integrated Apps, in which event Yahoo! (and/or the Dedicated Resources as prioritized by Yahoo!) may substitute or develop its own versions of such Applications and provide the constructs to enable Microsoft to create a “mash up” of such Yahoo! Applications for the White Label Solution that use and integrate Yahoo! properties, services or content.

2.4.19 Viruses. Neither party will knowingly transmit to the other party or allow others to transmit to the other party any computer software, code or script (a) that is designed to disrupt, erase, disable, harm, or otherwise impede in any manner the operation of any software, firmware, hardware, computer system, network, or service of the other party; (b) that constitutes a virus, time bomb, trap door, executable file virus, Trojan horse, worm, or any other similar harmful, malicious or hidden procedure, routine or mechanism that would damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with the operations of the other party or (c) that constitutes a pixel, beacon or hidden procedure, routine or mechanism that transmits to Microsoft or any third party any data or information regarding or derived from any Yahoo! Property or Syndication Property, end user or client-side device except where (i) the practice is reasonable for Microsoft’s implementation of the Services, the Additional Services or Other Platform Services; (ii) the data is collected for use in connection with the Services, the Additional Services or Other Platform Services and remains subject to the provisions of Section 13; (iii) Microsoft provides Yahoo! with transparency about the practice and data collection and use; and (iv) Microsoft’s considers in good faith any reasonable concerns that Yahoo! raises regarding the practice or data collection and use.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

2.4.20 Compliance With Export Laws. Each party will comply with the laws of the United States regulating the export of software, technology, services, information and hardware covered under this Agreement (hereinafter referred to as “Items”), including but not limited to the Export Administration Regulations (EAR) and the regulations administered by the Department of the Treasury, Office of Foreign Assets Control. Each party agrees that it will not transfer or provide any Items to: (a) countries and nationals subject to U.S. embargo; (b) entities identified on U.S. Government export exclusion lists, including but not limited to the Denied Persons, Entity, and Specially Designated Nationals Lists; or (c) nuclear, missile, or chemical biological weaponry end users.

(a) Each party agrees that it will not directly or indirectly export, re-export, resell, ship, or divert any Items to any country for which the U.S. Government, any agency thereof, or any other sovereign government, requires an export license or other governmental approval without first obtaining such license or approval. Under the EAR, transfers of certain export-controlled software and technology to foreign nationals are treated as exports to the foreign nationals’ home countries (otherwise known as “deemed exports”) and may require export licenses. Each party will comply with U.S export controls regulating deemed exports, will obtain all export licenses that may be required before releasing export-controlled software and technology to its foreign national personnel, and ensure that no personnel are identified on U.S. Government export exclusion lists.

2.4.21 Service Levels. Microsoft will comply with the Service Level Agreements (the “SLA”) attached as Exhibit B with respect to the Yahoo! Properties and the Syndication Properties in each country.

2.4.22 Capacity Estimates. Throughout the Term, but not more than quarterly, Microsoft may request in writing that Yahoo! provide a non-binding, good faith estimate of its projected capacity needs for the upcoming 12 month period in order for Microsoft to prepare to meet the SLA without causing Microsoft to acquire capacity in excess of actual demand plus capacity buffer and failure reserve required under Section 5.b of the SLA. Any such projection provided pursuant to this Section 2.4.22 is non-binding and does not alter Microsoft’s obligation to meet the capacity requirements specified in Section 5.b of the SLA as calculated using the methodology specified therein.

3. OTHER MICROSOFT SERVICES

3.1 Non-Internet Search Uses. Yahoo! may additionally use the Microsoft Paid Search Services and Microsoft Algorithmic Search Services for Non-Internet Search Queries on Yahoo! Properties and Syndication Properties, provided that if Yahoo! uses only Algorithmic Search Services (and not Paid Search Services) to provide Results for such Non-Internet Search Queries, Yahoo! must pay Microsoft’s Covered Marginal Costs of serving such Algorithmic Search Services. No payments from Yahoo! are required for Non-Internet Search Queries (a) by use of Algorithmic Search Services when Yahoo! has also requested (and if returned by Microsoft, is also displaying) Paid Listings from Microsoft’s Paid Search Services (in response to such Non-Internet Search Query) or (b) by use of only Paid Listings from Microsoft’s Paid Search Services (in response to such Non-Internet Search Query).

3.2 Mapping Services. Yahoo! may, at its option, elect to receive Mapping Services from Microsoft at any time during the Term for use on the Yahoo! Properties, the Syndication Properties and Yahoo!’s Mobile Properties in a given country (the “Mapping Option”). If Yahoo! elects to exercise the Mapping Option, the parties will negotiate and enter into an amendment to this Agreement (the “Maps Amendment”) setting forth the terms by which Microsoft will provide Mapping Services to Yahoo!. In

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

addition to the general terms and data provisions set forth in Sections 1 and 3 of Exhibit G, (a) if Yahoo! elects to exercise the Mapping Option within [*] of the Commencement Date, Microsoft will, at minimum and throughout the term of the Maps Amendment, provide Yahoo! with the functionality set forth and referenced in Section 4 of Exhibit G of this Agreement and (b) if Yahoo! elects to exercise the Mapping Option within [*] of the Commencement Date, then during the term of the Maps Amendment, Microsoft shall provide Mapping Services to Yahoo! consistent with the service levels set forth in Exhibit B of this Agreement. Microsoft will have the right to deliver the Mapping Services through the Microsoft Mapping Services API, and, notwithstanding the foregoing sentence, if at any time Microsoft provides a higher level of functionality and/or service levels than the level of functionality and service levels set forth in Exhibit B and Exhibit G, then Microsoft will make the Mapping Services available to Yahoo! at full parity (including as to service levels) with the most robust implementation of Mapping Services that Microsoft makes available to other Microsoft mapping syndication partner sites (and, at a minimum, with a highly robust (i.e., full featured) implementation in light of Microsoft’s available functionality. Yahoo! will reimburse Microsoft for Microsoft’s Covered Marginal Costs in providing Mapping Services to Yahoo! unless otherwise agreed by the parties. Promptly after receipt of notice of Yahoo!’s election to exercise the Mapping Option in a given country, the parties will work together in good faith to determine a reasonable implementation schedule for the Mapping Services in such country and a fair and equitable allocation of the foregoing costs. Such costs will be determined following joint review on details of Yahoo!’s mapping usage. Yahoo! and Map Syndication Partners shall have flexibility to customize the look and feel of the Mapping Services at least to the same extent as any other recipient of Mapping Services. [*].

3.2.1 At Yahoo!’s option, Microsoft will provide and Yahoo! will accept and display to end users Paid Listings from the Services that are part of the Mapping Services. Yahoo! and Microsoft will share the revenues from these Paid Listings from Microsoft according to the then-current Rev Share Rate and otherwise in accordance with [*]. If the parties mutually agree that Yahoo! will no longer pay the costs described above for Mapping Services on some or all of the Yahoo! Properties and or Maps Syndication Properties, then Yahoo! and Map Syndication Partners, as applicable, shall be required to display the same number of ads as part of the Mapping Services on Yahoo! Properties and Map Syndication Properties that Microsoft displays as part of the Mapping Services on similar Microsoft mapping properties. Microsoft will consult with Yahoo in good faith in connection with Microsoft’s consideration of any significant change to the number or type of ads to be displayed in connection with the Mapping Services prior to the implementation of any such change and once any such change is implemented by Microsoft, Microsoft will give Yahoo a reasonable period of time, and in any event, no less than [*], to implement such change on the Yahoo! mapping properties.

3.2.2 Yahoo!’s use of the Mapping Services may be subject to those limitations that are also imposed on Microsoft by Microsoft’s mapping content licensors [*]. At Yahoo!’s request, Microsoft will disclose such limitations to Yahoo!, subject to third party confidentiality obligations. In negotiating for future mapping content licenses, Microsoft will use commercially reasonable efforts to not accept restrictions that would limit Yahoo!’s use of the Mapping Services.

3.2.3 If Yahoo! has exercised the Mapping Option, and Yahoo! requests that Microsoft provide additional functionality pursuant to the Maps Amendment and Microsoft does not have the data to provide such functionality, Microsoft agrees to use commercially reasonable efforts, upon Yahoo’s further request, to negotiate with its then-existing data providers to either (a) obtain the rights and develop the functionality for inclusion in the Mapping Services, or (b) obtain and pass on to Yahoo! the necessary data to enable Yahoo! to develop and provide the requested functionality. Yahoo! will cover the incremental costs incurred in securing such data rights to the extent such data rights are incurred solely on

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Yahoo!’s behalf; provided, however, that if Microsoft uses such data rights to provide functionality to Microsoft O&O Properties or other Microsoft mapping syndication partners, Yahoo! shall only be responsible for its proportionate share of the incremental costs of such data rights, as determined by the parties in good faith following joint review of Yahoo!’s usage of such data rights

3.2.4 Should Yahoo! choose to use the Mapping Services on an exclusive basis (i.e., with Yahoo! using Mapping Services solely from Microsoft) for the Yahoo! Properties in a country (the “Exclusive Mapping Option”), then (a) Microsoft must provide the Microsoft Mapping Services APIs at full parity to those provided to render the results on Microsoft O&O Properties in such country, and (b) Microsoft will be the exclusive provider of mapping services on all Yahoo! Properties in such country for no less than [*] from the date first implemented on Yahoo! Properties in that country. At any time after [*], such Mapping Services exclusivity period may be cancelled in that country at Yahoo!’s option with [*] notice to Microsoft, after which Microsoft must provide the Microsoft Mapping Services APIs at full parity with the most robust implementation of Mapping Services that Microsoft makes available to other Microsoft mapping syndication partner sites (and, at a minimum, with a highly robust (i.e., full featured) implementation in light of Microsoft’s available functionality.)

3.3 Mobile. Subject to and in accordance with Exhibit H, Microsoft will make available the Mobile Search Services via its Microsoft Mobile API(s) to Yahoo!, for itself and its Mobile Syndication Partners, and Yahoo! may implement such Mobile Search Services on a non-exclusive basis at any time during the Term in a given country (as set forth in Section 5.1 of Exhibit H) for its Mobile Properties or for any Mobile Syndication Partner. For the avoidance of doubt, Yahoo! may implement these non-exclusive Mobile Search Services on a Mobile Syndication Partner-by-Partner basis within any given country. Microsoft will have the right to deliver these Mobile Search Services through its Microsoft Mobile API(s), but Microsoft will make these Mobile Search Services available to Yahoo! at parity (including with respect to access, use, flexibility and feature set made available through the Microsoft Mobile API(s)) with the most robust implementation of Mobile Search Services that Microsoft makes available to other Microsoft Mobile Syndication Partners in such country (or, if no significant Mobile Syndication Partner exists in such country, then with a highly robust implementation in light of Microsoft’s available functionality and Yahoo!’s intended use). If Yahoo! elects to implement these non-exclusive Mobile Search Services for any given country (as set forth in Section 5.1 of Exhibit H) or Mobile Syndication Partner, then on a Mobile Query-by-Mobile Query (or call-by-call) basis, Yahoo! must accept and display Mobile Paid Listings where available from Microsoft’s Mobile Search Services, but Yahoo! has the option to accept and display (or not accept and display) other portions of the Mobile Search Services (i.e., Mobile Algorithmic Search Services and/or Mapping Services) on a Mobile Query-by-Mobile Query (or call-by-call) basis. Promptly after receipt of Yahoo! notice to implement Mobile Search Services, the parties will work together in good faith to determine a reasonable implementation schedule for the Mobile Search Services.

3.3.1 Yahoo! shall have the non-exclusive right to sell Microsoft’s Mobile Paid Listings from the marketplace managed by the Services for mobile, provided that Yahoo! will use Core Platform APIs to complete any sale of these Mobile Paid Listings. For the avoidance of doubt, Microsoft may also continue to sell Mobile Paid Listings to advertisers, agencies, resellers or other third parties, except if Yahoo! has exclusive sales rights pursuant to Section 4 of Exhibit H, and to contract with Mobile Syndication Partners during the Term, provided that the relevant provisions in Section 5 of this Agreement with respect to Premium Direct Advertisers shall apply to migrated advertisers for which Yahoo! has sales exclusivity under Section 4 of Exhibit H. Section 5 of this Agreement shall otherwise be read to apply to Microsoft’s non-exclusive provision to Yahoo! of Mobile Search Services under this Agreement, including provisions regarding transition, operational, and support issues. However, in light

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

of the fact that Yahoo!’s use of Microsoft’s Mobile Search Services is non-exclusive, any provisions in Section 5 that would not be consistent with this non-exclusive relationship shall not apply (including administration of AdSat Surveys, commitments as to marketing spend or staffing levels, sharing marketing plans or RFPs, integration of CRM systems, and any development of mobile-specific Sales Tools, Sales Reporting, Marketplace Tools or Tier 2 Services outside of what Microsoft makes generally available to its mobile advertising customers via the Core Platform) unless the parties agree otherwise, to the extent permitted under law, in the joint transition plan to be mutually agreed as set forth in Section 4 of Exhibit H.

3.3.2 Microsoft will provide and Yahoo! will accept and display to its end users Mobile Paid Listings that are part of the Mobile Search Services in accordance with Exhibit H, provided however, that Yahoo! shall not be required to display more Mobile Paid Listings than Microsoft displays on its own comparable Mobile Properties. Should Yahoo! implement only Mobile Paid Search Services from Microsoft, then Yahoo! shall be entitled to display any number of Mobile Paid Listings it chooses (i.e., one or more).

3.3.3 Yahoo! and Microsoft will share the revenues from Mobile Paid Listings from Microsoft that are displayed on Yahoo!’s Mobile Properties and Yahoo!’s Mobile Syndication Properties under this Section 3.3 according to the then-current Rev Share Rate and otherwise in accordance with [*].

3.3.4 Should Yahoo! choose to use the Microsoft Mobile Search Services on an exclusive basis for Yahoo!’s Mobile Properties in a country or for any given Mobile Syndication Partner, then (a) Microsoft must provide the Microsoft Mobile Search Services APIs at full parity to those provided to render the results on Microsoft’s comparable Mobile Properties in that country or for such Mobile Syndication Partner, and (b) Microsoft will be the exclusive provider of Mobile Search Services on all Yahoo! Mobile Properties in that country or for such Mobile Syndication Partner for no less than [*]. At any time after [*] such Mobile Search Services exclusivity period may be cancelled in that country or for such Mobile Syndication Partner at Yahoo!’s option with [*] notice to Microsoft, after which Microsoft must provide the Microsoft Mobile APIs at full parity with the most robust implementation of Mobile Search Services that Microsoft makes available to other Microsoft Mobile Syndication Partners in such country or for such Microsoft Mobile Syndication Partner (or, if no significant Mobile Syndication Partner exists in such country, then with a highly robust (i.e., full featured) implementation in light of Microsoft’s available functionality).

3.3.5 Additional non-exclusive terms agreed to by the parties for Mobile Search Services are set forth in Exhibit H. At Yahoo!’s election, the parties will negotiate in good faith to develop new terms or amendments to the Agreement terms to address exclusive Mobile Search Services terms.

3.3.6 Yahoo! may elect to use Mapping Services for itself and its Mobile Syndication Partners, as part of the Mobile Search Services to be received from Microsoft, and Microsoft shall provide such services to Yahoo! for itself and its Mobile Syndication Partners. A description of Microsoft’s Mapping Services is set forth in Section 3.2 and Exhibit G and shall apply to Yahoo!’s use of such services on Mobile Devices under this Agreement if Yahoo! exercises the option to include Mapping Services as part of the Mobile Search Services. Yahoo! can elect to use Mapping Services from Microsoft for Mobile Devices separate from any election to use such services for Personal Computers, subject to the execution of terms and conditions applicable to such Mapping Services that are substantially similar to those that would be set forth in a Maps Amendment.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

3.4 Other Platforms and Devices. At Yahoo!’s request, Microsoft will work with Yahoo! to provide then-available versions of the Services designed for requested platforms and devices other than Personal Computers and Mobile Devices (e.g., televisions) (“Other Platform Services”) for Yahoo! and Syndication Partner properties and services designed for such platforms and devices. If Microsoft has Results that are designed for use on such platforms or devices, then at Yahoo!’s request, Microsoft will make available such Results to Yahoo! and, when made available, Yahoo! will use Microsoft’s Services on such platforms or devices on an exclusive basis, but otherwise consistent with the terms and conditions of this Agreement as such terms and conditions may need to be modified in light of the nature of the particular platform, differing business models or economic constraints that apply to such different platforms or devices; provided that (a) the parties will act reasonably and work together in good faith to agree on any such modifications and (b) any such modifications will be consistent with the spirit and intent of this Agreement and preserve the parties’ relative shares of the ongoing economic benefits of this Agreement. If the parties cannot agree on such modifications, then the parties may escalate to the Executive Steering Committee, and if the Executive Steering Committee is unable to agree, then arbitrate what such modifications should be under an arbitration process comparable to that described in Section 7(b) of the Letter Agreement. To the extent not inconsistent, the remaining terms of Section 17 of this Agreement shall apply. If Microsoft has not developed Results that are designed for use on such platforms, then the parties will work together to adapt the Results provided under this Agreement (e.g., by making reasonable format changes to such Results) for use on such platforms, subject to their agreement on the modifications to the terms and conditions of this Agreement as contemplated in the previous sentence.

4. SYNDICATION PARTNERSHIPS; DOMAIN MATCH AND ERROR CHANNEL

4.1 Syndication Partners.

4.1.1 Yahoo! shall not assign any Syndication Partnership Agreements to Microsoft, but rather shall continue to be the contracting party and primary partner manager for all of Yahoo!’s existing Syndication Partnership Agreements. Microsoft will work together with Yahoo! and its Syndication Partners to have Queries and Non-Internet Search Queries (subject to Section 3.1) originating from the Syndication Properties be sent to Microsoft (as provided for herein) for processing and to display the Results provided by Microsoft on the Syndication Properties in accordance with the Syndication Partnership Agreements. Within five days after the Commencement Date, Yahoo! shall provide Microsoft with a written list of all of Yahoo!’s current Syndication Partners, and shall provide notice to Microsoft of any changes to such list within five days after any third party becomes, or ceases to be, a Yahoo! Syndication Partner. Microsoft shall provide Yahoo! with all tags and subtags as required by Yahoo! to support and report to the Syndication Partners (at least to the same extent as Yahoo! maintains as of the Letter Agreement Effective Date).

4.1.2 In response to Yahoo!’s reasonable requests taking into account the diversity and complexity of Yahoo!’s syndication business, Microsoft will provide all reasonable assistance to Yahoo! in managing and retaining Yahoo!’s existing Syndication Partner business, including optimization efforts for Syndication Partners, including for those Syndication Partners who have sub-syndication rights. Without limiting the foregoing, Microsoft will provide services related to the Services to Yahoo! for its Syndication Partners at parity with Microsoft’s provision of comparable services to its own syndication partners. This Section 4.1.2 does not require Microsoft to provide (a) any business development services to Yahoo!, (b) any services directly to Syndication Partners (including any partner management services for Syndication Partners), (c) services that are contrary to the express terms of this Agreement, or (d) services that do not relate to the Services in this Agreement.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

4.1.3 In response to Yahoo!’s reasonable requests taking into account the diversity and complexity of Yahoo!’s syndication business, Microsoft will provide all reasonable assistance to Yahoo! in providing information or services related to the Services in Yahoo!’s attempt to obtain new Syndication Partners. By way of example, a prospective Syndication Partner may need assistance in [*], and Microsoft (if requested by Yahoo!) would provide reasonable support to assist Yahoo! with such request to the extent that Yahoo! did not otherwise have access to the data necessary to [*]. This Section 4.1.3 does not require Microsoft to (a) provide any business development services to Yahoo!, (b) any services directly to Syndication Partners (including any partner management services for Syndication Partners), (c) services that are contrary to the express terms of this Agreement, or (d) services that do not relate to the Services in this Agreement.

4.1.4 [*].

4.1.5 Microsoft, or any party acting on Microsoft’s behalf or at Microsoft’s direction or request, will not solicit Existing Yahoo! Syndication Partners to terminate their existing Syndication Partnership Agreements prior to their natural termination date, with the understanding that Microsoft may discuss future syndication opportunities with such Existing Yahoo! Syndication Partners prior to the expiration of their Syndication Partnership Agreements. If Microsoft (or any party on Microsoft’s behalf) enters into a direct relationship (whether before or after expiration of the Syndication Partnership Agreement) to provide Paid Search Services to Existing Yahoo! Syndication Partners or to provide Contextual Advertising Services to Existing Yahoo! Syndication Partners, then during the period beginning on the Commencement Date and ending on the [*] anniversary of the date of the Commencement Date (the “Make Good Period”), Microsoft will pay Yahoo! [*]. “Existing Yahoo! Syndication Partner” means (i) all Syndication Partners existing as of the Letter Agreement Effective Date plus (ii) Syndication Partners identified by Yahoo! who signed Syndication Partnership Agreements between the Letter Agreement Effective Date and the Commencement Date, provided that the gross billings from such new Syndication Partners are not greater than the sum of (x) [*] percent of Yahoo!’s total gross billings from Syndication Partners as of the Letter Agreement Effective Date plus (y) the gross billings of Syndication Partners that have left Yahoo! between the Letter Agreement Effective Date and the Commencement Date. [*].

4.2 Existing Syndication Partnerships Between the Parties. The syndication agreements for Paid Search Services and Contextual Search Services between Yahoo! (and/or its Affiliates) and Microsoft (and/or its Affiliates) existing prior to the date of the Effective Date will be terminated [*].

4.3 Syndication Partners for Domain Match and Error Channel. At Yahoo!’s election, Yahoo! may license to Microsoft (under the License Agreement) the code and technology used to maintain and run Yahoo!’s Domain Match and/or Error Channel Syndication Partner products for the benefit of Yahoo! and the Syndication Partners who receive such services. Unless and until Yahoo! makes such election, Yahoo! will provide such technology to its Syndication Partners, and Microsoft will provide Results to Yahoo! for display on the Syndication Properties. As part of the transition process, the parties will agree on additional capabilities required to be developed and implemented by Microsoft and Yahoo! in order to provide a quality Domain Match and Error Channel offering to Syndication Partners provided, however, that the foregoing does not obligate Microsoft to match each feature that Yahoo! provided prior to transition. For the avoidance of doubt, such Syndication Properties will be treated as such for revenue sharing purposes, notwithstanding that Microsoft will be providing Results to Yahoo!. In making available such technology to its Syndication Partners, Yahoo! will remain subject to the provisions of Section 7.1.1 such that Yahoo! will not make available Algorithmic Search Services, Paid Search Services, or Contextual Advertising Services from parties other than Microsoft (except as

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

otherwise expressly allowed in this Agreement). In the event that Yahoo! makes such election, then after a reasonable transition period, during which Yahoo! will continue to maintain and run Yahoo!’s Domain Match and Error Channel Syndication Partner products, and for the remainder of the Term, Microsoft will provide service of comparable features and quality to that which had been provided by Yahoo! on behalf of such Syndication Partners (with reasonable improvements over time to maintain the competitiveness of such products) at the same service level commitments mutually agreed upon by the parties.

4.4 Additional Domain Match Functionality. In connection with the Domain Match services Microsoft shall provide a mechanism to allow Syndication Partners to request Paid Listings from the relevant country for international users on Domain Match Syndication Properties (provided that the advertising market related to such call has been Migrated for such country).

4.5 [*].

4.6 Other Future Syndication Partnerships. Yahoo! may enter new Syndication Partnership Agreements and renew existing Syndication Partnership Agreements during the Term.

4.6.1 Yahoo! will clearly inform new Syndication Partners that Microsoft is providing the technology platform for the Algorithmic Search Services and Paid Search Services; and

4.6.2 [*].

4.7 Syndication Partner APIs. When Yahoo! notifies Microsoft of a new or potentially new Syndication Partner or an existing Syndication Partner requests one or more new feeds for Results, then Microsoft will provide Yahoo! a mechanism or process to provide access to Microsoft APIs for that Syndication Partner, including the ability to make a reasonable number of test queries, within a reasonable period of time under the particular circumstances, not to exceed the time which Microsoft provides comparable feeds of Results to comparable syndication partners. Notwithstanding anything contained in this Agreement to the contrary, at Yahoo!’s option, Yahoo! or the applicable Yahoo! Syndication Partner may implement the Microsoft API such that [*], Results returned by the Microsoft API in response to a Query or call submitted on a Syndication Property (whether directly from such Syndication Property or through Yahoo!) will be sent [*].

4.8 Syndication Partner Issues. If a Syndication Partner submits a complaint to Yahoo! related to the Services and Yahoo! contacts Microsoft for assistance in resolving or troubleshooting such complaint then Microsoft agrees to use commercially reasonable efforts to provide Yahoo! with relevant information available to assist Yahoo! in addressing the complaint in a reasonable and timely manner, provided that Yahoo! personnel will become reasonably trained on the Services to provide primary support to the Syndication Partner and Yahoo! uses appropriate diligence in resolving issues without escalation to Microsoft where possible.

4.9 Sub-Syndication. [*]. To the extent that sub-syndication practices trigger a material decline in traffic quality, product integrity, or monetization rates relative to the Services, Microsoft may escalate the issue to the Executive Steering Committee to consider whether the sub-syndication practices described in this Section 4.9 should be revised or whether there are other solutions to remedy the issues. Additionally, the parties agree to consult with each other on a monthly or quarterly basis (as agreed) to discuss capacity needs relating to Syndication Partners who have sub-syndication rights.

4.10 Syndication Partner Parity. [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

5. SALES

5.1 Customers.

5.1.1 Advertiser Segments.

(a) The parties will document in writing in the Schedule the initial (i) Spending Threshold and (ii) Advertiser Segments for each country. The initial Spending Threshold will include without limitation, the following Spending Thresholds for the Premium Direct Advertiser Advertiser Segment: [*] and USD$[*] per month for the United States, which amounts the parties have agreed is commercially reasonable in such countries to distinguish accounts that would most benefit from hand selling of Paid Search Services and Contextual Advertising Services from those whose smaller spends make them more suitable customers for self-service, online purchases of Paid Search Services and Contextual Advertising Services in light of the cost associated with hand sales. A substantially similar analysis will be used to set Spending Thresholds in other countries; provided, however, that the Spending Thresholds will be set in such manner that initially they include at least the top [*] advertisers by average monthly spend on Paid Search Services and Contextual Advertising Services in Canada, Japan, China, Taiwan, India, Germany, Australia, Korea, Brazil, Italy, Hong Kong, and Mexico unless the parties otherwise agree.

(b) Determining whether an advertiser or prospective advertiser that does not satisfy subsection (b) or (c) of the Premium Direct Advertiser definition should be placed in the Premium Direct Advertiser Advertiser Segment in each country will be based upon natural, commercially reasonable criteria, including [*]. Advertiser Segments and Spending Thresholds will be reviewed on a quarterly basis as set forth in Section 5.12.1 at which time the parties will make any mutually-agreed adjustments to same using the preceding criteria. The parties’ overall objective in establishing the Spending Thresholds and the Advertiser Segments is to logically segment advertisers and prospective advertisers to thereby maximize revenue, minimize channel conflict for Paid Search Services and Contextual Advertising Services, minimize cost and minimize operating expense while providing a service level appropriate to the size, value, and potential value of each Paid Search Services and Contextual Advertising Services account.

5.1.2 Resellers.

(a) Yahoo! may select and use third parties such as sales houses, Resellers, advertising agencies, call centers, Yahoo! joint ventures, or other sales agents that Yahoo! reasonably believes are capable of performing its Paid Search Services and Contextual Advertising Services sales functions in accordance with this Agreement. Subject to the terms and conditions set forth in this Agreement, these third parties may supplement Yahoo!’s own sales efforts or may act as Yahoo!’s designated sales force for such countries, in Yahoo!’s discretion.

(b) Except as provided for in Section 9.1.5(s), Yahoo! and Microsoft will not be obligated to assume any debts or payment liabilities of the other party pre-existing each advertiser’s Migration Date (i.e., such debts and liabilities will remain with the original party) or defense obligations for liabilities pre-existing each advertiser’s Migration Date (i.e., such obligations will remain with the original party) in connection with any advertiser, Reseller, or other third party relationships as a result of a transfer or assignment of an agreement or account to the other party as set forth in this Agreement.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(c) Microsoft understands and agrees that Yahoo! Resellers, such as newspaper and yellow pages sales forces, by their nature, engage in human-outreach sales to non-Premium Direct Advertisers and that this selling does not violate the terms of this Agreement; provided that the parties will work together to try to minimize any negative impact on Customer experience due to these sales efforts.

5.2 Marketing.

5.2.1 Yahoo! and Microsoft will each conduct Marketing independently to their respective Advertiser Segments (Premium Direct Advertisers for Yahoo!, non-Premium Direct Advertisers for Microsoft) but will also ensure that their respective marketing communications for the Microsoft Paid Search Services and Microsoft Contextual Advertising Services to search advertisers, agencies and other industry participants, industry associations, industry experts and industry influencers and positioning in search advertising events are consistent with each party’s roles under this Agreement.

5.2.2 Yahoo! and Microsoft will collaborate to establish mutually agreed upon umbrella marketing messaging regarding the capabilities and benefits of their combined marketplace for Paid Search Services and Contextual Advertising Services; provided, however, [*], Yahoo! and Microsoft will work together to establish [*] and the marketing messages and value propositions that describe each party’s respective role under this Agreement and how they work together for the benefit of advertisers and consumers.

5.2.3 Provided that a party otherwise complies with this Section 5.2.3 and other applicable Sections of this Agreement, Yahoo! is not required to obtain Microsoft’s approval in preparing and delivering any form of Marketing to Premium Direct Advertisers and Microsoft is not required to obtain Yahoo!’s approval in preparing and delivering any form of Marketing to non-Premium Direct Advertisers. Yahoo! and Microsoft will market the Microsoft Paid Search Services and Microsoft Contextual Advertising Services within the requirements of their own brand standards and style guides, but will share their respective marketing materials to the extent necessary to ensure consistency of their messages and compliance to their shared objectives. Each party will (a) comply with the other party’s generally applicable guidelines for the use of such party’s applicable intellectual property (i.e., trademarks, logos, copyrighted material) when creating marketing communications for the Microsoft Paid Search Services and Microsoft Contextual Advertising Services, except to the extent that such guidelines purport to amend or to modify negotiated provisions or rights under this Agreement, and (b) ensure that Marketing accurately describes Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services.

5.2.4 Both parties have the right to conduct Marketing for Microsoft Paid Search Services and Microsoft Contextual Advertising Services consistent with this Agreement and in a manner consistent with such mutually agreed upon marketing message and value proposition; provided, however, that any such marketing efforts by Microsoft shall be consistent with Section 7.2.2.

5.2.5 Subject to and except as otherwise set forth in this Agreement, Yahoo! will be solely responsible for Marketing Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers.

5.2.6 Subject to and except as otherwise set forth in this Agreement, Microsoft will be primarily responsible for Marketing Microsoft Paid Search Services and Microsoft Contextual Advertising Services to non-Premium Direct Advertisers in accordance with the terms and conditions of

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

this Agreement. Subject to any confidentiality restrictions, Microsoft will use commercially reasonable efforts to promptly refer to Yahoo! Premium Direct Advertiser leads for Microsoft Paid Search Services and Microsoft Contextual Advertising Services discovered during these Marketing activities.

5.2.7 Except as otherwise set forth and as provided in this Agreement, Microsoft will not conduct Marketing of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers. Recognizing that some Marketing activities target a broader audience that includes Premium Direct Advertisers, Microsoft and Yahoo! will coordinate their marketing messaging and communications at marketing events, trade shows, telemarketing, work with industry consortiums, and other marketing activities in which either party participates and that describe the value propositions of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to advertisers including Premium Direct Advertisers in order to avoid advertiser confusion regarding roles and responsibilities under this Agreement.

5.2.8 Microsoft and Yahoo! will discuss potential opportunities to collaborate in marketing activities for Microsoft Paid Search Services and Microsoft Contextual Advertising Services, including promotions, incentives, advertising, industry events, press activities, and other forms of general marketing to both Premium Direct Advertisers and non-Premium Direct Advertisers. Microsoft and Yahoo! will discuss opportunities to jointly communicate the value of the combined marketplace, educate advertisers about important activities such as the Migration process, win back revenue and engagement from competitors, and build interest in new global markets as the two companies enter them. Microsoft and Yahoo! will discuss potential opportunities for collaborating in budgets and other means for jointly supporting each other’s activities. Neither company is required to participate in each other’s Marketing activities.

5.2.9 Microsoft will use commercially reasonable efforts to inform Yahoo! prior to Microsoft employees conducting product research directly, or third parties conducting product research on Microsoft’s behalf in which Microsoft (or its Affiliate) is identified as the sponsor of such product research, with individual Premium Direct Advertisers in any market where such product research is primarily related to the features or capabilities of the Core Platform that provide Microsoft Paid Search Services and Microsoft Contextual Advertising Services. Microsoft will use commercially reasonable efforts to inform Yahoo! of any Premium Direct Advertiser’s significant complaints about Yahoo!’s Paid Search Services and Contextual Advertising Services sales efforts for Microsoft Paid Search Services and Microsoft Contextual Advertising Services that are communicated to Microsoft during such product research and can be communicated without violating confidentiality obligations. Yahoo! will use commercially reasonable efforts to inform Microsoft of any non-Premium Direct Advertiser’s significant complaints about Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services that are communicated to Yahoo! during market outreach activities and can be communicated without violating confidentiality obligations.

5.2.10 Any violations by either company of their respective roles in Marketing will first be handled by escalation to the other company’s Relationship Manager to seek resolution through mutually agreed upon changes. If resolution is not deemed satisfactory, either party may escalate the issue to the Executive Steering Committee and/or avail itself of the dispute resolution and arbitration provisions of Section 17.

5.2.11 To promote Microsoft Paid Search Services and Microsoft Contextual Advertising Services to non-Premium Direct Advertisers and for customer acquisition and retention marketing of non-Premium Direct Advertisers, Microsoft will spend a minimum of (a) [*]% of worldwide

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Adjusted Net Revenues from non-Premium Direct Advertisers’ use of Microsoft Paid Search Services and Microsoft Contextual Advertising Services on the Microsoft O&O Properties and Yahoo!’s owned and operated Web sites during each 12-month period starting upon completion of the first advertiser’s Migration and, of such worldwide spend, (b) [*]% of Adjusted Net Revenues in each country from Microsoft Paid Search Services and Microsoft Contextual Advertising Services to non-Premium Direct Advertisers on the Microsoft O&O Properties and Yahoo!’s owned and operated Web sites during each 12 month period starting upon completion of Migration for such country. During the first 12 month period after Microsoft makes its Paid Search Services or its Contextual Advertising Services available in a new country pursuant to Section 6.7 below, Microsoft will calculate the marketing spend commitment for such country using estimated Adjusted Net Revenues for that 12 month period from sales to non-Premium Direct Advertisers of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services to non-Premium Direct Advertisers on the Core Platform. This minimum spend requirement will be exclusive of Microsoft’s efforts to promote Microsoft’s Paid Search and Microsoft’s Contextual Advertising Services via Microsoft’s own site through designated links or house ads. For clarity, customer acquisition and retention marketing means direct outreach campaigns created and executed with the specific intent of converting non-Premium Direct Advertisers to sign-up, begin spending or continue spending on the Microsoft Paid Search Services and Microsoft Contextual Advertising Services. Microsoft will additionally demonstrate a good faith, continuous commitment to increasing the number of active non-Premium Direct Advertisers utilizing the Microsoft Paid Search Services and Microsoft Contextual Advertising Services in each such country during the Term in which Microsoft provides Paid Search Services and Microsoft Contextual Advertising Services.

5.2.12 Each party will promote Microsoft’s Paid Search Services platform on its own site through designated text links at locations determined by each party using the methodologies that the party used to determine how and when to promote paid search placements as of the Letter Agreement Effective Date. Microsoft will describe the benefits of the combined marketplace on its online advertising Web site and will promote human-assisted sales of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services through text links at locations on such Web site determined by Microsoft consistent with the methodologies Microsoft used to determine how and when to promote such placements as of the Letter Agreement Effective Date.

5.3 Yahoo!’s Performance Commitments for Premium Direct Advertisers.

5.3.1 During the Term, following the first Migration Date for a Premium Direct Advertiser in each Region, Yahoo! will maintain at least the following sales and account management resources with roles and responsibilities that include sales and servicing for Premium Direct Advertisers to help support human-outreach sales of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services for each Region: North America: [*] people, Europe: [*] people, Asia Pacific: [*] people, Emerging Markets: [*] people (collectively, the “Regional Commitments” and individually, each a “Regional Commitment”). For the avoidance of doubt, the Regional Commitments specified in the foregoing sentence, represent the aggregate amount of sales and account management resources in each Region that Yahoo! will maintain to support sales and servicing for Premium Direct Advertisers to help support human-outreach sales of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services. Yahoo! is responsible for all sales staffing decisions for country-level sales support; provided, however that Yahoo!’s staffing decisions with respect to a country will reasonably relate to the combined Microsoft and Yahoo! revenue opportunity in such country. For clarity, Yahoo! may adjust the allocation of Regional sales support between Regions and between countries in such Region during the Term as Yahoo! deems reasonably appropriate given emerging Regional opportunities/declines, sales process efficiency improvements, Yahoo! AdSat Levels, and other factors

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

relevant to potential opportunities or economic conditions, as long as Yahoo! maintains the Regional Commitments. The Regional Commitments may collectively or individually be lowered by joint agreement, and they will be so lowered if the parties decide to scale back sales activities for Paid Search Services or Contextual Advertising Services to Premium Direct Advertisers in a Region, if economic conditions or competition levels in one or more Regions mitigates the need for maintaining the Regional Commitment(s) there, or if efficiency and productivity gains demonstrate that fewer resources are needed to maintain human outreach sales for a Region. The parties will agree to a reasonable reduction of the relevant Regional Commitment for Yahoo! when Yahoo! is not the exclusive reseller to Premium Direct Advertisers for a country where Microsoft Paid Search Services and Microsoft Contextual Advertising Services are sold in the Region (i.e., Microsoft is the exclusive reseller or neither party is an exclusive reseller in such country).

5.3.2 Yahoo! and Microsoft will mutually agree upon an empirically valid advertiser satisfaction survey methodology that will be used semi-annually (i.e., twice per year) by a mutually agreed-upon third-party research firm to measure advertiser satisfaction among customers of the Microsoft Paid Search Services and Microsoft Contextual Advertising Services by country, by Region, and by category (the “AdSat Survey”). The parties will construct the content of the AdSat Survey, its questions, and the weighting of all factors considered in the survey, so that it fairly, reliably, and consistently measures, evaluates, and distinguishes Yahoo!’s Tier 1 Services support, sales outreach, and Premium Direct Advertiser Advertiser Segment relationships for Microsoft Paid Search Services and Microsoft Contextual Advertising Services (“Yahoo! AdSat Level”) from Microsoft’s Tier 2 Services support to Premium Direct Advertisers and the non-Premium Direct Advertiser Advertiser Segment, and Microsoft’s responsibilities for the Core Platform and Microsoft-developed Tools (“Microsoft AdSat Level” and together with the Yahoo! AdSat Level, “AdSat Levels”). Microsoft will provide Yahoo! with the results, including all underlying data, of the AdSat Survey promptly after they are received by Microsoft. The parties recognize that Premium Direct Advertiser sales satisfaction levels are highly dependent on platform performance and Tier 2 Services support levels, and the third party performing the AdSat Survey will take measures so as not to penalize Yahoo! for any actions or inactions of Microsoft. Microsoft will pay for these joint AdSat Surveys. After execution of this Agreement, [*] before the first Migration Date, the third-party research firm will use the agreed-upon survey methodology and questions to survey an agreed-upon statistically significant and statistically representative (considering all geographies and market categories of the Microsoft Paid Search and Microsoft Contextual Advertising Services and the Yahoo! Panama Paid Search Services and Yahoo! Panama Contextual Advertising Services) sample of Customers (including Premium Direct Advertisers and non-Premium Direct Advertisers) to measure their satisfaction levels (as relevant to each party) on a semi-annual basis. These satisfaction levels will constitute the “Yahoo! Benchmarks” and the “Microsoft Benchmarks,” as applicable. Following the first Migration Date, the third party research firm will repeat the survey on the semi-annual schedule (weighting criteria the same as for the Benchmarks) and will compare the results against the Yahoo! Benchmarks and the Microsoft Benchmarks, taking measures to eliminate bias based upon the other party’s performance. An average, then-current AdSat Level performance of a party in the AdSat Survey that is [*] percent or more unfavorable than the lowest semi-annual measurement during the applicable Benchmarks for [*] consecutive AdSat Surveys is an “AdSat Escalation Event.” For clarity, the performing party is not required to wait [*] periods before enforcing any other rights and remedies that it may have against the non-performing party’s failure to meet performance levels under this Agreement.

5.3.3 Yahoo! will ensure that Yahoo! sales professionals will be available in each Region to handle incoming referrals of Premium Direct Advertisers from Microsoft’s digital advertising sales team during ordinary business hours where such Yahoo! sales professionals are located. Yahoo!’s

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

sales professionals will respond to Microsoft referrals of potential Premium Direct Advertisers within [*] of receipt of Microsoft’s referral through a commercially reasonable referral mechanism that the parties will agree upon prior to Migration. In the event that a Yahoo! sales professional violates this obligation, the issue will be escalated to a member of Yahoo!’s senior sales management in a manner that is consistent with Yahoo!’s internal policies and such Yahoo! sales executive will take such disciplinary action against such Yahoo! sales employees as Yahoo!’s senior management team deems reasonably appropriate to address the problem.

5.3.4 If either Microsoft or Yahoo! is subject to an AdSat Escalation Event, and the parties are unable to resolve the matter through negotiation under the escalation provisions of Section 17.4 or otherwise, and the matter is submitted to arbitration, the arbitrators may impose commercially reasonable additional staffing requirements commensurate with the parties’ objective of optimizing revenue, minimizing cost and operating expense while providing a service level appropriate to the size, value, and potential value of each Microsoft Paid Search Services and Contextual Advertising Services account, require a party to fix its tools, or grant such other relief (other than monetary relief that is claimed for the trigger of an AdSat Escalation Event under Section 5.3.2, but without limiting monetary relief that may be available for the underlying causes of such event) as a party requests or as the arbitrators deem appropriate to cure such AdSat Escalation Event as otherwise set forth in Section 7.2.3(e). No party will be subject to monetary damages for its AdSat Levels per se; provided, however, that the other party is not prevented from seeking such damages (including monetary damages) for the underlying cause of an AdSat Escalation Event, if actionable. Solely to the extent that the third party research firm uses the agreed upon methodology for the AdSat Survey as described in Section 5.3.2, the third party research firm’s determination that an AdSat Escalation Event has occurred shall be determinative and any arbitration relating to the AdSat Escalation Event shall focus solely on remedies as set forth in this Section 5.3.4 and Section 7.2.3(e).

5.4 Advertising Roles and Responsibilities.

5.4.1 Starting on the Migration Date for each Premium Direct Advertiser in a country and except as otherwise set forth in Section 7.2.2 and Section 7.2.3 or as otherwise mutually agreed to by the parties on a case-by-case basis, Yahoo! will perform all Paid Search Services and Contextual Advertising Services sales and sales functions, account management and Tier 1 Services (but not Tier 2 Services), in connection with each such Premium Direct Advertiser. For clarity, as used in the preceding sentence and within a country, the Migration Date for a Premium Direct Advertiser who participates in more than one micro-marketplace (e.g., the “flowers” and “trucks” marketplaces) in the Paid Search Services and Contextual Advertising Services is the Migration Date of such Premium Direct Advertiser’s first micro-marketplace to Migrate to the Core Platform. Yahoo! will provide Tier 1 Services at least at the same level as the service levels it provides Tier 1 Services to Yahoo!’s field and mid-tier category advertisers, as applicable, as of the Letter Agreement Effective Date.

5.4.2 Microsoft will perform all order facilitation, account management and support functions to Migrated non-Premium Direct Advertisers. Microsoft will provide platform and Tier 2 Services, for all Customers on the Core Platform; provided that Microsoft need not perform these platform and Tier 2 Services for a Premium Direct Advertiser until such Premium Direct Advertiser’s Migration Date in a country. For clarity, all communications related to Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services with Premium Direct Advertisers will be by Yahoo!, except for technical and other Tier 2 Services at the request of Yahoo!. Notwithstanding the foregoing, Microsoft may provide system alerts and automated messages regarding an advertiser’s account or account activities and Core Platform announcements, provided such communications to Premium Direct

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Advertisers shall not be used to sell the Services, optimize the advertiser’s account, or promote other Microsoft advertising, products or services.

5.5 Customer Contracts. Yahoo! will draft, in good faith consultation with Microsoft, locally acceptable and commercially appropriate contract templates for Yahoo!’s sales of the Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers and guidelines for Yahoo!’s sales team to use in connection with sales to Premium Direct Advertisers, which will be consistent with the functionality of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services for the Core Platform and with the parties’ understandings regarding their respective risk allocation, roles, invoicing and payment flows, and this Agreement generally. Microsoft will draft, locally acceptable, lawful, and commercially appropriate contract templates for self-serve sales which will be consistent with the functionality of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services for the Core Platform and this Agreement. Yahoo! (or any third party acting as the applicable sales force for Premium Direct Advertisers, as provided in this Agreement) will be the contracting entity for contract templates used in connection with human-oriented sales to Premium Direct Advertisers and Microsoft will be the contracting entity for contract templates used in connection with its online, self-service sales. The parties’ contract templates will reflect any applicable mechanism agreed upon by Microsoft and Yahoo! to enforce abuse of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services concerns against advertisers, including the abuse concerns set forth in Section 5.12.3 of this Agreement. The parties will, subject to obtaining any necessary Premium Direct Advertiser consent, Migrate existing Premium Direct Advertisers, where appropriate, to the contract templates created pursuant to this Section 5.5 within the Migration timeline or amend existing agreements consistent with the contract templates and the roles, responsibilities, and exclusivities set forth in this Agreement. In addition, the parties will work together in good faith to deliver the required notices to Yahoo!’s existing non-Premium Direct Advertisers to notify them they are being migrated to Microsoft’s contract templates created pursuant to this Section 5.5 within the Migration timeline and consistent with the contract templates and the roles, responsibilities, and exclusivities set forth in this Agreement.

5.6 RFPs. The parties will, subject to any confidentiality obligations, share via online access any response to advertiser RFPs if, and solely to the extent that such RFPs are for Microsoft Paid Search Services and Microsoft’s Contextual Advertising Services, and the associated pipeline, and stage of closure. A party may use such RFP-related information in connection with such party’s advertising sales efforts as permitted by this Agreement.

5.7 Unsupported Paid Listings. Yahoo! may (a) sell a category of Paid Listings [*] into the Core Platform in a country that are not permitted by the creative acceptance policy for the Microsoft Network in such country but that otherwise comply with Laws of such country; (b) continue to sell any category of Paid Listings in a country in accordance with its creative acceptance policy in effect as of the Effective Date (under the same terms as Yahoo!’s sales of unsupported Paid Listings in this Section 5.7) for any categories of Paid Listings [*] where Microsoft and Yahoo! have different creative acceptance policies as of the Effective Date in one or more countries and Yahoo! reasonably believes that there could be a negative revenue impact on Yahoo! of $[*] or more per year worldwide if Yahoo! is unable to sell Paid Listings under its prior creative acceptance policy; and (c) sell Paid Listings for categories that are permitted by the creative acceptance policy for the Microsoft Network in such country but where a Yahoo!-proposed change to such creative acceptance policy (i.e., a change that would have permitted the sale of such Paid Listings) has not been accepted pursuant to Section 5.8.2 and Yahoo! reasonably believes that there could be a negative revenue impact on Yahoo! of $[*] or more per year worldwide in the absence of the Yahoo!-proposed change. As between Microsoft and Yahoo!, Yahoo! will be responsible for creating the editorial policy for any such Paid Listings and for all liabilities, including the

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

cost of performing Editorial review and Editorial compliance, relating to the nature of the content of such Paid Listings. [*]. For the avoidance of doubt, for categories of Paid Listings that are permitted by the creative acceptance policy for the Microsoft Network, Yahoo! will only sell Microsoft Paid Listings that comply with that network-wide creative acceptance policy except as allowed in (b) and (c) above.

5.8 Services to Yahoo!.

5.8.1 Microsoft will provide campaign Editorial review services for advertisements submitted for Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services, including those submitted in accordance with Section 5.7 above, and such services shall be provided in the languages supported by the Core Platform for a country. Microsoft’s level, speed and quality of campaign Editorial review services for Yahoo! will be in accordance with Section 5.8.2 below and at least at the level of review, responsiveness, and quality of review, and speed of campaign Editorial review services for Premium Direct Advertisers provided by Microsoft’s internal team for Microsoft O&O Properties on the Letter Agreement Effective Date.

5.8.2 Microsoft will be responsible for developing and managing a creative acceptance policy for Paid Listings submitted for Microsoft Paid Search Services and Microsoft Contextual Advertising Services that will apply on a network-wide basis across the Microsoft Network, and for training Yahoo! as to this policy. The creative acceptance policy will not have different standards for Yahoo! Properties and Syndication Properties than for other properties in the Microsoft Network. Yahoo! has accepted legal obligations to restrict the bidding for certain keywords related to Paid Search Services and Contextual Advertising Services and the display of Paid Listings in response to certain Queries permitted to be shown on the Yahoo! Properties and Syndication Properties. In developing the foregoing policy, Microsoft will provide a mechanism that allows Yahoo! to honor any legal obligations with respect to the Paid Listings not permitted to be shown on the Yahoo! Properties and Syndication Properties that may have been imposed on Yahoo! prior to the parties entering into this Agreement which obligations are specified in Exhibit F to this Agreement, [*]. Yahoo! has the right to propose changes to the creative acceptance policy described in this Section 5.8.2 and Microsoft agrees to consider such changes in good faith. To the extent that Microsoft does not accept such changes, Yahoo! has the right to escalate the matter to the Executive Steering Committee pursuant to Section 17.1 and, if the parties are unable to agree, then Yahoo! may sell such Paid Listings as provided in Section 5.7. The Executive Steering Committee will evaluate the matter based upon factors including (i) the likely revenue impacts for both parties in making or not implementing the policy change; (ii) any potential legal or policy concerns associated with the change; (iii) whether the change could reasonably be implemented only for Paid Listings running on the Yahoo! Properties and the Syndication Properties (under the same terms as Yahoo!’s sales of unsupported Paid Listing categories in Section 5.7) and without unreasonably impacting the parties’ shared general desire for the benefits of a combined marketplace for Paid Listings; and (iv) such other factors that the Executive Steering Committee members believe, acting reasonably, are appropriate in light of the proposed change. Microsoft also agrees to provide Yahoo! with reasonable, advance notice where practicable of any changes to the creative acceptance policy.

5.8.3 Tier 2 Services. Microsoft will appropriately staff and manage Tier 2 Services concerning the Core Platform, Core Platform APIs and marketplace issues, Sales Tool issues, traffic quality investigations, and Paid Listing editorial review escalations. Microsoft agrees to resolve issues submitted to the Tier 2 Services customer support team in a commercially reasonable manner and no less quickly than Microsoft resolves similar issues as of the Letter Agreement Effective Date for Customers likely to be categorized as Premium Direct Advertisers.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

5.8.4 Yahoo! will in good faith, appropriately represent the availability of Microsoft Contextual Advertising Services to Premium Direct Advertisers when such Microsoft Contextual Advertising Services are relevant to the needs of a Premium Direct Advertiser. Yahoo! will assist the Microsoft display sales force in answering combined Paid Search Services and/or Contextual Advertising Services/display RFPs by providing Microsoft with a timely response for the Microsoft Paid Search Services and Microsoft Contextual Advertising Services portion of a RFP, including, if applicable, a response that is consistent with the Paid Search Services and Contextual Advertising Services portion of any Yahoo! response to the same RFP.

5.8.5 If a Premium Direct Advertiser submits a complaint to Yahoo! related to the Core Platform, Core Platform APIs, Microsoft Paid Search Services or Microsoft Contextual Advertising Services and Yahoo! contacts Microsoft for assistance in resolving or troubleshooting such complaint then Microsoft agrees to use commercially reasonable efforts to provide Yahoo! with relevant information available to assist Yahoo! in addressing the complaint in a reasonable and timely manner. If a non-Premium Direct Advertiser submits a complaint to Microsoft related to the implementation of its Paid Listings from Microsoft Paid Search Services or Microsoft Contextual Advertising Services, or the content on the Web pages on which these Paid Listings are displayed, on Yahoo! Properties or Syndication Properties and Microsoft contacts Yahoo! for assistance in resolving or troubleshooting such complaint then Yahoo! agrees to use commercially reasonable efforts to provide Microsoft with relevant information available to assist Microsoft in addressing the complaint in a reasonable and timely manner.

5.9 Sales Training and Market Education.

5.9.1 Microsoft will provide Yahoo! with both initial (pre-Migration) and ongoing sales and account optimization training, including “train the trainer” training, on the Core Platform and its capabilities, as well as supporting sales collateral, messaging, and other documentation required to effectively position, represent, and sell Microsoft Paid Search Services and Microsoft Contextual Advertising products to Premium Direct Advertisers.

5.9.2 In connection with Yahoo!’s exclusive sales rights for Premium Direct Advertisers, Microsoft and Yahoo! will educate and train their respective sales’ force regarding (a) the scope of Yahoo!’s exclusive rights relative to Premium Direct Advertisers, (b) appropriate messaging to Premium Direct Advertisers for referring potential Premium Direct Advertisers to Yahoo! (which messaging must be agreed upon between Yahoo! and Microsoft), (c) the Advertiser Segments, and (d) messaging and communications (including the agreed-upon branding of the combined marketplace) consistent with this Agreement.

5.9.3 As soon as permissible by applicable Law, Microsoft and Yahoo! will jointly develop and deliver communications materials to be shared with the advertising industry describing the parties’ relationship under this Agreement, including transparency around the Migration and Contract Transition schedule and process. Yahoo! and Microsoft will, within [*] after the Commencement Date, jointly communicate with at least the top [*] global Premium Direct Advertisers by Paid Search Services and Contextual Advertising Services spend as determined by the parties to explain the benefits of this Agreement for advertisers, communicate the scope of each of Yahoo!’s and Microsoft’s advertising sales and support services, answer advertiser questions, and share the jointly developed communications materials. Such process will include a second joint engagement with such agreed Premium Direct Advertisers within [*] prior to the scheduled Customer Contract Transition or Migration in each country to communicate post-Contract Transition and post-Migration roles and responsibilities. The parties will coordinate their top Customer list for such joint visits and will create a process for reporting the results of

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

such joint visits to the Relationship Managers for collective or individual company follow up (as appropriate) on issues that may require clarification.

5.10 Reseller Training. Yahoo! will be responsible for training Resellers; provided that Microsoft is responsible for any Reseller training related to Core Platform APIs. Microsoft will work with Resellers or other Yahoo! sales agents to provide technical integration services and technical training concerning Microsoft Paid Search Services and Microsoft Contextual Advertising Services platform technology, including the use of Core Platform and/or Core Platform APIs and Yahoo! will be responsible for non-technical integration (i.e., account management, sales and Marketing training). To maximize the value of such training and to minimize the demand on such third parties’ time, the parties will collaborate in good faith to determine whether it is appropriate to conduct joint or date-coordinated training sessions. Following Migration and Contract Transition, if necessary, in each country, for Resellers of either party that currently, or in the future, sell to both Premium Direct Advertisers and non-Premium Direct Advertisers, Yahoo! will work with such Resellers in connection with sales made through human outreach and Microsoft will work with such Customers in connection with API support and sales made through self-service, online sales.

5.11 Sales Tools: Development; Performance.

5.11.1 As of the Letter Agreement Effective Date, Yahoo! and Microsoft use different Sales Tools to support their respective Paid Search Services and Contextual Advertising Services platforms and sales teams. The parties’ rights and obligations with respect to the development and implementation of Sales Tools are as set forth in this Agreement, including without limitation in this Section 5.11 and Exhibit I.

5.11.2 Both parties will continue to support their own independent customer relationship management (CRM) systems, which are not Sales Tools. Microsoft and Yahoo! will create an interface for the efficient and timely exchange of CRM Data between the parties in accordance with the Schedule.

5.11.3 After the Migration and subject to any applicable confidentiality restrictions, as Microsoft identifies human-assisted sales opportunities as part of its Customer Support, Marketing, or other efforts for Microsoft Paid Search Services and Microsoft Contextual Advertising Services as set forth in this Agreement, and information about these opportunities is in its CRM system, then Microsoft will pass these sales opportunities from its CRM system to Yahoo!’s CRM system via the agreed upon interface. For human-assisted sales opportunities not in Microsoft’s CRM system, the parties will agree upon other protocols or procedures for Microsoft to pass such opportunities to Yahoo! to pursue, provided, further that any such action will not violate any applicable confidentiality restrictions.

5.11.4 Microsoft Support Tools Obligations. Microsoft will:

(a) Appropriately staff and manage a development team for the Core Platform APIs, the Marketplace Tools, and Tier 2 Customer Support Tools, all as part of the Core Platform as part of Microsoft’s obligations under Section 2.4.4.

(b) Develop, deploy, maintain and improve its Sales Tools to support non-Premium Direct Advertisers.

(c) Develop, deploy, maintain and improve Tier 2 Customer Support Tools to provide support for Premium Direct Advertisers and non-Premium Direct Advertisers. Prior to

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

a Customer’s Migration Date, Yahoo! will continue to provide Tier 2 Services customer support for such Customer’s accounts, but once such Customer’s account is Migrated from the Yahoo! Panama system to the Core Platform Microsoft will provide Tier 2 Services customer support for that Customer on the Core Platform. The initial Tier 2 Customer Support Tools will be based on Microsoft’s existing Tier 2 Customer Support Tools. Yahoo! and Microsoft will work together to ensure Microsoft’s Tier 2 Customer Support Tools are enhanced (if necessary) into a state in which Microsoft can take full Tier 2 Services customer support. This will involve a multiple step process in which Yahoo! first shares its Tier 2 Customer Support Tools practices with Microsoft, and Microsoft will consider developing potential enhancements to Microsoft’s practices as a result. To the extent it is mutually beneficial and feasible (taking into account a reasonable amount of effort), Microsoft agrees to provide Yahoo!’s Tier 1 Services customer support team access to all available applicable Tier 2 Customer Support Tools.

(d) Develop, deploy, maintain and improve the Marketplace Tools and Core Platform APIs as part of the Core Platform. The Marketplace Tools and Core Platform APIs made available to Yahoo! and all third parties selling for Yahoo! under this Agreement will be at all times be the most robust versions of the Marketplace Tools and Core Platform APIs made available for Microsoft’s Paid Search Services and Contextual Advertising Services, including, without limitation in terms of user interface, access and visibility into an advertiser’s account and all resulting data for advertisements and campaigns managed by Microsoft Paid Search Services and Microsoft Contextual Advertising Services. Yahoo! and all third parties selling for Yahoo! (who agree to Microsoft’s commercially reasonable, generally applicable access requirements, which will not conflict with and will not be inconsistent with this Agreement, including the parity provisions, and which will not impose any financial or significant operational obligations) will have the same rights, as are provided for other sales channels, including those internal to Microsoft, with respect to access (including when access is granted) and the ability to utilize, features and functionality of the Marketplace Tools and Core Platform APIs for Services provided to Yahoo!. The prior sentence does not expand or limit Yahoo!’s data rights as otherwise provided under this Agreement.

(e) Develop, deploy, maintain and improve Sales Reporting functionality within the Core Platform to support the combined advertiser marketplace for both Yahoo! and Microsoft. Such Sales Reporting functionality will provide reasonable information to enable Yahoo! to perform its sales and support obligations for Premium Direct Advertisers under this Agreement (at a minimum, the same fields of information available on Microsoft Paid Search Services and Contextual Advertising Services in the Core Platform for Microsoft’s own sales and support obligations) as well as comply with its regulatory and legal requirements. Yahoo! will have full ability to access, export, and use all Sales Reporting data from Microsoft to conduct its own custom analysis and reporting should Yahoo! desire to do so. For each of (a), (b), and (c) in the definition of Sales Reporting, Microsoft will endeavor to provide accounts Migrated in the middle of reporting periods with all reporting that they are accustomed to on Yahoo!’s Panama system. After Migration, Microsoft will take over full support of Sales Reporting functionality as part of the Core Platform.

(f) Use commercially reasonable efforts to test and validate all Core Platform APIs in accordance with Microsoft’s standard internal processes to ensure increased compatibility with the tools referenced in this Section 5.11.4.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(g) Provide Yahoo! with reasonable access to appropriate non-production test systems and reasonable test data to allow integration testing with Core Platform APIs;

(h) With respect to the Marketplace Tools, Core Platform APIs, and the Sales Reporting functionality enabled by the Core Platform, Microsoft will provide Yahoo! with the same treatment, the same level of visibility into product roadmaps, and allow Yahoo! to provide the same level of input into the feature prioritization process as described in Section 2.4.11 for the rest of the features of the Services.

(i) Provide, at its own expense, timely in person “train the trainer” and or Web-based training for all geographies and all applicable languages on (i) the Marketplace Tools, Core Platform APIs and Core Platform to Yahoo!’s sales, sales operations, sales support, marketplace, and account management teams of sufficient comprehensiveness to enable them to properly support Premium Direct Advertisers and (ii) the Core Platform APIs, Marketplace Tools, and Core Platform functionalities to Yahoo!’s teams that develop Sales Tools that is of sufficient comprehensiveness to enable such development in accordance with the Schedule.

(j) Develop, maintain, and improve the Core Platform and Core Platform APIs.

5.11.5 Yahoo! Support Tools Obligations. Yahoo! will:

(a) Develop, deploy, and maintain Sales Tools and Tier 1 Customer Support Tools to support Premium Direct Advertisers. Yahoo! will staff its own team to create and maintain the Sales Tools and Tier 1 Customer Support Tools to support Premium Direct Advertisers. Yahoo! will develop its Sales Tools and Tier 1 Customer Support Tools based upon the Core Platform APIs. After Migration, Yahoo! will take over full support of Sales Tools and Tier 1 Customer Support Tools. Microsoft will continue to have full responsibility for the Core Platform APIs that enable programmatic access to the Core Platform.

(b) To perform its sales and account management responsibilities under this Agreement, Yahoo! is dependent upon Microsoft to satisfy its obligations relating to Marketplace Tools, Core Platform APIs, the delivery of Tier 2 Services, and the Core Platform in accordance with the Schedule and the requirements of this Agreement.

5.12 Governance.

5.12.1 Following the Commencement Date, Yahoo! and Microsoft will meet in person once per calendar quarter, through mutually agreed upon means at a mutually agreed upon venue to discuss sales, sales and platform operations, and sales relationship management topics relevant to this Agreement. The Relationship Managers from both parties will attend such meetings, as well as such other personnel of both parties as are reasonably required to address topics on the agenda. The topics discussed at such quarterly meetings will include, without limitation, (i) the respective sales services and Tier 1 Services customer support provided by Yahoo! to Premium Direct Advertisers, the Tier 2 Services customer support provided by Microsoft to Yahoo! and Premium Direct Advertisers, and the acquisition, retention, sales and support provided by Microsoft to non-Premium Direct Advertisers in each country; (ii) Yahoo!’s and Microsoft’s then-current sales team staffing levels for managing sales of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to their respective Advertiser Segments in each country and any changes in staffing which may be useful to improve service to such advertisers

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(while preserving the objective of providing service commensurate with an advertiser’s spend level); (iii) ensuring that Microsoft personnel who acquire and support non-Premium Direct Advertisers and Yahoo! personnel who acquire and support Premium Direct Advertisers accurately understand the meaning of and delineation of the Advertiser Segments for each such country and that such personnel are acting in accordance with this Agreement; (iv) reviewing spend information related to, and the performance of, Microsoft’s and Yahoo!’s Marketing, customer acquisition, and competitive targeting initiatives in connection with the sale of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Customers; (v) identifying actual or potential points of conflict or confusion between the Microsoft and Yahoo! personnel with regards to the Advertiser Segments to resolve such conflict or confusion; (vi) jointly identifying and mutually agreeing upon Customers (if any) that should be reclassified as Premium Direct Advertisers or as non-Premium Direct Advertisers in accordance with the Advertiser Segments methodology and such other methodologies as may be agreed upon by the parties that are reasonably calculated to identify Paid Search Services and Contextual Advertising Services spend potential, such as an advertiser’s potential to be positively influenced by human-assisted selling or non-human assisted Marketing e.g., where there is a mutually beneficial opportunity for optimizing advertiser ROI and revenues for the Microsoft Paid Search Services and Microsoft Contextual Advertising Services in a cost-effective and rational manner; (vii) identifying and eliminating sources of marketplace confusion about advertising products, sales processes, and support; (viii) customer feedback and results of AdSat Surveys and how to improve both; (ix) optimization of the marketplace (e.g., matching); (x) discussion of and status of product roadmap and Tools; (xi) process issues related to implementation of this Agreement, such as (without limitation), frequency and quality of interaction between policy and sales teams, and quality of support provided to Customers; and (xii) discussion of Schedule and Migration.

(a) The evaluation process specified in Section 5.12.1(vi) will allow Microsoft and Yahoo! to identify and evaluate Customers serviced in the Premium Direct Advertiser Advertiser Segment and the non-Premium Direct Advertiser Advertiser Segment. Each party will identify Customers who have met, or have not met, the Spending Threshold determined by both parties for each Advertiser Segment. All Advertiser Segment transitions which the parties mutually agree upon will formally move a Customer from one Advertiser Segment to the other effective the [*]. Microsoft and Yahoo! agree to provide the relevant Customer with written notice of the Advertiser Segment transition no more than [*] after the beginning of the quarter in which the transition is occurring. In addition, Microsoft and Yahoo! agree to provide each other with any reasonably requested information in order to assist the other party with such transition. For clarity, Resellers, agencies and their Customers will always be classified as Premium Direct Advertisers by virtue of the definition of Premium Direct Advertisers.

5.12.2 Yahoo! will notify Microsoft prior to engaging non-Premium Direct Advertisers who Yahoo! has identified as potential Premium Direct Advertisers.

5.12.3 The parties will define such contractual and operational mechanisms as are commercially reasonable, feasible, and appropriate to enable Yahoo! to identify or take such action, or direct Microsoft to suspend or cancel Premium Direct Advertisers (but only with respect to their account through Yahoo!) who are in default on a payment obligation for human-sold Microsoft Paid Search Services and/or Microsoft Contextual Advertising Services. The parties will define such contractual and operational mechanisms as are commercially reasonable, feasible, and appropriate to enable to enable Microsoft to identify and to take such action as it deems appropriate against advertisers who (a) are suspected of conducting fraudulent acts in connection with such services, or (b) engaging in other

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

unlawful or destructive online activities that may materially harm Microsoft O&O Properties. The parties will meet periodically to discuss such other potential contractual and operational mechanisms as are commercially reasonable, feasible, mutually beneficial and appropriate that they may take to facilitate implementation of this Agreement.

5.12.4 Microsoft and Yahoo! will agree on a senior sales management escalation process for their employees, contractors, and agents who repeatedly violate the exclusive rights under this Agreement and who deviate in a material way from the agreed-upon Marketing communications to advertisers, and senior management of each company will take such disciplinary action against such employees, contractors, and agents of such company as such company’s senior management team deems reasonably appropriate to address the problem.

6. GEOGRAPHIC MARKETS

6.1 Scope of Agreement. Except as provided in the remainder of this Section 6, this Agreement will be global for the parties except in a country, and solely to the extent, where providing a Service or Additional Service or conducting a sale of Paid Listings for Paid Search Services or Contextual Advertising Services or Additional Services is (i) illegal in the country if performed in accordance with this Agreement under applicable Laws (excluding from the scope of any applicable Laws, any third party claims of breach of contract by either party or its Affiliates) or (ii) inconsistent with the parties’ obligations under the Global Network Initiative. The Agreement includes geographies where the parties or their Affiliates have joint venture partners, even if the parties or their Affiliates currently provide or receive Services or Additional Services with joint venture partners. Except as otherwise provided in this Section 6, Microsoft will provide Algorithmic Search Services, Paid Search Services and/or Additional Services (to the extent that Yahoo! has elected to receive the same as set forth in this Agreement) to Yahoo! (a) in each country in which Yahoo! or its Affiliates use such a service as of the Commencement Date (as will be scheduled in the Transition Plan — for clarity, Microsoft will provide services to Yahoo! in countries that Yahoo! launches between the Effective Date and the Commencement Date in the ordinary course of business and not for the purpose of avoiding the market qualification metrics and notice requirements in Section 6.7); (b) everywhere that Microsoft operates Services or Additional Services; and (c) in accordance with Section 6.7, in countries Yahoo! enters after the Commencement Date in which Microsoft does not operate such services (provided that, for countries under (b) and (c), Yahoo! will not be obligated to use such Microsoft services until they satisfy mutually agreeable tests for product quality and meet the applicable SLAs). For clarity, in response to a Query originating from a country, regardless of whether or not Yahoo! operates in such country or whether Microsoft provides Services in such country, Microsoft will, at Yahoo!’s request, return relevant Algorithmic Listings to the extent included in the Algorithmic Index based upon the language and/or the source location (as available through the Microsoft API and as of the Effective Date using the “market”, “language” and “locale” parameters in the Microsoft API to do so) of the Algorithmic Listings as may be specified by Yahoo! in connection with the Query.

6.2 [*].

6.3 [*].

6.4 [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

6.5 Korea and Hong Kong Special Provisions.

6.5.1 In Korea and Hong Kong, Yahoo! may continue its practice of displaying pay-for-placement ads (e.g., time-based placements priced on a per time period basis) on Yahoo! Results Pages (“CPP Ads”) so long as, [*].

6.5.2 [*].

6.5.3 [*].

6.6 Yahoo!’s Right to Provide Services in other Territories. Notwithstanding anything in this Agreement to the contrary, for any location in which Yahoo! or any Syndication Partner is not then receiving any or all of the Services or Additional Services from Microsoft as provided for in this Agreement, then Yahoo! shall be entitled to obtain (including on behalf of any unserved Syndication Partner) such services not provided by Microsoft from other sources or to provide such services directly until such time as Microsoft provides the Services or Additional Services (as applicable) and Yahoo! is obligated to take them exclusively under this Agreement.

6.7 New Markets. If Yahoo! desires to receive the Services and/or Additional Services in a new geographic country satisfying the Market Threshold described below, and Microsoft at such time does not provide the Services and/or Additional Services in such country, Yahoo! shall notify Microsoft in writing at least one year in advance of the date that Yahoo! desires to commercially deploy the Services in connection with a Yahoo! Property that is a portal or that presents an Internet Search monetization opportunity similar to a portal. Microsoft shall make the Services available to Yahoo! in such location for mutually agreeable quality testing (including the [*] standards for Algorithmic Search Services) for product quality and SLA compliance in a timeframe designed to support a launch within [*] ([*] for countries with double byte languages) from the date of such notice and Microsoft shall use commercially reasonable efforts to satisfy such tests and meet such SLAs. As used in this Section 6.7 “Market Threshold” means a geographic country that reasonably is capable of generating at least $[*] in annual Net Revenues from Microsoft’s Paid Search Services and Contextual Advertising Services (including traffic from the entire Microsoft Network) when at “steady state” in such country. Without limiting any of the foregoing, Microsoft shall use good faith efforts to keep Yahoo! informed of Microsoft’s plans to provide the Services and/or Additional Services in new geographic locations regardless of whether such geographic locations satisfy the Market Threshold so that Yahoo! can plan accordingly.

7. EXCLUSIVITY; NON-DISCRIMINATION

7.1 Search Services Exclusivity.

7.1.1 Yahoo! Properties. Except as otherwise provided for in this Agreement, Microsoft will be the worldwide, exclusive (including as to Yahoo! and its Affiliates in each country upon the completion of the transition of Yahoo!’s Algorithmic Search Services and Paid Search Services to Microsoft in such country (i.e., prior to such transition, Yahoo! Properties continue to be serviced by Yahoo!’s Algorithmic Search Services and Paid Search Services or, if a Yahoo! Property is serviced by a third party as of the Effective Date, such Yahoo! Property may continue to be serviced by a third party)) provider of Algorithmic Search Services and Paid Search Services for the Yahoo! Properties. The foregoing exclusivity does not include display advertising, contextual advertising, advertising targeted primarily on variables such as geo or behavioral, video advertising, promotional placements associated with Microsoft’s “cashback” program, user profiles, product listings, vertical listings (e.g., shopping,

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

travel), content listings (including but not limited to TV, movie, music, and similar listings), personals listings, local directories and listings, classified ads, airline or other travel schedules, business listings or addresses, social networking relationships, ratings and reviews, Wikipedia, and any listings similar to the foregoing, except to the extent any of the foregoing in this sentence are Results sourced from Algorithmic Search Services or Paid Search Services. For clarity, a graphical ad that is displayed on a Yahoo! Results Page otherwise in accordance with this Agreement and that is sold by Yahoo!’s display sales force on the basis of demographic targeting (and not on the basis of the Query that generated the Results Page) does not violate this Section 7.1, while a graphical ad that is a Paid Listing from Google’s Paid Search Services would violate this Section 7.1. Similarly, an ad from a vertical service displayed on a Yahoo! Results Page would not violate this Section 7.1 unless it was sourced from Algorithmic Search Services or Paid Search Services. Yahoo! agrees not to take actions that are intentionally designed to circumvent its obligations under Section 7.1, including by outsourcing portions of the Yahoo! Properties for the purpose of enabling third parties to provide Algorithmic Search Services or Paid Search Services on such portions of the Yahoo! Properties. The exclusivity in this Section 7.1.1 and Section 7.1.4 does not apply to:

(a) properties acquired by Yahoo! that are receiving Algorithmic Search Services or Paid Search Services from a third party (and Yahoo! Properties that may utilize such third-party services as otherwise permitted under Sections 6.1, 6.6 and 6.7 of this Agreement) until the expiration of, or the soonest termination opportunity without penalty for, such third-party contracts; provided, that the foregoing does not require Yahoo! to terminate an agreement prior to its then-current expiration date (for agreements that contain an expiration date);

(b) limited portions of the Yahoo! Properties that are outsourced to third parties, excluding the Yahoo! home page, the primary search functionality on the Yahoo! Toolbar or any future Yahoo! Property dedicated primarily to Algorithmic Search Services;

(c) categories of Paid Listings (e.g., gambling ads) that Microsoft does not include within the Services for editorial or other reasons;

(d) any Permitted Offering that (i) while not dedicated primarily to Algorithmic Search Services, provides access to Algorithmic Search Services or Paid Search Services other than Microsoft’s and (ii) that is distributed on or from a Yahoo! Property. Yahoo! will not promote the non-Microsoft Algorithmic Search Services or Paid Search Services available through such Permitted Offerings. If any such Permitted Offering is owned by a Major Search Provider, then Yahoo! [*], then the parties will consult with one another to determine whether further action should be taken, including jointly approaching the developer in an effort to integrate the Services into such application or ceasing (or using reasonable efforts to prevent) the distribution of the Permitted Offering from Yahoo! Properties. For purposes of Sections 7.1.1(d), 7.1.1(e), 7.1.1(f), and [*], a “Major Search Provider” means, in any country, [*] or is among the top [*] search providers measured by search query volume in such country (or if such providers cannot be readily identified in a country, then any of the top [*] search providers worldwide). For purposes of Sections 7.1.1(d), 7.1.1(f), and [*], a Third-Party Non-Hosted Web Application and a Third-Party Hosted Web Application is deemed to be distributed from the Web site or application where it is rendered, displayed, or otherwise made available.

(e) any Permitted Offering that (i) is distributed on or from Yahoo! Properties; (ii) is dedicated primarily to Algorithmic Search Services or Paid Search Services; and (iii) is provided, uploaded, posted or exchanged by end users of the Yahoo! Property (e.g., via email, user groups, bulletin boards, etc.) and not by any knowing acts of Yahoo!. Yahoo! will not

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

promote such Permitted Offerings or the Algorithmic Search Services or Paid Search Services available through such Permitted Offerings. Yahoo! will not [*]. In addition, Yahoo! will not be in breach of this Section 7.1 or Section 7.1.4 for such Permitted Offerings distributed on Yahoo! Properties by third-party providers of Algorithmic Search Services or Paid Search Services so long as (i) Yahoo! [*];

(f) any Internet Web browser (whether from Yahoo!, Microsoft or a third party including Major Search Providers) or any other Permitted Offering (but not other Permitted Offerings from Major Search Providers) (excluding Microsoft) that may be distributed on or from a Yahoo! Property, within or with respect to which users may select a provider of Algorithmic Search Services or Paid Search Services, provided that, in connection with such distribution (i) Yahoo! (or such Yahoo! Affiliate) is set as the default provider of Algorithmic Search Services or Paid Search Services in such Internet Web browser or Permitted Offering; (ii) a Comparable Microsoft Property allows users to select a provider of Algorithmic Search Services or Paid Search Services or such user selection of an Algorithmic Search Services or Paid Search Services provider is standard in the industry for other Internet Web Browsers or Permitted Offerings that are comparable to the one distributed on or from the Yahoo! Property (e.g., as is the case with Web browsers as of the Effective Date) and (iii) Yahoo! or such Yahoo! Affiliate [*]. “Standard in the industry” as used in the previous sentence and subsection (g) below means that such functionality is then offered by [*];

(g) any user-customizable Yahoo! functionality in or on any Yahoo! Property that may be dedicated primarily to Algorithmic Search Services or Paid Search Services or any Third-Party Hosted Web Application, within or with respect to which such Yahoo! Property or Third Party-Hosted Web Application users may select a provider of Algorithmic Search Services or Paid Search Services, provided that in connection therewith (i) Yahoo! (or such Yahoo! Affiliate) is set as the default provider of the user selectable service; (ii) user-customizable functionality on any Comparable Microsoft Property allows users to make the same type of selection or, in those countries outside of the United States where Microsoft does not have a significant portal presence, such user selection is standard in the industry for comparable functionality and (iii) Yahoo! or such Yahoo! Affiliate [*]. In addition, Yahoo! will not be in breach of this Section 7.1 or Section 7.1.4 for any Third-Party Hosted Web Application that violates the foregoing (i)-(iii) so long as (A) Yahoo! adopts terms of use or similar guidelines designed to promote compliance with the foregoing requirements; (B) Yahoo! [*];

(h) providing links to third-party Web sites from a Yahoo! Property, provided that (i) any search functionality on such Web sites is hosted by a third-party; (ii) any Queries or calls for Algorithmic Search Services, Paid Search Services or Contextual Advertising Services on any such linked sites originate from a third-party URL that a user has navigated to after leaving the Yahoo! Property to via such links on the Yahoo! Property; and (iii) Yahoo! or such Yahoo! Affiliate [*]. For clarity, in the foregoing (ii), a user navigating to a third-party site that is rendered in a new browser window or tab is deemed to have left the Yahoo! Property (even if the prior window or tab has not been closed); and

(i) any applications or functionality operating on or distributed by or through Web sites that are not owned by Yahoo! or a Yahoo! Affiliate, but that are hosted by Yahoo! or a Yahoo! Affiliate as part of a commercially available, general-purpose Web hosting service (e.g., as of the Effective Date Yahoo Web Hosting described at http://smallbusiness.yahoo.com/webhosting/) where Yahoo! does not exercise editorial control

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

over the applications or functionality available on such Web sites beyond enforcing compliance with its generally applicable hosting agreements.

(j) If Microsoft is distributing, offering or enabling applications or functionality that enable access to third-party Algorithmic Search Services or Paid Search Services and Yahoo! or a Yahoo! Affiliate is otherwise prohibited from distributing, offering or enabling under this Section 7.1 notwithstanding the exceptions in subsections (d) through (i) above, then upon written notice from Yahoo!, Microsoft will either (i) cease such activity or (ii) allow Yahoo! to engage in such activity with respect to, as applicable (A) comparable applications (in the sense that they are in the same product category or provide equivalent functionality) or (B) comparable functionality that is used in a comparable way (i.e., deployed in a similar context). If Microsoft stops distributing. offering or enabling such applications or functionality and provides notice thereof to Yahoo!, Yahoo! may continue to engage in such activity for a reasonable period of time following such notice.

7.1.2 Syndication Properties. Except as otherwise provided for in this Agreement, Microsoft will be the worldwide, exclusive (including as to Yahoo! upon the completion of the transfer of Yahoo!’s Algorithmic Search Services and Paid Search Services to Microsoft in each country) provider of Algorithmic Search Services and Paid Search Services to Yahoo! for its provision of such services to Syndication Properties. For the avoidance of doubt, the exclusivity does not include display advertising, contextual advertising, advertising targeted primarily on variables such as geo or behavioral, video advertising, promotional placements associated with Microsoft’s “cashback” program, user profiles, product listings, vertical listings (e.g., shopping, travel), content listings (including but not limited to TV, movie, music, and similar listings), personals listings, local directories, classified ads, airline or other travel schedules, business listings or addresses, social networking relationships, ratings and reviews, Wikipedia, and any listings similar to the foregoing.

7.1.3 Other Advertisements. Yahoo! may include any advertisements (except as prohibited by this Agreement) on the Yahoo! Results Pages; provided that if Yahoo!’s annual revenue from such advertisements (excluding revenue from “house” ads for Yahoo! products or services) on Yahoo! Results Pages exceeds (a) the greater of [*]% and the Adjusted Microsoft Percentage of annual Net Revenues from Yahoo! Results Pages during any of the first [*] following the Commencement Date; or (b) the greater of [*]% and the Adjusted Microsoft Percentage of annual Net Revenues from Yahoo! Results Pages during any year thereafter, then Yahoo! shall pay Microsoft [*]% of revenues in excess of such amounts. “Adjusted Microsoft Percentage” means the percentage of Microsoft’s revenues from [*] relative to Microsoft’s Net Revenues [*] from [*] plus [*] percentage points.

7.1.4 Contextual Advertising Services. For a period of [*] from the Commencement Date, Yahoo! shall not use any Contextual Advertising Services from [*] on the Yahoo! Properties (excluding any third-party applications on or distributed from the Yahoo! Properties other than those applications that are Hosted By Yahoo!), regardless of whether Paid Listings from such services are provided directly to Yahoo! or via Yahoo!’s advertising exchange marketplace, provided that such restriction will not apply (a) in any country in which Microsoft does not provide, or is prohibited from providing, Contextual Advertising Services and (b) to any property acquired by Yahoo! during the Term that receives Contextual Advertising Services from [*] until the expiration of, or the soonest termination opportunity without penalty for, the [*] contract for Contextual Advertising Services; provided, that the foregoing does not require Yahoo! to terminate an agreement prior to its then-current expiration date (for agreements that contain an expiration date). Microsoft acknowledges that Yahoo! may not have full control over inventory that may be placed into Yahoo!’s exchange marketplace and, in the event that [*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Paid Listings are in such marketplace, Yahoo! will take measures to prevent them from appearing on the Yahoo! Properties.

7.1.5 Microsoft Properties. Beginning on the first Migration Date for each country, Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services are the only Paid Search Services and Contextual Advertising Services (except for categories of ads that the Microsoft’s Paid Search Services and Contextual Advertising Services do not support, e.g., [*]) that will be utilized or displayed on the Microsoft O&O Properties except that (i) NineMSN, MSNBC and ProdigyMSN, may use competing services, (ii) the Microsoft O&O Properties may use and display Contextual Advertising Services from third parties so long as such services are independent of and do not include any Paid Search Services capabilities and (iii) the Microsoft O&O Properties may display Contextual Advertising Services from third parties that include Paid Search Services capabilities up to the same impression percentage as the Yahoo! Properties display Contextual Advertising Services from third parties that include Paid Search Services capabilities. For clarity, a graphical ad that is displayed on a Microsoft O&O Property otherwise in accordance with this Agreement and that is sold by Microsoft’s display sales force on the basis of demographic targeting (and not on the basis of the Query that generated the Results Page or on the basis of select keywords) does not violate this Section 7.1.5, while a graphical ad that is a Paid Listing from [*]’s Paid Search Services would violate this Section 7.1.5. Notwithstanding the above, for a period of [*] from the Commencement Date, Microsoft shall not use any Contextual Advertising Services from [*] on the Microsoft O&O Properties.

7.2 Sales Exclusivity.

7.2.1 Exclusivity for Premium Direct Advertisers.

(a) Yahoo! will be the exclusive (including as to Microsoft and its Affiliates) sales force for human-assisted sales of Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services to Premium Direct Advertisers and the exclusive Tier 1 Services provider for Microsoft’s Paid Search Services and Contextual Advertising Services to Premium Direct Advertisers for all countries in the world, except as provided in Section 6 or as otherwise explicitly provided in this Agreement, and such exclusivity for each Premium Direct Advertiser commences on the Migration Date for such Premium Direct Advertiser. The foregoing exclusivity is not intended to limit Microsoft from selling display advertising, advertising targeted primarily on variables such as geo or behavioral, video advertising, promotional placements associated with Microsoft’s “cashback” program, user profiles, product listings, vertical listings (e.g., shopping, travel), content listings (including but not limited to TV, movie, music, and similar listings), personals listings, local directories and listings, classified ads, airline or other travel schedules, business listings or addresses, social networking relationships, ratings and reviews, Wikipedia, and any listings similar to the foregoing, except to the extent any of the foregoing in this sentence are sold as Paid Listings for Paid Search Services or Contextual Advertising Services. Yahoo!’s exclusivity shall permit Yahoo! to sell directly and also to empower third parties to sell Microsoft Paid Search Services and Microsoft Contextual Advertising Services as provided in Section 7.2.1(b). The Microsoft Paid Search Services and Microsoft Contextual Advertising Services will be the only Paid Search Services and Contextual Advertising Services owned, represented by, or operated by Microsoft or any Microsoft Affiliate or joint venture during the Term; provided that the existing disclosed Microsoft joint ventures of MSNBC and ProdigyMSN, are excluded from the foregoing restriction, which joint ventures will not be operated or used in a manner intended to frustrate Yahoo!’s rights under this Agreement. Microsoft agrees not to take actions that are intentionally designed to circumvent Yahoo!’s rights

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

under this Section 7.2.1. Microsoft and its Affiliates will not own, represent or operate a keyword-based advertising system or service that would frustrate Yahoo!’s exclusivity under this Section 7.2.1 or that creates or would have the effect of creating advertiser confusion regarding such system or service and Microsoft’s Contextual Advertising Services.

(b) Notwithstanding Section 7.2.1(a):

(1) If, at any time, Yahoo! exits (other than in favor of a Yahoo! Affiliate, joint venture or sales agency) human-outreach sales for Microsoft Paid Search Services and Microsoft Contextual Advertising Services for Premium Direct Advertisers in a country that is then served by Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services, other than by mutual agreement of the parties to abandon sales in such country, then Yahoo! will select a replacement based upon a replacement candidate’s local online inventory sales force for such country, its local sales force’s relative and relevant online advertising industry experience generally and in country, sales force size, professional reputation and quality of sales staff, cost of service and commitment level, its familiarity with and its direct experience with Premium Direct Advertisers in that country, and its sales resources in that country. If Microsoft’s sales force in such country is substantially similar to or better than (considering all of such factors) the leading third-party candidate, then Yahoo! will select Microsoft as the replacement and Microsoft will become the exclusive sales agent for human-outreach enabled sales of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers in such country; provided that Yahoo! is not legally prohibited from selecting Microsoft to perform this function (provided further, however, that Yahoo! will not include as a term in any Reseller contract a provision that precludes Microsoft from becoming Yahoo!’s sales agent). When acting as a selling agent pursuant to this Section 7.2.1(b)(1), the selected sales agent will be bound by the same requirements and limitations that govern Yahoo! when Yahoo! serves as the exclusive sales agent under this Agreement. Yahoo! may elect to resume its exclusive sales responsibilities in such country, upon [*] written notice to the selected sales agent (effective no sooner than [*] after the date that the sales agent’s sales force first begins to sell for Yahoo! in such country) or upon a shorter notice period agreed upon by Yahoo! and a selected sales agent that is not Microsoft unless Microsoft requested an opportunity to be considered as the exclusive sales agent for such country. Notwithstanding the foregoing, in the event that the selected sales force does not begin to conduct human-outreach sales in such country within a commercially reasonable time after the scheduled date or is failing to perform to the requirements of this Agreement, Yahoo! will provide notice at least [*] before resuming its exclusive sales responsibility if the selected sales agent is not Microsoft and if the selected sales agent is Microsoft, Yahoo! may immediately escalate to the Executive Steering Committee and avail itself of the dispute resolution and arbitration provisions of Sections 17.4 and 17.5 to either compel Microsoft to commence selling or to restore Yahoo! as the exclusive sales force for Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers in such country. When Microsoft is acting as the exclusive sales agent pursuant to this Section 7.2.1(b)(1), Microsoft is bound by the same requirements and limitations that govern Yahoo! when Yahoo! serves as the exclusive sales agent under this Agreement.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(2) If, as measured over any consecutive [*] period during which Yahoo! is the exclusive human-outreach seller of Microsoft Paid Search Services and Microsoft Contextual Ad Services to Premium Direct Advertisers in a country, the majority of revenues derived from human-outreach sales of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers in such country are sold via a single third party (excluding Yahoo! Affiliates, joint ventures and sales agencies), and Yahoo! has not formally selected that party to outsource all human-outreach enabled Microsoft Paid Search Services and Microsoft Contextual Advertising Services sales revenues from Premium Direct Advertisers in such country pursuant to Section 7.2.1(b)(1) then Microsoft may escalate the situation to the Executive Steering Committee; provided, that for each country in which Yahoo! is not selling Microsoft Paid Search Services and Microsoft Contextual Advertising Services as of the Effective Date, such [*] measurement period may commence no sooner than [*] after the date Yahoo! first begins to sell Microsoft Paid Search Services or Microsoft Contextual Advertising Services in such country. If Yahoo! wishes to continue as the exclusive human outreach sales agent for sales of the Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers in such country, then the Executive Steering Committee will allow Yahoo! [*] from the date of escalation (the “[*] Third Party Cure Period”) to ensure that the majority of revenues derived from human-outreach sales of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers in such country are no longer sold via a single third party. In the event of non-compliance, Microsoft may not pursue escalation or arbitration pursuant to Section 17 until after expiration of the [*] Third Party Cure Period. As an alternative, Yahoo! may during the [*] Third Party Cure Period elect to initiate a process to select a third-party selling entity pursuant to Section 7.2.1(b)(1).

(3) For clarity in this Section 7.2.1, sales referrals to the Core Platform made by Yahoo! through self-service online means do not constitute human-outreach sales. When acting as the exclusive selling agent for Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers in a country pursuant to this Agreement, Microsoft will be bound by the same requirements and limitations that govern Yahoo! when Yahoo! serves as that exclusive sales agent under this Agreement; however, Microsoft may not use a third party to sell a majority of Microsoft Paid Search Services and Microsoft Contextual Advertising Services to Premium Direct Advertisers in a country when Microsoft assumes Yahoo!’s sales exclusivity under this Agreement. In such event, without limiting Yahoo!’s rights and remedies, if the parties are unable to resolve the situation through negotiation under the escalation provisions of Section 17.4 or otherwise, and the matter is submitted to arbitration, Yahoo! may seek injunctive relief to prevent Microsoft from using a third party to sell Microsoft Paid Search Services and Microsoft Contextual Advertising Services in such country and to restore Yahoo! as the exclusive sales force for Microsoft Paid Search Services and Microsoft Contextual Advertising Services in such country.

(c) Notwithstanding anything to the contrary in this Agreement, Yahoo! may outsource the operation of one or more Yahoo! Properties (excluding the Yahoo! home page and any Web pages dedicated primarily to Algorithmic Search Services) to third parties who are otherwise contractually bound to use a non-party entity’s Paid Search Services, Contextual Advertising Services or Algorithmic Search Services in connection with such Yahoo! Property from a third-party provider, provided that Yahoo! uses good faith efforts to persuade such third

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

party to switch to Microsoft’s Paid Search Services, Microsoft’s Contextual Advertising Services and Microsoft’s Algorithmic Search Services as soon as such search advertising agreement expires or is terminable without penalty and further provided that Yahoo! does not deliberately seek out partners with such conflicts for the purpose of intentionally frustrating or circumventing its obligations to Microsoft under this Agreement. For clarity, the use of any competitive Paid Search Services or Algorithmic Search Services for such Yahoo! Properties as described in this Section will not breach Yahoo!’s obligations to use Microsoft’s Algorithmic Search Services and Microsoft’s Paid Search Services.

(d) If Yahoo! enters into a sales relationship for third party Contextual Advertising Services directly or through a reseller acting at Yahoo’s behest in a country (i.e., where such third party is not a Microsoft Affiliate or Microsoft joint venture and where such selling is not through an Ad Network or an exchange) that is effective after Yahoo’s transition to Microsoft Contextual Advertising Services in that country, then upon written notice from Microsoft, at Yahoo’s election, (i) Yahoo! will promptly cease selling such third party Contextual Advertising Services in such country or (ii) Microsoft and Yahoo! shall both be permitted to sell Microsoft Contextual Advertising Services directly to Premium Direct Advertisers in such country (under the applicable terms set forth in the last two sentences of Section 7.2.3(d) solely as they relate to Microsoft Contextual Advertising Services when both parties are selling in a country) for so long as Yahoo! continues to sell such third party Contextual Advertising Services in such country.

7.2.2 Permitted Microsoft Actions. Yahoo!’s exclusivity under this Section 7.2 does not prevent Microsoft from undertaking the actions described in subsections (a) – (g) below, provided that Microsoft and its agents do not discuss optimization of specific search campaigns with Premium Direct Advertisers. Additionally, under no circumstances will Microsoft engage in human assisted sales or take human assisted orders for Microsoft Paid Search Services or Microsoft Contextual Advertising Services with Premium Direct Advertisers or non-Premium Direct Advertisers.

(a) Providing online chat solutions (including to Premium Direct Advertisers and non-Premium Direct Advertisers) in connection with the Microsoft Paid Search Services and Contextual Advertising Services for the primary purpose of selling and supporting the self-serve, online advertising solution for the Microsoft Paid Search Services and Microsoft Contextual Advertising Services of the Core Platform;

(b) Accepting self-serve, online orders for Microsoft Paid Search Services and Microsoft Contextual Advertising Services from Premium Direct Advertisers and non-Premium Direct Advertisers;

(c) Providing quick launch support (including to Premium Direct Advertisers and non-Premium Direct Advertisers) for Microsoft’s self-serve, online Paid Search Services and Contextual Advertising Services for the Core Platform, that is substantially similar to the content and functionality as of the Letter Agreement Effective Date of the site that as of such date provides online assistance in setting up an online, self-services spend at http://advertising.microsoft.com/search-advertising;

(d) Marketing the general benefits of the combined marketplace and search (including to Premium Direct Advertisers and non-Premium Direct Advertisers) as part of a portfolio of advertising solutions, provided that Microsoft does not engage in discussions for a

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

sale or order with Premium Direct Advertisers for Paid Search Services or Contextual Advertising Services, does not engage in discussions about selling, optimizing, or changing a specific Paid Search Services or Contextual Advertising Services campaign with any Premium Direct Advertiser, and does not provide human (as opposed to automated) customer-specific Paid Search Services or Contextual Advertising Services advice;

(e) Marketing the overall value proposition of the combined search marketplace in conformity with this Agreement; provided that Microsoft does not engage in discussions for a sale or order with Premium Direct Advertisers for Paid Search Services or Contextual Advertising Services, does not engage in discussions about selling, optimizing, or changing a specific Paid Search Services or Contextual Advertising Services campaign with any Premium Direct Advertiser, and does not provide human (as opposed to automated) customer-specific Paid Search Services or Contextual Advertising Services advice;

(f) Telemarketing to potential non-Premium Direct Advertisers (other than Premium Direct Advertisers) to encourage them to buy self-serve Paid Search Services and Contextual Advertising Services, provided that Microsoft will actively manage any potential sales channel conflict (as provided for in this subsection (f)) by using commercially reasonable efforts to avoid calling Premium Direct Advertisers for Paid Search Services and/or Contextual Advertising Services. Yahoo! and Microsoft will develop a process in each country or region (which includes a requirement that each party only market to potential advertisers based on the Spending Thresholds, Advertiser Segments and other additional factors agreed upon by the parties for each country), as the case may be, to avoid Microsoft telemarketing to the same advertisers or potential advertisers to whom Yahoo! and/or its agents are making sales calls or marketing to, before Microsoft initiates such calls. Microsoft will promptly refer to Yahoo! any potential Premium Direct Advertiser leads for Paid Search Services and Contextual Advertising Services discovered during the telemarketing process, and will provide Yahoo! with a monthly copy of its then-current advertiser calling lists. Similarly, Yahoo! will promptly refer to Microsoft’s self-service platform any potential non-Premium Direct Advertiser leads for Paid Search Services and Contextual Advertising Services that are provided by the Premium Direct Advertiser Advertiser Segment; and

(g) Selling and supporting advertising services other than Microsoft Paid Search Services and Microsoft Contextual Advertising Services (such as Microsoft’s graphical ads) to advertisers.

(h) For clarity, notwithstanding the foregoing, (a) if at any point during the interactions outlined above in Sections 7.2.2(a) through 7.2.2(g) any advertiser expresses an interest in purchasing Paid Search Services or Contextual Advertising Services through direct human assistance, or if the size of the advertiser’s campaign or spend or if the advertiser’s marketing needs suggest that there is a potential to upsell the advertiser to the spend levels consistent with the Premium Direct Advertiser Advertiser Segment through human advertising sales efforts, Microsoft shall promptly refer the advertiser to Yahoo! and alert Yahoo! of any such potential sales opportunity, (b) Microsoft will provide Yahoo! with electronic access to its advertiser database, including all Premium Direct Advertisers and non-Premium Direct Advertisers, solely in order to identify Premium Direct Advertisers that purchase Paid Search Services or Contextual Advertising Services through the self-serve, online system so that Yahoo! may follow up on any potential opportunities to secure additional spend through human interaction, and (c) Microsoft shall be prohibited from discussing specific search advertising

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

performance with Premium Direct Advertisers other than to facilitate the sale of advertising other than Microsoft Paid Search Services and Microsoft Contextual Advertising Services advertising. Additionally, notwithstanding the provisions of Sections 7.2.2(a) through 7.2.2(g) above, Microsoft will (unless otherwise provided for, and solely to the extent and under the circumstances expressly authorized in this Agreement) represent Yahoo! to Premium Direct Advertisers as the exclusive human-assisted sales force for Microsoft Paid Search Services and Microsoft Contextual Advertising Services, and in no event will Microsoft undertake such Yahoo!-exclusive functions.

7.2.3 Microsoft’s Right to Terminate Sales Exclusivity for Premium Direct Advertisers; Adjustments to Rev Share Rate.

(a) On the fifth anniversary of the Commencement Date, Microsoft has a one-time option to terminate Yahoo!’s sales exclusivity for Premium Direct Advertisers upon 30 days written notice to Yahoo!. Should Microsoft exercise this option, the Rev Share Rate will increase to 93%, effective as of the fifth anniversary of the Commencement Date.

(b) Should Microsoft elect to terminate Yahoo!’s sales exclusivity for Premium Direct Advertisers pursuant to Section 7.2.3(a), Yahoo! may elect to claim back the sales exclusivity for Premium Direct Advertisers, but the Rev Share Rate will then be reduced to 83% effective as of the fifth anniversary of the Commencement Date. If Yahoo! does not exercise this election within 14 days after receiving Microsoft’s written notice, Microsoft’s option is effective and the exclusivity terminates at the end of the 30 day notice period.

(c) If Microsoft does not exercise the option under Section 7.2.3(a), the Rev Share Rate will increase to 90%, effective as of the fifth anniversary of the Commencement Date.

(d) For clarification, termination of Yahoo!’s sales exclusivity for Premium Direct Advertisers as set forth in Section 7.2.3(a) does not and will not terminate Yahoo!’s ability to market to, and do hand sales and accept orders (including orders for Microsoft Paid Search Services and Microsoft Contextual Advertising Services) from Premium Direct Advertisers in such country during the non-exclusive sales period. Therefore, Microsoft and Yahoo! each have the right to sell and accept orders for Microsoft Paid Search Services and Microsoft Contextual Advertising Services from Premium Direct Advertisers during any non-exclusive sales period. During any non-exclusive sales period, the parties will work together to develop, policies, procedures and enforcement mechanisms that do not discriminate against or disadvantage either party to ensure that during any such period of non-exclusivity for Premium Direct Advertisers, each of Microsoft’s and Yahoo!’s sales forces will be able to compete for sales to Premium Direct Advertisers on an unbiased level playing field. During a period of non-exclusivity, Yahoo!’s sales team for Microsoft Paid Search Services and Microsoft Contextual Advertising Services will be at parity with Microsoft and including (by way of example and not limitation) access to the same services and Advertiser Data, access to and visibility into Microsoft Paid Search Services and Microsoft Contextual Advertising Services accounts and account information, ability to book and reserve inventory, the same tools (including Sales Tools, Sales Reporting tools and Marketplace Tools), Tier 2 Services customer support, and campaign optimization functionalities substantially as set forth for Yahoo!’s exclusivity in this Agreement.

(e) If Yahoo! materially breaches its obligations under Section 5.3.1 in a country, or if Yahoo! is subject to an AdSat Escalation Event, then if such breaches or AdSat

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Escalation Events are continuing after written notice thereof to Yahoo! by Microsoft and a reasonable opportunity to cure (but no less than a 60-day cure period for a breach of Section 5.3.1), and Microsoft is performing to its required AdSat Levels for Tier 1 Services for non-Premium Direct Advertisers and for Tier 2 Services and platform functionality for Premium Direct Advertisers in such country and Microsoft is complying with its Marketing spend obligations in Section 5.2.11, Microsoft will not have a termination right therefor, but may escalate the matter to the Executive Steering Committee, and to arbitration as provided in Section 17. An arbitrator ruling in favor of Microsoft may, among all other options specific to such country only (except money damages in the event of a failure to perform in connection with an AdSat Escalation Event, which shall not be permitted), require Yahoo! to meet staffing levels required by this Agreement, or choose to grant Microsoft the opportunity to be Yahoo!’s exclusive third-party reseller of Microsoft Paid Search Services and Microsoft Contextual Advertising Services solely in that country, with costs of such operations being at Microsoft’s expense, provided that (i) Microsoft’s local online inventory sales force for such country, Microsoft’s local sales force’s relative and relevant online advertising industry experience generally and in country, that sales force’s size, professional reputation and quality of sales staff, its cost of service and commitment level, its familiarity with and its direct experience with Premium Direct Advertisers in that country, and its sales resources in that country are or reasonably will be substantially similar (considering all of the preceding factors) to other third party sales forces in country within [*] of the decision date, and (ii) Microsoft is not legally prohibited from performing this function; provided that Yahoo! will not include as a provision in its third-party contracts a term that precludes Yahoo! from engaging Microsoft as a sales agent. Should the arbitrator grant and Microsoft accept such an option, Microsoft will be bound by the same requirements and limitations that governed Yahoo! when serving as the exclusive sales agent under this Agreement. The parties will agree to a reasonable reduction of the relevant Regional Commitment while Microsoft is the exclusive reseller in a country. Yahoo! may reclaim its sales exclusivity in the affected country after [*] by delivering [*] notice to Microsoft or any arbitrator-selected reseller at any time before or after the expiration of such [*] period.

(f) During any period of sales non-exclusivity in a country, either party may be a contracting entity for orders for Microsoft Paid Search Services and Microsoft Contextual Advertising Services from a Premium Direct Advertiser in such country.

7.3 Non-Discrimination. Neither Microsoft nor Yahoo! will knowingly discourage, inhibit or provide any disincentive to advertisers from having their Paid Listings from the Services and the Additional Services (as applicable) displayed on the other party’s (or its distribution partners’) Web pages. For clarity, these restrictions do not prohibit a party from awarding credits or rebates to such advertiser; provided that (a) neither party will issue a credit or refund for Paid Listings from the Services in order to increase an advertiser’s spend outside of the Microsoft Paid Search Services and Microsoft Contextual Advertising Services, and (b) each party’s rebates and credits practices will be commercially reasonable. Microsoft shall not provide less favorable treatment (including equal treatment when not merited) to Yahoo! or Syndication Partners than to Microsoft or any Microsoft partner in connection with the delivery or operation of the Services, except when such treatment is transparent and based on reasonable and fair factors that are consistently applied to Microsoft O&O Properties as well. Prior to a Premium Direct Advertiser’s Migration Date and subject to applicable confidentiality restrictions, Microsoft shall reasonably cooperate in communicating to Yahoo! contracts with such Premium Direct Advertiser containing significant negotiated terms specific to Microsoft Paid Search Services or Microsoft Contextual Advertising Services obligations, including the substance of the significant negotiated terms.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

8. TRANSITION

8.1 Development of Transition & Implementation Plan. As promptly as practicable, the parties will develop a detailed transition and implementation plan and schedule for implementing Microsoft’s Algorithmic Search Services and Microsoft’s Paid Search Services and Microsoft’s Contextual Advertising Services on all Yahoo! Properties and Syndication Properties (the “Transition Plan”). The implementation of the transition of such services shall be completed within a period no longer than 24 months from the Commencement Date (provided however, that this 24-month period may be extended up to a total of three months if the end of the 24-month period occurs in the fourth calendar quarter). The Transition Plan will, among other things, include the Schedule, establish roles and responsibilities in connection with the transition of Yahoo! and the Syndication Partners and the Migration of Customers and substantively in accordance with Exhibit I define the criteria for determining whether such transition and Migration has been completed (“Transition Completion”) in a given country. Microsoft and Yahoo! will ensure that Transition Completion for the U.S., UK, Japan and Taiwan (the “Major Markets”) occurs within [*] of the Commencement Date with no single implementation in any market exceeding [*] from its start date (except that such [*] period may be extended for up to an additional [*] period as needed if the completion date would otherwise end during the fourth calendar quarter). Microsoft and Yahoo! shall work together to ensure that the transition period for each country is handled in a professional and expedited manner. The parties will also jointly discuss and, as mutually deemed appropriate, jointly develop, communications regarding this implementation schedule.

8.1.1 Korea Transition. As part of the Transition Plan, the parties will mutually agree on when to transition Paid Search Services in Korea, taking into account the [*].

8.2 Yahoo! Transition Services.

8.2.1 Algorithmic Search Services Transition. Until completion of the transition of Yahoo!’s Algorithmic Search Services to Microsoft in a given country, Yahoo! will continue to operate and maintain such services and associated physical infrastructure of Yahoo! to support the same, including data centers and related hardware, fixtures and other equipment in a manner consistent with Yahoo!’s practices prior to the Commencement Date. Starting on the Commencement Date, Microsoft will reimburse Yahoo! for all of Yahoo!’s costs of running Yahoo!’s Algorithmic Search Services for each country expensed after such date until the completion of the transition to Microsoft’s Algorithmic Search Services for such country except (a) as limited by Section 2.1.3 of Exhibit I and Section 8.2.4; (b) [*]. For avoidance of doubt, the costs set forth in (a) and (c) above will not be reimbursed under this Section 8.2.1, but may be otherwise reimbursable under Section 8.2.5 or elsewhere in this Agreement.

8.2.2 Paid Search Services Transition. Until the completion of the Migration of Yahoo!’s Paid Search Services to Microsoft in a given country, Yahoo! will continue to operate and maintain such services and associated physical infrastructure of Yahoo! to support the same, including data centers and related hardware, fixtures and other equipment in a manner consistent with Yahoo!’s practices prior to the Commencement Date. Starting on the Commencement Date, Microsoft will reimburse Yahoo! for all of Yahoo!’s costs of running Yahoo!’s Paid Search Services for each country expensed after such date until the completion of the Migration to Microsoft’s Paid Search Services for such country (a) as limited by Section 8.2.4 and (b) [*].

8.2.3 Costs of Running. As used in Sections 8.2.1 and 8.2.2, and except as otherwise explicitly limited by Sections 8.2.1, 8.2.2 and 8.2.7, “all of Yahoo!’s costs of running” means [*]:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(i)	[*]

(ii)	[*]

(iii)	[*]

(iv)	[*]

(v)	[*]

(vi)	[*]

(vii)	[*]

(viii)	[*].

[*].

8.2.4 Cost Disputes; Annual Cost Limit. If Yahoo! claims in good faith that a cost or expense is reimbursable under Section 8.2.1 or Section 8.2.2 then Microsoft will reimburse Yahoo! for such cost or expense regardless of whether Microsoft agrees that the cost or expense should be reimbursed. Yahoo! will not be acting in “good faith” if Yahoo! makes a claim for a cost or expense that is unambiguously and expressly excluded pursuant to Sections 8.2.1, 8.2.2, 8.2.3 or 8.2.7. If there is ambiguity about whether a cost or expense is reimbursable under Sections 8.2.1, 8.2.2, 8.2.3 or 8.2.7, then the cost or expense is reimbursable. Furthermore, any dispute or controversy regarding whether a Yahoo! cost or expense is reimbursable by Microsoft is not subject to the Dispute resolution process set forth in Section 17.4. The aggregate amount reimbursable by Microsoft pursuant to Sections 8.2.1 and 8.2.2 in each 12 month period starting on the Commencement Date is limited to [*] (“Annual Cost Limit”). In addition, if a type of cost or expense is reimbursable pursuant to Section 8.2.1 or Section 8.2.2 in the first 12 month period following the Commencement Date (“First Reimbursement Period”) then the same type of cost or expense is reimbursable in future 12 month periods (each a “Reimbursement Period”), subject to the Annual Cost Limit. For each calendar month starting on the Commencement Date and ending when reimbursements under Sections 8.2.1 and 8.2.2 end, Yahoo! will send Microsoft a report detailing all cost or expense amounts that would have been reimbursable for each cost or expense type under Sections 8.2.1 and 8.2.2 [*].

8.2.5 Other Costs. In addition to reimbursement provided in Sections 8.2.1 and 8.2.2, starting on the Commencement Date, Microsoft will also reimburse Yahoo! on a monthly basis for the following Yahoo! expenses relating to Yahoo!’s Paid Search Services and Algorithmic Search Services and Microsoft’s Paid Search Services and Algorithmic Search Services that are expensed during the applicable period (as set forth below except as provided in Section 8.2.8) to the extent not otherwise reimbursable by Microsoft under this Agreement (including under Sections 8.2.1 and 8.2.2), provided, however, unless otherwise agreed by the parties in writing, (x) if the Commencement Date is after March 20, 2010, or Yahoo! does not provide Microsoft with the Acceleration Notice on or before March 20, 2010, then such reimbursable expenses during the period from the Commencement Date until the start of the first full Annual Period is limited to $50 million and during each of the immediately following three full Annual Periods is limited to $50 million per period, until a maximum of $150 million is reimbursed during the initial period and three full Annual Periods, or (y) if the Commencement Date is on or before March 20, 2010 and Yahoo! provides Microsoft with the Acceleration Notice on or before

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

March 20, 2010, then such reimbursable expenses during the period from the Commencement Date through June 30, 2010 is limited to the Acceleration Amount, and during each of the immediately subsequent three full Annual Periods is limited to $50 million per period, until a maximum of $150 million less the Acceleration Amount is reimbursed: [*]. A cost or expense deemed a non-operating expense in accordance with GAAP for Yahoo! and also treated as a non-operating expense in accordance with GAAP for Microsoft is not reimbursable under this Section 8.2.5.

Microsoft’s obligation to reimburse Yahoo! for the costs set forth in this Section 8.2.5 shall expire after [*].

8.2.6 Cooperation. Yahoo! and Microsoft agree to use reasonable efforts to seek opportunities to minimize the costs of running multiple and duplicative systems for Algorithmic Search Services and Paid Search Services prior to completion of Migration. For clarity, the preceding sentence in no way limits Microsoft’s obligation to reimburse Yahoo! for all of the costs in accordance with Sections 8.2.1, 8.2.2 and 8.2.3 above but may, in practice, reduce the amount of such costs. In the event of an unresolved Dispute regarding this Section 8.2.6, either party may escalate the matter as provided in Section 17.

8.2.7 Calculation of Costs. Where reimbursement of depreciation and amortization are permitted by this Section 8.2, the calculation of such amounts will be based on useful lives consistent with Yahoo!’s past practices with respect to financial reporting (e.g., 10K), subject to a minimum of three years as the useful life for computer servers. For the avoidance of doubt, (a) references to “research and development costs” and “sales and marketing expenses” in this Section 8.2 include all costs or expenses considered by Yahoo! as research and development costs and sales and marketing expenses, respectively, as of the most recent calendar year 2009 forecast prior to the Effective Date for internal budgeting purposes; provided, further, that in such forecast no research and development costs or sales and marketing expenses were re-categorized for the purpose of increasing cost reimbursement under this Section 8.2, and (b) all expenses to be reimbursed pursuant to this Section 8.2 are net of any reimbursements from third parties. Notwithstanding Section 9.2.3(f), for reimbursement under this Section 8.2 Yahoo! will submit costs or expenses to Microsoft no later than the end of the calendar month following the calendar month in which the item was expensed by Yahoo!. Yahoo! does not waive its right to claim a type of cost or expense for reimbursement in a future month solely as a result of not claiming this type of cost or expense in any prior month.

8.2.8 Costs or Expenses Prior to the Commencement Date. With respect to costs or expenses reimbursable under Section 8.2.5, within 30 days of the Commencement Date only, Yahoo! is permitted to report and claim costs or expenses that were expensed prior to the Commencement Date; provided that such costs or expenses are otherwise eligible for reimbursement under Section 8.2.5. For avoidance of doubt, the foregoing sentence does not increase the cap for any Annual Period (or partial Annual Period) or the aggregate reimbursement cap of $150 million under Section 8.2.5 or the Acceleration Amount.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

9. COMPENSATION AND PAYMENT

9.1 Calculation of Payments.

9.1.1 Definitions

(a) “Average Yahoo! TAC Rate” means total Syndication Partner Payments (under Syndication Partner Agreements) divided by total Adjusted Net Revenues, each (i.e., payments and revenues) with respect to Services, and if applicable, Additional Services, provided to Syndication Partners on Syndication Properties, [*].

(b) The “Rev Share Rate” shall be 88% except as adjusted pursuant to Section 7.2.3.

9.1.2 Services and Additional Services Sold by Yahoo!.

(a) In connection with Paid Listings from Services and Additional Services sold by Yahoo! that appear on Microsoft O&O Properties and Microsoft syndication properties, Yahoo! shall pay to Microsoft [*]% of the associated Adjusted Net Revenues.

(b) In connection with Paid Listings from Services and Additional Services sold by Yahoo! that appear on Yahoo! Properties, Yahoo! shall pay to Microsoft (i) the product of (x) the associated Net Revenues and (y) (100% - Rev Share Rate) [*].

(c) In connection with Paid Listings from Services and Additional Services sold by Yahoo! that appear on Syndication Properties, Yahoo! shall pay to Microsoft (i) the product of (x) the associated Net Revenues, (y) (100% - Rev Share Rate) (e.g., initially 100%-88%=12%), and (z) (100% - Average Yahoo! TAC Rate)) [*].

9.1.3 Services and Additional Services Sold by Microsoft.

(a) In connection with Paid Listings from Services and Additional Services sold by Microsoft that appear on Microsoft O&O Properties and Microsoft syndication properties, Microsoft shall retain all revenues.

(b) In connection with Paid Listings from Services and Additional Services sold by Microsoft that appear on Yahoo! Properties, Microsoft shall pay to Yahoo! the product of (x) the associated Net Revenues, and (y) Rev Share Rate. By way of example, if there was $100 in Net Revenues sold by Microsoft for Services displayed on the Yahoo! Properties and an 88% Rev Share Rate, then Microsoft would pay to Yahoo! $88 (= $100 x 88%). [*].

(c) In connection with Paid Listings from Services and Additional Services sold by Microsoft that appear on Syndication Properties, Microsoft shall pay to Yahoo! the product of (x) the associated Net Revenues and (y) 100% - ((100% - Rev Share Rate) x (100% - Average Yahoo! TAC Rate)). By way of example, if there was $100 in Net Revenues sold by Microsoft for Services displayed on all of the Yahoo! Syndication Properties, an 88% Rev Share Rate and [*]% Average Yahoo! TAC Rate, then Microsoft would pay to Yahoo! $[*] = ($100 x (100% - ((100% - 88%) x (100% - [*]%)))) (of which the $[*] is an estimate of the amount due to the Syndication Partner. [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

9.1.4 Calculation of Guarantee From Microsoft to Yahoo!.

(a) [*].

(b) [*].

(c) [*].

(d) [*].

(e) [*].

(f) [*].

9.1.5 Reimbursements and Other Charges.

(a) Serving Costs. [*]. The reporting provided in Section 9.2.2(g) shall also include the amount due for this Section 9.1.5(a) broken down for Algorithmic Search Services, Paid Search Services and Contextual Advertising Services. [*].

(b) [*].

(c) [*].

(d) [*].

(e) [*].

(f) [*].

(g) [*].

(h) Dedicated Resources. Yahoo! shall pay to Microsoft the costs for providing excess Dedicated Resources, if applicable, as provided in Section 2.4.11(a).

(i) Non-Internet Search. Yahoo! shall pay to Microsoft the Covered Marginal Costs for Non-Internet Search Services, if applicable, as set forth in Section 3.1.

(j) Mapping Services. Yahoo! shall pay to Microsoft the Covered Marginal Costs for Mapping Services, if applicable, as set forth in Section 3.2.

(k) [*].

(l) [*].

(m) [*].

(n) [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(o) Other Ads. Yahoo! shall pay to Microsoft amounts associated with other advertisements, if applicable, on Yahoo! Results Pages as set forth in Section 7.1.3.

(p) Pre-Migration Costs. Microsoft shall pay to Yahoo! the “costs of running” as set forth in Sections 8.2.1 and 8.2.2.

(q) Cost Reimbursement. Microsoft shall pay to Yahoo! the reimbursements provided in Section 8.2.5.

(r) [*].

(s) Prepay Balance. Upon acceptance of Microsoft’s terms and conditions, Yahoo! shall pay to Microsoft the pre-paid balance for certain (or all) non-Premium Direct Advertisers chosen by Yahoo! in a manner consistent with Section 3.2.3 of Exhibit I, and Microsoft shall credit each such advertiser’s account (i.e., for whom Yahoo! has provided the pre-paid balance to Microsoft) with its applicable credit balance on the Core System as set forth in Section 3.2.3 of Exhibit I.

(t) Panama Platform. Microsoft shall pay to Yahoo! the reimbursements, if applicable, as provided in Section 3.2.7(g) of Exhibit I.

(u) Other. In addition to payments otherwise specified elsewhere in this Section 9, each party shall pay to the other party such amounts as may be otherwise set forth in the Agreement. Except as set forth in Section 9.1.5(s) above, this list of payment obligations in this Section 9.1.5 is not intended to otherwise limit or expand obligations set forth elsewhere in the Agreement.

9.1.6 Other Platform Services. For Other Platform Services, each party shall pay the other party for Other Platform Services as set forth in Section 3.4.

9.1.7 Reseller Commissions. Yahoo! is responsible for all Reseller commissions and fees during the time that Yahoo! has sales exclusivity for Premium Direct Advertisers for a particular country; provided, however that Microsoft shall be responsible for all Reseller commissions and fees when Microsoft has sales exclusivity for Premium Direct Advertisers for a particular country. Further, each party is responsible for Reseller commissions and fees associated with its sales through such Resellers during a period of non-exclusivity with respect to Premium Direct Advertisers. Neither party may deduct such commissions and fees from gross billings received from Premium Direct Advertisers for the purposes of calculating Net Revenues.

9.1.8 No Double Reimbursement. For avoidance of doubt, the payments provided in each paragraph of Sections 9.1.2 through 9.1.6 are intended to be cumulative and are not mutually exclusive. Neither party shall be obligated to pay for, or reimburse, a cost or expense under this Agreement that otherwise already has been paid or reimbursed under this Agreement.

9.1.9 Other Agreements. For avoidance of doubt, this Agreement does not alter or eliminate amounts payable by either party (or its Affiliates) to the other party (or its Affiliates) under other agreements (except for the Letter Agreement) for Paid Search Services and Contextual Advertising Services provided by Yahoo! (i.e., not from the Services) prior to the completion of Migration in each country.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

9.2 Payments, Billing, Collections, Reporting.

9.2.1 Collections.

(a) Microsoft. For Services sold by Microsoft, Microsoft shall (i) establish the credit and payment terms, (ii) manage the cash collections and applications process, (iii) serve as the primary point of contact for invoicing and billing escalation issues related to the same, (iv) use commercially reasonable efforts to collect money from these advertisers at least to the same extent that Microsoft did as of the Letter Agreement Effective Date and (v) provide technical support for the resolution of billing related issues. For the avoidance of doubt, Microsoft is responsible for all fines and penalties associated with the collection of revenue from Services and Additional Services sold by Microsoft.

(b) Yahoo!. For Services sold by Yahoo!, Yahoo! shall (i) subject to and consistent with Section 9.2.1(e) establish the credit and payment terms, (ii) manage the cash collections and applications process, (iii) serve as the primary point of contact for invoicing and billing escalation issues related to the same and (iv) use commercially reasonable efforts to collect money from these advertisers at least to the same extent that Yahoo! did as of the Letter Agreement Effective Date. For the avoidance of doubt, Yahoo! is responsible for all fines and penalties associated with the collection of revenue from Services and Additional Services sold by Yahoo!.

(c) Cooperation. Upon request by a party, the other party will provide reasonable cooperation in connection with invoicing and billing matters.

(d) Currencies. As provided in Section 9.2.4(c) below, the parties will support invoicing and payments in certain local currencies.

(e) Bad Debt Rate. Solely if the Bad Debt Rate exceeds [*]% and the percentage growth rate (e.g., the percentage growth rate would be [*]% if Bad Debt Rate moves from [*]% to [*]%) of the Bad Debt Rate as compared to the prior calendar year is in excess of the percentage growth rate of the bad debt rate in the market during the same calendar year (“Market Bad Debt Rate”) as measured by the average of the percentage growth rate of the bad debt expense for [*], then Yahoo! will provide written notice to Microsoft prior to the start of the next calendar year and permit Microsoft to [*] until any month in which the Bad Debt Rate returns to [*]% or less or the percentage growth rate of the Bad Debt Rate is less than the percentage growth rate of the Market Bad Debt Rate; provided in no event will any such changes adversely affect Yahoo!’s overall business.

9.2.2 Reporting.

The following sets forth the billing and revenue recognition reporting requirements and are in addition to any other reporting requirements (i.e., other than billing and revenue recognition) located in other Sections of this Agreement. In addition to the below, each party will use commercially reasonable efforts to provide in a timely manner information required for the other party to perform its financial reporting and billing activities. In addition, the parties will consider in good faith opportunities to improve the timeliness and robustness of the information provided.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(a) Revenue Report. To support Yahoo! in revenue recognition and for other purposes, Microsoft will provide to Yahoo! by an agreed upon mechanism within two Business Days after the end of each calendar month a report that provides the following debit (gross revenues excluding taxes) and credits (offsets to gross revenues) revenue information with respect to the sale of Microsoft Paid Search Services and Microsoft Contextual Advertising Services through the Core Platform during the prior calendar month (Pacific Time): (i) Yahoo! sales on Yahoo! Properties, (ii) Yahoo! sales on Syndication Properties, (iii) Yahoo! sales on Microsoft O&O Properties and Microsoft’s syndication properties, (iv) Microsoft sales on Yahoo! Properties and (v) Microsoft sales on Syndication Properties. Each of these amounts will be further broken down by country based on the bill-to address of Customers. In addition, Microsoft will provide to Yahoo! the revenue information broken down by Syndication Property.

(b) Invoicing Feed. To enable Yahoo! to invoice its Customers and for other purposes, Microsoft will provide to Yahoo!, within [*], a detailed invoicing data file covering Yahoo!’s sale to its Customers of the Services and the Additional Services that sets forth the following information for the month just ended for each Customer and each associated campaign: the amount of (i) debits (gross billings excluding taxes), (ii) credits (deductions to gross billings), (iii) billable events (e.g., as of the Effective Date, clicks and/or impressions (net of discarded clicks and/or impressions)) for the month (local time), as well as such additional information as may be mutually agreed.

(c) Syndication and Other Info. To enable Yahoo! to calculate the Average Yahoo! TAC Rate, pay its Syndication Partners, for Yahoo! to report to its Syndication Partners with syndication rights to pay their syndication partners, and for other purposes, Microsoft shall provide to Yahoo!, within [*], a statement that sets forth revenues (debits and credits), aggregated monthly billable events (e.g., as of the Effective Date, clicks and/or impressions net of discarded clicks and/or impressions) resulting from use of the Services and the Additional Services during the month just ended on Yahoo! Properties and Syndication Properties, and all such information further broken out by (i) publisher (equivalent to what Yahoo! refers to as a tag) and ad unit (equivalent to what Yahoo! refers to as a subtag), (ii) type of service (e.g., Paid Search Services or Contextual Advertising Services) and (iii) seller (i.e., Microsoft or Yahoo!), as well as such additional information as may be mutually agreed.

(d) Yahoo! Report. To enable calculation of amounts owed by Yahoo! to Microsoft with respect to sales by Yahoo! and for other purposes, Yahoo! shall provide to Microsoft, upon the [*], a statement showing (i) any adjustments required to calculate Net Revenues from gross revenues for each of Sections 9.1.2(a), 9.1.2(b) and 9.1.2(c), (ii) the resulting Net Revenues, and Average Yahoo! TAC Rate and (iii) amounts owed pursuant to each of Sections 9.1.2(a), 9.1.2(b) and 9.1.2(c).

(e) Microsoft Report. To enable calculation of amounts owed by Microsoft to Yahoo! and to enable Yahoo! to recognize revenues, Microsoft shall provide to Yahoo!, within [*], a statement setting forth with respect to sales by Microsoft (i) any adjustments required to calculate Net Revenues from gross revenues, (ii) the resulting Net Revenues for each of Sections 9.1.3(b) and 9.1.3(c), and (iii) amounts owed pursuant to each of Sections 9.1.3(b) and 9.1.3(c).

(f) Guarantee Reporting. To determine obligations resulting from Section 9.1.4 (Guarantee), Yahoo! will provide to Microsoft, upon the later of [*], information (if any) required to calculate the Guarantee Amount that is available to Microsoft and otherwise not

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

available to Yahoo!, and any other mutually agreed information to be provided by Microsoft in order to calculate the Guarantee Amount, a statement setting forth (i) for the U.S., an estimate of the calculation of the Guarantee Amount and amount payable pursuant to Section 9.1.4, and (ii) for each True-Up Period for a country that ended during such month, the calculation detail for the Guarantee Amount for the True-Up Period and amount payable pursuant to Section 9.2.3(b). Microsoft will pay any such amounts that are not disputed. If the parties are unable to resolve any Dispute with respect to such amounts, the Dispute may be escalated by either party as provided in Section 17.

(g) Reimbursables Report. For obligations pursuant to Sections 9.1.5 (Reimbursements) and 9.1.6 or other provisions of the Agreement not specifically addressed in this Section 9.2.2, each party shall provide to the other party, within [*], a reasonably detailed statement setting forth any amounts owed by the other party with respect to the month just ended, or where calculation of the amount due requires data from the other party (“second party”), the second party will provide the required information to the first party by the above date, and the first party shall have an additional five Business Days to provide its statement to the second party; provided, however, if a reporting party reasonably believes in good faith that the amount in any particular subparagraph of Section 9.1.5 except Section 9.1.5(a) will, in the aggregate, not exceed $[*] during the relevant calendar quarter, then such party may report the amounts in any such category on a quarterly basis instead of on a monthly basis, and any such quarterly statement would be due within 16 days after the end of the relevant calendar quarter.

(h) Discretionary Displays. Within 30 days of each annual anniversary of the Commencement Date, Yahoo! will report to Microsoft the number and percentage of Discretionary Displays for the past year (excluding Discretionary Displays which are not subject to limitation as provided in Section 2.1.2).

(i) Korea and Hong Kong. [*].

(j) Non-Business Days. Any statement due pursuant to this Section 9.2.2 on a day that is not a Business Day (or falls on a holiday in the locality in which the statement is due) shall instead be due on the following Business Day (or post-holiday day, as applicable).

(k) Pre-Migration. The reporting obligations provided in Sections 9.2.2(a)-9.2.2(i) shall not begin until the commencement of Migration in each country.

(l) [*].

(m) Legal. Each party shall provide the other party with information in connection with this Agreement (i) as required either by Law or legal process or (ii) reasonably necessary to respond to a mandatory request for information by a governmental or regulatory agency with jurisdiction, including but not limited to, a national stock market or exchange, or the Securities and Exchange Commission or other regulatory agency.

(n) Reporting. In addition to any other reporting otherwise required, each monthly Yahoo! reimbursement resulting from Section 8.2 will be accompanied by a report that sets forth the amount by type of expense for reimbursable expenses. Within 30 days after the Commencement Date and during the first calendar quarter of each calendar year, Yahoo! will provide Microsoft with a non-binding estimate of the amount by type of expense and quarter for

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

expenses to be reimbursed pursuant to Section 8.2 for the current Annual Period and next Annual Period, respectively. If the Commencement Date is during the second calendar quarter of 2010, Yahoo! will also provide Microsoft with this information for the next Annual Period.

9.2.3 Payment Timing.

(a) Search Payments. Payments required by Sections 9.1.2 and 9.1.3 shall be paid monthly within [*] after the last day of the calendar month in which the advertising activity occurred (or the billing adjustment was posted to the advertiser’s account in the case of billing adjustments, credits, chargebacks, writeoffs, etc.).

(b) Guarantee Payments. Payments required to be paid pursuant to Section 9.1.4 (Guarantee), subject to any offsets permitted pursuant to Section 9.1.4(b) and 9.1.4(c), shall be paid (or offset) within [*] after the last day of each calendar month for True-Up Periods that ended during such month.

(c) Reimbursable Payments. Payments required to be paid pursuant to Section 9.1.5 (Reimbursements) and 9.1.6 shall be paid within [*] after receipt of a statement pursuant to Section 9.2.2(g).

(d) Initial Payments. Prior to the first payment to each party (or a new Affiliate of such party), the payee will provide such compliance documentation (e.g., IRS W-9) as may reasonably be required by the payor. When new or revised payee information is provided, the payor may delay payment for up to 30 days following payor’s receipt of the revised compliance documentation. Any payment between the parties required under this Agreement prior to 45 days following the Commencement Date, other than a payment associated with termination of the Agreement or indemnification under the Agreement, shall instead be due 45 days following the Commencement Date.

(e) Non-Business Days. Any payment due under this Agreement that falls on a day that is not a Business Day (or falls on a holiday in the locality in which payment is being made or received) shall be paid on the next Business Day (or post-holiday day, as applicable).

(f) Reporting Delays. In the event that a party is late in providing a statement required by 9.2.2(g), the payment due date for payments resulting from that statement to the party that was late in providing the statement shall be extended by the amount of delay. Similarly, in the event a party has received a timely statement, but is late in issuing an invoice to the other party as provided in Section 9.2.4, the payment due date for payments resulting from that invoice shall be extended. For avoidance of doubt, this Subsection (f) does not permit any delays and the party causing the reporting delay remains responsible for any failure to timely pay the other party. Notwithstanding the foregoing, if a party is less than 30 days late in providing any information required by Section 9.2.2(g), which delay is not the result of the other party’s conduct, then the parties agree that the sole remedy for such delay is that the party that is responsible for such delay shall be liable for any resulting interest payments.

9.2.4 Payment Process.

(a) Payments by Microsoft to Yahoo!. For payments by Microsoft to Yahoo! pursuant to this Agreement:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(1)	At least [*] before the payment due date provided in Section 9.2.3, Yahoo! shall invoice Microsoft for all amounts due via the Microsoft online invoicing tool at [*] or such other site designated by Microsoft (which Microsoft shall ensure is operational throughout the Term of this Agreement). By written notice to Yahoo!, Microsoft may waive this invoicing requirement for some or all payments under this Agreement.

(2)	Payments due from Microsoft to Yahoo! will be paid by the Microsoft Affiliate specified below to Yahoo! or the Yahoo! Affiliate specified below:

	Payor	Payee
For payments associated with advertisers whose invoices are delivered in the Americas (U.S., Canada and Latin America)	Microsoft Online Inc., a Nevada corporation	Yahoo!, Inc., a Delaware corporation

For payments associated with advertisers whose invoices are delivered outside of the Americas	Microsoft Online Inc., a Nevada corporation	Yahoo! SARL, a company registered in Switzerland

Costs reimbursement pursuant to Section 8.2.	Microsoft Online Inc., a Nevada corporation	Yahoo! Inc., a Delaware corporation, and/or Yahoo! SARL, a company registered in Switzerland, as designated in writing by Yahoo!

Any other payments including all payments not tied to the invoice location of the advertiser	Microsoft Online Inc., a Nevada corporation	Yahoo! Inc., a Delaware corporation, and/or Yahoo! SARL, a company registered in Switzerland, as designated in writing by Yahoo!

The payment addresses for Yahoo! Inc. and Yahoo! SARL are 701 First Avenue, Sunnyvale CA 94089 and ZA la Piece No.4, Route de l’Etraz, 1180 Rolle, Switzerland, respectively.

(3)	Microsoft will make payment via ACH to Yahoo!’s financial institution pursuant to instructions supplied by Yahoo! on Microsoft’s ACH Electronic Payment form as Yahoo! may update from time to time.

(b) Payments by Yahoo! to Microsoft. For payments by Yahoo! to Microsoft pursuant to this Agreement:

(1)	At least [*] before the payment due date provided in Section 9.2.3, Microsoft shall invoice Yahoo! for all amounts due by sending invoice to: [*] except for invoices to Yahoo! SARL which shall be directed to [*], or such other address or location designated by Yahoo!. By written notice to Microsoft, Yahoo! may waive this invoicing requirement for some or all payments under the Agreement. Each such invoice will include the name and address of the applicable Yahoo! Affiliate, provided Yahoo! has provided Microsoft with such information at least 60 days in advance of the invoice date.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(2)	Payments due from Yahoo! to Microsoft will be paid by Yahoo! or the Yahoo! Affiliate specified below to the Microsoft Affiliate specified below:

	Payor	Payee
For payments associated with advertisers whose invoices are delivered in the Americas (U.S., Canada and Latin America), other than those countries in Latin America specified below	Yahoo!, Inc., a Delaware corporation	Microsoft Online Inc., a Nevada corporation

For payments associated with advertisers whose invoices are delivered in (i) Asia, other than those countries in Asia specified below, (ii) Europe (defined as the countries where Yahoo! has portals owned and operated by Yahoo! SARL) and (iii) all other European, Middle Eastern and African countries, other than those countries in the Middle East or Africa specified below	Yahoo! SARL, a company registered in Switzerland	Microsoft Online Inc., a Nevada corporation

For payments associated with advertisers whose invoices are delivered in Brazil, Argentina, Mexico, Taiwan, Korea, Hong Kong, India, Singapore, Dubai, Malaysia, Philippines and Vietnam	Local Yahoo! Affiliates as set forth in Exhibit J	Microsoft Online Inc., a Nevada corporation

Any other payments including all payments not tied to the invoice location of the advertiser	Yahoo! Inc., a Delaware corporation and/or Yahoo! SARL, a company registered in Switzerland, as designated in writing by Yahoo!	Microsoft Online Inc., a Nevada corporation

The payment address for Microsoft Online Inc. will be provided by Microsoft to Yahoo! within thirty (30) days after the Commencement Date.

(c) In the event that either party’s billing system does not support invoicing or payment in the currency of the original obligation as provided on the applicable statement, then such party shall be permitted to invoice or pay, as the case may be, such amount in US dollars and any such US dollar obligation shall be calculated using the exchange rate published by the Financial Times and available at http://markets.ft.com/ft/markets/researchArchive.asp?report=3SPT&cat=CU (or such other source as the parties may agree) on the last Business Day of calendar month of the period covered by such obligation. At a minimum, starting on the commencement of Migration for the applicable country both parties will support for advertiser bidding and for advertiser payments the following currencies (i.e., as applicable for the local market): [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(d) Microsoft or Yahoo! may change or modify its payor or payee entities from those provided in Section 9.2.4(a) and 9.2.4(b), from time to time, and in accordance with Section 20.4, to any other Affiliate of such party upon no less than 90 days written notice to the other party. Upon any such change or modification by Microsoft or Yahoo!, the parties will reasonably cooperate with each other to mitigate, reduce or eliminate any resulting additional Transaction Taxes or Withholding Taxes.

9.2.5 Disputed Amounts. Payment of an invoice without asserting a dispute is not a waiver of any claim or right by either party to dispute such amount.

9.2.6 Interest. Late payments by either party shall incur interest at the rate of [*] percent ([*]%) per annum, provided, however, each party shall be provided with one interest-free late payment not to exceed 30 days once per 12 calendar months. For the avoidance of doubt, no such interest shall accrue on any payments made on or before an extended due date in accordance with Section 9.2.3(f) so long as the party making such payment is not responsible for the delay that led to the extension of such payment’s due date.

9.3 Taxes.

9.3.1 Taxes Arising from Transactions with Advertisers.

(a) Microsoft will pay all Taxes imposed by Law on Microsoft arising in connection with any transaction entered into between Microsoft and an advertiser pursuant to this Agreement.

(b) Yahoo! will pay all Taxes imposed by Law on Yahoo! arising in connection with any transaction entered into between Yahoo! and an advertiser pursuant to this Agreement.

9.3.2 Amounts Payable by the Parties do not Include Transaction Taxes. The amounts payable under Section 9.1.2 through Section 9.1.6 by either Microsoft or Yahoo! do not include Transaction Taxes.

9.3.3 Transaction Taxes on Payments between the Parties.

(a) If Microsoft is required by Law to collect from Yahoo! any Transaction Taxes as a result of any transaction between Microsoft and Yahoo! pursuant to this Agreement, Yahoo! will remit such Transaction Taxes to Microsoft upon receipt of an invoice from Microsoft for such Transaction Taxes.

(b) If Yahoo! is required by Law to collect from Microsoft any Transaction Taxes as a result of any transaction between Yahoo! and Microsoft pursuant to this Agreement, Microsoft will remit such Transaction Taxes to Yahoo! upon receipt of an invoice from Yahoo! for such Transaction Taxes.

(c) Notwithstanding any other provision of this Section 9.3.3 to the contrary, neither Microsoft nor Yahoo! will collect any Transaction Taxes if Microsoft or Yahoo!, as the case may be, is provided in a timely manner with a valid exemption or similar certificate by the other party.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

9.3.4 Withholding Taxes on Payments between the Parties.

(a) If Microsoft is required by Law to withhold any Taxes (“Withholding Taxes”) with respect to any payment made to Yahoo! pursuant to this Agreement, Microsoft will (i) withhold such Withholding Taxes and remit such Withholding Taxes to the appropriate Governmental Authority and (ii) remit the remaining portion of such payment to Yahoo!.

(b) If Yahoo! is required by Law to withhold any Withholding Taxes with respect to any payment made to Microsoft pursuant to this Agreement, Yahoo! will (i) withhold such Withholding Taxes and remit such Withholding Taxes to the appropriate Governmental Authority and (ii) remit the remaining portion of such payment to Microsoft.

(c) In the event that either Microsoft or Yahoo! withholds any Withholding Taxes pursuant to this Section 9.3.4, Microsoft or Yahoo!, as the case may be, will deliver in a timely manner to the other party an official receipt for such Withholding Taxes in the United States or any other jurisdiction (and any other documents reasonably requested by the other party for the purpose of claiming a credit for such Withholding Taxes in the United States or any other jurisdiction).

9.3.5 Income Taxes on Payments between the Parties.

(a) Microsoft will pay all Income Taxes imposed by Law on Microsoft arising in connection with any payment received from Yahoo! pursuant to this Agreement.

(b) Yahoo! will pay all Income Taxes imposed by Law on Yahoo! arising in connection with any payment received from Microsoft pursuant to this Agreement.

9.3.6 Cooperation on Tax Matters. Microsoft and Yahoo! will reasonably cooperate with each other to mitigate, reduce or eliminate any Transaction Taxes or Withholding Taxes arising in connection with this Agreement, including by using commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any such Transaction Taxes or Withholding Taxes.

9.3.7 Tax Information. Microsoft and Yahoo! will make available to each other, in a timely manner, all documents, data, information, and records reasonably requested by the other party for the purpose of calculating and paying any Taxes arising in connection with this Agreement or preparing and filing any return or report with respect to such Taxes.

9.4 Compliance With Anti-Corruption Laws.

9.4.1 Each party will comply with all applicable anti-corruption laws, including those that prohibit the promise, the payment, the authorization of, or the giving directly or indirectly of money or things of value to any person or entity (including, but not limited, to any government official or related party) for the purpose of inducing or rewarding any favorable action or inaction related to the Agreement or one party’s relationship with the other party. Each party will maintain written, complete, and accurate records for the duration of the Agreement relating to any payments it makes to third parties related to the Agreement or its relationship with the other party.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

10. AUDIT RIGHTS AND AGREED UPON PROCEDURES

10.1 Right to Audit Compliance with Payment Provisions. During the Term and for a period of [*] thereafter, either party, through an independent and mutually-acceptable (neither party’s acceptance to be withheld or delayed unreasonably), nationally recognized third-party representative, may, upon not less than 30-days’ prior written notice, conduct an audit of the other party’s relevant financial books and records (including reasonably required electronic records), processes and systems, for the purpose of (a) ensuring the other party’s financial books, records, processes and systems meet the reasonable and necessary financial reporting and audit requirements of the other party; (b) reviewing the other party’s compliance with the provisions set forth in Section 9; and (c) confirming the accuracy of the reports set forth in Section 9. The results of the audit a0nd all information reviewed during such audit will be deemed the audited party’s Confidential Information. The auditor will be precluded from disclosing any Confidential Information of the audited party not related to the results of the auditor’s audit to the party requesting the audit without the prior written consent of the audited party. The parties will reasonably comply with the auditors’ requests to facilitate the audit. The party requesting the audit shall pay the costs and expenses of any such audit; provided, however that if an audit reveals an underpayment of [*] percent or more for the audited period, the audited party shall pay for the out-of-pocket costs and expenses of such audit within [*] of such finding. Unless otherwise agreed by Microsoft and Yahoo!, any such audit shall be conducted during regular business hours, at the audited party’s principal place of business, not more frequently than once in any period of [*] and in a manner that does not unreasonably interfere with the normal course of business. If any audit reveals an overpayment, then the party entitled to payment may elect either to receive a credit in the amount of such overpayment that will be applied only against future amounts payable under this Agreement, or to receive a refund within [*] after the date of the auditor’s report. If any audit reveals an underpayment, then the party obligated to make the payment shall pay the other party the amount of the underpayment, together with interest as provided for in Section 9, within [*] after the date of the auditor’s report.

10.2 [*]

10.2.1 [*].

10.2.2 [*].

10.2.3 [*].

10.2.4 [*].

10.2.5 [*].

10.2.6 [*].

11. JOINT DEVELOPMENT; INTELLECTUAL PROPERTY MATTERS

11.1 Rights to Jointly Developed IP.

11.1.1 Allocated Jointly-Developed Technology. If, during the Term, one or more employees or contractors of Yahoo! (or its Affiliates) and one or more employees or contractors of Microsoft (or its Affiliates) (a) jointly author (as determined under applicable copyright law) any software

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

or other works of authorship specifically for incorporation into (including such works constituting modifications to) one party’s Solely-Owned Software (“Allocated Jointly-Developed Software”), or (b) are joint inventors on any patents (as determined under applicable patent law) that relate specifically to one party’s Solely-Owned Software (“Allocated Jointly-Developed Patents”), then (i) Microsoft shall solely own all such Allocated Jointly-Developed Software (including all copyrights arising out of the joint authoring of such Allocated Jointly-Developed Software, but not including any copyrights in any then-pre-existing or independently developed work, including any then-pre-existing work upon which such Allocated Jointly-Developed Software is based) authored specifically for incorporation into, and all Allocated Jointly-Developed Patents that relate specifically to, any Microsoft Solely-Owned Software (“Microsoft-Owned JDT”), and (ii) Yahoo! shall solely own all such Allocated Jointly-Developed Software (including all copyrights arising out of the authoring of such Allocated Jointly-Developed Software, but not including any copyrights in any then-pre-existing or independently developed work, including any then-pre-existing work upon which such Allocated Jointly-Developed Software is based) authored specifically for incorporation into, and all Allocated Jointly-Developed Patents that relate specifically to, any Yahoo! Solely-Owned Software (“Yahoo!-Owned JDT”). Yahoo! hereby assigns and agrees to assign to Microsoft all right, title and interest of Yahoo! in and to the Microsoft-Owned JDT, and Microsoft hereby assigns and agrees to assign to Yahoo! all right, title and interest of Microsoft in and to the Yahoo!-Owned JDT. Each party shall execute and deliver to the other party such instruments and perform such other acts as may be reasonably necessary to perfect the other party’s ownership of Allocated Jointly-Developed Software and Allocated Jointly-Developed Patents.

11.1.2 License to Microsoft Owned JDT. Microsoft (on behalf of itself and its Affiliates) grants to Yahoo! and its Affiliates a worldwide, nonexclusive, perpetual, irrevocable, royalty-free, fully paid up license: (a) under the copyrights and trade secrets embodied in the Allocated Jointly-Developed Software included in the Microsoft-Owned JDT, to reproduce, distribute, create derivative works of, and publicly display and perform such Allocated Jointly-Developed Software, (b) under the Allocated Jointly-Developed Patents included in the Microsoft Owned JDT to make, use, sell, offer to sell and import any products or services, and (c) to sublicense to third parties the foregoing rights (including through multiple levels of sublicensees) with respect to products and services of Yahoo! or its Affiliates. The license granted to Yahoo! under this Section 11.1.2 shall survive expiration or termination of this Agreement for any reason. For avoidance of doubt, the license granted to Yahoo! under this Section 11.1.2 applies only to the Microsoft-Owned JDT and does not extend to any underlying Microsoft Solely-Owned Software or other technology or Intellectual Property Rights. In addition, nothing in this Section 11.1.2 shall constitute or be deemed to grant to Yahoo! or its Affiliates any license, covenant not to sue, or other rights under any patents of Microsoft or its Affiliates other than Allocated Jointly-Developed Patents, whether by implication, estoppel or otherwise.

11.1.3 License to Yahoo! Owned JDT. Yahoo! (on behalf of itself and its Affiliates) grants to Microsoft and its Affiliates a worldwide, nonexclusive, perpetual, irrevocable, royalty-free, fully paid up license: (a) under the copyrights and trade secrets embodied in the Allocated Jointly-Developed Software included in the Yahoo! Owned JDT, to reproduce, distribute, create derivative works of, and publicly display and perform such Allocated Jointly-Developed Software, (b) under the Allocated Jointly-Developed Patents included in the Yahoo! Owned JDT to make, use, sell, offer to sell and import any products or services, and (c) to sublicense to third parties the foregoing rights (including through multiple levels of sublicensees) with respect to products and services of Microsoft! and its Affiliates. The license granted under this Section 11.1.3 shall survive expiration or termination of this Agreement for any reason. For avoidance of doubt, the license granted to Microsoft under this Section 11.1.3 applies only to the Yahoo!-Owned JDT and does not extend to any underlying Yahoo! Solely-Owned Software or other technology or Intellectual Property Rights. In addition, nothing in this Section 11.1.3 shall constitute or

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

be deemed to grant to Microsoft or its Affiliates any license, covenant not to sue, or other rights under any patents of Yahoo! or its Affiliates other than Allocated Jointly-Developed Patents, whether by implication, estoppel or otherwise.

11.1.4 Unallocated Jointly-Developed Technology. If, during the Term, one or more employees or contractors of Yahoo! (or its Affiliates) and one or more employees or contractors of Microsoft (or its Affiliates) (a) jointly author (as determined under applicable copyright law) any software or other works of authorship that are not Allocated Jointly-Developed Software (“Unallocated Jointly-Developed Software”), or (b) are joint inventors on any patents (as determined under applicable patent law) that are not Allocated Jointly-Developed Patents (“Unallocated Jointly-Developed Patents”), then the parties’ ownership of and license rights with respect to such Unallocated Jointly-Developed Software and Unallocated Jointly-Developed Patents shall be as agreed in writing by the parties. If the parties do not agree in writing with respect to ownership of and license rights with respect to such Unallocated Jointly-Developed Software and Unallocated Jointly-Developed Patents, then the parties shall jointly own all right, title and interest in and to such Unallocated Jointly-Developed Software and Unallocated Jointly-Developed Patents, and each party shall have the right (i) to reproduce, distribute, create derivative works of, publicly display and perform such Unallocated Jointly-Developed Software, (ii) under the Unallocated Jointly-Developed Patents to make, use, sell, offer to sell and import any products or services, and (iii) to sublicense to third parties the foregoing rights (including through multiple levels of sublicensees), in each of cases (a), (b), and (c) of this Section 11.1.4, without the consent of, and without any duty to account to, the other party.

11.1.5 Solely-Owned Software. Notwithstanding the foregoing, the assignments contained in Section 11.1.1 and the joint ownership described in Section 11.1.4 shall not apply to any (and each party shall retain sole ownership of its) Solely-Owned Software. As used in this Section 11, “Solely-Owned Software,” as to a party, means software, APIs, and other similar materials developed, acquired or owned by such party (or its Affiliates) prior to the Effective Date or otherwise independently by such party or its Affiliates (including as a result of activities of a party or its Affiliates independent from its activities under this Agreement) from activities under this Agreement. As of the Effective Date, (a) the “Microsoft Solely-Owned Software” includes, the [*]; and (b) the “Yahoo! Solely-Owned Software” includes the [*].

11.2 Ancillary Materials. The parties will use reasonable efforts and negotiate in good faith to develop a mutually acceptable addendum to this Agreement that addresses APIs, data, suggestions, feedback or incidental software components and other information related to the parties’ collaboration under this Agreement (“Ancillary Materials”) provided by a party (“Providing Party”) to the other party (“Developing Party”) specifically for modification of or use with the Solely-Owned Software of the Developing Party. Such addendum will provide that (a) the Providing Party will retain ownership of such Ancillary Materials and (b) use of such Ancillary Materials as expressly authorized by the Providing Party shall not (unless otherwise agreed by the parties in writing) affect the Developing Party’s rights with respect to its own Solely-Owned Software (which the Developing Party may continue to use and otherwise exploit, and authorize others to use and exploit, for all purposes, whether during or after the Term, notwithstanding such use or incorporation of the Ancillary Materials in the Solely-Owned Software Tools as expressly authorized by the Providing Party). Such addendum is not intended to supersede the License Agreement and, unless otherwise agreed by the parties in writing, shall not apply to software or other technology of either party (all of which shall be licensed, if at all, solely under the License Agreement or other written agreement(s) between the parties), and the addendum shall include provisions to address the relationship between such addendum and the License Agreement. Such addendum is not intended to supersede the License Agreement, and unless otherwise agreed to by the parties in writing,

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

shall not apply to software or other technology of either party (except to the extent any APIs or incidental software components are included in Ancillary Materials).

11.3 Brand Features. Each party reserves any and all right, title and interest (including without limitation all Intellectual Property Rights) relating to its own Brand Features. Except to the limited extent expressly provided in Section 11.3.1 of this Agreement, neither party grants, and the other party shall not acquire, any right, title or interest (including any implied license) in or to any of its Brand Features; and all rights not expressly granted herein are deemed withheld. All use by Yahoo! of Microsoft Brand Features (including any goodwill associated therewith) shall inure to the benefit of Microsoft, and all use by Microsoft of Yahoo! Brand Features (if any) (including any goodwill associated therewith) shall inure to the benefit of Yahoo!. No party shall attempt to register or have registered on its behalf Brand Features that are confusingly similar to those of the other party.

11.3.1 Limited License to Brand Features. Subject to the terms and conditions of this Agreement, each party grants to the other party a limited, nonexclusive, nontransferable and nonsublicensable (except sublicenses in connection with Syndication Properties to the extent such sublicenses are expressly permitted herein) license during the Term and the Tail Transition Period (if any) to display those Brand Features expressly authorized for use in this Agreement, solely for the purposes expressly set forth herein; provided, that each party and its permitted sublicensees will comply with the other party’s generally applicable guidelines for the use of the other party’s applicable Brand Features, which guidelines may be updated from time to time upon reasonable written notice.

11.4 Microsoft Products. It is the parties’ intention that Microsoft will deliver the Services, Additional Services and Other Services as contemplated by the Agreement such that Yahoo! and its Affiliates are not required to buy specific Microsoft products (including database software, replication software, reporting, and data access software) as opposed to having the ability to use products of other vendors. If, however, in order for Yahoo! to receive the full benefits of this Agreement, such Microsoft products (other than Microsoft’s generally available office productivity products for personal computers such as Microsoft Office or Windows 7) are required and Microsoft is unwilling to waive the fees for such Microsoft products or reimburse the licensing fees for such Microsoft products purchased from third parties, then the parties may escalate the matter to the Executive Steering Committee.

11.5 No Implied Licenses. Nothing in this Agreement or the performance hereof will operate to grant, or be deemed to grant, a party any right, title or interest, implied or otherwise, in or to the Intellectual Property Rights of the other party hereto, other than as expressly set forth in this Agreement or the License Agreement. Each party expressly reserves all Intellectual Property Rights not expressly granted hereunder.

12. CONFIDENTIALITY

12.1 Confidentiality. Each party (together with each Affiliate receiving Confidential Information, a “Receiving Party”) understands that the other party (together with each Affiliate disclosing Confidential Information, a “Disclosing Party”) may disclose to the Receiving Party, or the Receiving Party may otherwise acquire or have access to in the course of its performance under this Agreement, information and materials of a confidential nature including, without limitation, product information, data, pricing, business plans and strategies, employee lists, sales prospect lists, advertiser and partner information, contractual agreements, financial information, end user information, software, specifications, research and development and proprietary algorithms or other information and materials that are (a) clearly and conspicuously marked as “confidential” or with a similar designation; (b) identified by the

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Disclosing Party as confidential and/or proprietary before, during, or promptly after presentation or communication; or (c) disclosed to (or otherwise acquired by) Receiving Party in a manner in which the Disclosing Party reasonably communicated, or the Receiving Party should reasonably have understood under the circumstances or from the nature of the information or data disclosed, that the information or materials should be treated as confidential, whether or not the specific designation “confidential” or any similar designation is used (“Confidential Information”). Without limitation of the foregoing, Confidential Information of Yahoo! includes Yahoo!’s employee lists and any compensation and performance information related to such employees that Yahoo! discloses, Yahoo!’s AdSat Survey results, the terms and conditions of the Syndication Partner Agreements and the specific terms of Yahoo!’s agreements with Premium Direct Advertisers (other than the general contract templates for Premium Direct Advertisers prepared pursuant to Section 5.5) and information about the number of impressions and page views on Yahoo! Properties – all of which may be used and disclosed only as authorized by this Agreement. Without limitation of the foregoing, Confidential Information of Microsoft includes Microsoft employee lists and any compensation and performance information related to such employees that Microsoft discloses, Microsoft’s AdSat Survey results, Microsoft’s product plans furnished pursuant to Section 2.4.11(b), and information about the number of impressions and page views on Microsoft O&O Properties and Microsoft’s syndication partners’ properties – all of which may be used and disclosed only as authorized by this Agreement. For avoidance of doubt, each party’s rights and obligations with respect to Technology (as defined in the License Agreement), including the confidential treatment of Technology, are as set forth in the License Agreement, and the confidentiality provisions of the License Agreement rather than this Section 12 will govern the use and disclosure of all Technology.

12.2 Disclosure and Use. Except as provided in Section 12.4 or below or with the prior written consent of the Disclosing Party, the Receiving Party will not (a) disclose any Confidential Information of the Disclosing Party other than on a need-to-know basis to its own officers, directors, employees, attorneys, accountants, financial advisors, joint ventures (i.e., the entity that is a joint venture of a Receiving Party) and contractors (and for such contractors and joint ventures, solely to the extent and only for the purpose of performing services in furtherance of the Receiving Party’s rights and obligations under this Agreement), who have signed a non-disclosure agreement or are otherwise subject to confidentiality obligations that protect the Disclosing Party’s Confidential Information, which non-disclosure agreement or confidentiality obligations are no less stringent than the terms set forth in this Section 12.2; (b) use Confidential Information, except as permitted under this Agreement or for fulfilling the obligations or exercising the rights of the Receiving Party under this Agreement (including, e.g., (i) when Yahoo! is the Receiving Party, for Yahoo!’s general operation and management of its portals using performance data from the Services and the Additional Services, in connection with formulating proposals to new Syndication Partners related to the Services or Additional Services or evaluating whether or not to exercise optional rights under this Agreement such as in connection with Mapping Services, and (ii) when Microsoft is the Receiving Party, using Yahoo! Search Data for Microsoft’s development and operation of the Services, Additional Services and Other Platform Services); (c) make internal business copies or allow others to make copies of such Confidential Information, except as permitted under this Agreement or for fulfilling the obligations or exercising the rights of the Receiving Party under this Agreement; or (d) remove or export any such Confidential Information from the country of the Receiving Party in violation of Laws. The Receiving Party shall treat the Confidential Information of the Disclosing Party, and will cause its officers, directors, employees, attorneys, accountants, financial advisors, joint ventures and contractors to treat such Confidential Information in accordance with this Section 12 and with at least the same degree of care and protection as it would use with respect to its own Confidential Information of a similar nature, but in no event less than a reasonable standard of care. Each party will ensure that each of its Affiliates that is a Receiving Party complies with its obligations under Section 12.1 and this Section 12.2. The foregoing obligations shall survive for a period of three years

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

following the termination or expiration of this Agreement; except that with respect to Yahoo! Search Data, Microsoft PDA Listings Data, source code, algorithms, and Confidential Information related to fraud, security or privacy, such obligations will survive indefinitely. For avoidance of doubt, the obligations set forth in this Section 12 are in addition to, and without limitation of, the provisions of Section 13.

12.3 Dedicated Resources and Additional Limitations.

12.3.1 Microsoft Confidential Information. Neither this Section 12 nor any agreement between a Dedicated Resource and Microsoft will restrict the ability of such Dedicated Resource to disclose to Yahoo! in connection with such Dedicated Resource’s performance of Yahoo!-defined tasks hereunder, Confidential Information of Microsoft that is related to Yahoo!’s use or implementation of the Services, the Additional Services or the Other Platform Services (including the Microsoft API, the Microsoft API Functions, the Core Platform, the Core Platform APIs, the Sales Tools, Marketing Tools and Publisher Tools). Such Dedicated Resource will disclose Confidential Information (together with any other information) to Yahoo! that is reasonably related to a reasonable request for information within the scope of the foregoing. Any such Confidential Information will remain the Confidential Information of Microsoft and will be used and disclosed by Yahoo! only in accordance with the provisions of this Section 12.

12.3.2 Controlled Disclosures.

(a) Yahoo! Confidential Information. Microsoft acknowledges that the Dedicated Resources, in the course of performing services on behalf of Yahoo!, may be exposed to the Confidential Information of Yahoo!. Any Yahoo! Confidential Information disclosed to any Dedicated Resource is subject to the requirements of Section 12.2; provided that Yahoo! may identify in writing in accordance with the procedures described below certain Confidential Information of Yahoo! that such Dedicated Resource may not further disclose within Microsoft other than to another Dedicated Resource working on the same task (in which event, such Dedicated Resource(s) will not further disclose such Confidential Information absent further instruction from Yahoo! notwithstanding any agreement between a Dedicated Resource and Microsoft or any other obligation or duty that such Dedicated Resource may have with respect to Microsoft). In order for such limitation on further disclosure to apply, Yahoo! must notify Microsoft’s Product Management Office in writing (or another group designated by Microsoft) (“PMO”) of the general nature of the Confidential Information to be disclosed, the Dedicated Resource to whom such information will be disclosed and the date of the disclosure, which date must be at least one Business Day after Yahoo!’s written notice to Microsoft’s PMO.

(b) Microsoft’s Confidential Information. Yahoo! acknowledges that Yahoo!’s sales and account management resources, in the course of performing sales or services for Premium Direct Advertisers, may be exposed to Confidential Information of Microsoft. Any Microsoft Confidential Information disclosed to any such resource is subject to the requirements of Section 12.2; provided that Microsoft may identify in writing in accordance with the procedures described below certain Confidential Information of Microsoft that such resource may not further disclose within Yahoo!, other than to another sales or account management resource working on the same Paid Search Services or Contextual Advertising Services accounts (in which event, such resource(s) will not further disclose such Confidential Information absent further instruction from Microsoft notwithstanding any agreement between a resource and Yahoo! or any other obligation or duty that such resource may have with respect to Yahoo!). In order for such

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

limitation on further disclosure to apply, Microsoft must notify Yahoo!’s designated Microsoft Relationship Manager in writing (or another person designated by Yahoo!) (“MRM”) of the general nature of the Confidential Information to be disclosed, the resource to whom such information will be disclosed and the date of the disclosure, which date must be at least one Business Day after Microsoft’s written notice to Yahoo!’s MRM.

12.4 Exceptions; Required Disclosures. Except as provided in Section 18, nothing in this Section 12 prohibits or limits either party’s use or disclosure of information (a) previously known to it without obligation of confidence, (b) independently developed by or for it without use of or access to the other party’s Confidential Information, (c) acquired by it from a third party which is not under an obligation of confidence to the other party or its Affiliates with respect to such information, or (d) which is or becomes publicly known and generally available to the public through no breach of this Agreement. A Receiving Party or its officers, directors, employees, attorneys, accountants, financial advisors or contractors may make a disclosure of Confidential Information (i) if required either by Law or legal process (as a result of legal compulsion or in order to advance a defense to a claim), (ii) in response to a request by a governmental or regulatory agency, including but not limited to, a national stock market or exchange, or the Securities and Exchange Commission or other regulatory agency, or (iii) in connection with a proceeding before a court, adversary proceeding, administrative proceeding, governmental or regulatory proceeding, including but not limited to, the rules and regulations of a national stock market or exchange, or the Securities and Exchange Commission or other regulatory agency if, in each case, the Receiving Party only discloses that portion of the Confidential Information reasonably required to be disclosed (on advice of Receiving Party’s counsel); and unless prohibited by Law, the Receiving Party provides reasonable written notice to the Disclosing Party in advance of the disclosure so that the Disclosing Party may (x) seek confidential treatment for the Confidential Information, a protective order or other appropriate remedy, relief or reliable assurances that confidential treatment will be afforded the information so disclosed (in which event, the Receiving Party will cooperate with the Disclosing Party to obtain such confidential treatment, orders or other remedy, relief or assurances); or (y) consent in writing to having the Confidential Information so produced or so disclosed (which consent will extend solely to the disclosure and production in question). Disclosure under this Section 12.4, including any authorized disclosure by the Disclosing Party, does not relieve the Receiving Party of its obligations of confidentiality generally under this Agreement. In no event will the Receiving Party or its officers, directors, employees, attorneys, accountants, financial advisors or contractors oppose an action by the Disclosing Party to obtain a protective order or other relief requiring that Confidential Information to be disclosed shall be treated confidentially in connection with a third-party claim, action or proceeding. If the Receiving Party or its officers, directors, employees, attorneys, accountants, financial advisors or contractors, as the case may be, has complied fully with the provisions of this Section 12.4, such disclosure may be made by the Receiving Party or its officers, directors, employees, attorneys, accountants, financial advisors or contractors, as the case may be, without any liability to the Disclosing Party hereunder.

12.4.1 Disclosure to Law Enforcement. User data related to use of the Services, Additional Services and related sales activity shall not be disclosed to law enforcement or third parties except as required by law or otherwise approved in this Agreement. Before either party complies with any government agency demand to disclose such data, to the extent allowed by law, such party should request that the government agency put the demand in writing (although may accept non-written demands in certain circumstances, such as where the law permits verbal demands and in emergency situations, when communications may be oral rather than written) and otherwise follow all steps required by applicable law and consistent with the Global Network Initiative guidelines. Consistent with the companies’ obligations under the Global Network Initiative, each party should interpret any such demand narrowly

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

and consistent with the law, and if appears to be overbroad should seek clarification or modification of the demand before producing data. Nothing is this section is intended to prevent or restrict initiatives that seek to identify, prevent and limit access to illegal online activity such as child exploitation.

12.5 Confidentiality of Agreement. Each party agrees that the terms and conditions of this Agreement are Confidential Information of the other party and will be disclosed only as set forth in this Section 12 or as otherwise provided in Section 18 or Section 19.4.4, and that any such disclosure shall be limited to the extent possible. The parties acknowledge and agree that notwithstanding anything in this Agreement to the contrary, Yahoo! will be required to file with the Securities and Exchange Commission a Form 8-K summarizing the material terms of this Agreement and a copy of this Agreement as an exhibit to such 8-K or to its next Form 10-K or Form 10-Q, as applicable. Yahoo! will provide a draft of such Form 8-K to Microsoft a reasonable time in advance of the filing in order to allow Microsoft to review, and propose any reasonable changes to, the disclosure contained therein, and Yahoo! will consider in good faith any such proposed changes. In addition, a reasonable time prior to filing this Agreement, Yahoo! will consult in good faith with Microsoft regarding the terms of this Agreement for which either Yahoo! or Microsoft desires to request confidential treatment, will provide Microsoft a copy of any proposed confidential treatment request and will consider in good faith any proposed changes to such confidential treatment request from Microsoft.

12.6 Residuals. Each party (as Disclosing Party) acknowledges that this Section 12 is not intended to limit the professional development or career path of the employees of the other party (as Receiving Party) who have had authorized access to the Confidential Information of the Disclosing Party and whose knowledge and skills may have developed partly as a result of such access. Accordingly, neither party (as Receiving Party) shall be obligated to limit the assignment of employees who had access to the Confidential Information of the other party (as Disclosing Party), and the Receiving Party shall not be liable for trade secret misappropriation or breach of this Section 12 merely because such employees utilize the residual knowledge that such employees obtained through authorized access to Confidential Information of the Disclosing Party, provided that such employees no longer have access to the fixed form (including any written, electronic or other copies) of the Confidential Information of the Disclosing Party to which the residual knowledge pertains. For purposes of the foregoing, “residual knowledge” means the generalized information that employees of the Receiving Party retain incidentally as part of their unaided knowledge and skills where the employees (i) do not identify the information with the Disclosing Party and (ii) have not made any effort to retain or assist their recollection of the information. Notwithstanding the foregoing, nothing in this Section 12.6 shall (a) affect the prohibitions on disclosure of Confidential Information; (b) constitute, or be deemed to result in, a license under any copyrights or patents; or (c) affect any other rights or remedies a party may have under this Agreement or otherwise. Notwithstanding the foregoing, the last sentence of Section 13(a) of the Letter Agreement will continue to apply to Transferred Employees (as defined in the Letter Agreement) in accordance with the terms of the Letter Agreement, and this Section 12.6 will not limit or expand the rights or obligations with respect to Transferred Employees set forth in the last sentence of Section 13(a) of the Letter Agreement.

13. DATA; SECURITY

13.1 Use of Yahoo! Search Data.

13.1.1 Microsoft will be entitled, to the extent consistent with and in accordance with applicable Privacy Laws, and the Microsoft and Yahoo! then-existing privacy policies (which will not be altered for the purpose of frustrating this Agreement), to obtain and use Yahoo! Search Data solely to operate and enhance the Services. For example, but not as a limitation, Microsoft may not use such

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Yahoo! Search Data to develop, enhance, operate, target or personalize any other Web site, product, advertising solution or service (other than the Services provided pursuant to this Agreement), including without limitation Microsoft’s display advertising services. Thus, if a user on Yahoo! does a search for “camera” on a Yahoo! Property and Microsoft returns a Paid Listing for such Query, the user then clicks on and purchases the camera, then Microsoft will know that a user clicked on the Paid Listing for such Query (and may even know of the conversion) but Microsoft will not associate such activity to such user for any purpose other than operating and enhancing the Services and will not use the fact that the user is or may be interested in or has purchased a camera to sell or display other advertising (i.e., other than Microsoft’s Paid Search Services, Contextual Advertising Services or Additional Services) to that user. The foregoing restrictions do not apply to data, or conclusions or inferences from data, that is received or derived by Microsoft independently of its performance of the Services under this Agreement.

13.1.2 Microsoft and its Affiliates will, to the extent consistent with and in accordance with applicable Privacy Laws, provide to Yahoo! within a reasonable timeframe and in real-time where practicable, and Yahoo! may obtain, use and share with its advertisers, Yahoo! Resellers and agencies and Syndication Partners, all Yahoo! Search Data (and any other data routinely collected by Microsoft or its Affiliates in connection with the delivery of the Services to Yahoo! Properties and Syndication Properties). With respect to data that is not routinely collected by Microsoft and its Affiliates but that is collected, obtained or used by Yahoo! or its Affiliates with respect to its own Algorithmic Search Services, Paid Search Services or Contextual Advertising Services as of the Commencement Date, or that is reasonably requested by Yahoo!, Microsoft and its Affiliates will use commercially reasonable efforts to enable Yahoo! and its Syndication Partners to obtain such data or comparable data within a reasonable timeframe and in real-time where practicable. If Yahoo! chooses to use the White Label Solution described in Section 2.4.18, Microsoft and Yahoo! will instrument the White Label Solution to enable Yahoo! to collect all such data in as comparable a manner as practicable to the collection of such data prior to such election (including scope of data and timeliness).

13.1.3 Both Yahoo! and Microsoft will use reasonable efforts, consistent with and in accordance with applicable Privacy Laws, the Microsoft and Yahoo! then-existing privacy policies (which will not be altered for the purpose of frustrating this Agreement), and self regulatory frameworks, to facilitate the provisions of this Section 13. Such efforts may include appropriate disclosures within the privacy policies of the participants in the Microsoft Network, including Yahoo!, the Syndication Partners, Microsoft, and Microsoft’s syndication partners, as necessary.

13.1.4 Any implementation of Additional Services or Other Platform Services shall only be provided by Microsoft to Yahoo! in a manner consistent with Privacy Laws and each party’s privacy policies (which will not be altered for the purpose of frustrating this Agreement).

13.1.5 Both Microsoft and Yahoo! will be entitled, consistent with applicable Laws and their pre-existing contractual commitments with such Customer, to have equal access to and use of all Advertiser Data for such Customer. For each Customer that is Migrated, such usage rights will not commence until such Customer has Migrated. To the extent that any data that Yahoo! is required to disclose to Microsoft under this Section 13 is not available in Yahoo!’s online Panama systems but is available in Yahoo!’s offline backup systems, Yahoo! will disclose the existence of such data to Microsoft (including the nature and the age of such data), Microsoft will have the option of having such data retrieved at Microsoft’s expense, and Yahoo! will reasonably cooperate in such retrieval process. Yahoo! Resellers, Microsoft Resellers and agencies may access and use Advertiser Data solely as necessary to sell and manage Paid Listings for Microsoft’s Paid Search Services, Contextual Advertising Services and Additional Services (if and when Yahoo! is selling Paid Listings for such Additional

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Services) to Customers. Both Yahoo! and Microsoft will make reasonable efforts to effectuate, including inserting appropriate provisions into Customer agreements, the exchange of Advertiser Data contemplated by this Section and to conform their contracts and policies to permit it.

13.2 Disclosure.

13.2.1 Disclosure of Yahoo! Search Data. Yahoo! Search Data is Yahoo!’s Confidential Information under the confidentiality provisions of Section 12 and may not be disclosed by Microsoft to any third party except (i) as permitted by the second sentence of Section 12.4; (ii) Microsoft may disclose aggregated data (i.e., aggregate data that includes both Yahoo! Search Data as well as similar search data from Microsoft O&O Properties) so long as such Yahoo! Search Data is not separately identified or identifiable as such; and (iii) Microsoft may provide advertisers with performance data (e.g., impression, clickthrough, and similar analytics information) regarding their advertising campaigns even if such performance data includes Yahoo! Search Data, provided in each case that individual users are neither identified or reasonably identifiable from such aggregated or performance data.

13.2.2 Disclosure of Personal End User Information. This Section 13 does not authorize or require either party to disclose to the other party personal information regarding an end user of the disclosing party’s Web sites. Notwithstanding the foregoing, in passing a Query, Non-Internet Search Query or call to the Microsoft API, Microsoft may require Yahoo! to pass the full IP address from the end user submitting the Query, Non-Internet Search Query or call to Microsoft in order for Microsoft to provide the Services or Additional Services and a Query or Non-Internet Search Query itself may contain personal information. “Covered Data” includes (i) such full IP address information and (ii) any Geo-Location data that Yahoo! elects to pass directly to Microsoft in connection with a Query, non-Internet Search Query or call to Microsoft in connection with the Services or Additional Services but limited to the jurisdictions in which such Geo-Location Data is subject to Privacy Laws that restrict the disclosure of such Geo-Location Data to third parties. Notwithstanding Section 13.1.1, Microsoft may use Covered Data solely for the purposes of providing the Services to Yahoo! (and not to any other member of the Microsoft Network, including Microsoft) under this Agreement. With respect to such Covered Data and any Queries, Non-Internet Search Queries and calls that are passed by Yahoo! in connection with the Services or Additional Services, Microsoft shall employ data retention and data anonymization practices, processes and policies comparable to those practices, processes and policies set forth in Exhibit D attached hereto when collecting comparable data (including without limitation separate time periods for separate uses such as security and fraud protection). If requested by Microsoft, Yahoo! will provide reasonable technical assistance in implementing the practices, processes and policies set forth in Exhibit D. The parties will discuss in good faith any necessary changes to such Yahoo! practices, processes and policies during the Term with the understanding that nothing in this sentence will require Microsoft to implement such changes with respect to data collected on Microsoft’s own sites. Finally, as of the Commencement Date with respect to (a) the Covered Data and (b) any Queries that contain personal data collected by Yahoo! and then passed to Microsoft through the Microsoft API, to the extent either (a) or (b) is subject to the European Data Protection Directive (95/46/EC) (the “Directive”), Microsoft and Yahoo! will enter into the mandatory provisions of the Standard Contractual Clauses for Data Processors established in Third Countries approved by the European Commission as set forth in the European Data Protection Directive (95/46/EC) (the “Standard Contractual Clauses”), or such other agreement(s) as the parties may agree are appropriate (including, but not limited to, relying on the “Safe Harbor Principles” as adopted by the United States Department of Commerce on or about July 21, 2000 and agreements consistent with Article 17 of the Directive). To the extent that other jurisdictions require or adopt similar mandates, the parties agree to enter into similar agreements relating to such Covered Data and Queries containing personal data sent by Yahoo! to Microsoft through the Microsoft APIs subject to such

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

mandates. For the avoidance of doubt, Yahoo! is and at all times shall remain data controller in respect of Covered Data, and to the extent Microsoft processes such data in accordance with this Section 13.2.2 it does so as data processor on behalf of Yahoo!. The terms “controller”, “personal data”, “processor” and “processes” have the same meanings as given to those terms under the European Data Protection Directive (95/46/EC).

13.2.3 To the extent the parties enter into the Standard Contractual Clauses, the parties recognize that Clauses 4(c), 4(d) and 4(e) of the Standard Contractual Clauses place responsibility on Yahoo! to determine appropriate security policies and protections for the personal data that Microsoft processes on Yahoo!’s behalf as described in Section 13.2.2. Notwithstanding this, Microsoft acknowledges that with respect to the data covered by the Standard Contractual Clauses or such other agreement(s) the parties may agree are appropriate pursuant to Section 13.2.2, Section 13.7 requires Microsoft to take steps that are appropriate to protect personal data against unauthorized or unlawful processing and accidental destruction or loss and to ensure compliance with such measures.

13.3 Microsoft PDA Listings Data. Microsoft will, to the extent consistent with and in accordance with applicable Privacy Laws, provide Yahoo! with Microsoft PDA Listings Data, and Yahoo! may use such Microsoft PDA Listings Data solely in support of sales of Microsoft’s Paid Search Services and Contextual Advertising Services to Premium Direct Advertisers, provided however Microsoft will not be required to provide the Microsoft PDA Listings Data collected from third party sites if it is contractually restricted from disclosing such data to a third party (provided that Microsoft will use commercially reasonable efforts to avoid such contractual restrictions). Microsoft PDA Listings Data is Microsoft’s Confidential Information and may not be disclosed by Yahoo! except (i) as permitted by the second sentence of Section 12.4 and (ii) to the Premium Direct Advertiser associated with the Microsoft PDA Listing in connection with the services provided by Yahoo! to that Premium Direct Advertisers under this Agreement. The foregoing restrictions do not apply to data that is received or derived by Yahoo! independently of its performance of its sales services to Premium Direct Advertisers under Section 5 of this Agreement.

13.4 Analytics. Yahoo! and Microsoft [*]. Microsoft will endeavor to fully evaluate these options and inform Yahoo! of the outcome promptly after the Commencement Date in connection with the parties’ development of the Transition Plan. Regardless of which of these two approaches Microsoft adopts, Microsoft and Yahoo! will work together to cause the integration of YWA into the Core Platform will be at least as extensive as Microsoft provides to other third-party analytic providers and, as mutually agreed, the parties will work together to more closely integrate the Core Platform and YWA, so as to improve the overall Customer experience.

13.5 Transmission of IP Address and Geo-Location Information. At Microsoft’s request, Yahoo! will pass Microsoft truncated IP address information (with the last octet removed). If Yahoo! elects to provide Geo-Location Data to Microsoft in connection with a Query, Non-Internet Search Query or call to Microsoft, then Yahoo! will, at Microsoft’s request, also pass Microsoft the Geo-Location Data associated with that Query, Non-Internet Search Query or call that has been “up-leveled” such that the Geo-Location Data would no longer be considered personal data, provided however Yahoo! will not be required to provide the up-leveled Geo Location Data if it is contractually restricted from disclosing such data to a third party (provided that Yahoo! will use commercially reasonable efforts to avoid such contractual restrictions). The truncated IP Address and up-leveled Geo Location Data provided to Microsoft under this Section 13.5 may be used by Microsoft solely to operate and enhance the Services consistent with Section 13.1.1 above.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

13.6 Click-Fraud Data. The parties will work together during the Term to explore ways to exchange data relating to invalid and fraudulent clicks in a manner that is consistent with the parties’ privacy policies and all applicable Laws.

13.7 Data Security. Each of Yahoo! and Microsoft will comply with the Information Security Agreement attached as Exhibit C.

13.8 Data Audit Rights. Both parties have the right during the Term and for a period of one year thereafter, on reasonable advance written notice to the other, not more than once in any 12-month period, to have a mutually acceptable, independent, auditor that is not a competitor of either party audit the other party and its Affiliates in compliance with applicable Laws to verify that the receiving party is not in material breach of its obligations to the disclosing party respecting the use, storage, retention, anonymization, and unauthorized disclosure of data in this Section 13 (provided, however, that the audit will not apply to Affiliates or discrete business units of the other party that do not receive, store, or utilize any such data). Any such audit by Yahoo! or Microsoft (“auditing party”) will be conducted on a confidential basis and initially will be limited to confirming (a) that the other party (“audited party”) has established a reasonable process (technological, policy-based, or otherwise) process for providing reasonable assurance that the auditing party’s data will not be (and has not been) handled in breach of such obligations and that the audited party has followed such process, and/or (b) if the audited party has not established such a process for all or a portion of the data, that the circumstances of the audited party’s use, storage, retention, anonymization, and disclosure are such that such a process is not necessary to provide reasonable assurance that the auditing party’s data will not be (and has not been) handled in breach of such obligations. If the auditor reasonably determines that a reasonable process has been established and followed, and/or that such circumstances exist, then the audit shall conclude. If the auditor reasonably determines that a reasonable process has not been established and/or adequately followed, or that such circumstances do not exist (collectively “Audit Issues”), then the auditing party has the right to have the auditor conduct a further reasonable, confidential review during regular business hours, in such a manner so as not to interfere with the normal business activities and relationships of the audited party and its Affiliates, to determine if any material breach of such Section 13 obligations has occurred related to such Audit Issues. The audit shall be at the auditing party’s expense, except that the audited party will pay the costs of the audit if a material breach of such obligations is found. If the auditor reasonably determines that any material breach of such audited party’s obligations has occurred, then (x) the auditor shall provide a confidential summary report outlining the scope of the material breach to the auditing party (provided that the auditor shall first provide the report to the audited party so that the audited party may review and redact from the report any and all competitively sensitive Confidential Information of the audited party (e.g., source code or financial information) while still allowing the auditor to preserve the substance of the report), and (y) the audited party will promptly cease (and cause its Affiliates, if applicable, to cease) such breach of its obligations or if such breach is disputed, either party may pursue any remedies available to it. Under no circumstances will any Confidential Information of the audited party not already in possession of the auditing party be disclosed or otherwise provided to the auditing party except to the extent included in such summary report after review and redaction by the audited party (and the auditing party shall be subject to the obligations of Section 12 with respect to any such summary and Confidential Information that is disclosed). If the auditor reasonably determines in its report that there is no material breach by the audited party, then the auditing party may not conduct another audit sooner than 18 months after the date of such report. Nothing in the foregoing either implies an obligation to establish a compliance process or affects the parties’ obligation to comply with the duty of care and protection set forth in Section 12 with respect to Confidential Information.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

14. REPRESENTATIONS AND WARRANTIES

14.1 General Representations and Warranties. Each of the parties hereto represents and warrants to the other as of the Effective Date that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) it has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, have been duly authorized by all necessary corporate action by such party; and (c) the execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, by such party does not violate any provision of its articles of incorporation, bylaws or other organizational documents.

14.2 Microsoft Representations and Warranties. Microsoft represents and warrants to Yahoo! that as of the Effective Date hereof, in United Kingdom, France, Taiwan, Canada, United States, and Singapore, Microsoft has no exclusive Reseller agreements or other contractual agreements that materially conflict with the exclusive rights and privileges granted to Yahoo! under this Agreement. In all markets, from and after the Letter Agreement Effective Date, Microsoft and its Affiliates and joint ventures (“Microsoft Entities”) have not entered, and will not enter into, renew, or allow to auto-renew, such materially conflicting agreements. If, at any time, the Microsoft Entities do have exclusive reseller arrangements or other contractual arrangements in a country that would materially conflict with the exclusive rights and privileges granted to Yahoo! under this Agreement, then Microsoft will disclose the existence and duration of such reseller arrangements to Yahoo! promptly, and the nature of the conflict, and will collaborate in good faith to move those relationships to Yahoo! or to terminate the conflicting relationship as soon as practicable without penalty.

14.3 Yahoo! Representations and Warranties. Yahoo! represents and warrants to Microsoft that the written information regarding the existing agreements between Yahoo! and Yahoo! Japan provided by Yahoo! to Microsoft does not contain any material misstatements.

15. DISCLAIMER

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PARTY HERETO MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR NONINFRINGEMENT OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. FOR CLARITY, THE DISCLAIMERS CONTAINED IN THIS SECTION 15 ARE NOT INTENDED TO LIMIT THE PARTIES’ OBLIGATIONS OR REMEDIES UNDER THE LICENSE AGREEMENT.

16. INDEMNIFICATION

16.1 Microsoft Indemnity of Yahoo!. Microsoft will defend at Microsoft’s cost (with legal counsel selected by Microsoft and approved by Yahoo!, which approval will not be unreasonably withheld) the Yahoo! Indemnified Parties against any Third Party Claim and indemnify the Yahoo! Indemnified Parties from any Covered Amounts resulting from such Third Party Claim, to the extent that the Third Party Claim is based upon:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

16.1.1 an allegation that any Service, Additional Service, Other Platform Service, the Core Platform, the Microsoft Materials (excluding Rendering Code) or any portion or element of any of the foregoing (except to the extent such Third Party Claim is based on improvements, enhancements, modifications, designs, features, functions, processes, methods or other elements that were implemented (a) at the request or under the direction of Yahoo! or any of its Affiliates or as required by Yahoo!’s or its Affiliate’s specifications but only to the extent that the implementation of such element cannot be reasonably accomplished without infringing, misappropriating or violating any third-party Intellectual Property Rights; and (b) solely on behalf of Yahoo! and not for Microsoft O&O Properties or any other property within the Microsoft Network), or the underlying technology or business methods used by Microsoft in providing any of the foregoing (except to the extent such Third Party Claim is based on technology provided to Microsoft by Yahoo! or any of its Affiliates) (a) infringes, misappropriates or otherwise violates any third-party Intellectual Property Rights or violates any Law; (b) breaches any third-party rights of publicity or privacy, or (c) is false, deceptive, misleading, unethical, defamatory, libelous, or threatening;

16.1.2 an allegation that any Result provided by Microsoft in the performance of Services, Additional Services or Other Platform Services under this Agreement (excluding any Paid Listings described in Section 5.7) (a) infringes, misappropriates or otherwise violates any third-party Intellectual Property Rights or violates any Law, (b) breaches any third-party rights of publicity or privacy, or (c) is false, deceptive, misleading, unethical, defamatory, libelous, or threatening;

16.1.3 any breach (or any allegation that, if true, would constitute a breach) (a) by Microsoft of any of its representations or warranties, or (b) by Microsoft or any of its Affiliates of any of its covenants or obligations set forth in this Agreement (notwithstanding, in the case of any breach of Microsoft’s obligations under Section 13.7, the warranties related to clause 4(c), 4(d) and 4(e) of the Standard Contractual Clauses);

16.1.4 Yahoo!’s adherence to Microsoft’s editorial policies, creative acceptance policies or other policies regarding Customers or advertising content;

16.1.5 any breach (or any allegation that, if true, would constitute a breach) by Microsoft of any agreement between Microsoft and any third party, including any Customer or any third-party publisher in the Microsoft Network, except to the extent such breach was caused by a breach of this Agreement by Yahoo! or any of its Affiliates; or

16.1.6 any allegation that the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement induce, cause, constitute or result in any violation, breach or impairment of, any default under or any conflict or interference with any agreement, contract, license, promise, commitment, arrangement, option or undertaking, whether written or oral, of Microsoft or any of its Affiliates.

16.2 Yahoo! Indemnity of Microsoft. Yahoo! will defend at Yahoo!’s cost (with legal counsel selected by Yahoo! and approved by Microsoft, which approval will not be unreasonably withheld) the Microsoft Indemnified Parties from and against any Third Party Claim and indemnify each of the Yahoo! Indemnified Parties from all Covered Amounts, to the extent that the Third Party Claim is based upon:

16.2.1 any allegation that (i) content (other than Results or other content provided by or for Microsoft) displayed on Web pages within the Yahoo! Properties or Syndication Properties on which pages Results or other content provided by or for Microsoft or its Affiliates under this Agreement are also

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

displayed or (ii) any of the [*] or any portion or element of any of the foregoing (but for avoidance of doubt not including any [*];

16.2.2 any allegation that any Paid Listing described in Section 5.7 [*];

16.2.3 any breach (or any allegation that, if true, would constitute a breach) (a) by Yahoo! of any of its representations or warranties, or (b) by Yahoo! or any of its Affiliates of any of its covenants or obligations set forth in this Agreement;

16.2.4 any breach (or any allegation which, if true, would constitute a breach) by Yahoo! of any agreement between Yahoo! and any third party, including any Customer or any Syndication Partner, except to the extent such breach was caused by any breach of this Agreement by Microsoft or its Affiliates;

16.2.5 any allegation that the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement induce, cause, constitute or result in any violation, breach or impairment of, any default under, or any conflict or interference with any agreement, contract, license, promise, commitment, arrangement, option or undertaking, whether written or oral, of Yahoo! or any of its Affiliates;

16.2.6 any action or inaction that would constitute a breach of Section 2.4.17(b) or Section 2.4.17(c) in the absence of Section 2.4.17(a); or

16.2.7 Yahoo!’s use, reproduction, distribution or other exploitation of the Web Crawl Cache.

16.3 Procedure. The Indemnified Party will promptly notify the Indemnifying Party in writing, of any Third Party Claim for which defense and indemnification is sought, provided that the failure to promptly notify the Indemnifying Party will relieve the Indemnifying Party of its obligations hereunder only to the extent that the Indemnifying Party is prejudiced by such failure. The Indemnified Party will allow the Indemnifying Party or its authorized representative, at the Indemnifying Party’s cost and expense to control the defense and settlement of the claim. The Indemnified Party will be entitled to participate reasonably in the defense and settlement of the claim with counsel of its choice at its own expense, and will reasonably cooperate with the Indemnifying Party with respect to such defense and settlement. The Indemnifying Party will not settle any claim without the written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed).

16.4 Right to Ameliorate Damages. If an Indemnified Party seeks indemnity under this Agreement for a claim for infringement of Intellectual Property Rights, the Indemnifying Party may, in its sole discretion and at its sole expense and without limiting any of its obligations under Section 16.1 or 16.2, as the case may be: (a) obtain the right for the Indemnified Party to continue to use the allegedly infringing service, technology, content or material; or (b) provide a non-infringing substitute with at least the same features, functions and performance as the allegedly infringing service, technology, content or material (a “Non-Infringing Alternative”), in which case the Indemnified Party will use commercially reasonable efforts to implement promptly such Non-Infringing Alternative, provided that the Indemnifying Party agrees to reimburse the Indemnified Party for any out-of-pocket expenses reasonably incurred to implement the Non-Infringing Alternative.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

16.5 Limitations on Indemnity Obligations. Notwithstanding anything to the contrary, neither party will have any obligation to provide any defense or indemnification under this Agreement with respect to any Third Party Claim to the extent arising from any use of the Indemnifying Party’s services, technology, content or material in a manner that is prohibited by this Agreement. In addition, notwithstanding anything to the contrary, neither party will have any obligation to provide any defense or indemnification under this Agreement [*].

16.6 Optional Microsoft Indemnity of Yahoo!. In the event of:

16.6.1 any Third Party Claim based upon [*]; or

16.6.2 any Third Party Claim based upon an allegation that any Result provided by Microsoft in the performance of Services, Additional Services, or Other Platform Services under this Agreement (i) infringes, misappropriates or otherwise violates any third-party Intellectual Property Rights or violates any Law, (ii) breaches any third-party rights of publicity or privacy, or (iii) is false, deceptive, misleading, unethical, defamatory, libelous, or threatening not within the purview of Microsoft’s obligations under Section 16.1 (e.g., a Third Party Claim within any of the exclusions set forth in Section 16.1.1 or limitations set forth in Section 16.5); (any Third Party Claim described in Section 16.6.1 or this Section 16.6.2 above being referred to herein as an “Optional Claim”), then:

(a) Yahoo! will use commercially reasonable efforts to promptly notify Microsoft in writing of the Optional Claim; and

(b) Microsoft may, at its option, assume control over the defense and settlement of an Optional Claim by giving Yahoo! written notice thereof, whereupon: (i) Microsoft will thereafter defend and indemnify the Yahoo! Indemnified Parties with respect to such Optional Claim in the same manner that Microsoft is obligated to defend and indemnify them with respect to Third Party Claims within the purview of Microsoft’s obligations under Section 16.1; and (ii) Sections 16.3 and 16.4 will apply to such Optional Claim.

17. GOVERNANCE; DISPUTE RESOLUTION; ARBITRATION

17.1 Executive Steering Committee. Senior executives from each party will form a committee (the “Executive Steering Committee”) that will meet at least monthly to review progress in achieving the parties’ interests under this Agreement. In light of the long term nature of this Agreement, the parties agree that the Executive Steering Committee will consider, among other things and consistent with such interests, mutually acceptable reasonable modifications or additions to this Agreement in light of evolving technologies and platforms, changing industry practices and competitive landscapes, regulatory and legal developments and similar factors. The Executive Steering Committee will have one senior executive who will act as the lead from each of the parties. Each of Microsoft’s and Yahoo!’s senior executive(s) on the Executive Steering Committee will have leadership roles within their respective companies directly related to the Services. Each party’s senior executive(s) participating in the Executive Steering Committee will have decision-making authority on behalf of their respective company with respect to matters discussed and escalation issues.

17.2 Relationship Managers. Each party will also assign a dedicated Relationship Manager to manage the day-to-day implementations of the collaborations described in this Agreement. The Relationship Managers will also identify key subject matter experts at their respective companies to assist in managing specific workstreams such as paid search, algorithmic search, contextual advertising,

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

performance in individual countries or regions, coordinating support for Premium Direct Advertisers, etc. Relationship Managers or their delegates will be available to reach each other on a 24x7 basis. Without limitation of a party’s right to seek arbitration in connection with any Dispute as provided for in this Agreement, each Relationship Manager shall be empowered to escalate to the Executive Steering Committee unresolved issues of significance to the relationship such as unusual declines in click-through rate, deteriorations in traffic quality or Results quality or either party’s implementation of Results on its respective properties and any potential impacts of such implementation.

17.3 Oversight and Management. Promptly after the Commencement Date, the Executive Steering Committee and Relationship Managers will oversee and manage, respectively, the goals, specific success metrics, implementation schedules, milestones, and the parties’ respective project teams specified in this Agreement.

17.4 Dispute Resolution. Each and every dispute, controversy, or claim arising out of or in connection with this Agreement, or regarding the breach, termination or validity of this Agreement, including the validity of this dispute resolution provision (any such dispute, controversy or claim, a “Dispute”) shall be resolved by final and binding arbitration. Except as otherwise expressly provided in Section 17.4.2 below, no proceeding as set forth below with respect to any Dispute between the parties may be commenced, nor may a party terminate any portion of this Agreement for a material breach of a material warranty, representation, covenant or obligation of this Agreement, until the parties have first attempted in good faith to resolve the Dispute amicably in accordance with this Section 17.4.

17.4.1 Notice of Dispute. Except for any Dispute that may be submitted directly to the CEOs of each party or to Arbitration pursuant to Section 17.4.2, the party raising the Dispute shall give written notice to the other party’s Relationship Manager setting forth the details of the Dispute and any proposed solution or compromise. Any such notice will reference this Section 17.4. As soon as reasonably possible following receipt of such notice, the Relationship Managers will discuss such issue.

17.4.2 Pre-Arbitration Escalation. In the event that the Relationship Managers have not resolved such Dispute within seven days following receipt of written notice thereof pursuant to Section 17.4.1 (the “Relationship Escalation Period”), either Relationship Manager may escalate the issue to the Executive Steering Committee. The Executive Steering Committee will work together in good faith to resolve any such Disputes as soon as practicable but no later than 30 days following receipt of notice thereof from a Relationship Manager (the “Executive Steering Escalation Period”). Notwithstanding anything in this Agreement to the contrary, an Executive Steering Committee member or Relationship Manager may immediately escalate a Dispute to the CEOs of each party and/or a party may bring such Dispute to Arbitration in accordance with Section 17.5 by written notice referencing this Section 17.4.2 if: (a) such Dispute involves any of the following issues: parity treatment under this Agreement, discrimination under Section 7.3 of this Agreement, staffing or resource commitments and SLA performance (unless the SLA expressly provides otherwise); (b) as otherwise expressly provided in this Agreement; (c) the other party’s Executive Steering Committee members are not working in good faith to resolve such Dispute; (d) if such Dispute is escalated to the CEOs and they are unable to resolve such dispute within seven days of such escalation or (d) a party seeks emergency injunctive relief.

17.5 Arbitration. Any and all Disputes (including, but not limited to, the validity of this agreement to arbitrate) that are not otherwise resolved pursuant to, or that may be immediately escalated as set forth in, Section 17.4, will be resolved solely and exclusively by final, binding and confidential arbitration to be held and the decision rendered in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), including the

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Procedures for Large, Complex Commercial Disputes and, with respect to any claim for interim, injunctive or other emergency relief, the Optional Rules for Emergency Measures of Protection and such other rules as the parties may agree in writing. At the request of either party any individual hearing will be held in San Francisco, California. Except with respect to claims for interim, injunctive or emergency relief, where an Emergency Arbitrator will be appointed pursuant to Rule O-1 of the AAA Emergency Measures of Protection, the arbitration will be heard and determined before arbitrators selected in accordance with the remainder of this Section 17.5. The parties agree that the arbitrator is authorized to compel and award interim injunctive or emergency relief. The parties further agree that they may seek and the arbitrator(s) may compel and award specific performance (in addition to any other remedies and including in connection with claims for interim, injunctive or emergency relief), even if such relief could not be awarded or would otherwise be unavailable if the claim were to be adjudicated in a judicial proceeding. Accordingly, in any action for specific performance, the parties waive the defense of adequacy of a remedy at law. Any non-monetary relief will be tailored to preserve, to the greatest extent possible, the scope of Services provided under this Agreement and the parties’ intent with respect to such Services.

17.5.1 Smaller Claims. If the Dispute involves a claim for monetary damages only and in an amount equal to or less than $1,000,000.00, exclusive of legal fees and costs of the arbitration, then the parties will jointly select one arbitrator. The arbitrator will be an independent neutral arbitrator who is an attorney or retired judge experienced and knowledgeable about the Internet industry and about the particular products or services at issue, who is impartial, is not an employee, attorney, agent, consultant or former employee, attorney, agent or consultant of either party or such party’s current or former Affiliates and is willing and able to attend any hearing in San Francisco, California (a “Qualified Arbitrator”). If the parties do not agree on the identity of the arbitrator within five Business Days of the commencement of the arbitration, either party may apply to AAA for the appointment of a Qualified Arbitrator from the National Roster in accordance with R-11 of the Commercial Arbitration Rules. If required to act in accordance with this Section to appoint a single arbitrator in lieu of a party, AAA will provide a list of candidates within seven days of the application and will appoint an arbitrator within seven days of receipt of the parties’ preference list (the “AAA Appointment Time Periods.”).

17.5.2 Larger Claims.

(a) For all Disputes not covered by Section 17.5.1, the Dispute will be determined by a panel of three arbitrators. The party initiating the arbitration (the “Claimant”) will appoint a Qualified Arbitrator in its request for arbitration, demand for arbitration or notice of claim filed with AAA (the “Demand”). The party responding to the Demand (the “Respondent”) will within 15 days appoint a Qualified Arbitrator and notify the AAA and Claimant in writing of the appointment. If within 30 days after receipt of the response by the Respondent, either party has not appointed an arbitrator then, at the request of either party, AAA will appoint a Qualified Arbitrator from its then-current Large, Complex Commercial Case Panel in accordance with the procedure set forth in R-11 of the Commercial Arbitration Rules and pursuant to the AAA Appointment Time Periods.

(b) The first two arbitrators appointed in accordance with this provision will appoint a third arbitrator within 15 days after the Respondent has notified the Claimant of the appointment of the Respondent’s arbitrator in writing, or in the event of failure by a party to appoint, within 15 days after AAA will have appointed an arbitrator in lieu of the failing party. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment will promptly notify the parties in writing of the appointment. If the first two

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

arbitrators fail to appoint the third arbitrator in the time set forth herein, at the request of either party, AAA will appoint the third Qualified Arbitrator from its then-current Large, Complex Commercial Case Panel in accordance with the procedures set forth in R-11 of the Commercial Arbitration Rules and pursuant to the AAA Appointment Time Periods. The third arbitrator appointed pursuant to this Section will act as the chair of the arbitration panel.

17.5.3 Choice of Law; Jurisdiction, Venue and Waiver. This arbitration provision (including the validity and applicability of the agreement to arbitrate, the conduct of any arbitration of a Dispute, the enforcement of any arbitration award made hereunder and any other questions of arbitration law or procedure arising hereunder) and its interpretation, and any Dispute, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York. The parties specifically exclude from application to this Agreement the United Nations Convention on Contracts for the International Sale of Goods and, to the extent not adopted by New York, the Uniform Computer Information Transactions Act. The parties further agree that any claim, cause of action or proceeding relating to any arbitration sought, compelled or performed hereunder will be brought and pursued only in the U.S. District Court for the Southern District of New York or, solely in the case that such federal court does not have jurisdiction, in any New York State court sitting in New York City (collectively, the “New York Courts”). Microsoft and Yahoo! each submit to the exclusive jurisdiction and venue of the New York Courts for such purposes, except that any confirmed arbitration award may be enforced in any court having jurisdiction over a party or, to the extent of any in rem action, any of its assets. The parties further irrevocably waive any objection to the laying of the venue of any such proceeding in the New York Courts, any claim that any such proceeding has been brought in an inconvenient or inappropriate forum and any right to a jury trial with regard to any such proceeding.

17.5.4 Conduct of Arbitration. The arbitration award and decision will be a reasoned decision, and will state with particularity, in writing, the legal and factual basis for the decision. The arbitration award and decision will be final and binding upon the parties and accordingly the parties irrevocably waive any argument that any Dispute should not be submitted to, or resolved by, binding arbitration and any arbitration award will not be subject to review or appeal except on the grounds set forth in the Federal Arbitration Act, 9 U.S.C. § 1 et seq. Each party will pay its own costs and expenses of arbitration as well as the fees and expenses of any party-appointed arbitrator. All remaining administrative costs of arbitration, including the costs of AAA and any arbitrator appointed jointly or by the AAA, will be paid 50% by Microsoft and 50% by Yahoo!. The arbitration panel will be authorized in its discretion or as otherwise authorized by Law, to grant pre- and post-award interest at a rate equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System. Any additional costs, fees or taxes incident to enforcing the award will be awarded to the prevailing party as otherwise authorized or allowed by law.

17.5.5 Expedited Process. It is the intent of the parties to have any arbitration proceed in an expeditious manner; however, any deadline, time period, or procedure contained herein may be extended or modified by mutual written agreement of the parties and the parties agree that the failure of the arbitrators or the AAA to strictly conform to any deadline, time period, or procedure will not be a basis for seeking to overturn any decision rendered by the arbitration panel.

17.5.6 Confidentiality of Proceedings. The parties agree that any arbitration proceedings hereunder will be treated as the Confidential Information of both parties and that the existence of the proceeding and any element of it (including, but not limited to, any pleadings, briefs or

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

other documents submitted or exchanged and any testimony or other oral submissions and awards) will not be disclosed beyond the arbitration panel, except as may lawfully be required in judicial proceedings relating to the arbitration or in accordance with the disclosure provisions of Section 12.

18. PUBLIC RELATIONS AND COMMUNICATIONS

18.1 Publicity. No party (or their Affiliates) may issue any press release or make any similar public announcement or public statement, regarding this Agreement or the License Agreement without the other party’s prior written approval and consent, except as may be required by Law (including securities laws and regulations) or legal process or by any listing agreement with a national securities exchange, in which case the party proposing to issue such press release or make such public announcement will use its commercially reasonable efforts to consult in good faith with the other party before making any such public announcement. Except as otherwise provided in this Section 18.1, any and all press releases or similar public announcements or public statements relating to this Agreement will be approved in advance of the release, in writing, by both Yahoo! and Microsoft and once released, either party may repeat information so released and any other public statement that has been publicly disclosed in accordance with Section 12.4 or Section 12.5 without further consent of the other party. Additionally the parties’ public relations and communications staff shall use reasonable efforts to develop (and update, when appropriate) standard messaging points that may be used to describe the parties’ relationships under this Agreement in activities that do not require joint approval under this Section.

19. TERM AND TERMINATION

19.1 Term. The term of this Agreement will commence on the Commencement Date and will continue for ten years from the Commencement Date, unless earlier terminated as provided in this Section 19 (the “Term”).

19.2 Pre-Commencement Termination. Prior to the Commencement Date, this Agreement may be terminated, and the transactions contemplated hereby abandoned, as set forth in Section 2 of the Letter Agreement.

19.3 Post-Commencement Termination Rights. After the Commencement Date, each party (as “Non-Breaching Party”) may terminate this Agreement for repeated uncured material breaches of the other party (as “Breaching Party”) (but not breaches by the Syndication Partners) as described in Section 19.3.2 below or certain significant events as described in Section 19.3.1 below. Any termination under this Section 19.3 shall be limited to the individual country or countries in which the event has occurred, except that the entire Agreement may be terminated if the repeated breaches or significant event occurs in the U.S. and otherwise meets the requirements of this Section 19.3 with respect to termination in such country.

19.3.1 Termination for Material Events.

(a) Yahoo! may, in addition to all of its other rights and remedies including specific performance, terminate this Agreement, if Microsoft attempts to exit the Business in a country, either by simply ceasing to offer Microsoft’s Algorithmic Search Services or Paid Search Services in the relevant country or by selling or transferring or attempting to sell or transfer all or substantially all of either Business of that country, or the assets or the beneficial ownership of either such Business, to an entity other than an Affiliate. In such cases, and without limitation of any of Yahoo!’s other rights and remedies, Microsoft will provide Yahoo! a right of first refusal

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

and right of last offer to purchase such Business in the applicable country, as set forth in Section 19.4;

(b) After the Guarantee Term in the United States, Yahoo! may terminate this Agreement if there is a Material Decline; provided however, if Yahoo! provides notice to Microsoft of its desire to terminate under subsection (i) of the definition of “Material Decline” during the first [*] after the Guarantee Term in the United States due to such Material Decline, then Microsoft has the option (which must be exercised within 30 days of Yahoo!’s notice of desire to terminate) to extend the Guarantee Term in the United States to cover an additional [*] commencing after the expiration of the original Guarantee Term in which case Yahoo! may not terminate during such [*] period for a Material Decline under subsection (i) of the definition of “Material Decline” although Yahoo! could still terminate under subsection (ii) of such definition if applicable. Yahoo! will provide sufficient advance notice to Microsoft of its intent to terminate under this Section 19.3.1(b) to allow Microsoft to exercise its rights hereunder. If Microsoft does not extend the US Guarantee Term then Yahoo! shall be entitled to terminate this Agreement;

(c) Either party may terminate the Agreement if a Law would have a significant adverse impact on a primary aspect of the terminating party’s benefit of the bargain where (i) the parties would be unable to revise the terms of this Agreement to fairly restore the terminating party’s benefit of the bargain and (ii) such Law would not apply in such a manner as to prevent the terminating party from entering into an agreement including a similar benefit with a third party.

19.3.2 Termination for Repeated Material Breach. A Non-Breaching Party may terminate this Agreement if the Breaching Party has repeatedly materially breached material provisions of this Agreement (including for example and without limitation, provisions regarding the quality of Results, parity, and technical performance) to the extent applicable to the relevant country to such a degree that it is unlikely that the Breaching Party is willing or able to continue to perform its obligations under this Agreement in such country without continuing to materially breach this Agreement.

19.3.3 Right to Arbitration. A party must tender a notice of termination prior to termination of this Agreement or any portion thereof. Without limiting any other rights or remedies, and for the avoidance of doubt, following a notice that one party intends to terminate this Agreement under any of the foregoing paragraphs, the non-terminating party may trigger an arbitration under Section 17.5 to have the arbitrator decide whether the standards for termination have been satisfied.

19.3.4 Other Termination Rights.

(a) During the 30-day period following the fifth anniversary of the Commencement Date, if the trailing 12-month average of Yahoo!’s RPS for its primary United States Yahoo! Properties is less than [*]% of Google’s trailing 12-month estimated average RPS then Yahoo! may terminate this Agreement. The parties will make the calculations described in the previous sentence according to the following methodology (the “Relative RPS Formula”): [*]. The Relative RPS Formula will also include mechanisms designed to normalize, as much as reasonably practicable, changes in Yahoo!’s Web search traffic patterns and UI for the purposes of making relevant comparisons between the Google and Yahoo! Web search experiences. The goal of the test and accompanying normalization is to compare the effectiveness of the two monetization engines at monetizing Web search queries in aggregate, on a similar UI. The parties will work in good faith after the Commencement Date to develop the appropriate mechanisms in

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

accordance with the principles described in the previous sentences. Yahoo! will take no action to artificially or nefariously manipulate the number of queries or query mix or monetization rates used to make the calculations for the Relative RPS Formula.

(b) If Yahoo! does not terminate this Agreement pursuant to the procedure in Section 19.3.4(a) above, then at any time after the fifth anniversary of the Commencement Date, if the trailing 12-month average of Yahoo!’s RPS for its primary United States Yahoo! Properties is less than [*]% of Google’s trailing 12-month estimated average RPS in accordance with the Relative RPS Formula, then Yahoo! may terminate this Agreement upon [*] notice to Microsoft. During such [*] period, Yahoo! may shorten the termination notice period (i) to [*], if Microsoft materially breaches this Agreement and (ii) to [*], if the trailing [*] average of Yahoo!’s RPS for its primary United States Yahoo! Properties is less than [*].

19.4 Right of First Refusal.

19.4.1 Notice. From the Commencement Date until the end of the Term, if Microsoft intends to wind up or to sell, spin off or otherwise divest of all or substantially all of a Business to an unaffiliated third party (including, without limitation, by means of an exclusive license of substantially all of the material Intellectual Property Rights used in a Business) in any country (a “Divestiture”), then without limitation of any of Yahoo!’s other rights and remedies under this Agreement, Microsoft shall, prior to entering into any discussions or negotiations with any unaffiliated third party other than Yahoo! regarding a Divestiture, give Yahoo! written notice (the “Divestiture Notice”) setting forth Microsoft’s intention to initiate or engage in discussions regarding a Divestiture and identifying the Business that is the subject of the Divestiture and the proposed nature, means and other material terms of the Divestiture (if determined).

19.4.2 Right of First Refusal Negotiation Period. Within [*] after Microsoft gives the Divestiture Notice to Yahoo!, Yahoo! shall give Microsoft written notice of whether it desires to enter into an exclusive negotiation period to be the acquirer in the Divestiture. If Yahoo! elects to enter into an exclusive negotiation period, then for a period of [*] following the date on which Microsoft gives the Divestiture Notice to Yahoo! (such [*] period, together with any mutually agreed upon extensions thereof agreed to in writing by Yahoo! and Microsoft, the “Negotiation Period”), Microsoft shall make itself reasonably available to Yahoo! to discuss the terms of the proposed Divestiture and, if Yahoo! so elects, to negotiate a definitive agreement for Yahoo! to be the acquirer in the Divestiture. Microsoft agrees that during the Negotiation Period, Microsoft shall not concurrently negotiate with, provide information to, or enter into an agreement with any unaffiliated third party other than Yahoo! regarding a Divestiture. If at any time during the Negotiation Period, Yahoo! determines it is not interested in being the acquirer in the Divestiture, Yahoo! shall give prompt written notice to Microsoft of such determination and the Negotiation Period shall end on the date such notice is given to Microsoft. At any time prior to the end of the Negotiation Period, Yahoo! may elect to submit a final proposal regarding the Divestiture, which proposal shall include Yahoo!’s proposed purchase price and any other material terms of the proposed Divestiture. If Yahoo! and Microsoft fail to execute definitive agreements by the end of the Negotiation Period for any reason other than the material breach by Microsoft of its obligations contained in this Section 19.4, then, without limiting any of Yahoo!’s other rights and remedies in this Agreement, Microsoft may, if it so desires in its sole discretion, wind up the Business that is the subject of the Divestiture Notice.

19.4.3 Right of Last Offer.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

(a) If Yahoo! and Microsoft fail to execute definitive agreements by the end of the Negotiation Period for any reason other than the material breach by Microsoft of its obligations contained in this Section 19.4, then Microsoft shall have [*] (the “Alternative Proposal Negotiation Period”) from the end of the Negotiation Period to engage in discussions with any parties regarding the Divestiture that was subject to the Divestiture Notice. If Microsoft is prepared to execute a definitive agreement with an unaffiliated third party regarding a Divestiture (a “Third Party Proposal”), Microsoft shall give written notice to Yahoo! of such Third Party Proposal (a “Proposal Notice”) stating (a) Microsoft’s bona fide intention to enter into a definitive agreement with respect to the Third Party Proposal and (b) the material terms and conditions of the Third Party Proposal, including a copy of the proposed definitive agreement(s) and any related exhibits, annexes or schedules to the definitive agreement(s). Until 11:59 p.m., Pacific time, on the [*] following the date on which Microsoft gives the Proposal Notice to Yahoo!, Yahoo! shall have the right to elect to acquire the Business on the terms and conditions set forth in the Third Party Proposal by delivering notice to Microsoft setting forth such election, which election shall be binding and irrevocable (the “Election Notice”). If the Third Party Proposal contains obligations on the part of Yahoo! that cannot be agreed to by Yahoo! because (i) such agreement would be prohibited by Law, (ii) Yahoo! does not offer or cannot perform the services agreed to be performed by the third party, or (iii) such agreement contains provisions that, due to the difference in the nature, size or scope of Yahoo!’s business and assets versus those of the third party, are not equivalent in the costs or scope of obligations imposed on Yahoo! (compared to the costs or scope of obligations imposed on the third party) or the benefits conveyed to Microsoft (compared to the benefits conveyed to Microsoft by the third party) (for example, if the third party was a purely local Internet portal in a particular country and the Third Party Proposal included a license to all of the third party’s intellectual property or an agreement to place ads on each of the third party’s web pages or home page) (any such obligations, the “Unperformable Obligations”), then Yahoo! may propose changes to the Unperformable Obligations provided that the proposal by Yahoo! reflecting the Third Party Proposal inclusive of such changes to the Unperformable Obligations (the “Modified Proposal”) is at least as favorable, taken as whole, to Microsoft as the Third Party Proposal. Yahoo! will use its best efforts to identify any Unperformable Obligations and to discuss potential changes to such Unperformable Obligations with Microsoft prior to delivering its Election Notice, if any. Any Unperformable Obligations shall be set forth in reasonable detail in the Election Notice, together with any proposed changes to the Unperformable Obligations which Yahoo! has been able to determine as of the time of delivery of the Election Notice. Notwithstanding the foregoing, to the extent the Third Party Proposal provides for the payment of consideration by the third party to Microsoft of cash, stock or other securities, the obligation to pay such consideration shall in no event constitute an Unperformable Obligation and may not be changed except as set forth in Section 19.4.5.

(b) If Yahoo! gives Microsoft an Election Notice that complies with Section 19.4.3(a), Microsoft shall cease any and all discussions with any other unaffiliated third parties regarding the Divestiture that is the subject of the Proposal Notice and Microsoft and Yahoo! shall for a period of [*] following the date on which Microsoft gives the Proposal Notice to Yahoo! (such [*], together with any mutually agreed upon extensions thereof agreed to in writing by Yahoo! and Microsoft, the “Documentation Period”) cooperate in good faith to prepare, negotiate and execute a definitive agreement on the same terms contained in the Proposal Notice (subject to any Modified Proposal and Section 19.4.5).

(c) If Yahoo! does not exercise its right of last offer by giving Microsoft an Election Notice that complies with Section 19.4.3(a) then Microsoft shall have the right during

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

the subsequent [*] to enter into a definitive agreement relating to such Third Party Proposal in the form presented to Yahoo! in the Proposal Notice relating to such Third Party Proposal. If Yahoo! exercises its right of last offer by giving Microsoft an Election Notice that complies with Section 19.4.3(a), but subsequently (i) does not execute a definitive agreement by the end of the Documentation Period or (ii) if a definitive agreement is executed, does not close the transaction, in each case for any reason other than the material breach by Microsoft of its obligations contained in this Section 19.4 or in the definitive agreement or a failure of the conditions precedent to Yahoo!’s obligations to close the transaction under the definitive agreement to be satisfied, then, without limiting any of Microsoft’s other rights and remedies under this Agreement, Yahoo!’s rights of first refusal and last offer under this Section 19.4 shall not be applicable to any Divestiture of the Business that is the subject of the Divestiture Notice for a period of 12 months following the date of the event described in clause (i) or (ii) of this Section 19.4.3(c).

19.4.4 Access to Information. Following receipt of the Divestiture Notice by Yahoo! until the end of the Negotiation Period, Microsoft and its employees shall (a) provide Yahoo! and Yahoo!’s employees, attorneys, accountants and other agents and representatives (collectively, “Representatives”) with reasonable access during normal business hours and upon reasonable prior notice to Microsoft’s books, records and other materials relating to the business, operations, management, employees and financial condition of the Business to enable Yahoo! to conduct its due diligence investigation in connection with the proposed Divestiture; provided, however, that such access and cooperation shall not unreasonably disrupt the operations of the Business; and provided, further, that Microsoft shall not be required to afford such access to the extent that doing so would result in a violation of Law or the loss of attorney-client privilege and (b) shall cooperate with Yahoo! and Yahoo!’s Representatives in connection with Yahoo!’s due diligence investigation in connection with the proposed Divestiture. During the Alternative Proposal Negotiation Period and during the Documentation Period (if Yahoo! elects to exercise its right of last offer pursuant to Section 19.4.3(a), Microsoft and its employees shall afford Yahoo! and its Representatives the same level of access to Microsoft’s books, records and other materials relating to the business, operations, management, employees and financial condition of the Business as it provided to any other unaffiliated third party involved in the proposed Divestiture during the Alternative Proposal Negotiation Period. Yahoo! acknowledges that during any such due diligence investigation, Yahoo! may have access to Microsoft’s Confidential Information and Yahoo! agrees to maintain the confidentiality of any such Confidential Information in accordance with the provisions of Section 12, and further agrees that such Confidential Information shall be used solely for the purpose of evaluating a possible transaction between the parties relating to the Divestiture. In addition, each party agrees that, without the prior written consent of the other party, it will not disclose to any other person the fact that such Confidential Information has been exchanged, that discussions or negotiations are or may be taking place concerning a Divestiture involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof) unless upon the advice of counsel such disclosure is required by Law (including securities laws and regulations) or legal process or to comply with the rules and regulations of any national securities exchange applicable to the disclosing party; provided, however, that Microsoft may disclose the existence and material terms of this Section 19.4 to any party with whom Microsoft engages in discussions regarding a potential Divestiture.

19.4.5 Definitive Agreement Terms. Each of Yahoo! and Microsoft agree to cooperate and negotiate in good faith during any Negotiation Period or Documentation Period applicable to a Divestiture. Microsoft acknowledges and agrees that any definitive agreement regarding a Divestiture entered into with Yahoo! pursuant to Section 19.4.2 or Section 19.4.3 shall condition the closing of such Divestiture upon receipt of any necessary governmental consents or approvals, and failure to obtain any

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

such consents or approvals shall in no way result in Yahoo! having any further obligation or liability to Microsoft. In addition, if the terms of any Third Party Proposal include stock or other securities as consideration, Yahoo! may substitute for such stock component of the Third Party Proposal either cash or shares of common stock of Yahoo! having a “fair market value” equivalent to the fair market value of the stock component of the subject Third Party Proposal. “Fair market value” shall mean, with respect to the stock of any entity (a) that is traded on a nationally recognized exchange, the average of the closing bid or sale price (whichever is applicable) of such stock on the 20 trading days preceding the date prior to the date on which Microsoft gives Yahoo! notice of the Third Party Proposal; (b) which is actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) on the 20 trading days preceding the date prior to the date on which Microsoft gives Yahoo! notice of the Third Party Proposal; and (c) if such stock is not publicly traded, the value assigned to such stock as of the date prior to the date on which Microsoft gives Yahoo! notice of the Third Party Proposal, by a nationally recognized investment advisory or valuation firm designated by the mutual agreement of Microsoft and Yahoo!. The fair market value of any other non-cash consideration shall be determined in the same manner as for such non-publicly traded stock.

19.4.6 Miscellaneous. With respect to any Divestiture Microsoft purports to effect with an unaffiliated third party (other than Yahoo!), (a) if Microsoft fails to give Yahoo! a Divestiture Notice in accordance with Section 19.4.1 with respect such Divestiture or (b) if Microsoft fails to give Yahoo! a Proposal Notice in accordance with Section 19.4.3(a), then any such Divestiture it may purport to effect, shall be void ab initio. Nothing in this Section 19.4 shall obligate Yahoo! to engage in any discussions or negotiations or to enter into any agreement regarding any proposed Divestiture, except as provided in Section 19.4.3(b). Nothing in this Section 19.4 shall obligate Microsoft to enter into any definitive agreement regarding any proposed Divestiture, except as provided in Section 19.4.3(b). Without limiting the foregoing, except as provided in Section 19.4.3(b), Microsoft may, at any time and in its sole discretion, elect to reject any proposal to undertake a Divestiture, including any Third Party Proposal, and, in such case, shall have no obligation to enter into a definitive agreement with respect to such Divestiture with Yahoo! or any other third party, and shall have no liability to Yahoo! or any other third party with respect to such termination.

19.5 Effect of Early Termination. If this Agreement terminates after the Commencement Date and prior to the expiration of the ten-year period defined under Section 19.1 (including pursuant to Section 19.3.4(a)), then

19.5.1 At Yahoo!’s election, Microsoft will continue to provide Services to Yahoo! and the Syndication Partners under the applicable terms and conditions of this Agreement for a period of time not to exceed [*] (or as long as possible up to [*] in the event of a termination under Section 19.3.1(b)) from the date of Yahoo!’s election so that Yahoo! may transition from the Services provided by Microsoft to another solution (the “Tail Transition Period”);

19.5.2 During the Tail Transition Period, except as otherwise provided in this Section 19.5, all provisions of this Agreement will apply and the parties will still share revenues according to Section 9;

19.5.3 The sales exclusivity set forth in Section 7.2 will become non-exclusive and the provisions relating to a non-exclusive sales relationship will apply throughout the Tail Transition Period;

19.5.4 The exclusive rights granted by Yahoo! to Microsoft to the Licensed Non-Patent IPR under the License Agreement will become non-exclusive as of the termination date; and

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

19.5.5 This Agreement will terminate upon the conclusion of the Tail Transition Period.

19.6 Exclusive Rights to Terminate. The express rights to terminate this Agreement set forth in this Section 19 are exclusive, and neither party will have any additional right or remedy (whether at Law, in equity, under Section 20.7 or otherwise) to terminate this Agreement, in whole or in part.

19.7 Survival. Sections 1.1, 1.3, 2.2.4(c), 2.4.17(d), 5.1.2(b), 5.3.4 (with respect to its provisions regarding monetary damages), 5.7 (with respect to liabilities and payment obligations incurred prior to the effective date of expiration or termination), 5.8.5, [*] (with respect to [*] incurred prior to the effective date of termination or expiration), 6.3, [*] (with respect to [*] incurred prior to the effective date of expiration or termination), [*] (with respect to [*] incurred prior to the effective date of termination or expiration), [*] (with respect to [*] incurred prior to the effective date of termination or expiration), 7.1.3 (with respect to obligations to pay incurred prior to the effective date of termination or expiration), 8.1.1 (with respect to any amounts owed through the effective date of termination or expiration), [*] (with respect to any [*] through the effective date of termination or expiration), [*], 9 (other than Section [*], with respect to [*] through the effective date of termination or expiration; and Section [*] in its entirety), [*] , 11.1, 11.3 (but not 11.3.1), 12.1, 12.2 (for the period stated therein), 12.3.2 (with respect to the restrictions on use and disclosure established before the effective date of termination or expiration), 12.4, 12.4.1, 12.5, 12.6, 13.1.1 (as regards the use by Microsoft of Yahoo! Search Data collected prior to expiration or termination, but not the provision to Microsoft, of Yahoo! Search Data generated thereafter), 13.1.5 (but only as regards the use by both parties of Advertiser Data generated in the course of this Agreement), 13.2.1, 13.2.2 (as regards (a) limitations on use of Covered Data and (b) data retention and anonymization practice, processes, and policies for applicable data provided or collected prior to the effective date of termination or expiration), 13.3 (as regards confidentiality and use of Microsoft PDA Listings Data provided prior to the effective date of termination or expiration), 13.8 (as provided therein), 14, 15, 16, 17.5 (except to the extent it requires escalation pursuant to Section 17.4), 18, 19 (provisions of Section 19 generally, as they concern the conditions under which termination is permitted and which must be satisfied after exercise of a termination right), 19.3.3, 19.5, 19.7, 20, Exhibit A, Exhibit B (Section 5.r (with respect to incidents up to and including the effective date of termination or expiration), Section 6), Exhibit D (but only for purposes of construing Section 13.2.2), [*] will survive expiration or termination of the Term. In addition, all payment (or reimbursement) obligations arising under any other Sections of this Agreement or its Exhibits survive with respect to the amounts owed under such obligations as of the effective date of termination or expiration.

20. MISCELLANEOUS

20.1 Rules of Construction. The words “hereof,” “herein” and “hereunder” and other words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections and Exhibits shall be deemed references to and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The word “including,” when used herein is not intended to be exclusive and means “including, but not limited to.” The headings used in this Agreement are inserted for convenience of reference only and do not constitute a part of and will not be utilized in interpreting this Agreement. Except where the context so requires, any reference to a singular noun shall include its plural, the use of the word “all” shall be construed as “any and all,” the word “any” shall be construed as “any and all,” and the word “each” shall be construed as “all and each.” This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and conditions pursuant to the governing Law selected by the parties pursuant to Section 17.5.3 without application of any rules of construction relating to which party drafted this Agreement in favor of, or against, either party. Unless otherwise expressly

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

provided herein or unless the context shall otherwise require, any references as of any time to any agreement (including this Agreement) or other contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “Business Day”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as “Affiliate”) which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such persons or entities who have the specified characteristic, qualification, feature or status as of that particular time. This contract is written in English and, if it is translated into any other language, the English-language version controls.

20.2 Force Majeure. Neither party or its Affiliates will be in violation of any of the requirements of this Agreement to the extent that its performance is impaired as a result of any delay, failure in performance, or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, acts of terrorism, strikes or other labor disputes, fires, transportation contingencies, outages of third party telecommunications networks with whom the non-performing party does not have a direct contractual relationship, failure of suppliers with whom the non-performing party does not have a direct contractual relationship, or other similar occurrences which are beyond such party’s reasonable control; provided, however, that such party has implemented and complied with its Disaster Recovery Plan and any such delay or failure will be remedied by such party as soon as reasonably possible. Upon the occurrence of a force majeure event, the party unable to perform will, if and as soon as possible, provide written notice to the other party indicating that a force majeure event occurred and detailing how such force majeure event impacts the performance of its obligations. Each party will maintain during the Term, appropriate business continuity and disaster recovery plans, procedures, facilities and equipment to restore operation of their respective properties and services within a reasonable period of time under the circumstances (“Disaster Recovery Plan”).

20.3 Amendment or Modification. This Agreement may be amended or modified only by a written agreement that (a) refers to this Agreement; and (b) is executed by an authorized representative of each party.

20.4 Assignment; Delegation. This Agreement and the performance of any duties hereunder may not be assigned, transferred, delegated (except as set forth below), sold or otherwise disposed of by a party other than with the prior written consent of the other party. Notwithstanding the foregoing, either party may delegate its performance to, or exercise its rights through, one or more Affiliates and may subcontract performance of its obligations hereunder in accordance with its practices prior to the Letter Agreement Effective Date or as otherwise expressly permitted herein; provided that in the event of any such delegation, exercise or subcontract, each party will remain liable and fully responsible for its Affiliates’ and subcontractors’ performance of and compliance with such party’s applicable obligations and duties under this Agreement. Any assignment, transfer, delegation, sale or other disposition in violation of this Section 20.4 will be null and void.

20.5 Notices. All notices hereunder shall be deemed given (a) upon receipt when delivered personally, (b) upon written verification of receipt from overnight courier, (c) upon verification of receipt

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

of registered or certified mail or (d) upon verification of receipt via facsimile, provided that such notice is also sent via first class mail by no later than the next Business Day after sending via facsimile. All notices shall be in English and in writing and sent to:

If to Microsoft, to:

Microsoft Corporation

One Microsoft Way

Redmond, WA 98052

Attention: Chief Executive Officer

Telephone: (425) 882-8080

Telecopy: (425) 936-7329

with a copy to:

Microsoft Corporation

One Microsoft Way

Redmond, WA 98052

Attention: General Counsel

Telephone: (425) 882-8080

Telecopy: (425) 936-7329

If to Yahoo!, to:

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

Attention: Chief Executive Officer

Telephone: (408) 349-3300

Telecopy: (408) 349-3510

with a copy to:

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

Attention: General Counsel

Telephone: (408) 349-3300

Telecopy: (408) 349-3510

A party may change its address for notices by written notice given pursuant to this Section 20.5.

20.6 Waiver. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. No party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to, or waiver of, any right or remedy as to a subsequent event.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

20.7 Remedies Cumulative. Except as expressly set forth herein, no remedy conferred upon any of the parties by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy will be cumulative and will be in addition to any other remedy given hereunder or now or hereafter existing at Law or in equity. For clarity, this Section does not expand either party’s ability to terminate this Agreement beyond the expressly limited provisions of Section 19 . Any reference to a party’s right to avail itself of the dispute resolution and/or arbitration provisions of Section 17 in the event of breach is without limitation or waiver of a party’s right to submit any other Dispute to arbitration pursuant to the terms of Section 17.

20.8 Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances is held to be illegal, invalid or unenforceable by any arbitrator, arbitration panel or court of competent jurisdiction, the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby, and the parties agree that the arbitrator, arbitration panel or court of competent jurisdiction making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable.

20.9 Independent Contractors. The parties acknowledge and agree that they are dealing with each other as independent contractors. Neither this Agreement nor any terms and conditions contained in this Agreement may be construed to: (a) give any party the power to direct and control the day-to-day activities of any of the other; (b) create or constitute a partnership, joint venture, franchise, employment or agency relationship between or among the parties; or (c) allow any party to create or assume any obligation on behalf of the other party for any purpose whatsoever. No party owes the other party or any third party any compensation for performing the actions contemplated by this Agreement except as expressly set forth in this Agreement. Without limiting the generality of this Section 20.9, each party agrees that, without the prior written consent of the other party, it will not file any Tax election, Tax report, or Tax return (or take any position in any audit, administrative proceeding, or judicial proceeding related to Taxes) that is inconsistent with the parties being treated as independent contractors.

20.10 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or will confer upon any person (other than the parties and their Affiliates hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

20.11 Affiliates. Each party (a) will cause all of its Affiliates to comply with the terms and conditions of this Agreement and (b) irrevocably and unconditionally guarantees the compliance of each of its Affiliates with this Agreement. With respect to any acts or omissions of a party’s Affiliate that, if performed or not performed by such party, would constitute a breach of this Agreement, such party shall be jointly and severally liable with its Affiliate to the other party. All remedies available to a party, including the ability to obtain injunctive relief, are enforceable against the other party’s Affiliates.

20.12 Entire Agreement. Except with respect to the Letter Agreement (excluding Annexes A and B, and, with respect to this Agreement, but not the Letter Agreement, Annex D), the License Agreement and, except as provided in Section 4.2, the syndication agreements for Paid Search Services and Contextual Advertising Services between Yahoo! (and/or its Affiliates) and Microsoft (and/or its Affiliates), this Agreement supersedes any other prior or collateral agreements, whether oral or written, with respect to the subject matter hereof. This Agreement supersedes Annexes A, B and D of the Letter Agreement with respect to the subject matter of this Agreement. This Agreement, the License Agreement and the Letter Agreement (excluding Annexes A and B and, with respect to this Agreement, but not the Letter Agreement, Annex D) constitute the entire agreement with respect to the subject matter hereof.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

20.13 Counterparts; Facsimiles. This Agreement may be executed in any number of textually identical counterparts, each of which when so executed and delivered will be deemed an original, and such textually identical counterparts together will constitute one and the same instrument. Each party will receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement as of the Effective Date.

YAHOO! INC.			MICROSOFT CORPORATION

By:	/s/ Carol Bartz		By:	/s/ Steven A. Ballmer
	Name:	Carol Bartz		Name:	Steven A. Ballmer
	Title:	Chief Executive Officer		Title:	Chief Executive Officer

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

EXHIBIT A

DEFINITIONS

(1) “AAA” has the meaning set forth in Section 17.5.

(2) “AAA Appointment Time Periods” has the meaning set forth in Section 17.5.1.

(3) “Additional Quality Testing” has the meaning set forth in Section 2.1.2 of Exhibit I.

(4) “Additional Services” means the Mapping Services and the Mobile Search Services.

(5) “Adjusted Microsoft Percentage” has the meaning set forth in Section 7.1.3.

(6) “Adjusted Net Revenues” means Net Revenues less bad debt associated with Net Revenues from Yahoo!’s Premium Direct Advertisers, where the bad debt associated with Net Revenues from Yahoo!’s Premium Direct Advertisers is calculated using the Bad Debt Rate.

(7) “Ad Network” means any entity or network that distributes third-party online advertisements across multiple Websites.

(8) “AdSat Escalation Event” has the meaning set forth in Section 5.3.2.

(9) “AdSat Levels” has the meaning set forth in Section 5.3.2.

(10) “AdSat Survey” has the meaning set forth in Section 5.3.2.

(11) “Advertiser Data” means all (a) CRM Data, (b) aggregated Paid Search Services and Contextual Advertising Services data related to a Customer’s Paid Search Services and Contextual Advertising Services campaigns and its historical performance, including all such aggregated data in the Core Platform and Panama, (c) marketplace health data (aggregated keyword, impressions, clicks, conversions, prices, etc.), and (d) Customer performance (Customer name, campaigns and aggregated bids, impressions, clicks, conversions, PPC, budgets, etc.). Notwithstanding the foregoing, Advertiser Data does not include (x) information about Customers and their ad campaigns conducted outside of Paid Search Services and Contextual Advertising Services, (y) information (even if captured in their CRMs) regarding how Microsoft or Yahoo! is handling a specific Customer, strategies regarding such Customer, the representatives assigned to such account (including but not limited to account managers, account executives, and sales specialists), and (z) marketing, sales, or other insights derived by either party from its analysis of Advertiser Data internally or through third

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 1

parties, except such aggregate information that is obtainable through each party’s Sales Tools.

(12) “Advertiser Segments” means two groups of advertisers for each country—a group of Premium Direct Advertisers and a group of non-Premium Direct Advertisers—created in accordance with the criteria and processes set forth in Section 5.1.1.

(13) “Affiliate” means, with respect to a party, any entity that, at a given time during the Term, directly or indirectly Controls, is Controlled by or is under common Control with, such party.

(14) “Algorithmic Index” means the indices used to draw Results for Microsoft’s Algorithmic Search Services.

(15) “Algorithmic Listings” means the results generated by Microsoft’s Algorithmic Search Services for a given Query.

(16) “Algorithmic Search Services” means Internet Search services that (a) utilize general indices of a reasonably comprehensive portion of the World Wide Web for (i) Web pages; (ii) images, and (iii) video; and (b) are accessed by users via Queries. Algorithmic Search Services excludes, without limitation, Yahoo! Excluded Services, Microsoft Excluded Services and search services via a search engine that has indexed predominantly a specific topic, or that search closed databases or data feeds, or content located only within a domain or portion thereof.

(17) “Alternative Proposal Negotiation Period” has the meaning set forth in Section 19.4.3(a).

(18) “Applications” means functionality provided on or in connection with a search results page that uses the Microsoft API, but that is not a feature or function of the Microsoft API itself, and that enables an end user to interact with the Algorithmic Search Services Result Page in a manner that either (a) requires user authentication or identification, or (b) provides user-specific functionality that is persistent across multiple Queries. For example, an “email this search” feature or a user search history or search pad feature would be an Application but related searches and categories would not be.

(19) “Attest Report” has the meaning set forth in Section 10.2.1.

(20) [*].

(21) [*].

(22) “Block” means the contiguous group of Algorithmic Listings returned by the Microsoft API, in the rank order in which they are provided by the Microsoft API.

(23) “BOSS” means Yahoo!’s Build Your Own Search Service (BOSS) functionality, which provides API access to an algorithmic search index to

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 2

enable a Web site publisher to manipulate such data in order to create its own search results experience.

(24) “Brand Features” means trade names, trademarks, service marks, logos, domain names, trade dress and other distinctive brand features, including any goodwill represented thereby.

(25) “Breaching Party” has the meaning set forth in Section 19.3.

(26) “Business” means with respect to a country, Microsoft’s Algorithmic Search Services business or Paid Search Services business in that country, or the assets or the beneficial ownership of either such business.

(27) “Business Day” means any day other than a Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed.

(28) “Combined Queries” means all Queries from Microsoft O&O Properties and Yahoo! Properties in the United States.

(29) “Combined Queries Share” means the market share, expressed as a percentage, of Combined Queries relative to total Queries originating in the United States as measured by Comscore, or if Comscore changes the way it calculates its query share or is no longer in business, then by a mutually agreed substitute.

(30) “Commencement Date” means a date as mutually agreed by the parties, but not more than five Business Days following the satisfaction or waiver of the last to be fulfilled of the conditions to the parties’ respective obligations to commence performance under this Agreement, as set forth in Section 12 of the Letter Agreement.

(31) “Comparable Microsoft Property” means, with reference to another Web site or application, a Microsoft O&O Property and any Microsoft (or majority-owned Microsoft Affiliate) application, product or service that is “comparable” to such other application or Web site in the sense that it is in the same product category and provides similar functionality. By way of example, Microsoft Word would be a Comparable Microsoft Property to a general purpose word processing application, but it would not be a Comparable Microsoft Property to Adobe Acrobat. For clarity, a “comparable” game application need not be of the same genre or style of game play.

(32) “Confidential Information” has the meaning set forth in Section 12.1.

(33) “Contextual Advertising Services” means services by which Paid Listings are (a) sold on the basis of selected keywords (regardless of the pricing method (e.g., auction based or on a CPC or CPM basis)) and (b) displayed in response to a keyword or keywords mapped to, derived from or associated with the content and/or context of the Web Page on which such Paid Listings appear, and not as a result of a Query or Non-Internet Search Query.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 3

(34) “Contract Transition” means the assignment of a Customer contract from one party to the other party, where such assignment is effective on the later of the date specified in the contract or on a Customer’s Migration Date for any Customers who needs to be Migrated.

(35) “Control” means, with respect to an entity, the beneficial ownership, directly or indirectly through or with one or more intermediaries, of equity securities or other ownership interests representing fifty percent (50%) or more of the total equity of such entity.

(36) “Core Platform” means the adCenter advertising platform and database for Paid Search Services and Contextual Advertising Services (and any enhancements and improvements thereto related in the Paid Search Services and Contextual Advertising Services, or if adCenter is no longer the principal platform for Microsoft’s Paid Search Services and Contextual Advertising Services, such substitute platform(s) in addition to adCenter at Yahoo!’s discretion. For avoidance of doubt, modules and enhancements to this system that solely support services other than Paid Search Services and Contextual Advertising Services (e.g., display ad platform functions) are excluded from the Core Platform.

(37) “Core Platform APIs” mean all present and future APIs (and any future enhancements, replacements, successors, and improvements thereto) to enable programmatic access to the Core Platform for Paid Search Services and Contextual Advertising Services and to enable functionality of Publisher Tools, Sales Tools and Marketplace Tools to the extent that such functionality is not wholly contained within the tools themselves and which will be made available to Yahoo!.

(38) “Core Revenues” has the meaning set forth in Section 3.1(b) of Exhibit E.

(39) “Covered Amounts” means any damages, penalties, fines, fees, costs and expenses (including reasonable attorneys’ fees and costs) awarded by a court or administrative, regulatory or other authority of competent jurisdiction in any Third Party Claim or agreed to by the Indemnifying Party in settlement of any Third Party Claim.

(40) “Covered Data” has the meaning set forth in Section 13.2.2.

(41) “Covered Marginal Costs” means direct and reasonable (a) depreciation and amortization for incremental capital costs to meet actual business needs; (b) incremental operating expenses such as people costs (which includes facilities, payroll and payroll taxes, distributed cost pools for infrastructure, worldwide IT distributions, travel and entertainment, freight/supply and benefits/services), [*]. Depreciation for existing [*] capital equipment is not a Covered Marginal Cost. The parties recognize that some of the foregoing costs are allocated costs, [*], and that in the foregoing, “direct” means the allocated costs directly used by the service being provided. [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 4

(42) “CRM Data” means contact information and related sales pipeline information for Customers who purchase Paid Search Services and Contextual Advertising Services from Microsoft’s Core Platform and Yahoo!’s Panama system.

(43) “Customer” means either a Premium Direct Advertiser or non-Premium Direct Advertiser.

(44) “Dedicated Resources” means [*] US full time Microsoft employees (or, if reasonable under the circumstances and consistent with what Microsoft would do for its own development projects, their cash equivalent in other human resources, such as contractors, vendors, or non-US FTEs, with such equivalency disclosed to and approved in advance by Yahoo!) dedicated solely to working on Yahoo!-defined projects relating to the Services (including the provision of the Web Crawl Cache), Additional Services and Other Platform Services and such other personnel that may be added as provided in Section 2.4.11(a).

(45) “Destination Page” has the meaning set forth in Section 2.4.17(c)(2).

(46) “Disaster Recovery Plan” has the meaning set forth in Section 20.2.

(47) “Disclosing Party” has the meaning set forth in Section 12.1.

(48) “Discretionary Displays” has the meaning set forth in Section 2.1.2(a).

(49) “Dispute” has the meaning set forth in Section 17.4.

(50) “Divestiture” has the meaning set forth in Section 19.4.1.

(51) “Divestiture Notice” has the meaning set forth in Section 19.4.1.

(52) “Documentation Period” has the meaning set forth in Section 19.4.3(b).

(53) “Domain Match” means services that deliver Paid Listings from Paid Search Services marketplaces in response to keyword terms mapped to a URL or in response to clicks on links appearing on the Web site associated with such mapped URL.

(54) “Editorial” means creation and enforcement of marketplace creative advertisement policies, auditing and removal of non-conforming advertisements based on such advertising policies and this Agreement, management of process and tools needed to provide feedback to sales and account management regarding the removal of non-confirming advertisements.

(55) “Effective Date” has the meaning set forth in the preamble of this Agreement.

(56) “Election Notice” has the meaning set forth in Section 19.4.3(a).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 5

(57) “Emerging Markets” means a Region comprising (collectively) Latin America, Southeast Asia, Indian Subcontinent, Middle East, Eastern Europe, Africa and any other region not located within North America, Europe or Asia Pacific.

(58) “Error Channel” means services that deliver Paid Listings from Paid Search Services marketplaces in response to keyword terms mapped to non-existent domains or other terms entered by users typing an erroneous URL or keyword into the address bar or clicking on a dead link that, in either case, does not resolve to a registered, live Web site. Such entries or queries may include without limitation keywords in the address bar, erroneous or incomplete URLs, misspellings of top level domains, the wrong number of w’s (e.g., ww, wwww), wrong capitalization or punctuation (e.g., Xyz,com), or the wrong number of forward slashes (////).

(59) “Executive Steering Committee” has the meaning given in Section 17.1.

(60) “Existing Yahoo! Syndication Partner” has the meaning given in Section 4.1.5.

(61) “Geo-Location Data” means any information indicating the geographical position of a user, specifically: (a) information relating to latitude and longitude obtained by on-board location pinpointing functionality that indicates the current location of the user of the mobile device; (b) other location data which relates to a user who is identifiable from such data.

(62) [*].

(63) “Governmental Authority” means any United States or non-United States federal, national, provincial, state or local government or other political subdivision thereof, any entity, authority, agency or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supernational organization of sovereign state exercising such functions for such sovereign states.

(64) “Guarantee Amount” is the amount calculated in accordance with Exhibit E.

(65) “Guarantee Term” means, for any given country, the period set forth in Section 2 of Exhibit E.

(66) “GUID” has the meaning set forth in Section 2.1.3(c).

(67) “Hosted By Yahoo!” means that the primary software code for the application is running on, or served for client-side execution within a browser during the same browsing session by, a computer server operated by or for Yahoo! (or a Yahoo! Affiliate) including the software code used to provide (including providing by making API calls to a third party) Algorithmic Search Services or Paid Search Services in connection with the application.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 6

(68) “Image Internet Search” means an Internet Search for images.

(69) “Income Taxes” means any Tax primarily based upon, measured by, or calculated with respect to gross income, net income, gross receipts, net receipts, capital or profits, but excluding any Transaction Taxes and Withholding Taxes.

(70) “Indemnified Party” means a Microsoft Indemnified Party or a Yahoo! Indemnified Party entitled to defense and indemnification under Section 16.1 or 16.2, as the case may be.

(71) “Indemnifying Party” means Microsoft or Yahoo!, whichever is obligated to provide defense and indemnification under Section 16.1 or 16.2, as the case may be.

(72) “Initial Implementation Date” means, for any given country, the earlier of (a) the date upon which Yahoo! and Microsoft agree that pre-transition testing with respect to the provision of Paid Listings from Microsoft’s Paid Search Services in such country has been completed and that Microsoft is commercially providing Paid Listings from its Paid Search Services in response to Queries from Yahoo! Properties in such country and (b) the date Microsoft first begins to provide Paid Listings from its Paid Search Services in response to ten percent of all Queries originating from Yahoo! Properties in such given country.

(73) “Intellectual Property Rights” means any and all rights existing from time to time under patent law, copyright law, moral rights law, trade secret law, trademark law, whether registered or unregistered, and any and all other similar proprietary rights, as well as any and all applications, renewals, extensions, divisionals, continuations, restorations and re-instatements thereof, now or hereafter in force and effect worldwide.

(74) “Internet Search” means search via a search engine that has indexed a reasonably comprehensive portion of the World Wide Web. For the avoidance of doubt, a search via a search engine that has indexed predominantly a specific topic or category of information (e.g., vertical searches in such categories as shopping or travel) or only a specific site is not an Internet Search.

(75) “Laws” means any Federal, state, provincial, county, municipal or other local laws, rules, regulations, ordinances or judicial decisions enacted or issued by a court or other Governmental Authority of any country, state, province, county, city or other municipality.

(76) “Letter Agreement” has the meaning set forth in the Recitals.

(77) “Letter Agreement Effective Date” has the meaning set forth in the Recitals.

(78) “License Agreement” means the License Agreement between Yahoo! and Microsoft dated December 4, 2009.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 7

(79) “Make Good Period” has the meaning set forth in Section 4.1.5.

(80) “Map Syndication Partner” means a third party who has entered into a contractual agreement with Yahoo! to receive Mapping Services.

(81) “Map Syndication Properties” means all current and future (1) Web site, applications and other online digital properties owned or operated by or on behalf of Map Syndication Partners for use and consumption on personal computers, mobile devices, television or any other platform and (2) software applications developed or distributed by Map Syndication Partners that provide access to or enable Mapping Services.

(82) “Map Syndication Partnership Agreements” means the agreements pursuant to which Yahoo! provides Mapping Services to a Map Syndication Partner.

(83) “Mapping Services” means the services by which Microsoft causes a driving direction, maps, geographic imagery, and/or other maps-related functionalities to be displayed in response to a user query request, and any associated Paid Listings to the extent implemented under Section 3.2.

(84) “Marketing” means customer communications, demand generation, trade events, Web Site content, advertising, and any other form of positioning, communication, and evangelism to existing and prospective search advertising customers. Marketing also includes the messages and content used in sales presentation, sales collateral, and other documentation that describe Paid Search Services and Contextual Advertising Services for the Core Platform as well as external communications such as presentations, media pitches, FAQ documents, social media communications such as Twitter, and other public communications. For clarity Marketing is not sales or reselling, with Marketing being the activities included herein that are usually executed in such a way that they are substantially “one to many” (e.g., a Marketing message is designed for communication to and is usually communicated to multiple advertisers; whereas sales pitches are communicated, by a human, to an Advertiser in a 1:1 manner).

(85) “Marketplace Tools” means all current and future tools supporting Paid Search Services and Contextual Advertising Services for the Core Platform to track, monitor and support incorporated Paid Listings, and the health of the combined marketplace. Examples of functionality that would be included in Marketplace Tools include all available tools that provide visibility into current and future Paid Listing pricing, forecasting, keyword generation, Sales Reporting, marketplace optimization, and selection for Paid Search Services and Contextual Advertising Services on the Core Platform.

(86) “Material Decline” means (i) the Relative RPS Percentage is [*]% or less when measured on a trailing 12 full calendar month average in the United States or (ii) the Combined Queries Share is [*]% or less measured on a trailing 12 full calendar month average.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 8

(87) “Microsoft” has the meaning set forth in the preamble of this Agreement.

(88) Microsoft AdSat Level” has the meaning set forth in Section 5.3.2.

(89) “Microsoft API” means all of the application programming interfaces that enable Microsoft and/or third parties to implement, access and use Microsoft’s Algorithmic Search Services, Paid Search Services and Contextual Advertising Services; and receive a feed of data, content and information related to such services (e.g., as of the Effective Date, category links, and related search links); and application programming interfaces that are accessed or used by the Publisher Tools for certain functions.

(90) “Microsoft API Function” means any feature or function of or relating to the Services or Additional Services (excluding Microsoft Applications) that accesses, is accessed by or is available through the Microsoft API, regardless of where such feature or function is rendered by Microsoft on Microsoft Results Pages.

(91) “Microsoft Brand Elements” means the trademark, logos and other unique business identifiers of Microsoft that are displayed on the Microsoft Results Pages.

(92) “Microsoft Excluded Services” means (a) search that is restricted to Microsoft domains or Microsoft properties or a portion thereof (for example Autos, Movies, Shopping, Health, Farecast/Travel, Weather, News & MSNBC, Dating, X-Rank, Powerset, etc.) and, (b) searches of Microsoft’s databases or feeds incidental to the operation, programming, maintenance, or support of non-search Microsoft O&O Properties (for example, queries of Microsoft databases or feeds undertaken to render links to available news content for display on Microsoft O&O Properties or querying stored user preferences and data).

(93) “Microsoft Front End Team” means the engineering, product, business and other teams that are responsible for Microsoft’s front end for the Services as implemented on the Microsoft O&O Properties.

(94) “Microsoft Indemnified Party” means Microsoft, any Affiliate of Microsoft, any successor to all of Microsoft’s rights and obligations under this Agreement permitted under Section 20.4, or any employee, officer, director, representative or agent of any of the foregoing in his, her or its capacity as such. Further, Microsoft’s syndication partners will be Microsoft Indemnified Parties for purposes of the defense and indemnification obligations in Sections 16.2.1, 16.2.2 and 16.2.3, and Microsoft’s advertisers will be Microsoft Indemnified Parties for purposes of the defense and indemnification obligations in Sections 16.2.1 and 16.2.3, in each case, to the extent that Microsoft has agreed to defend and indemnify such syndication partners and advertisers for similar claims.

(95) “Microsoft Integrated Apps” has the meaning set forth in Section 2.4.18(b).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 9

(96) “Microsoft Mapping Services API” means the application programming interfaces that enable Microsoft and third parties to implement, access and use the Mapping Services.

(97) “Microsoft Materials” means the software and all other materials, including the Microsoft API, the Core Platform APIs, and all documentation, tools, data and test or verification materials, that are provided by Microsoft or its Affiliates to Yahoo! or its Affiliates or joint ventures in connection with this Agreement or the performance hereof, excluding the Web Crawl Cache.

(98) “Microsoft Mobile API(s)” means, collectively, the Microsoft API plus the application programming interfaces that enable Microsoft and third parties to implement, access and use (a) Microsoft’s Mobile Algorithmic Search Services (the current version of which is located at http://msdn.Microsoft.com/en-us/library/dd251056.aspx; for purposes of clarity, this is also defined as the Microsoft API in Exhibit A); and (b) Mobile Paid Search Services, for which Microsoft will provide Yahoo! the relevant URL in writing when available (the “Mobile Paid Listings API”). For clarification, Yahoo! may separately access Mapping Services for Mobile Search Services through the API identified in the Mapping Services Section 3.2 and Exhibit G.

(99) “Microsoft Network” means all properties receiving the Services, including Microsoft O&O Properties, Microsoft’s syndication partners’ properties, the Yahoo! Properties and the Syndication Properties.

(100) “Microsoft O&O Properties” means all Web sites owned or operated by or for Microsoft, its Affiliates and its joint venture relationships during the Term.

(101) “Microsoft PDA Listings Data” means the following data or information (plus any additional mutually-agreed upon data or information) to the extent collected by or available to the Microsoft systems used in support of Customers and related to individual Paid Listings of Premium Direct Advertisers displayed in connection with Microsoft’s Paid Search Services or Contextual Advertising Services on the Microsoft Network (other than on the Yahoo! Properties and the Syndication Properties):

(i) [*]

(A) [*]

(B) [*]

(C) [*]

(D) [*]

(E) [*]

(F) [*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 10

(G) [*]

(H) [*]

(I) [*]

(J) [*]

(K) [*]

(L) [*]

(M) [*]

(N) [*]

(ii) [*]

(A) [*]

(B) [*]

(C) [*]

(D) [*]

(E) [*]

(F) [*]

(G) [*]

(H) [*]

(I) [*]

(J) [*]

(K) [*]

(L) [*]

(M) [*]

(N) [*]

(O) [*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 11

(P) [*]

(Q) [*]

(R) [*]

(S) [*]

(T) [*]

(U) [*]

(V) [*]

(W) [*]

(X) [*]

(Y) [*]

(Z) [*]

(AA) [*]

(BB) [*]

(CC) [*]

(DD) [*]

(EE) [*]

(FF) [*]

(iii) [*]

(A) [*]

(B) [*]

(C) [*]

(D) [*]

(E) [*]

(F) [*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 12

(G) [*]

(H) [*]

(I) [*]

(J) [*]

(K) [*]

(L) [*]

(M) [*]

(N) [*]

(O) [*]

(P) [*]

(102) “Microsoft Reseller” means a reseller for Microsoft’s Paid Search Services and/or Contextual Advertising Services who manages the placement of orders for Paid Listings for such services via a self-serve Web site or APIs provided by Microsoft.

(103) “Microsoft Results Pages” means all Web pages within the Microsoft O&O Properties on which Microsoft displays Results in response to a Query.

(104) “Migration” or “Migrate” means the process of moving the advertiser accounts and micro-marketplace categories of Paid Search Services and Contextual Advertising Services accounts participating in Yahoo!’s Panama system to the Core Platform.

(105) “Migration Date” means (a) for Paid Search Services and Contextual Advertising Services advertisers who are in both Yahoo!’s Panama system and the Core Platform, or are only in the Panama system, the date on which an advertiser’s account first begins Migration from Panama to the Core Platform, and (b) for Paid Search Services and Contextual Advertising Services advertisers who are only in the Core Platform, the date on which an advertiser’s first micro-marketplace category moves to the Core Platform.

(106) “Mobile Algorithmic Listings” means the results generated by Microsoft’s Mobile Algorithmic Search Services for a given Mobile Query. Mobile Algorithmic Listings are deemed to be a subset of Algorithmic Listings.

(107) “Mobile Algorithmic Search Services” means Microsoft’s Web site Internet Search services designed to return web, video and image results in response to users’ Mobile Queries, which services are accessible via Microsoft Mobile API(s). When and to the extent Microsoft has available for its own use or its Mobile Syndication

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 13

Partner’s use other indices for use and consumption on Mobile Devices including WAP indexes and indexes created through crawling Java script for Web and WAP pages, Microsoft will utilize such indices in the provision of Mobile Algorithmic Search Services to Yahoo! and its Mobile Syndication Partners. Subject in any event to the specific exclusions of Section 1.2 of Exhibit H (to the extent applicable), Microsoft’s Mobile Algorithmic Search Services are deemed to be a sub-set of both Mobile Search Services and Additional Services. Mobile Algorithmic Search Services excludes, without limitation, Yahoo! Excluded Services, Microsoft Excluded Services and search services via a search engine that has indexed predominantly a specific topic, or that search closed databases or data feeds, or content located only within a domain or portion thereof.

(108) “Mobile Device” means (a) a mobile telephony device used for any computing, communications or other services, and (b) any other device that Microsoft and Yahoo! either agree in writing are Mobile Devices or both treat as mobile for purposes of rendering the user experience. Examples include, as of the Effective Date, devices such as the [*], any other similar devices manufactured by other companies and, in the future, any devices that are captured by this definition. From time-to-time the parties shall engage in good faith discussions to modify this definition to take into account then-current trends in mobile consumer electronics and Microsoft and Yahoo!’s implementation of their respective mobile services.

(109) “Mobile Directory Listings” means groupings of Mobile Paid Listings, which advertisers bid on in adCenter using custom keywords supplied to them by the sales teams. Mobile Directory Listings are deemed to be a sub-set of Mobile Paid Search Services and Mobile Paid Listings.

(110) “Mobile Paid Listing” means any advertisement displayed on a Mobile Device for which the review, cataloguing, collection, maintenance, indexing, ranking, or display is paid, regardless of the method by which that payment is counted (whether cost for review, cost per click, cost per action, cost per impression, Paid Inclusion, pay-for-placement, or otherwise). Notwithstanding any language to the contrary in the Agreement, Yahoo! acknowledges that if the Mobile Query sent to the Microsoft Mobile API(s) contains location information (e.g., city and state, or latitude/longitude) then the Mobile Paid Listing returned may be tailored to the user’s location data. For the avoidance of doubt, Mobile Paid Listing does not include display advertising, contextual advertising, advertising targeted primarily on variables such as geo or behavioral and not by matching to Mobile Queries, video advertising, promotional placements associated with Microsoft’s “cashback” program, user profiles, product listings, vertical listings (e.g., shopping, travel), content listings (including but not limited to TV, movie, music, and similar listings), personals listings, local directories and listings, classified ads, airline or other travel schedules, business listings or addresses, social networking relationships, ratings and reviews, Wikipedia, and any listings similar to the foregoing.

(111) “Mobile Paid Search Services” means services that deliver Mobile Paid Listings in response to a Mobile Query. For the avoidance of doubt, Mobile Paid Search Services includes Mobile Directory Listings and excludes Yahoo! Excluded Services and Microsoft Excluded Services. Subject, in any event, to the specific exclusions described in Section 1.2 of Exhibit H (to the extent applicable), Microsoft’s

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 14

Mobile Paid Search Services are deemed to be a sub-set of both Mobile Search Services and Additional Services.

(112) “Mobile Properties” means all current and future Web sites, applications and other properties which are specifically designed for use and consumption on Mobile Devices.

(113) “Mobile Query” means a single Internet Search request that is submitted by an individual end user from a Mobile Device. As used in the prior sentence, “submission” by an end user includes typed-in submission in a search box, SMS or text message. as well as any act of a user that is an inherent function of a particular search implementation, product or channel, such as clicking on a related search link, voice recognition or, with respect to Domain Match, entering a URL in an address bar of a Web browser on a Mobile Device.

(114) “Mobile Results Pages” means the mobile search engine results page displayed (whether by a party to this Agreement or one of its Mobile Syndication Partners) on an individual Mobile Device in response to a Mobile Query, which may include Mobile Algorithmic Listings, Mobile Paid Listings and any other feeds or listings selected by Yahoo! in accordance with the Agreement and Exhibit H.

(115) “Mobile Search Services” means Microsoft’s Mobile Algorithmic Search Services, Mobile Paid Search Services, and Mapping Services which are designed for use and consumption on a Mobile Device.

(116) “Mobile Syndication Partner” means a third party with whom a party to the Agreement or its Affiliate has contracted to provide or to make available to such third party’s users, Mobile Algorithmic Search Services, Mobile Paid Search Services, Mobile Mapping Services, or any combination thereof. Subject, in any event, to the specific exclusions described in Section 1.2 of Exhibit H (to the extent applicable), Mobile Syndication Partner is deemed to be a subset of Syndication Partner.

(117) “Mobile Syndication Properties” means all current and future (a) Web sites, applications and other online digital properties owned or operated by or on behalf of Mobile Syndication Partners and that are included in Mobile Syndication Partnership agreements, and (b) software applications developed or distributed by Mobile Syndication Partners that provide access to or enable Mobile Algorithmic Search Services or Mobile Paid Search Services or both.

(118) [*].

(119) “Negotiation Period” has the meaning set forth in Section 19.4.2

(120) “Net Revenues” means [*].

(121) “Non-Breaching Party” has the meaning set forth in Section 19.3.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 15

(122) “Non-Infringing Alternative” has the meaning set forth in Section 16.4.

(123) “Non-Internet Search Query” means any single request that is submitted by an individual end user that is not an Internet Search (e.g., a search within a vertical, such as shopping or travel). As used in the prior sentence, “submission” by an end user includes typed-in submission in a search box as well as any affirmative act of a user that is an inherent function of a particular implementation, product or channel, such as clicking on a link.

(124) “Other Allowed Revenues” has the meaning set forth in Section 3.1(c) of Exhibit E.

(125) “Other Platform Services” has the meaning set forth in Section 3.4.

(126) “Paid Inclusion” means a service by which a Web site operator pays an Algorithmic Search Services provider a fee in exchange for ensuring that such Web site is crawled by the provider’s Algorithmic Search Services search engine.

(127) “Paid Listing” means any advertisement for which the review, cataloguing, collection, maintenance, indexing, ranking, or display is paid, regardless of the method by which that payment is counted (whether cost for review, cost per click, cost per action, cost per impression, Paid Inclusion, pay-for-placement, or otherwise).

(128) “Paid Search Services” means services that deliver Paid Listings in response to Queries.

(129) “Patents” means any and all existing and future patents and patent applications owned or licensable by the relevant party, and filed or issued anywhere in the world.

(130) “Peak Rate” has the meaning set forth in Section 5 of Exhibit B.

(131) “Permitted Offerings” means Third-Party Client Applications (other than Internet Web browsers) and Third-Party Non-Hosted Applications.

(132) “Personal Computer” means a general purpose computer, such as a desktop, laptop or netbook, that (a) is not a Mobile Device, and (b) is primarily designed to be used by a single individual or small group of individuals at one time and to perform a multiplicity of general purpose computing functions at the direction of the user through applications.

(133) “Premium Direct Advertisers” means for each country all individuals or entities that satisfy any of the following: (a) all advertisers who meet or exceed the Spending Threshold for such country or are designated as a Premium Direct Advertiser in accordance with this Agreement, (b) all agencies that specialize in search engine marketing in any part of their practice, or that offer search engine marketing as a service, and all of their advertisers in such country, and (c) Resellers and all of their

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 16

advertisers, when such Resellers participate in or express a desire to participate in either party’s Paid Search Services or either party’s Contextual Advertising Services with assistance from a human being. Advertisers, agencies, and Resellers who are not Premium Direct Advertisers are non-Premium Direct Advertisers.

(134) “Privacy Laws” means those domestic and international laws and regulations relating to data privacy, data protection, or data retention; regulatory statements or enforcement actions that convey guidance concerning appropriate data handling and disclosures; regulatory guidance for industry best practices; governmental frameworks adopted by Microsoft or Yahoo! for extra-territorial transfers of personal data (e.g.¸ the “Safe Harbor Principles” as adopted by the United States Department of Commerce on or about July 21, 2000) and industry based self-regulatory principles to which Microsoft or Yahoo!, respectively, publicly declare its adherence.

(135) “Product Updates” has the meaning set forth in Section 2.4.11(b).

(136) “Property Web Search” means, with respect to Yahoo!, all Web Internet Search Queries submitted on Yahoo! Properties and, with respect to Microsoft, all Web Internet Search Queries submitted on Microsoft O&O Properties.

(137) “Proposal Notice” has the meaning set forth in Section 19.4.3.

(138) “Publisher Tools” means the tools which are part of, or use, the Core Platform and/or the Microsoft API and can be used by Yahoo!, its Affiliates or any Syndication Partner for managing the delivery of the Services and Additional Services for particular Yahoo! Properties or Yahoo! Syndication Properties (e.g., troubleshooting, optimization, analytics, calculating revenues).

(139) “Qualified Arbitrator” has the meaning set forth in Section 17.5.1.

(140) “Query” means a single Internet Search request that is submitted by an individual end user. As used in the prior sentence, “submission” by an end user includes typed-in submission in a search box as well as any affirmative act of a user that is an inherent function of a particular search implementation, product or channel, such as clicking on a related search link or, with respect to Domain Match, entering a URL in an address bar of a Web browser.

(141) “Receiving Party” has the meaning set forth in Section 12.1.

(142) “Regional Commitments” has the meaning set forth in 5.3.1.

(143) “Regions” means North America (the U.S. and Canada), Europe, Asia Pacific, and Emerging Markets.

(144) “Relative RPS Percentage” means [*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 17

(145) “Relative RPS Formula” has the meaning set forth in Section 19.3.4(a).

(146) “Rendering Code” means the code developed by or for Microsoft that processes or enables the display of data from the Microsoft API, but excludes Microsoft Brand Elements and code for Microsoft Applications.

(147) “Resellers” means third parties authorized by Yahoo! or Microsoft to sell to, and provided incentives to acquire, new advertisers for Paid Search Services and/or Contextual Advertising Services.

(148) “Results” means Paid Listings and Algorithmic Listings.

(149) “Results Subset” has the meaning set forth in Section 2.1.3(a).

(150) “Rev Share Rate” means the percentage specified in Section 9.1.1(b).

(151) “RPS” means revenue per search.

(152) “Sales Reporting” means (a) ordinary and customary online advertising industry features for reporting and exporting data on advertiser Paid Search Services and Contextual Advertising Services campaigns including, without limitation, an advertiser’s spend and performance by campaign, country, and region, (b) all reporting and exporting Advertiser Data enabled by the Core Platform as of the Letter Agreement Effective Date and as the same shall be improved over time, and (c) such customized features as are reasonably required for Yahoo! to service Premium Direct Advertisers of the Paid Search and Contextual Advertising Services and as prioritized by Microsoft consistent with Section 2.4.11(c).

(153) “Sales Tools” means the tools to be used by a sales force for the Paid Search Services and Contextual Advertising Services to manage campaign planning, inventory visibility, inventory booking, campaign performance, optimization, campaign analytics (such as customer view, account view, position analysis, etc), and which may extend the base capabilities of the Core Platform.

(154) “Schedule” means a schedule memorializing (a) the features, development schedule and launch schedule of the Marketplace Tools, Sales Tools, Tier 1 and Tier 2 and Core Platform APIs to service accounts upon Migration to the Core Platform, (b) the Migration Dates for accounts in each country to the Core Platform, and (c) a schedule for determining the Advertiser Segments for each country prior to the first Migration Date for any account in such country.

(155) “SearchMonkey” means Yahoo’s “SearchMonkey” system, by which Yahoo! enables Web publishers to make structured data (e.g., a phone number or a physical address) accessible to Yahoo! for its Algorithmic Search Services.

(156) “Senior Technical Program Manager” has the meaning set forth in Section 2.4.11(c).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 18

(157) “Source” means by tag, subtag and domain.

(158) “Services” means Microsoft’s Algorithmic Search Services, Paid Search Services and Contextual Advertising Services.

(159) “Spending Threshold” means an average monthly amount that an advertiser must spend on Paid Search Services and/or Contextual Advertising Services in a given country to qualify for inclusion in the Premium Direct Advertiser Segment in such country on the basis of spend, which will be set in accordance with Section 5.1.1.

(160) “Syndication Partner” means a third party with whom Yahoo! or its Affiliate has contracted to provide Algorithmic Search Services, Paid Search Services, or Contextual Advertising Services, or an Additional Service (or the Yahoo! version of such an Additional Service).

(161) “Syndication Partner Payment” means, with respect to each Syndication Partner, the amount Yahoo! or its Affiliate is obligated to pay to such Syndication Partner for Services pursuant to its Syndication Partnership Agreement.

(162) “Syndication Partnership Agreements” means the agreements pursuant to which Yahoo! or its Affiliate provides any of the Services to a Syndication Partner.

(163) “Syndication Properties” means all current and future (a) Web sites, applications and other online digital properties owned or operated by or on behalf of Syndication Partners and that are included in Syndication Partnership Agreements and (b) software applications developed or distributed by Syndication Partners that provide access to or enable Algorithmic Search Services or Paid Search Services or both. Notwithstanding the foregoing, Syndication Properties do not include Web sites, pages, applications and other online digital properties that are specifically designed for use and consumption by devices which are not Personal Computers. Software applications developed by or on behalf of Yahoo! and distributed by one or more Syndication Partners as of the Effective Date are, with respect to such Syndication Partners only, Yahoo! Properties (including if such applications are distributed pursuant to renewed Syndication Partnership Agreements with such Syndication Partners). Other than the applications identified in the preceding sentence, all Web sites, applications and other online digital properties that are owned or operated by Yahoo! on behalf of, or distributed by, Syndication Partners (e.g., [*]) are Syndication Properties, but only with respect to such Syndication Partners and only to the extent such Web sites, applications and other online digital properties are owned or operated by Yahoo! on behalf of, or distributed by, such Syndication Partners.

(164) “Systems” means (a) the software, databases structures, all associated data, service delivery and intellectual property and; (b) the processes, personnel, infrastructure, equipment and technology operated by or on behalf of each party respectively necessary to operate elements described in (a), including, but not limited to, asset management, human resource security, physical and environmental security, communication and operations management (including backups/restores), access control, information systems acquisition, development and maintenance,

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 19

information security incident management, business continuity management and compliance.

(165) “Tail Transition Period” has the meaning set forth in Section 19.5.1.

(166) “Tax” means any federal, state, local, or foreign income, profits, capital gains, gross receipts, franchise, net worth, sales, use, value added, goods and services, property, ad valorem, intangible, unitary, transfer, stamp, documentary, payroll, employment, estimated, excise, license, withholding, social security, alternative or add-on minimum, recapture or other taxes of any kind imposed by any Governmental Authority.

(167) “Term” has the meaning set forth in Section 19.1.

(168) “Test Passage Date” has the meaning set forth in Section 2.1.2 of Exhibit I.

(169) “Third Party Claim” means any claim, demand, suit, action, or administrative, regulatory or other proceeding by anyone other than an Indemnified Party in connection therewith.

(170) “Third-Party Client Application” means a third-party client software application (including a third-party module, plug-in, or widget) that (a) runs locally on an end-user’s Personal Computer or (b) is not otherwise Hosted By Yahoo!.

(171) “Third-Party Hosted Web Application” means a third-party online application (including a third-party module, plug-in, or widget) that is (a) accessed via the Internet; (b) used by the user within an Internet Web browser session; (c) rendered in or on a Yahoo! Property; and (d) Hosted By Yahoo!.

(172) “Third-Party Non-Hosted Web Application” means a third-party online application (including a third-party module, plug-in, or widget) that is (a) accessed via the Internet; (b) used by the user within an Internet Web browser session; (c) rendered in or on a Yahoo! Property; and (d) not Hosted By Yahoo!.

(173) “Third Party Proposal” has the meaning set forth in Section 19.4.3(a).

(174) “Tier 1 Customer Support Tools” means tools required by Yahoo! to perform Tier 1 customer support functions utilizing, where needed, the Core Platform APIs or such other access to the Core Platform that Microsoft makes available (which will be at all times will be the most robust version of such other access made available through Microsoft’s tools without limitation in terms of user interface, access and visibility).

(175) “Tier 2 Customer Support Tools” means tools required by Microsoft to perform Tier 2 customer support functions utilizing, where needed, the Core Platform APIs or such other access to the Core Platform that Microsoft makes available.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 20

(176) “Tier 1 Services” means all account management services related to Paid Search Services, Contextual Advertising Services and Additional Services, and other direct customer-facing functions such as account set-up, account structure, account troubleshooting, booking orders, optimizing campaigns, account termination, creative development, creative optimization, bid management, and strategy. Tier 1 Services do not include Tier 2 Services.

(177) “Tier 2 Services” means backend support services for Paid Search Services, Contextual Advertising Services and Additional Services, including Editorial policy development and enforcement, technical support, click fraud detection and investigations, Core Platform API tool set up, Core Platform API tool management, Core Platform API tool troubleshooting, custom data feed development and platform management impacting Premium Direct Advertisers. Tier 2 Services do not include Tier 1 Services.

(178) “Transaction Tax” means any sales, use, value added, goods and services, or similar Tax.

(179) “Transition Plan” has the meaning set forth in Section 8.1.

(180) “True-Up Period” has the meaning given in Section 2 of Exhibit E.

(181) “UI Normalized RPS” means an RPS measurement mutually agreed by the parties based on a form of results pages that are normalized based on a common footprint of Paid Listings using mechanisms similar to those in the Relative RPS Formula and should be adjusted over time to achieve apples to apples comparison.

(182) “Video Internet Search” means an Internet Search for video content.

(183) “Web Content Derived Metadata” has the meaning set forth in Section 2.1.5(c).

(184) “Web Crawl Cache” has the meaning set forth in Section 2.1.5(a).

(185) “Web Internet Search” means an Internet Search for Web pages (e.g., not image search or video search).

(186) “White Label Solution” has the meaning set forth in Section 2.4.18.

(187) “Withholding Taxes” has the meaning set forth in Section 9.3.4(a).

(188) “Yahoo!” has the meaning set forth in the preamble of this Agreement.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 21

(189) “Yahoo! AdSat Level” has the meaning set forth in Section 5.3.2.

(190) “Yahoo! Excluded Services” means (a) search that is restricted to one or more Yahoo! domains or Yahoo! Properties or a portion thereof (for example, searches from Yahoo! Properties solely of Yahoo!-branded news, weather, mail, Flickr, Del.icio.us, personals, jobs, or sports sites), (b) searches of Yahoo!’s databases or feeds incidental to the operation, programming, maintenance, or support of Yahoo! Properties (for example, queries of Yahoo! databases or feeds undertaken to render links to available news content for display on a Yahoo! Property, such as links to “related AP stories,” or querying stored user preferences), or (c) for the avoidance of doubt, any other search functionality that is not an Algorithmic Search Service or Paid Search Service.

(191) “Yahoo! Indemnified Party” means Yahoo!, any Affiliate of Yahoo!, , or any successor to all of Yahoo!’s rights and obligations under this Agreement permitted under Section 20.4, or any employee, officer, director, representative or agent of any of the foregoing in his, her or its capacity as such. Further, Yahoo!’s Syndication Partners will be Yahoo! Indemnified Parties for purposes of the defense and indemnification obligations in Sections 16.1.1, 16.1.2 and 16.1.3, and Yahoo!’s Premium Direct Advertisers will be Yahoo! Indemnified Parties for purposes of the defense and indemnification obligations in Sections 16.1.1 and 16.1.3, in each case, to the extent that Yahoo! has agreed to defend and indemnify such Syndication Partners and Premium Direct Advertisers for similar claims.

(192) “Yahoo! Material” means any documentation, text, images, data, software, tools or other materials of any kind that are provided by Yahoo! or its Affiliates, Syndication Partners or joint ventures to Microsoft for use in connection with this Agreement or the performance hereof.

(193) “Yahoo! Properties” means all current and future (1) Web sites, applications and other online digital properties owned or operated by or on behalf of Yahoo!, Yahoo! Affiliates and Yahoo! joint venture relationships and (2) software applications developed or distributed by Yahoo! or Yahoo! Affiliates that provide access to or enable Algorithmic Search Services or Paid Search Services, or both. Notwithstanding the foregoing, Yahoo! Properties do not include Web sites, pages, applications and other online digital properties which are specifically designed for use and consumption by devices that are not Personal Computers. Software applications developed by or on behalf of Yahoo! and distributed by one or more Syndication Partners as of the Effective Date are, with respect to such Syndication Partners only, Yahoo! Properties (including if such applications are distributed pursuant to renewed Syndication Partnership Agreements with such Syndication Partners). Other than the applications identified in the preceding sentence, all Web sites, applications and other online digital properties that are owned or operated by Yahoo! on behalf of, or distributed by, Syndication Partners (e.g., [*]) are Syndication Properties, but only with respect to such Syndication Partners and only to the extent such Web sites, applications and other online digital properties are owned or operated by Yahoo! on behalf of, or distributed by, such Syndication Partners.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 22

(194) “Yahoo! Results Pages” means all Web pages within the Yahoo! Properties on which Yahoo! displays Results in response to a Query.

(195) “Yahoo! Search Data” means any data or information collected or derived by Microsoft through or in connection with the Services, Additional Services and Other Platform Services that are implemented on the Yahoo! Properties and the Syndication Properties, and any data or information derived therefrom by Microsoft (except for reports or conclusions derived from combinations of such data with similar data from Microsoft O&O Properties; provided that such data from the Yahoo! Properties and the Syndication Properties is not identified or identifiable as such). Yahoo! Search Data includes both data on end user activities occurring on the Yahoo! Properties and Syndication Properties that is collected directly by Microsoft as well as similar data that is collected by Yahoo! or Syndication Partners and then passed by Yahoo! or Syndication Partners to the Microsoft API and thereby collected indirectly in that manner.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit A – Page 23

EXHIBIT B

SERVICE LEVEL AGREEMENT

This Service Level Agreement (the “SLA”) sets forth the service level commitments that Microsoft and Yahoo! are obligated to deliver under the Agreement. Capitalized terms not defined herein shall have the same meaning as set forth in the Agreement.

1.	DEFINITIONS

a.	Definitions. When used in this SLA with the initial letter capitalized, terms have the meanings assigned to them in the Agreement, except for the following terms, which are defined as follows for purposes of this SLA:

i.	Aggregate Response Time. The sum of the Internal Microsoft Response Time and the Network Response Time.

ii.	Availability. The percentage of the total Calls for which Microsoft responds (either with a “no results available” response, where that would be a correct response for the Call (i.e., where Microsoft has no appropriate Results in its system), or a response in the form of properly formatted Returned Data), regardless of whether delivered within the Critical Threshold (defined below) or not (i.e., Timeouts are irrelevant to the calculation of Availability to the extent that a response in the form set forth herein is ultimately delivered by Microsoft). In the event that Microsoft is not able to receive Calls or deliver results purely as a result of (a) a failure in third party networks connecting Yahoo! and Microsoft (where those problems could not be reasonably protected against with accepted industry practices such as locating failover systems in alternate geographic regions, having redundant network links or redundant equipment, etc.), or (b) due to a problem purely with Yahoo! systems, then those Calls will not count towards the Availability calculations

iii.	BI Systems. The systems and components that collect search query terms, ad impressions, clicks, conversions, cost and other data to aid in the data analysis, campaign optimization, fraud detection, billing and advertiser and publisher reporting. These systems also aid the collection, collation, querying, and reporting of business metrics required for running the day to day business operations.

iv.	Call or Calls. A properly formatted invocation of the appropriate Microsoft service API or APIs by Yahoo!, Yahoo! Affiliates or Yahoo! Syndication Partners, such as a call to the Microsoft API, to request results of a particular type of record to be returned to Yahoo! by Microsoft, such as Algorithmic Listings or Paid Listings.

v.

Catastrophic Problem. An issue which causes a Production System to become largely unavailable or cease to function substantially correctly and/or that persists for a period of [*] or more, or that causes a BI System to become largely

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 1

unavailable or cease to function substantially correctly for a period of [*] or more.

vi.	“Critical Threshold” has the meaning set forth in Section 5 of this Exhibit B.

vii.	Data Inquiry. An issue or claim that may have legal and/or financial implications requiring analysis to either dispute or validate and resolve, including traffic discounting or discarding inquires, click-charge complaints, editorial policy disputes, trademark violation disputes, and similar problems.

viii.	ICMP. An Internet Control Message Protocol used for, among other things, determining whether a particular computer is attached to the Internet and responding properly at the IP level.

ix.	Internal Microsoft Response Time. The period of time beginning at the time of Microsoft’s receipt of a Call from Yahoo! to the completion of sending the Results Set to Yahoo! by Microsoft, as measured by Microsoft. The measurement methodology must be done in such as way as to accurately measure the request duration, and is subject to approval by Yahoo!. In the event that Microsoft does not receive all Calls due to a fault in Microsoft-controlled or directly contracted-for services or systems, the period of time for each metric will be estimated by Yahoo! using data from the appropriate Yahoo!-recorded log files, using a methodology designed to as accurately as possible calculate the same metric, such methodology subject to approval by Yahoo!.

x.	Minor Problem. A Minor Problem is (a) a cosmetic display issue that allows the major elements of Returned Data to display in a legible format, but causes textual irregularities (e.g., an umlaut not displaying properly), (b) minor issues that do not have widespread impact to end-users, (c) minor issues with non-production systems, (d) other similar problems which do not need immediate resolution or (e) data or system problems affecting the account of a single advertiser. Once a Minor Problem has been outstanding for more that [*], either party may escalate the issue for resolution through the Support Personnel table, with notice to the other party. For clarity, an error which causes Returned Data to fail to work, display completely, or to be completely legible will be considered a Moderate Problem, Severe Problem, or Catastrophic Problem, not a Minor Problem.

xi.	Moderate Problem. An issue with a Service and/or Additional Service which has widespread impact to end-users, advertisers, or publishers or causes unplanned delays in important reports such as those listed in Section 5 of this Exhibit B, but which (a) is not making the Service unusable for more than [*]% of Calls in one or more of the America, AsiaPac or EMEA regions percentage of Calls or operations, and (b) is not an SLA violation which causes more than [*]% of Calls in one or more of the America, AsiaPac or EMEA regions to exceed the Critical Threshold. Once a Moderate Problem has been outstanding for more than [*], either party may, using their judgment, upgrade the issue to a Severe Problem.

xii.	Network Response Time. The period of time required for an ICMP ping packet to complete a round trip cycle between a Yahoo! data center which will initiate a

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 2

Query, and the Microsoft data center which will respond to that Query. Network Response Time will be measured from each party’s data center to the other party’s data center, and will follow the same path, to the extent controllable by the parties, that an actual Query will take. It is understood that should the parties use the Internet for connectivity between the data centers in any case, that routing between them will be somewhat indeterminate.

xiii.	NOC. Network Operations Center.

xiv.	Normal Maintenance. Ongoing scheduled maintenance.

xv.	Problem Resolution. A correction, patch, fix, alteration or Temporary Workaround that minimizes the effect of a Minor Problem, Moderate Problem, Severe Problem, or Catastrophic Problem restoring the system to the levels set forth in this SLA within the response times set forth in this SLA.

xvi.	Production System. Delivery systems for Paid Search Services, Contextual Advertising Services, Algorithmic Search Services, image search, and video search, campaign management systems.

xvii.	Regional. All facilities located with [*] miles of each other.

xviii.	Results Set. A Results Set will consist of the Returned Data required to be delivered pursuant to the Agreement, or a “No Results Available” notification, (where “No Results Available” would be a correct response for the Call were all systems functioning correctly) if applicable, which Results Set is properly formatted in a mutually agreed format.

xix.	Returned Data. Data or content such as a set of ads, abstracts and links, images, videos, etc, which are properly selected by Microsoft and returned to Yahoo! in response to a Call.

xx.	RPS. Revenue per search.

xxi.

Severe Problem. An error, bug, incompatibility, malfunction, corruption, data error or other issue which causes a Service and/or Additional Service not to operate substantially as designed, and/or renders the Returned Data substantially unavailable to or substantially unusable by Yahoo! (and which lasts for [*] or more), including issues which cause more than [*]% of Calls in one or more of the America, AsiaPac or EMEA regions to exceed the Critical Threshold; sudden unanticipated changes in core business metric (RPS, coverage, depth, CRR, yield, revenue, etc.); ads not serving or updating for more than [*] PDAs or from any PDAs in the top [*]% of spend; or a significant degradation of performance reported by more than [*] PDAs. For the purposes of clarity, both parties agree that automated systems to detect Severe Problems do not and may not ever exist. Once a Moderate Problem has been outstanding for more than [*], either party may, using their judgment, upgrade the issue to a Severe Problem. For the purposes of clarity, in the event that an issue with the monitoring infrastructure falsely identifies a problem that does not in truth exist on a large scale, that false

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 3

positive will not be considered a Severe Problem (though the issue with the monitoring infrastructure should be addressed in its own right).

xxii.	Temporary Workaround. A temporary technical solution that restores the system to the levels set forth in this SLA, although there may be ongoing or additional measures until a permanent solution can be implemented.

xxiii.	Timeouts. An action taken by a Yahoo! production server when Results Sets are not received within the maximum Aggregate Response Time referred to as the “Critical Threshold” in Section 5.d below.

xxiv.	Unresolved Catastrophic Problem. A Catastrophic Problem that does not have a Problem Resolution within a total period of [*] or more.

2.	PARITY SLA PRINCIPLE

1.	Any SLAs specified in this Exhibit B or otherwise agreed to by the parties will at all times be considered a minimum level of service, which will be in effect when no other entity enjoys a more advantageous level of service. In the event that Microsoft delivers a better level of service to any party, including to Microsoft O&O Property customers, of the Services, Additional Services, Sales Tools, Marketplace Tools, Publisher Tools, CRM systems, and related systems, then that higher level of service will be also delivered to Yahoo!. In the event that Microsoft establishes an SLA that is more beneficial to the recipient, including to Microsoft O&O Property customers of the relevant service or system, then Microsoft will notify Yahoo! of such new SLA and, at Yahoo!’s request, that SLA will be established as the new SLA for that service as regards to Yahoo!. For the purposes of clarity, as an example, if this document calls for Algorithmic Listings to be provided to Yahoo! within [*] of a Call being made, and if Microsoft’s SLA for other partners and Microsoft O&O Property customers is only [*], then Yahoo!’s SLA will be [*], whereas if Microsoft establishes an SLA with another partner to deliver Algorithmic Listings within a [*] SLA, then Yahoo!’s SLA would at that point become [*]. The parties acknowledge that there are many data flows and system service provisions that will not be known until the parties are through the transition phase, and others that will become required throughout the Term, and for those services and data flows the parties agree to work together in good faith to establish appropriate SLAs which will properly support Yahoo!’s business requirements, that in no case will the resulting SLA be less than that provided to Microsoft’s O&O Property customers for the same service, and further that the concept of parity with Microsoft O&O Property customers and external third-party partners expressed also applies to these new data flows and services identified and provided throughout the Term.

3.	CONTACT INFORMATION

1.	Both parties will maintain and communicate to the other party updates to the following technical contact lists, which will be used to communicate and coordinate regarding technical problems that may be encountered with the Services and which may be updated from time-to-time by either party upon written notice to the other party. The parties agree that they will evaluate adding appropriate contact charts for issues with Services provided to Yahoo! Japan.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 4

i.	Yahoo! Contact List

Name	Role/Responsibility	Email Address	Office Phone	Mobile Phone
[*]	NOC Operations Center Primary systems contact	[*]@Yahoo!-inc.com	[*]	[*]

[*]	NOC Manager	[*]@Yahoo!-inc.com	[*]	[*]

[*]	Director, Global Operations Centers	[*]@Yahoo!-inc.com	[*]	[*]

[*]	Sr. Director, Search Operations	[*]@Yahoo!-inc.com	[*]	[*]

[*]	V.P. Operations	[*]@Yahoo!-inc.com	[*]	[*]

[*]	VP Global Service Engineering	[*]@Yahoo!-inc.com	[*]	[*]

[*]	SVP Engineering Operations	[*]@Yahoo!-inc.com	[*]	[*]

[*]	EVP Service Engineering & Operations	[*]@Yahoo!-inc.com	[*]	[*]

ii. Microsoft Contact List.

Name	Role/Responsibility	Email Address	Office Phone	Mobile Phone
[*]	Microsoft Operations Center	[*]@microsoft.com	[*]	[*]

[*]	MOC Manager	[*]@microsoft.com	[*]	[*]

[*]	MOC Director	[*]@microsoft.com	[*]	[*]

[*]	Director Search & Ads	[*]@microsoft.com	[*]	[*]

[*]	GM Search & Ads	[*]@microsoft.com	[*]	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 5

[*]	VP of Search	[*]@microsoft.com	[*]	[*]

[*]	VP of Ads	[*]@microsoft.com	[*]	[*]

[*]	SVP of Search & Ads	[*]@microsoft.com	[*]	[*]

4.	SUPPORT PROCEDURES

a.	Support Procedures.

i.	Microsoft will provide Yahoo! with technical support in the English language with respect to all Services and Additional Services, and systems in the case of sales and other tools, as set forth herein, 24 hours a day, 365 days a year. The parties agree to discuss in good faith the possibility of Microsoft additionally providing support in languages other than English.

ii.	Microsoft and Yahoo! will establish and maintain a dedicated video-conferencing system directly between their respective NOCs to enable rapid and continuous communication in the event of a major issue.

iii.	All Moderate Problems, Severe Problems, and Catastrophic Problems reported by either party must be submitted to the other party, as appropriate, via the technical support telephone number, the dedicated video-conferencing system, or via e-mail to the contact information set forth in the appropriate Contact List, and each such Moderate Problem, Severe Problem and Catastrophic Problem will be given a unique reference number by the receiving party.

iv.	The responsible party will inform the other party’s technical support personnel of ongoing efforts to provide a Problem Resolution concerning Severe Problems, and Catastrophic Problems at the frequency defined in the Response Times table in subsection “e” below.

v.	Microsoft and Yahoo! will agree on and implement a single issue-tracking system which both NOCs will use to track issues and resolutions, or they will agree on and implement in a timely fashion a mechanism for linking their respective issue-tracking systems to enable automated syncing of new issues, status changes and updates, etc. related to the Agreement.

b.

Microsoft Response. Upon receiving notification of an issue from Yahoo!, Microsoft will promptly determine whether the issue is a Minor Problem, a Moderate Problem, a Severe Problem, or a Catastrophic Problem or none of the above according to the definitions set forth above. If it is determined by the parties that the issue is Microsoft’s responsibility, then Microsoft will respond to the notice within the response times set forth in this SLA and will use all commercially reasonable efforts to resolve the Minor Problem, Moderate Problem, Severe Problem or Catastrophic Problem as rapidly as possible, and in accordance with this SLA. If the parties agree that a Minor Problem, Moderate Problem, Severe Problem, or Catastrophic Problem is not Microsoft’s

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 6

responsibility, then Microsoft will reasonably cooperate with Yahoo! to provide a Problem Resolution.

c.	Yahoo! Response. Upon receiving notification of an issue from Microsoft, Yahoo! will promptly determine whether the issue is a Minor Problem, a Moderate Problem, a Severe Problem, or a Catastrophic Problem or none of the above, according to the definitions set forth above. If it is determined by the parties in accordance with the procedures set forth in this SLA that the issue is Yahoo!’s responsibility, then Yahoo! will respond to the notice within the response times set forth in this SLA and will use all commercially reasonable efforts to resolve the Minor Problem, Moderate Problem, Severe Problem, or Catastrophic Problem in accordance with this SLA. If the parties agree that a Minor Problem, Moderate Problem, Severe Problem, or a Catastrophic Problem is not Yahoo!’s responsibility, then Microsoft will resolve the problem and Yahoo! will reasonably cooperate with Microsoft to provide a Problem Resolution.

d.	Indeterminate Responsibility. If the parties disagree which party bears responsibility for a Moderate Problem, Severe Problem or Catastrophic Problem then both parties will without delay form a resolution team comprised of at least a technical contact representing each party. Any continuing disagreement regarding responsibility or any failure by either party to effect a Problem Resolution within the times indicated will result in escalation using the escalation process set forth in subsection (f)(iii) below.

e.	Response Times. When either party is made aware of an issue by the other party, it will respond to the reporting party within the time indicated in the Initial Response Target time column, and provide status updates according to, the following table:

Priority Description	Initial Response Target	Status Updates	Target for Workaround or Fix
Catastrophic Problem	[*]	[*]	[*]

Severe Problem	[*]	[*]	[*]

Moderate Problem	[*]	[*]	[*]

Minor Problem	[*]	[*]	[*]

Data Inquiry	[*]	[*]	[*]

f.	Escalation Process.

i.	Each party hereby agrees to notify the other party of a Minor Problem when practical, to notify the other party’s NOC within [*] of detecting any Moderate Problem, and to notify the other party’s NOC within [*] of detecting any Severe Problem or Catastrophic.

ii.	In the event that either party does not respond to the other party within the Initial Response Target time from receipt of communication or detection of a Moderate

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 7

Problem, Severe Problem, or Catastrophic Problem, then each party may escalate through the chain specified in the appropriate Support Personnel table.

iii.	If a Severe Problem or Catastrophic Problem remains unresolved for an extended period, Yahoo! and Microsoft will make available any necessary personnel to discuss the issue and to effect a resolution, with an immediate conference call according to the following schedule, with the call to happen within [*] of the trigger time below:

Time Problem Outstanding	Yahoo! Contact	Microsoft Contact
[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

iv.	If a Severe Problem or Catastrophic problem remains unresolved beyond 72 hours, either party may escalate the issue to immediate arbitration pursuant to Section 17.5 of the Agreement.

5.	OPERATIONAL METRICS.

a.	Availability. Microsoft will maintain Availability according to the following table for the respective product, where each column represents the Availability averaged over the specified period, as measured by Yahoo!’s production query logs, verified by Keynote Systems agents, Gomez Inc. agents, or other mutually agreed means of third party verification, with at least [*] intervals and reported daily. In the event of discrepancies between these two sources, the parties will work together to determine the root cause of such discrepancies. Failure to resolve the discrepancy will trigger an escalation process under Section 4.f. of this Exhibit B. If Availability falls below the specified level, Microsoft will effect a Problem Resolution. Microsoft will provide to Yahoo! reasonable technical specifications for redirecting traffic in case of temporary unavailability of a Microsoft data center to a Microsoft data center which is capable of providing the Services.

Component	SLA Year	SLA Month	SLA Day
Algorithmic, Images, Video, Paid Listings	[*]%	[*]%	[*]%

Campaign Management	[*]%	[*]%	[*]%

BI Systems	[*]%	[*]%	N/A

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 8

Maps	[*]%	[*]%	[*]%

b.	Capacity. Microsoft must maintain sufficient server capacity such that even while experiencing a single Regional datacenter failure (i.e., a failure that causes a Regional serving cluster of datacenters, or any portion thereof, to become unusable in servicing Yahoo! Calls) Microsoft will still be able to correctly support a peak Call rate of [*]% above the maximum Calls per second actually sent by Yahoo! to Microsoft during the preceding [*], measured in [*] intervals, (the “Peak Rate”). Microsoft will communicate to Yahoo! the Peak Rate, as Microsoft has calculated it, on a monthly basis, and at the request of either party, the parties will meet to discuss Call trends and demand forecasts. In the event of a datacenter failure, Microsoft may slightly degrade the quality of the results returned in an effort to maintain other service levels. For the purposes of clarity, Microsoft is not required to maintain reserve capacity to sustain serving during more than one simultaneous Regional datacenter failure, but should such failures occur, it does not excuse Microsoft from its obligation to provide service within the SLAs. In the event that Yahoo! reasonably anticipates a sudden increase in Call volume that will be sent to Microsoft (due to extraordinary events such as signing a new distribution partner, Yahoo! changing its algorithms affecting call volumes, advertising or other promotions, etc.) which Yahoo! anticipates could cause the normal means of calculating the Peak Capacity required to meet the SLAs to exceed the standard past volume + [*]% formula, then Yahoo! will use commercially reasonable efforts to notify the SVP of Search & Ads contact at Microsoft, in writing, of the anticipated volume increase [*] prior to the projected increase date (the “Inflection Point”), or as soon as practical prior to the Inflection Point if [*] is reasonably impractical, with both the Inflection Point and such anticipated maximum capacity calculated by Yahoo! in good faith using commercially reasonable methods of estimation and then adding the standard [*]% reserve. If Yahoo! has provided Microsoft with such a projection(s) pursuant to the previous sentence with at least [*] notice prior to the Inflection Point, then the most recent of such projections + reserve constitutes the Peak Rate for the [*] following the Inflection Point of such projection. The provisions governing Response Times and Critical Thresholds under this Exhibit B do not apply when the number of Calls sent by Yahoo! to Microsoft exceeds the Peak Rate.

c.

Peak Times. “Peak Times” means, for any Service, the period during which the number of Calls being sent to Microsoft from Yahoo!, not including Test Queries or malicious traffic (such as denial of service attacks), is greater than or equal to [*] percent of the then-current Peak Rate For the purpose of establishing the initial Peak Time for each Service, the parties will plot the Call rate of Yahoo! queries sent to Microsoft averaged over each [*] period (starting at 00:00 each day) for one entire calendar week mutually chosen by the parties, to determine the consecutive period each day which stretches from the first [*] interval reaching [*]% or higher to the last such period, which will be considered the Peak Times. In the event that in one or more of the days of the week there is more than one period where load exceeds [*]% but then subsides below [*]% for more than [*], that day shall have multiple Peak Times as appropriate. The resulting Peak Times for each day of the week (Sunday through Saturday) will be communicated by Microsoft to Yahoo!, and will be effective until such time as either Party requests that the

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 9

Peak Time be reviewed based on the aforementioned methodology and reset, if applicable.

d.	Site Monitoring. Microsoft will monitor the performance of its obligations under the Agreement using automated tools/utilities developed and/or configured by Microsoft, or contracted with external third parties, to validate the Availability and Call Response Times. If Microsoft detects fault, it will respond as specified in this SLA agreement. Microsoft will share the results of any such monitoring and tests with Yahoo! on a daily basis. Microsoft will also monitor the performance of its delivery of Services to Microsoft O&O Property customers of those services, and will share on a monthly basis the results of that monitoring for the purposes of demonstrating to Yahoo! that the service levels provided to Yahoo! are at the same or better level as those same service levels provided to Microsoft’s Microsoft O&O Property customers. The level of detail and thoroughness of the site monitoring (and the reporting of the monitored data) will be sufficient for both parties to ensure that the SLAs are being met, and to ensure that the levels are equal to or better than those provided to Microsoft O&O Property customers.

e.	Call Response Times. With respect to the Services, Microsoft will comply with the following Internal Microsoft Response Time maximum latency averages, as averaged for all Calls of that type sent by Yahoo! to Microsoft over each and every consecutive [*] period starting at midnight [*]:

Service	Average over 24 hours	Average over one hour	Average over 5 minutes
Algorithmic Search Services Calls (including Mobile Calls)	[*]	[*]	[*]

Contextual Advertising Services Calls	[*]	[*]	[*]

Image Calls	[*]	[*]	[*]

Maps and Map image Calls	[*]	[*]	[*]

Maps – Geocoding area feature Calls (e.g., city, state, zip)	[*]	[*]	[*]

Maps – Geocoding address or intersection Calls	[*]	[*]	[*]

Maps – Driving directions Calls < 50 miles	[*]	[*]	[*]

Maps – Driving directions Calls > 50 miles	[*]	[*]	[*]

Maps – Geocoding batch	[*]	[*]	[*]

Paid Search Services Calls	[*]	[*]	[*]

Streaming of video content to first frame of video	[*]	[*]	[*]

Video Calls (not including streaming)	[*]	[*]	[*]

GUID Normalization Batch Interface [*]	[*]	[*]	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 10

•

Notwithstanding the foregoing, upon the Commencement Date and for up to [*] thereafter, all Paid Search Services Calls (except for Paid Search Services Calls [*]) will comply with the Call response times specified above for Algorithmic Search Services rather than for Paid Search Services. As soon as Microsoft is able to provide a solution (but no later than two years after the Commencement Date), all Paid Search Services Calls will comply with the Call response times specified above for Paid Search Services Calls. In the event that such solution results in a degradation of relevancy or RPS relative to the provision of Paid Listings with longer response times and/or the provision of Paid Listings with Algorithimic Listings, Microsoft will work with Yahoo! to allow Yahoo! to understand such differences.

•

In the event that Yahoo! chooses to make a Call which requests both Algorithmic Listings and Paid Listings in the same Call, the effective Call Response Time shall be the Algorithmic Search Services averages for such Call, from the above chart.

•

In the event that Yahoo! calls the same Microsoft API for Mobile as is used for other Yahoo! Properties, the normal SLAs for Availability and Call Response Times for the applicable Service type will also apply to such Mobile Calls.

•

The Aggregate Response Time for each Call type above, from each Yahoo! data center performing that Call type, will not exceed the Internal Microsoft Response Time plus the following Network Response Times: (a) [*] in the USA and Canada, (b) [*] in Japan, (c) [*] in Europe, (d) [*] in Taiwan, (e) [*] in Korea, (f) [*] in Hong Kong, (g) [*] in India, (h) [*] in China, and (d) [*] for the rest of the world (unless otherwise agreed), as averaged for all Calls of that type sent by Yahoo! to Microsoft over each and every consecutive [*] period starting at midnight [*] from each requesting data center (the Aggregate Response Time). The parties agree that they will work together in good faith to establish appropriate Aggregate Response Times for additional countries and/or regions not listed in the preceding as Yahoo! and/or Microsoft establish new datacenters throughout the Term. Both parties will continually monitor the Network Response Time between each Yahoo! data center requesting Calls and the appropriate Microsoft data center which is responding to those Calls, and in the event that average Network Response Time exceeds the above numbers, the parties will consider it a Severe Problem.

•

Response Time Enhancement. The parties mutually agree that they will employ reasonable efforts to work together over time to provide average Internal Microsoft Response Times that are lower than the stated number in this SLA.

•

Aggregate Response Times that are greater than [*] (or, for Maps-Driving Direction calls greater than 50 miles, greater than [*]), will result in Timeouts (the “Critical Threshold”). In the event that, for any Call, the Aggregate Response Time exceeds the Critical Threshold, then notwithstanding anything else in this Agreement, Yahoo! will have no obligation to display any of the Returned Data from the Call, and may at its sole discretion opt to display alternate content in any location, choosing to not display any Returned Data,

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 11

choosing to wait for the Returned Data and ultimately display them, displaying a portion of the Returned Data, or any combination thereof.

f.	Advertiser System Response Times.

For administration of the adCenter system, it is understood that Microsoft will maintain operation of the system such that response times for all functions are approximately on par with the equivalent functions in the leading competing systems available in the industry. For certain functions, listed below, Microsoft will be expected to provide a tool to be used by Yahoo! to simulate transactions for the purposes of testing to measure availability and performance of each transaction type. The SLA will be no worse than the response times listed for each transaction flow, for the US and Canada. For other parts of the world, the parties agree to work together to establish SLAs for these transaction flows which are appropriate to offer a highly-competitive service in those markets.

Transaction Description	Maximum Transactional Response Times
1. Login 2. Update Category, Ad Group, Keywords 3. View Inline Report 4. View Financial Report 5. View Analytics 6. View Alerts 7. Logout	[*]

1. Login 2. View Task List 3. Process Term Only Task 4. Logout	[*]

1. Self-Serve Signup Lander 2. Time Zone Selection 3. Geo Targeting 4. Keyword Submission 5. Budgeting 6. Ad Creation 7. Activation	[*]

g.	Quality. The parties acknowledge that for each of the Services and Additional Services, even when results are being returned quickly and reliably, it is possible for the results to be of poor quality, either due to problems with the algorithms employed, or due to problems in the hardware and software systems supplying them. Microsoft and Yahoo! will attempt to measure quality of results using mutually-agreed methods on an ongoing basis, and will consider a significant drop in quality as an SLA violation, as follows for each service type:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 12

i.	Contextual Advertising Services Calls: Microsoft will continually monitor the average RPS, and if in any given [*] interval the RPS in a week-over-week comparison drops by more than [*] standard deviations, this issue will be considered to be a Severe Problem.

ii.	Paid Search Services Calls: Microsoft will continually monitor the average RPS, and if in any given [*] interval the RPS in a week-over-week comparison drops by more than [*] standard deviations, this issue will be considered to be a Severe Problem.

iii.	Microsoft will ensure that at all times, at least [*]% of the potential documents in each of the tiers in the Microsoft index are available for selection by the Microsoft ranking algorithms. In the event that Microsoft experiences hardware, software, network, or other issues which take any of the tiers below this threshold in clusters which are actively being used to service Yahoo! Calls, Microsoft will consider this to be a Severe Problem, will promptly notify Yahoo!, and will use commercially reasonable efforts to rectify this deficiency as soon as is practical.

h.	Advertiser Reporting Requirements. Microsoft will generate and make available to Yahoo! the data specified in Tables 5.h (1), (2) and (3) below, to the extent that Microsoft has such data and Yahoo! is entitled to receive such data under the Agreement, regarding the Services, Additional Services (but only to the extent Yahoo! is receiving the same) and Other Platform Services (but only to the extent Yahoo! is receiving the same) at the frequency (e.g., hourly or daily) specified in such tables. All financial data elements and measures provided in these tables [*] to produce the official financial reporting provided under Section [*] of the Agreement. In addition, during the Term the parties will work together in good faith to add to and optimize delivery of the data that Microsoft makes available to Yahoo! in order to meet Yahoo!’s reasonable business requirements. Specifically, the parties acknowledge that the following data tables do not represent a complete list of all data required, that additional data elements will need to be added to the data feeds and reporting during the transition phase and during the term, aggregation levels may need to be adjusted to meet Yahoo!’s reasonable business requirements, and SLAs for the additional data elements will need to be added to the following tables. In the event of data errors or omissions discovered in the data provided, Microsoft will make commercially reasonable efforts to correct the error as per the SLA through reprocessing or other steps Microsoft deems necessary to remediate the issue.

Table 5.h (1) – Advertiser Business Intelligence. The following data elements will be processed, refreshed, and provided by Microsoft [*] with a latency of [*] from the end of the [*] window in which events occur until they are represented in the data feeds and/or reports, and with a granularity, as follows:

Data Elements	Granularity
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 13

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Measures
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Table 5.h (2) – Publisher Business Intelligence. The following data elements will be processed, refreshed, and provided by Microsoft [*] with a latency of [*] from the end of the [*] window in which events occur until they are represented in the data feeds and/or reports, and with a granularity, as follows:

Data Elements	Granularity
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 14

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Measures	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Table 5.h (3) – Internal Business Intelligence Data: The following data elements will be processed, refreshed, and provided by Microsoft [*] with a capture window of [*] UTC, with the previous window (i.e., up until [*] UTC) provided a maximum of [*] later by [*] UTC, with an aggregation granularity as follows:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 15

DATA ELEMENT	GRANULARITY	DEFINITION
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 16

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 17

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

i.	Yahoo! Search Data. The Parties have agreed that Microsoft will provide Yahoo! Search Data, as defined in the Agreement, with the technical implementation of the data transfer mechanism to be determined and completed at a later date, but it is agreed that such solution will meet the following high-level SLAs:

i.	When such data is collected by Microsoft but not by Yahoo! directly (such as conversion data, data emanating from the White Label Solution, etc.) the unprocessed event data such as click events, beacons, etc., will be made available to Yahoo! on a real time basis when commercially feasible, but in no event with a latency greater than [*]

ii.	Processed data for the previous day will be available to Yahoo! at the same time that it is made available to the Microsoft teams which utilize the processed data or no longer than [*] from the close of the capture window, whichever is sooner. Capture windows will not exceed [*] in duration.

j.	Microsoft PDA Listings Data. The Parties have agreed that Microsoft will provide Microsoft PDA Listings Data, as defined in the Agreement, with the technical implementation of the data transfer mechanism to be determined and completed at a later date, but it is agreed that such solution will meet the following high-level SLAs:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 18

i.	Processed data for the previous day will be available to Yahoo! at the same time that it is made available to the Microsoft teams which utitlize the processed data or no longer than [*] from the close of the capture window, whichever is sooner. Capture windows will not exceed [*] in duration

k.	Web Crawl. The parties have agreed that Microsoft will develop functionality which will enable Yahoo! to have a copy of Microsoft’s currently active Web Crawl Cache. Although the technical implementation of this crawl data transfer mechanism will be determined and completed at a later date, it is agreed that the solution will meet the following high-level SLAs:

i.	In the event that Yahoo! needs to create a new copy of the data from scratch, Microsoft will provide sufficient capacity in its systems to allow Yahoo! to create such copy within [*].

ii.	After the initial copy is complete as per (i) above, Microsoft will provide a continuous repository of the Web crawl and feed data to which Yahoo! is entitled under this Agreement, and an ordered change-log, at the same rate performed by Microsoft in the normal course of business, understanding that various portions of the Web are normally crawled at varying rates (e.g., “superfresh”, “big z’, etc.)

iii.	The systems will be designed to ensure that the Yahoo! copy is, in aggregate, refreshed at the same rate as the Microsoft copy, within practical technical limits. As of the effective date of the Letter Agreement, the aggregate time for refresh of the entire Web Crawl Cache was approximately [*], with some sections refreshed daily, but the parties understand that these times may change over the course of the agreement, in either direction.

iv.	Microsoft will maintain sufficient network bandwidth and throughput within the data center infrastructure and content system in order to support transfer to Yahoo! in this near-real time fashion at Microsoft’s expense, and Yahoo! will maintain at its expense, or otherwise reimburse Microsoft, for the cost of the connectivity required to transfer the data once it leaves the Microsoft data center for transmission to the Yahoo! data center.

v.	The maximum latency between a crawled or feed-supplied document being available to be served from the Microsoft index and the same data being made available to Yahoo! will be [*] under normal operating circumstances. In the event that connectivity is disrupted, then Microsoft will buffer the data for up to [*] to allow Yahoo! to catch up when connectivity is restored.

l.	Meta-data Transfer. The parties have agreed that Yahoo! may develop functionality which will enable Microsoft to receive a copy of meta-data generated from Microsoft’s Web crawl data which would potentially be useful to add to Microsoft’s general Web index. Although the technical implementation of this data transfer mechanism will be determined and completed at a later date, it is agreed that when Yahoo! generates meta- data which Microsoft has chosen to receive and make available through the Microsoft API, the solution will meet the following high-level SLAs:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 19

i.	In the event that Microsoft needs to create a new copy of the data from scratch, Yahoo! will provide sufficient capacity in its systems to allow Microsoft to create such copy within [*].

ii.	After the initial copy is complete as per (i) above, Yahoo! will provide a continuous repository of the meta-data, at the same rate performed by Yahoo! in the normal course of business.

iii.	The systems will be designed to ensure that the Microsoft copy is, in aggregate, refreshed at the same rate as the Yahoo! copy, within practical technical limits.

iv.	Yahoo! will maintain sufficient network bandwidth and throughput within the data center infrastructure and content system in order to support transfer to Yahoo! in this near-real time fashion at Yahoo!’s expense, and Microsoft will maintain at its expense, or otherwise reimburse Yahoo!, for the cost of the connectivity required to transfer the data once it leaves the Yahoo! data center for transmission to the Microsoft data center.

v.	The maximum latency between new meta-data being generated by Yahoo! and inserted into the Yahoo! live serving repository for such meta-data and the same data being made available to Microsoft will be [*] under normal operating circumstances. In the event that connectivity is disrupted, then Yahoo! will buffer the data for up to [*] to allow Microsoft to catch up when connectivity is restored.

vi.	Once Microsoft has received such data from Yahoo!, Microsoft will make such data queriable from the Microsoft API within [*] of receipt.

m.	Resolution Period. Once the responsible party is identified for a Minor Problem, Moderate Problem, or Severe Problem, the responsible party will identify and communicate a Problem Resolution or plan and will implement that plan as required by this SLA.

n.	DNS. Microsoft uses DNS-based global load balancing to direct search traffic to one of the several facilities that serve Yahoo!’s traffic. Yahoo! will be directed to have its servers adhere to the TTL in the Microsoft name server resolution response with a TTL of no more than [*], periodically querying the Microsoft DNS servers to determine the IP address of the Microsoft site where the Yahoo! servers in any individual data center should direct their Call traffic. Microsoft will not be responsible for satisfying SLA requirements if Yahoo! does not respect Microsoft’s TTL or DNS-based load balancing.

o.

Maintenance Requirements. Microsoft will use commercially reasonable efforts to notify Yahoo! at least [*] before any scheduled maintenance is performed on its systems if (a) the maintenance is reasonably expected to cause any service degradation or service availability problem for Yahoo!, or (b) if the proposed maintenance would occur during a Yahoo! change-embargo period (such list of embargo periods to be provided in writing to Microsoft by Yahoo!), in which case Yahoo! must agree to the maintenance and to the timing of said maintenance. Specifically for the adCenter account management functions, BI systems, Campaign Management, Sales Tools, and CRM systems (not

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 20

including the live ad serving systems), scheduled maintenance may occur with notification but without agreement from Yahoo!, and will not be counted in the determination of Availability and Response Times, but such scheduled maintenance may not exceed [*] in any calendar month without prior written agreement from Yahoo!.

p.	Reporting. Both parties will make available daily, in a format mutually agreed by both parties, such agreement not to be unreasonably withheld, a report showing Availability, Internal Microsoft Response Times and Aggregate Response Times, and Network Response Times as measured under this SLA. In the event that there are material discrepancies between the numbers calculated by either of the parties and the other party, then the parties agree to use commercially reasonable efforts to work together to determine the reason for the discrepancies and to correct for such discrepancies going forward.

q.	Monitoring Servers. In addition to the Yahoo!’s servers monitoring Transaction and Network Response Times, Yahoo! may at its option place a monitoring server (or servers, one for each Microsoft data center which responds to any of the Call types) proximal to the Microsoft production network to aid in the resolution of connectivity and Network Response Time problems. Microsoft may, at its option, place a monitoring server (or servers, one for each Yahoo! data center which performs Calls) proximal to the Yahoo! production network, also to aid in the resolution of connectivity and Network Response Time problems. Monitoring Servers will conform to the reasonable security specifications of the data center in which they are installed.

r.	[*].

s.	Management System SLAs. Microsoft will maintain tools, APIs, or a human service desk which will effect the following functions within the specified time frame:

i.	New Customer record (with first campaign) will be active in the system within [*] of submission to Microsoft, on average, subject to such campaigns passing the editorial guidelines, specified pursuant to Section 5.8.2 of the Agreement.

ii.	New campaigns (with existing Customers) will be live in the system within [*], subject to such campaigns passing the applicable editorial guidelines, specified pursuant to Section 5.8.2 of the Agreement.

iii.	Modifications of existing Customer campaigns will be live within the system within [*], subject to such campaigns passing the editorial guidelines specified pursuant to Section 5.8.2 of the Agreement.

iv.	Modifications to existing Customer records must be live in both parties’ CRM systems within [*].

v.	Updates to account status must be visible in both CRM systems within [*] of the event.

vi.	Deactivation of Syndication Partner Sources requested by Yahoo! will be effective in less than [*] (to deactivate their tags and stop serving results).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 21

vii.	To the extent that such approval is necessary under the terms of this Agreement, Microsoft will use commercially reasonable efforts to approve (if appropriate), and if approved, to activate new syndication partners and sub-syndication rights for new partners as soon as possible.

t.	Sales Function SLAs. Microsoft will maintain system APIs, tools, and/or reporting capabilities which make it possible for a skilled human operator to achieve the following tasks in the average times listed with the task:

	TASK	DESCRIPTION	SIZE AND TIMING
1	[*]	[*]	[*]
2	[*]	[*]	[*]
3	[*]	[*]	[*]
4.	[*]	[*]	[*]
5	[*]	[*]	[*]
6	[*]	[*]	[*]
7	[*]	[*]	[*]
8	[*]	[*]	[*]
9	[*]	[*]	[*]
10	[*]	[*]	[*]
11	[*]	[*]	[*]
12	[*]	[*]	[*]
13	[*]	[*]	[*]

6.	FORCE MAJEURE.

Microsoft will not be in violation of any of the requirements of this SLA to the extent that its performance is impaired as a result of any delay, failure in performance, or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, acts of terrorism, strikes or other labor disputes, fires, transportation contingencies, outages of third party telecommunications networks with whom Microsoft does not have a direct contractual relationship, failure of suppliers with whom Microsoft does not have a direct contractual relationship, or other similar occurrences which are beyond Microsoft’s reasonable control. In such event, Microsoft will use commercially reasonable efforts to overcome such problems and restore service within the SLAs as soon as possible, notwithstanding anything else in the agreement to the contrary, and shall use commercially reasonable efforts to ensure that Yahoo! Properties are treated at parity with Microsoft O&O Properties, and that Yahoo! Syndication Partners are treated at parity with Microsoft Syndication Partners. For clarity, Distributed Denial of Service Attacks (“DDOS”) will normally not be considered legitimate Force Majeure events, but the parties agree that an extraordinarily large DDOS event affecting all or substantially all of the “Microsoft Network” shall be considered Force Majeure, but not more than twice a year, and only if Microsoft has used commercially reasonable efforts to prevent such an attack from affecting the Services and Additional Services used by Yahoo! and Yahoo!’s Affiliates.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit B – Page 22

EXHIBIT C

INFORMATION SECURITY AGREEMENT

1.	JITSAG. Yahoo! and Microsoft shall establish a joint information technology security advisory group (“JITSAG”) comprised of two persons from each Party who will jointly identify, recommend, review, coordinate, and monitor the Parties’ information technology security controls that relate to the Parties’ performance under the Agreement. Additionally, each Party will provide the other with access to a dedicated security support contact or team that is available to be reached with security questions or concerns twenty-four (24) hours a day, seven (7) days a week. Either Party can change the contact information for this dedicated security support contact by providing written notice to the security support contact of the other Party.

2.	Initial Security Coordination. Prior to implementation of the Agreement, the JITSAG will have an initial meeting as described in Section 1 above. Remediation of any issue identified as necessary for launch will be addressed through: (A) good faith consideration to issues raised by either Party; (B) good faith efforts to, in a commercially reasonable timeframe, remediate those issues that the Parties agree require remediation; and (C) notification to the other Party of the nature of those efforts (which notice will be Confidential Information of the disclosing Party), to ensure security considerations have been adequately addressed prior to launch.

3.	Incident Notification. Each Party agrees to notify the other of any known or suspected security incidents or breaches that can be reasonably expected to affect systems, facilities or data owned, operated, or provided by, or on behalf of, a Party that are involved in substantive performance of Party’s obligations under the Agreement as soon as reasonably possible, and to work with the other Party to resolve any such issues to that Party’s reasonable satisfaction.

4.	Remediation. If a known or reasonably suspected security issue has not been resolved through the JITSAG process to the reasonable satisfaction of either Party, either Party may request a third party audit (“Validation Audit”) be conducted of the systems or facilities directly related to the known or reasonably suspected security issue. The third party will be selected by the requesting Party, subject to approval by the other Party, and such approval will not be unreasonably withheld or delayed. The requesting Party will pay for the audit to be conducted. The audited Party will provide sufficient access to its facilities, personnel, and records as required for the audit during the audited Party’s regular business hours, and will otherwise support and cooperate with the audit in accordance with the requirements in Table 1 below. The Validation Audit report will be provided contemporaneously to both parties by the third-party auditor. If an audit report identifies any aspect of the systems or of the facilities as having a security issue that could compromise the integrity of the systems, facilities, or data of either Party, the audited Party will: (A) give good faith consideration to issues raised in such report; (B) make good faith efforts to, in a commercially reasonable timeframe, remediate those issues that it agrees require remediation; and (C) notify the other Party of the nature of those efforts (which notice will be Confidential Information of the disclosing Party).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit C – Page 1

Table 1 – Validation Audit Requirements

•

A party will request an audit, in writing and in advance, and the requesting party will identify, in the request: (i) the proposed date and time for the audit to begin; (ii) all participants who will be attending; and (iii) the specific intent, in detail, of the audit;

•

The parties will discuss the audit request in good faith and will mutually agree on a date and time when the audit will begin, which will be no earlier than three weeks after the parties reach agreement;

•	The audit will be conducted on business days, during business hours, at the applicable facilities;

•	The audit duration may be no more than two business days and will be limited in scope to the subject matter identified in requesting party’s audit request;

•

Personnel of the requesting party or third-party representatives must be escorted by designated personnel of the audited party at all times while present at the facility to be audited and must abide by all rules applicable to visitors to the facility;

•

Inspection of any intellectual property or confidential information of any third party is strictly prohibited, except where a third party performs any function that is required for the audited Party’s performance under this Agreement;

•

Personnel of the auditing party or their auditor may, on advance request, view a printout of applicable secure VPN network interface(s) and related security ACL configuration, which information will not leave the audited party’s facilities;

•

The audit will not involve any access to any Systems (e.g., port scanning, intrusion testing, and penetration testing are not allowed) without the express written permission of the party being audited (in each case and in advance). Any request to access any Systems will be included in requesting party’s initial audit request;

•

The audit will not involve any access to any Personally Identifiable Information on or through any Systems, except if, and solely to the extent that, such access is limited solely to Personally Identifiable Information of the audited party’s end users, such information is physically segregated from other information not related to the audited party’s end users, and the auditing party will defend, indemnify, and hold the audited party harmless from all damages and other claims or amounts related to the auditing party’s access to Personally Identifiable Information during such audit;

•	Cable room access is strictly prohibited; and

•

The auditing party will comply with all policies and procedures of the audited party while on site at the facilities being audited, including the audited party’s confidentiality and security policies and procedures (which may require personnel of the auditing party or third-party representatives to execute a separate non-disclosure agreement, sign in to the facilities, wear a badge, be escorted, etc.).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit C – Page 2

EXHIBIT D

Covered Data Retention and Anonymization Procedures

Section 13.2.2 of the Agreement requires Microsoft to employ data retention and anonymization policies and procedures comparable to Yahoo!’s with respect to Covered Data and search queries passed by Yahoo! to Microsoft in connection with the Services. By the first date Microsoft receives Covered Data or search queries from Yahoo! in connection with the Services (including pre-production testing), Microsoft will implement data retention and anonymization procedures with respect to the Covered Data and search queries that are comparable to those deployed by Yahoo! as of the Commencement Date.

For planning purposes, Yahoo! has a good faith belief that it will have implemented the policies and procedures outlined in this Exhibit D with respect to this data as of [*]. Yahoo! will provide Microsoft with written notice if any portion of the policies or procedures outlined in this Exhibit D is not or will not be implemented by Yahoo! as of [*].

“Security Systems” are defined as systems used specifically to detect and defend against fraud, abuse, and security attacks and generally compliant with the requirements set out in Exhibit C.

The procedures outlined below describe Yahoo!’s planned implementation of its relevant data retention and anonymization policies as of [*]. [*]. They are included here for illustrative purposes only:

[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit D – Page 1

EXHIBIT E

RPS GUARANTEE

1. Definitions.

(a)	“Adjusted Control RPS” is defined in Section 3.1(a)(2) of this Exhibit E.

(b)	“Allowed Percentage” is defined in Section 3.1(c)(3) of this Exhibit E.

(c)	“Control Bucket” means a random sample of the Eligible Traffic from Yahoo! Property Web Search that will be controlled in each country throughout the Reference Period and the Guarantee Term. For the US, the Control Bucket will be statistically representative to measure RPS at a Partition level. Randomization of Eligible Traffic is based on browser cookies (e.g., all cookies ending in a ‘F’). The products and settings used for matching (e.g., advanced match feature), ranking, pricing, etc other than placement and prominence in the Control Bucket should be representative of those used in production releases. In non-U.S. countries, the Control Bucket will be no more than [*]% of total Eligible Traffic from Yahoo! Property Web Search for the [*], and no more than [*]% of the total Eligible Traffic from Yahoo! Property Web Search for [*]. To the maximum extent possible, during each True-Up Period, Yahoo! will maintain the Control Bucket with the Same Average Advertisement Placement (as such term is defined below) and same average advertisement prominence including, bolding of matched terms, total number of text characters per line in the ad creative, total number of lines per ad, size of the fonts, background color, clickable area, etc., as existed in the applicable Reference Period. During the Reference Period, the Control Bucket may include elements such as labels (such as geo, etc.), rich ads and “Favicons” that may not be offered by Microsoft, and if so, the parties will mutually agree to the appropriate adjustment to eliminate the click through rate bias, if any, resulting from these items. Paid Listings from Paid Search Services displayed to users when they click on or mouse over a link (e.g., “hotspots” or “linkspots”) will be tracked in the “aggregate” Partition described in Section 3.1(a)(2) below and not within the set of Partitions representing [*]% of U.S. Yahoo! Property Revenues from Property Web Search. For the avoidance of doubt, the preceding sentence does not include links that are generated based on a user’s intent when conducting or refining a Web Internet Search, (e.g., Yahoo!’s “Search Assist” or “Also Try” features). As used in this definition, “Same Average Advertisement Placement” means, in comparison to the Reference Period, [*].

If the average relevance of the Paid Listings returned during the associated True-Up Period does not meet the average relevance during the Reference Period, then the parties will work in good faith to address the underlying issue.

(d)

“Eligible Traffic” means all Queries from Yahoo! Properties other than non-monetizable Queries (e.g., traffic from robots, traffic with 3rd party restrictions, internal test traffic) and excludes traffic that does not result in a Yahoo! Results Page for Web Internet Search. Yahoo! will count and report to Microsoft during each Reference Period and True-Up Period for purposes of calculating the Guarantee Adjustor the number of Queries from Eligible Traffic for each Control Bucket and Partition (using the same methodologies, technologies and practices that Yahoo! uses as of the end of the first

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit E – Page 1

quarter of 2010 to filter non-monetizable Queries, provided to the extent such methodologies, technologies and practices vary from those in effect as of the Effective Date, any changes will not be designed to bias any calculations in Yahoo!’s favor under the guarantee) Yahoo! will apply these methodologies and practices to count Queries during the Reference Periods and True-Up Periods.

(e)	“GDP Adjusted Reference RPS” is defined in Section 3.1(a)(1) of this Exhibit E.

(f)	“GDP Adjustment” means the amount computed in accordance with Section 3.1(a)(1)(B) of this Exhibit E.

(g)	“Guarantee Adjustor” is defined in Section 3.1(a) of this Exhibit E.

(h)	“Partition” means (i) in the U.S., a segment of Eligible Traffic originating from each of the named search entry points named in Section 3.1(a)(2) of this Exhibit E, which, when combined with the “aggregate” Partition, represent all Eligible Traffic and (ii) in each other country, all Eligible Traffic for such country in aggregate (regardless of the named search entry point).

(i)	“Prior Core Revenues” is defined in Section 3.1(b)(1) of this Exhibit E.

(j)	“Prior Other Revenues” is defined in Section 3.1(c)(2) of this Exhibit E.

(k)	“Reference Period” is defined as the time period that has the same beginning and end dates as the True-Up Period and occurs during the 12-month period immediately prior to the Initial Implementation Date in the applicable country. For example, [*].

(l)	“Reference RPS” is defined in Section 3.1(a)(1)(A) of this Exhibit E.

(m)	“Yahoo! Property Revenues” means the sum of (a) Net Revenues from Microsoft’s Paid Search Services and (b) gross revenues earned from Paid Search Services other than Microsoft’s Paid Search Services (e.g., Panama) on Yahoo! Properties, less the following as such relate to such gross revenues (i) advertiser refunds, credits and chargebacks, (ii) billings of fraudulent clicks and (iii) agency fees, referral fees, and other commissions payable to third parties.

2. True-Up Periods. For each applicable country, there will be [*] consecutive “True-Up Periods” of [*] each starting on the Initial Implementation Date in such country. The “Guarantee Term” for each country refers to each applicable country’s [*] True-Up Periods collectively.

3. Guarantee Amount. The Guarantee Amount will be calculated for each country [*] for each applicable True-Up Period in the billing currency for such country. If Yahoo! does not [*], then the guarantee will apply in such country and the parties will amend this Exhibit E to reasonably reflect the addition.

3.1. Subject to adjustment as described in this Exhibit E, the “Guarantee Amount” for each country for each True-Up Period is calculated as follows: Guarantee Amount = Guarantee Adjustor * (Core Revenues + Other Allowed Revenues), where:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit E – Page 2

(a) “Guarantee Adjustor” is designed to reflect relative changes in monetization net of inflationary price changes, and is calculated as the quotient of (i) GDP Adjusted Reference RPS and (ii) Adjusted Control RPS.

(1) “GDP Adjusted Reference RPS” is the product of (i) Reference RPS and (ii) GDP Adjustment.

(A) “Reference RPS” is the [*] weighted average RPS for the Control Bucket during the applicable Reference Period. The Reference RPS calculation is provided below as the weighted average RPS across all Partitions, with such weighting (referred to below as ‘wRi’ where ‘i’ is an index referring to a given Partition) equal to the percentage of Queries in a given Partition during the applicable Reference Period, and the Partition RPS is the actual RPS for the Partition (referred to below as ‘RPSRi’ where ‘i’ is an index referring to a given Partition) during the Reference Period. (For clarity, in non-U.S. countries, there will be no weighting because the Eligible Traffic and the Control Bucket will be tracked as a single Partition.)

Reference RPS = (wR1 * RPSR1 + wR2 * RPSR2 + …);

(B) “GDP Adjustment” is equal to [*] plus the percentage change in nominal GDP/capita from the Reference Period to the corresponding True-Up Period in that country, except for the [*] True-Up Period, where the GDP Adjustment is measured as the change in nominal GDP/capita from the first Reference Period (the start and end dates of which are [*] preceding the True-Up Period) to the [*] True-Up Period in that country. For example, [*]. The suggested data sources listed in the table below shall be used in determining the “percentage change in nominal GDP/capita” (or such substitute sources as the parties may agree if the suggested data sources are not available):

Country	Suggested Data Source
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

(C) Further, the version of the data to use shall be the most current version of quarterly data available as of the end of each True Up Period, and subject to retroactive revision in the subsequent True Up Periods for the country until the [*] and final True Up Period at which time no further revision shall be undertaken, except for the United States only, there shall be one final true-up using data available as of [*] after the end of the Guarantee Term for the United States. If quarterly data for a country is not reported or available, semi-annual data shall be used, or if semi-annual data is not available, then the annual version shall be used.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit E – Page 3

(D) Control Buckets will be run in the following countries: [*]. For all other countries, the parties agree to instead use the Guarantee Adjustor of the following mapped country:

Country	Mapped Country to Use
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

(2) “Adjusted Control RPS” is the [*] weighted average RPS for the Control Bucket during the applicable True-Up Period. The Adjusted Control RPS calculation is provided below as the weighted average RPS across all Partitions, with such weighting (referred to below as ‘wRi’ where ‘i’ is an index referring to a given Partition in both the applicable Reference Period and True-Up Period) equal to the percentage of Queries in the Control Bucket from each Partition during the applicable Reference Period, and the Partition’s RPS is the actual RPS for the Partition (referred to below as ‘RPSGi’ where ‘i’ is an index referring to a given Partition) during the True-Up Period. (For clarity, in non-U.S. countries, there will be no weighting because the Eligible Traffic and the Control Bucket will be tracked as a single Partition.)

Adjusted Control RPS = (wR1 * RPSG1 + wR2 * RPSG2 + …)

For purposes of determining the Adjusted Control RPS and Reference RPS in the U.S., the Eligible Traffic from Yahoo!’s U.S. Property Web Search will be partitioned based on the following named search entry points: [*], each of which will be tracked as a separate Partition and shall in total be no less than [*]% of Yahoo! Property Revenues from U.S. Property Web Search and [*]% of Yahoo!’s total (worldwide) Yahoo! Property Revenues from Property Web Search. The remainder of U.S. Eligible Traffic from Yahoo! Property Web Search shall be tracked as an “aggregate” Partition.

The percentage of Queries in the Control Bucket from each Partition should be statistically representative of the percentage of that Partition’s volume relative to total U.S. Yahoo! Eligible Traffic. Each Partition’s RPS (calculated using only the data for that Partition in the Control Bucket) should be statistically representative of the RPS for that Partition (calculated using all Eligible Traffic in that Partition) if the placement and prominence of Paid Listings were the same in the Control Bucket and in all Eligible Traffic.

The parties will mutually agree how to handle edge cases in the event that one of the named search entry point Partitions drops below statistical representativeness without voiding the guarantee, e.g., Yahoo! sells one of the named search entry point Partitions. If before or during the Guarantee Term for a country, Yahoo! Property Revenues from Property Web Search captured by the named search entry point Partitions fall below [*]%, the parties will mutually agree how to modify the methodology (or to adjust the named entry points) to ensure at least [*]% of total Yahoo! Property Revenues from Property Web Search are captured in a statistically representative manner. Yahoo! will use commercially reasonable efforts to ensure all the named search entry points are captured in the Control Bucket and that the testing instrumentation is setup for the Reference Period. Further, Yahoo! will also use commercially reasonable efforts to ensure Control Buckets are run in the non-U.S. benchmark countries for purposes of determining

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit E – Page 4

Guarantee Adjustor during the Reference Period. If, however, during the Reference Period, Yahoo! is unable to fully instrument its Control Buckets to capture all of the named search entry points or Partitions, or not all non-U.S. countries have the Control Buckets setup for the entire Reference Period, then Microsoft and Yahoo! will mutually agree how to modify the methodology to approximate the weights and RPS of the un-instrumented Partitions to compute Reference RPS in a manner that eliminates selection bias resulting from Partitions that were not fully instrumented, provided, further, Yahoo! will not instrument or not instrument Partitions in a manner intended to frustrate the intended measurement provided in this section. In the event the RPS in one or more non-U.S. countries materially declines during the Guarantee Term as a result of a material change in the mix of searches by search entry points (including entry points similar to those in the “aggregate category” with respect to the U.S. market) on such properties, then the parties will work in good faith to address the underlying cause of the decline.

(b) “Core Revenues” is Yahoo! Property Revenues from [*] during the True-Up Period for the country, excluding revenues that are excluded pursuant to Section 3.3.1 of this Exhibit E or that are included in Other Revenues.

(1) “Prior Core Revenues” is Yahoo! Property Revenues from [*] during the [*] period immediately preceding the Initial Implementation Date for the country, excluding revenues excluded pursuant to Section 3.3.1 of this Exhibit E or that are included in Prior Other Revenues.

(c) “Other Allowed Revenues” is Other Revenues subject to a maximum increase of [*] percentage points in the proportion of such revenues relative to Core Revenues and Other Revenues during the [*] period immediately preceding the Initial Implementation Date for a country, as more fully defined and calculated as follows:

(1)	“Other Revenues” means Yahoo! Property Revenues [*].

(2)	“Prior Other Revenues” means Yahoo! Property Revenues during the [*] period immediately preceding the Initial Implementation Date for the country from [*].

(3)	“Allowed Percentage” = [*] + (Prior Other Revenues / (Prior Other Revenues + Prior Core Revenues)). Yahoo! will advise Microsoft of this value within four weeks following the Initial Implementation Date for each country. For example, if Prior Other Revenues in a country was [*]% of the combined Prior Other Revenues and Prior Core Revenues, then the Allowed percentage would be [*].

(4)	“Other Allowed Revenues” = lesser of (x) Other Revenues and (y) (Core Revenues + Other Revenues) * Allowed Percentage

3.2. Example Computation.

The following is an example using only four Partitions (recognizing that there may be more partitions in the U.S.) and assuming no vertical searches:

[*]:

3.3. Other Provisions.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit E – Page 5

3.3.1. Except as expressly agreed by the parties on a case-by-case basis, the guarantee will not apply to Paid Listings displayed on (a) Yahoo! Properties of companies or businesses acquired by Yahoo! after the Letter Agreement Effective Date (b) Yahoo! Properties launched after the Letter Agreement Effective Date (e.g., newyahooproperty.com) and (c) Yahoo! verticals that are launched after the Letter Agreement Effective Date (for example, a new vertical targeting teens would be excluded, but the guarantee would apply in connection with new pages regarding teen finance within the existing Yahoo! Finance vertical). Neither the Queries performed on, nor the associated revenues from, Queries on such properties will be included in making the Guarantee Amount calculations. As and to the extent set forth in this Exhibit E, the guarantee applies to revenues generated by Paid Listings from Paid Search Services on the Yahoo! Properties, i.e., excluding revenues and Queries from Syndication Properties and Contextual Advertising Services. Any revenues associated with Yahoo!’s paid inclusion services (e.g., Yahoo! Search Submit) will not be included in the calculations in this Exhibit E.

3.3.2. Neither party will take any action to artificially or nefariously manipulate the number of Queries or Query mix or monetization rates used to calculate the Adjusted Control RPS in any Partition, the Reference RPS, or the RPS computed over the True-Up Period for the purpose of increasing or decreasing Microsoft’s payments due to Yahoo! under Section 9.1.4 of the Agreement.

3.3.3 Notwithstanding anything in this Exhibit E to the contrary, if Yahoo! does not fully satisfy the requirements of this Exhibit E, such failure to so comply with one or more requirements is not a breach of this Agreement and does not excuse Microsoft from its obligation to pay Yahoo! the Guarantee Amount. Instead the parties agree to work together in good faith to determine an equitable adjustment (which shall be Microsoft’s sole remedy in the event of such failure to comply with one or more requirements in this Exhibit E) to the Guarantee Amount to adequately account for the failure to comply with the relevant requirement(s). For example, since Yahoo! is required to use the same methodologies, technologies and practices in the True-Up Period that is uses in the Reference Period to filter non-monetizable Queries in the calculation of Eligible Traffic, if there is any difference between the methodologies, technologies and practices used in such calculation, then the parties will determine if the difference in methodologies, technologies and practices impacts the calculation of the Guarantee Amount and if so, also determine an equitable adjustment to the Guarantee Amount. The parties will not make any adjustments for immaterial discrepancies.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit E – Page 6

EXHIBIT F

LEGAL OBLIGATIONS

Categories of Legal Obligations:

1. [*]

2. [*]

3. [*]

4. [*]

5. [*]

6. [*]

7. [*]

[*]

Country	Category 1	Category 2	Category 3	Category 4	Category 5	Category 6	Category 7
[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]						[*]
[*]						[*]
[*]						[*]
[*]						[*]
[*]						[*]
[*]	[*]

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit F – Page 1

EXHIBIT G

BASELINE TERMS FOR MAPS AMENDMENT

If Yahoo! exercises the Mapping Option, the parties will negotiate and enter into the Maps Amendment setting forth the terms by which Microsoft will provide Mapping Services to Yahoo!. The terms of the Maps Amendment, together with the terms of the Agreement, shall govern the relationship of the Parties with respect to the Mapping Services.

1. GENERAL TERMS. In addition to the provisions set forth in Section 3.2 of the Agreement, the Maps Amendment will provide that:

a) The Mapping Services shall include use of the Microsoft Mapping Services APIs by Yahoo! and Maps Syndication Partners on Yahoo! Properties and Map Syndication Properties for map rendering, traffic data (real time and incidence), routing, geocoding and satellite imagery and access to Microsoft’s full online mapping product suite and technology for mapping services (i) to the extent provided by Microsoft to other mapping syndication partners or (ii) to the extent provided by Microsoft to Microsoft O&O Properties if Yahoo! exercises the Exclusive Mapping Option.

b) If content is included in Microsoft’s Mapping Services, it will be made available to Yahoo! and the Map Syndication Partners at full parity with (i) the most robust content offering made available to other Microsoft mapping syndication partners, in the event that Yahoo! elects to use Microsoft’s Mapping Services on a non-exclusive basis or (ii) the content included in Microsoft’s Mapping Services on Microsoft’s O&O Properties, if Yahoo! has chosen the Exclusive Mapping Option.

c) Yahoo! shall have the same opportunity as Microsoft’s other mapping syndication partners to participate in beta testing of any new product features and functionalities related to the Mapping Services on the same terms as Microsoft’s other mapping syndication partners.

d) Yahoo! shall have the right to show the location of entities and objects (i.e., object tracking) and other content on a map, as well as to create and display graphical display ads that integrate the Mapping Services.

e) Yahoo! shall have the right to wrap the Microsoft Mapping Services API in Yahoo! owned and operated platform APIs.

f) Yahoo! acknowledges that Microsoft’s ability to provide certain data to Yahoo! as part of the Mapping Services is subject to Microsoft’s license rights from its third party data providers; provided, however, that Microsoft shall use commercially reasonable efforts to negotiate with Microsoft data providers so that Yahoo! and the Map Syndication Partners shall have the right to integrate and distribute the Mapping Services on and off the Yahoo! network without limitation (e.g., developer APIs) and to integrate and distribute the Mapping Services on any device including, without limitation, mobile, digital home, in-car, and television devices.

g) Yahoo! shall be free to engage with external partners to integrate the Mapping Services:

(i) on websites within the Yahoo! domain including properties built for third-party partners such as the development of a micro-site on behalf of an advertiser that is hosted on the Yahoo! domain (e.g., www.southwest.yahoo.com);

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit G – Page 1

(ii) in advertisements from sources other than Microsoft, and

(iii) on Web sites outside of the Yahoo! domain if (a) Yahoo! does not license or authorize use of the Mapping Services on such websites to include use of store locator or fleet management applications or data analysis functionality that enables customers of the Mapping Services to analyze or model their internal business operations (provided that in no event will Yahoo! be prevented from using the Mapping Services in accordance with the terms of the Agreement and the Maps Amendment), (b) the Mapping Services are provided by Yahoo! without charge and (c) the services provided do not exceed the greater of (1) [*] API transactions per year, or [*] user sessions per year, or (2) the then current number of API transactions allowed in the Bing Maps API terms of use for commercial use; provided, however that Yahoo! shall not be liable if one of Yahoo!’s partners breaches the terms of use governing its use of the Mapping Services by exceeding the foregoing number of permitted transactions if Yahoo! has not authorized such breach. The parties agree that they will work together to promptly remedy any such third-party breach. With respect to third-party developers within the Yahoo! Developer Network whose actual use of mapping services from Yahoo!, as of the date that Yahoo! exercises the Mapping Option, exceeds the transaction or session limit described above but is otherwise consistent with this paragraph (iii), the parties will work together in good faith to develop a solution to make the Mapping Services available to such third-part developers without payment of additional fees to Microsoft.

h) Microsoft will provide Mapping Services for all countries in which Microsoft provides mapping services to consumers subject to Yahoo!’s exercise of the Mapping Option for each such country. The Microsoft Mapping Services will also support all languages (including English, French, Italian, Spanish and German) in which Microsoft provides mapping services to consumers.

i) Microsoft will have an advisory committee (the “Advisory Committee”) that meets quarterly to discuss the maps product roadmap. Yahoo! shall have the right to participate as a member of the Advisory Committee and shall be entitled to request product updates (including requests from Yahoo! for Yahoo!-specific functions in the Microsoft Mapping Services API or changes to the Microsoft Mapping Services API). Microsoft shall review such product update requests fairly and shall assign at least equal if not greater weight to such requests as compared to requests received from Microsoft’s next biggest mapping syndication partner. In addition, Microsoft will consult with Yahoo regarding planned changes to the functionality (including data sources, to the extent permissible under Microsoft’s confidentiality obligations to its data suppliers) and service levels of the Mapping Services and will reasonably consider Yahoo!’s input regarding any such changes.

j) Upon execution of the Maps Amendment the parties will use commercially reasonable efforts to develop mutually agreed-upon terms of use for the Mapping Services, which shall be effective no later than [*] after execution of the Maps Amendment. Such terms of use will take into consideration Yahoo!’s then-current terms of use at the time the parties enter into the Maps Amendment.

2. SERVICE LEVEL AGREEMENT. In providing the Mapping Services to Yahoo!, if Yahoo elects to exercise the Mapping Option within [*] of the Commencement Date, Microsoft will comply with the Service Level Agreement attached as Exhibit B to the Agreement. Notwithstanding the foregoing, if at the time the parties enter into the Maps Amendment, Microsoft provides higher response times, reliability and security service levels to any third-party or the Microsoft O&O Properties then Microsoft shall provide the Mapping Services at the most robust service levels with respect to performance, throughput and general availability that Microsoft makes available to any third-party who receives

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit G – Page 2

mapping services from Microsoft or, if Yahoo! has chosen the Exclusive Mapping Option, the most robust service levels that Microsoft makes available to the Microsoft O&O Properties.

3. DATA. The depth, breadth and accuracy of data provided by Microsoft shall be at full parity (a) with the most robust data offering that Microsoft makes available to other Microsoft mapping syndication partners, in the event that Yahoo! elects to use Microsoft’s Mapping Services on a non-exclusive basis or (b) with the data that Microsoft makes available for the Microsoft O&O Properties in the event that Yahoo! chooses the Exclusive Mapping Option; [*].

4. TECHNOLOGY AND FUNCTIONALITY. In addition to the provisions set forth in Section 3.2 of the Agreement, if Yahoo! elects to exercise the Mapping Option within [*] after the Commencement Date, the Mapping Services provided pursuant to the Maps Amendment shall, at a minimum, provide the technology and features set forth below:

4.1	[*].

4.1.1	[*].

4.1.2	[*]:

(a)	[*];

(b)	[*];

(c)	[*];

(d)	[*];

(e)	[*];

(f)	[*];

(g)	[*];

(h)	[*];

(i)	[*];

(j)	[*]; and

(k)	[*].

4.2	[*]:

(a)	[*];

(b)	[*];

(c)	[*];

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit G – Page 3

(d)	[*]; and

(e)	[*].

4.3	[*]:

(a)	[*].

4.4	[*].

4.4.1	[*]:

(a)	[*]; and

(b)	[*].

4.4.2	[*].

4.5	[*]:

(a)	[*];

(b)	[*];

(c)	[*];

(d)	[*];

(e)	[*];

(f)	[*];

(g)	[*];

(h)	[*]; and

(i)	[*].

4.6	[*].

4.6.1	[*]:

(a)	[*];

(b)	[*].

(c)	[*].

4.6.2	[*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit G – Page 4

4.7	[*]:

(a)	[*]; and

(b)	[*].

4.8	[*]:

(a)	[*];

(b)	[*].

(c)	[*];

(d)	[*];

(e)	[*]

(f)	[*];

(g)	[*];

(h)	[*];

(i)	[*];

(j)	[*];

(k)	[*];

(l)	[*]; and

(m)	[*].

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit G – Page 5

EXHIBIT H

MOBILE NON-EXCLUSIVE TERMS

1.	INTRODUCTION

1.1 Purpose. Microsoft’s non-exclusive provision of Mobile Search Services to Yahoo!, for itself and its Mobile Syndication Partners, will be governed by the Agreement, including as applicable Section 3.3 thereof, and all rights and requirements contained therein shall extend to the Mobile Search Services, unless, solely in the case of Mobile Search Services, modified and superseded by this Exhibit H – Mobile Non-Exclusive Terms Exhibit (this “Exhibit”). In the event of any conflict, ambiguity or inconsistency between or among the terms and conditions of the Agreement or any other schedule, exhibit or attachment to the Agreement, on the one hand, and this Exhibit, on the other hand, then priority shall be given to the conflicting terms and conditions in this Exhibit solely as applied to Mobile Search Services. In the event of any conflict between Section 3.3 and other sections of the Agreement, priority shall be given to the conflicting terms and conditions in Section 3.3 solely as applied to Mobile Search Services.

1.2 Specific Exclusions. Notwithstanding anything else to the contrary in the Agreement or this Exhibit, the following Sections of the Agreement shall in no event apply to the Mobile Search Services: Sections 2.1.5, 2.2.4, 2.4.4, 2.4.8 through 2.4.13, 2.4.18, 3.1, 3.4, 4.6.2 and 7.1.

2.	MICROSOFT MOBILE SEARCH SERVICES

2.1 Mobile Algorithmic Search Services. For purposes of the Mobile Algorithmic Search Services only, Section 2.1.2(e) is added, and Section 2.1.1 of the Agreement, without otherwise affecting this existing Section’s applicability outside of Mobile Algorithmic Search Services, is superseded by the following (for the avoidance of doubt, except as specified in Section 1.2 of this Exhibit, the remaining sections of Section 2.1 shall remain in effect):

2.1.1 Scope of Microsoft Mobile Algorithmic Search Services. Microsoft will enable the Mobile Algorithmic Search Services which may be accessed via the Microsoft Mobile API(s) for use by Yahoo! and its Mobile Syndication Partners in the geographies described in Section 5 of this Exhibit. Yahoo! shall ensure that user click-thru data for Results (generated by Microsoft Mobile API(s)) displayed on Yahoo!’s Mobile Properties or from Yahoo!’s Mobile Syndication Properties will be passed to Microsoft in accordance with this Agreement.

2.1.2(e) Mobile Implementation. During the Term and in accordance with the terms and conditions of the Agreement and this Exhibit, in response to a Mobile Query, Yahoo!, for itself and its Mobile Syndication Partners, shall have the right (but not the obligation) to display the Mobile Algorithmic Listings returned by the Microsoft Mobile API in the Mobile Results Pages in accordance with Section 2.1.2(a) – (d) of the Agreement. Yahoo! further has the right to determine whether to show any distinct content category of Mobile Algorithmic Listings (e.g., web, image, video) and reorder any such content category on the Mobile Results Page (provided that Mobile Algorithmic Listings are not re-ordered within a content category). Yahoo! may adaptively render the display of the Mobile Algorithmic Listings on the Mobile Results Pages to optimize the results for the targeted Mobile Devices, provided that such adaptive rendering is limited to only resizing or changing the file format to enable such results to be consumed on Mobile Devices and does not include editorial rights in addition to those set forth elsewhere in the

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit H – Page 1

Agreement. Yahoo! may also make such additional changes to the display of the Mobile Algorithmic Listings on the Mobile Results Pages generally as Yahoo! deems reasonably necessary to optimize the rendering of such results of the Mobile Device in question (including substitution of quicklinks for full links) or to otherwise fulfill its Mobile Syndication Partner contractual requirements as relevant (such as inserting interstitial links required by carriers) provided that Yahoo! and its Mobile Syndication Partners may not modify or alter the rank, titles or links (except for quicklinks) of Mobile Algorithmic Listings returned by the Microsoft Mobile API(s).

2.2 Microsoft Mobile Paid Search Services. For purposes of Mobile Paid Search Services only, Sections 2.2.1, 2.2.2, and 2.2.3(a) of the Agreement, without otherwise affecting these Sections’ applicability outside of Mobile Paid Search Services, are superseded by the following (for the avoidance of doubt, except as specified in Section 1.2 of this Exhibit, the remaining sections of Section 2.2 shall remain in effect):

2.2.1 Scope of Microsoft Mobile Paid Search Services. Microsoft will enable the Mobile Paid Search Services which may be accessed via the Microsoft Mobile API(s) for use by Yahoo! and its Mobile Syndication Partners in the geographies described in Section 5 of this Exhibit. Yahoo! shall ensure that all relevant user click-through data in response to Results (generated by Microsoft Mobile API(s)) on Yahoo!’s Mobile Properties or from Yahoo!’s Mobile Syndication Properties will be passed to Microsoft in accordance with this Agreement.

2.2.2 Mobile Implementation. During the Term and in accordance with the terms and conditions of the Agreement and this Exhibit, in response to a Mobile Query, if Yahoo! elects to receive Mobile Algorithmic Search Services or Mobile Paid Search Services from Microsoft, Yahoo! will display at least one Microsoft Mobile Paid Listing returned by the Microsoft Mobile API(s) as set forth in Section 3.3.2 of the Agreement. Yahoo! has the right to display the Mobile Paid Listings for itself and its Mobile Syndication Partners. Yahoo! shall request the number of Microsoft Mobile Paid Listings determined by Yahoo! to be displayed in a given block of Mobile Paid Listings on the Mobile Results Pages for the specific Mobile Device and Microsoft shall return that number of Mobile Paid Listings. Yahoo! may include, in any block of Mobile Paid Listings, Mobile Paid Listings that Yahoo! sells itself or obtains from any source. Yahoo! has the right to display Microsoft’s Mobile Paid Listings anywhere on a Mobile Results Page at its sole discretion, except that Yahoo! will be required to display Microsoft’s Mobile Paid Listing(s) in the preferred position for Mobile Paid Listings on a Mobile Results Page if such Microsoft Mobile Paid Listings are the highest monetizing Mobile Paid Listings(s) for Yahoo! for a Mobile Query. [*]. Yahoo! shall display Mobile Paid Listings in the order returned by Microsoft. Yahoo! may adaptively render the display of the Mobile Algorithmic Listings on the Mobile Results Pages to optimize the results for the targeted Mobile Devices, provided that such adaptive rendering is limited to only resizing or changing the file format to enable such results to be consumed on Mobile Devices and does not include editorial rights in addition to those set forth elsewhere in the Agreement. Yahoo! may display Mobile Paid Listings returned by the Microsoft Mobile API(s) in multiple blocks of one or more Mobile Paid Listings in different locations on a page, and may repeat Mobile Paid Listings from the prior pages. Yahoo! may also make such additional changes to the display of the Mobile Paid Listings on the Mobile Results Pages generally as Yahoo! deems reasonably necessary to optimize the rendering of such results of the Mobile Device in question (including substitution of quicklinks for full links) or to otherwise fulfill its Mobile Syndication Partner requirements as relevant (such as inserting interstitial links required by carriers), provided that Yahoo! and its Mobile Syndication Partners may not modify any of the text, titles or links (except for quicklinks) of Mobile Paid Listings returned by the Microsoft Mobile API(s).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit H – Page 2

2.2.3 Paid Search Parity.

(a) Recommendations for Ad Placement. When and to the extent Microsoft has available for its own use or its Mobile Syndication Partner’s use recommendations for Ad Placement on Mobile Devices, Microsoft will make such recommendations available for Yahoo! for Mobile Paid Listings it delivers -to Yahoo! and Yahoo!’s Mobile Syndication Partners.

2.3 Microsoft Mobile Contextual Advertising Services. If during the Term, Microsoft develops or acquires mobile contextual advertising services, Yahoo! shall have the option to obtain access to such services on substantially the same terms that Microsoft makes such services available to itself and its Mobile Syndication Partners.

2.4 Mobile General. For purposes of Mobile Search Services only, Sections 2.4.1, 2.4.5, 2.4.6, and 2.4.13(b) of the Agreement are superseded, without otherwise affecting these existing Sections’ applicability outside of Mobile Search Services, by the following (for the avoidance of doubt, except as specified in Section 1.2 of this Exhibit, the remaining sections of Section 2.4 shall remain in effect):

2.4.1. Provision of Services. Subject to the terms and conditions of the Agreement and this Exhibit, Microsoft will provide and Yahoo! will implement Microsoft’s Mobile Algorithmic Search Services and Mobile Paid Search Services for Yahoo! Mobile Properties via the Microsoft Mobile API(s).

2.4.5 Microsoft Mobile API(s). Microsoft will enable Yahoo! and its Mobile Syndication Partners to access Microsoft’s Mobile Search Services and Mobile Paid Search Services via the Microsoft Mobile API(s). The available Microsoft Mobile API(s) will be on parity with the API(s) provided by Microsoft to Microsoft’s Mobile Properties. Microsoft will provide to Yahoo! standard documentation associated with its Microsoft Mobile API(s). Nothing in this Section 2.4.4 shall be deemed to supersede Section 3.3 of the Agreement.

2.4.6 API Calls. For each Mobile Query from any of the Yahoo! Mobile Properties and Mobile Syndication Properties, Yahoo! will have the right to submit separate calls to each component of the Microsoft Mobile APIs for Mobile Algorithmic Listings (including a single call requesting one or multiple content categories) and Mobile Paid Listings and otherwise in accordance with Section 2.4.6.

2.4.13 General Implementation.

(b)	Branding. [*].

3.	MOBILE SYNDICATION PARTNERSHIPS

3.1 Mobile Syndication Partners. For purposes of Mobile Search Services, Sections 4.1.1 and 4.1.2 of the Agreement, without otherwise affecting these existing Sections’ applicability outside of Mobile Search Services, are superseded by the following (for the avoidance of doubt, except as specified in Section 1.2 of this Exhibit, the remaining sections of Section 4.1 shall remain in effect):

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit H – Page 3

4.1.1 Yahoo! will not assign any Mobile Syndication Partnership Agreements to Microsoft, but rather shall continue to be the contracting party and primary partner manager for all of Yahoo!’s existing and future Mobile Syndication Partnership Agreements. Likewise, nothing in this Agreement or Exhibit requires Microsoft to transfer responsibility for its existing and future Mobile Syndication Partnership Agreements. At Yahoo!’s election, Microsoft will work together with Yahoo! and its Mobile Syndication Partners to have Mobile Queries originating from the Mobile Syndication Properties be sent to Microsoft for processing via the Microsoft Mobile API(s) and to return the Mobile Algorithmic Listing and Mobile Paid Listing Results to the Mobile Syndication Properties in accordance with Section 3.3 of the Agreement and this Exhibit. Within five days after Yahoo! elects to use one or more of the Mobile Search Services for a Mobile Syndication Partner, Yahoo! shall provide Microsoft with a written list of the relevant Mobile Syndication Partner(s), and shall provide notice to Microsoft of any changes to such list within five days after any third party becomes, or ceases to be, a Yahoo! Mobile Syndication Partner. Microsoft shall provide Yahoo! with mutually agreed tags and subtags as required by Yahoo! to support and report to the Mobile Syndication Partners.

4.1.2 Microsoft will assist Yahoo! in providing appropriate access to and documentation of Microsoft Mobile API(s) to Yahoo!’s existing Mobile Syndication Partners, including for those Mobile Syndication Partners who have sub-syndication rights.

4.	SALES

Yahoo! shall have the right to migrate any mobile advertisers, agencies, resellers, and like advertisers from Yahoo!’s Panama system to the Core Platform. At Yahoo!’s request, the parties will cooperate to create a joint transition plan to support any such migration to the Core Platform within a mutually-agreed time period. Following transition, Yahoo! will service those customers exclusively through adCenter for purposes of Mobile Paid Listings. Any advertiser (but not agencies or resellers) migrated by Yahoo! that was not previously on the Core Platform shall be deemed to be a “Premium Direct Advertiser” for sales of Mobile Paid Listings only under the Agreement, including with respect to the sales exclusivity provisions of Section 7.2 of the Agreement. For the avoidance of doubt, Microsoft may also continue to sell Mobile Paid Listings to advertisers, agencies, resellers or other third parties, except if Yahoo! has exclusive sales rights to an advertiser pursuant to this Section.

5.	AVAILABILITY OF MICROSOFT’S MOBILE SEARCH SERVICES

5.1 Geographic Availability. It is Microsoft’s intent that Microsoft’s Mobile Search Services be available in the same geographies where the Core Platform is available. For geographies where Microsoft does not offer the Core Platform, including for mobile, Yahoo! may request Mobile Algorithmic Listings and shall not be required to display any Microsoft Mobile Paid Listings, provided that (a) [*], and (b) in this case, Yahoo! can display Mobile Paid Listings at its own election and from any source. Once Microsoft offers Mobile Paid Search Services in such a geography, Yahoo! shall display Microsoft’s Mobile Paid Listings as required in Section 3.3 and this Exhibit, as applicable and the foregoing sentence shall not apply.

5.2 Service Level Agreement. Microsoft will comply with the Service Level Agreements (the “SLA”) attached as Exhibit B with respect to Yahoo!’s use of the Microsoft API in connection with Microsoft’s Mobile Algorithmic Listings on Yahoo! Mobile Properties and Yahoo!’s Mobile Syndication Partner Properties. A separate service level agreement for the Mobile Paid Listings API, or any other API

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit H – Page 4

provided by Microsoft as a substitute for the Microsoft API, will be mutually agreed by the parties following the Effective Date, and such SLA may be different or lower than the SLA attached as Exhibit B, provided that such SLA will be equivalent to or better than the SLA that Microsoft gives to its Mobile Syndication Partners, including [*].

5.3 Rendering Code. Microsoft will not provide rendering code to Yahoo! in connection with Mobile Search Services.

5.4 API Implementation. Microsoft will provide Yahoo! with the same Microsoft Mobile API(s) and implementation flexibility that Microsoft provides to its other Mobile Syndication Partners. For context, while [*] Microsoft Mobile API(s) that are being used for Mobile Search Services under this Agreement. Microsoft will not provide Yahoo! with any clients, private SDKs (e.g., customizations created by Microsoft that can be used only for specific carrier’s platforms or devices) or Applications, but Yahoo! may independently develop clients or Applications that access the Microsoft Mobile API(s).

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit H – Page 5

EXHIBIT I

TRANSITION SERVICES

INTRODUCTION

The Transition Plan will take into account the need to deliver a positive experience to Customers, users and Syndication Partners during and after Migration, the need to efficiently and effectively transition services to enable the parties to realize the synergies that are foundational to this Agreement, and the need to develop and operate Algorithmic Search Services, Paid Search Services and Contextual Advertising Services that are of high quality and competitive in the marketplace for the Yahoo! Properties, the Syndication Properties and the entire Microsoft Network. Each party will make such transition a top priority for its respective engineering team responsible for Algorithmic Search Services, Paid Search Services and Contextual Advertising Services (prioritized only behind site up, preexisting customer commitments, and revenue initiatives that are business-critical), and each party is responsible for staffing the resources reasonably required to deliver on its portions of the plan, so as to achieve the transition in the timeframes and with the levels of quality agreed to by the parties in the Transition Plan and as otherwise required under this Agreement.

Each party will be responsible for its own costs in handling the transition. The transition, including any changes to the Microsoft API and Core Platform APIs, will be designed both to minimize the total work across both parties. The parties will work together to identify when work can be shifted in order to reduce the total overall costs across both companies. For example, new Sales Tools may require improvements in the API by Microsoft and in the Sales Tools by Yahoo! and together the companies will determine where to best balance individual API and application work in a way that minimizes the total overall cost

To “transition” or “Migrate” with “quality” includes the following responsibilities:

•

The parties to agree on a global plan and deliver on such plan to effectuate moving Algorithmic Search Services from Yahoo!’s Algorithmic Search Services to Microsoft’s Algorithmic Search Services, Paid Search Services and Contextual Advertising Services from Yahoo!’s Panama system to Microsoft’s adCenter, global Migration of hundreds of thousands of advertisers and transition of publishers from their current Yahoo! accounts, campaigns, and infrastructure to their corresponding Microsoft accounts;

•

In order to deliver a quality transition from Yahoo!’s products to Microsoft’s products, in accordance with the mutually acceptable Transition Plan Microsoft will continue to improve its Algorithmic Search Services and Paid Search Services and Contextual Advertising Services, including the Microsoft API, the Core Platform APIs, and other supporting tools, reports, and infrastructure. These improvements will enable Yahoo! to deliver a quality experience to Yahoo!’s users, Customers and Syndication Partners and to the users and Sub-Syndication Partners of Syndication Partners. Many of these product improvements to accomplish this requirement are set forth throughout this Agreement;

•

In order to support this quality transition, Yahoo! will also need to update, improve or develop new, tools, processes, and products that will use Microsoft’s products in order to support this transition and migration with quality;

•

The Yahoo! sales force that will be assuming responsibilities for Premium Direct Advertisers for the combined marketplace will update its existing policies and procedures, if necessary, to deliver a high quality Migration experience for Customers that does not unreasonably restrict the Microsoft sales

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 1

force, taking into account the construct of this Agreement, from selling other advertising products to those Premium Direct Advertisers;

•

Yahoo! and Microsoft will mutually agree upon a Transition Plan, quality metrics and what product improvements and business processes are needed to transition and Migrate with “quality”, and the parties will execute together on such plan;

•

In executing on all of the foregoing, the parties recognize that a Migration and transition with quality does not necessarily require feature-matching or backwards compatibility with legacy systems and that, in some cases, such efforts would detract from the parties’ overall goals. Instead, the parties intend to focus the Migration and transition on developing a high quality and competitive set of services for their owned and operated properties, Customers, end-users, and other publishers (including Syndication Partners).

•	Without limitation of Section 17 of the Agreement, the Transition Plan will include clear governance and escalation procedures to ensure that the commitment to transition with quality is maintained.

1.	APIS FOR TRANSITION

1.1 The Microsoft API and Core Platform APIs will be made available to Yahoo! in a timeframe that allows a reasonable amount of time for Yahoo! development and integration testing in light of the overall transition timelines for the Algorithmic Search Services, Paid Search Services, Contextual Advertising Services and Domain Match and Error Channel transition.

1.2 As described in Section 2.4.9 of the Agreement, Microsoft will provide documentation, support and developer training for the Microsoft API and Core Platform APIs required by Yahoo! in a timeframe sufficient for Yahoo! to develop and deploy tools to support the transition schedule. Microsoft will also provide reasonable access to test environments with test data reasonably necessary to allow Yahoo! and Microsoft to complete integration testing.

1.3 Microsoft will use commercially reasonable efforts to respond with timely bug fixes for the Microsoft API, the Core Platform and Core Platform APIs and other needed enhancements for the Microsoft API, the Core Platform and Core Platform APIs required to support a quality transition, consistent with the severity of the bug or issue necessitating the enhancement.

2.	ALGORITHMIC SEARCH SERVICES TRANSITION

2.1 Quality Testing.

2.1.1 As promptly as practicable, Microsoft and Yahoo! will work together to define fair, representative and unbiased (a) methodologies and standards for calculating [*] and [*] scores for the primary Microsoft and Yahoo! Algorithmic Search Services (using their primary Web sites, e.g., bing.com and yahoo.com) in each of the [*] Countries (as defined below) taking into account Yahoo! data sets and (b) similar methodologies and standards for measuring quality for Image Internet Search and Video Internet Search ((a) and (b) collectively, the “Mutual Quality Standards”). Microsoft will also document and share with Yahoo! Microsoft’s own methodology and standards for calculating [*] and [*] scores (which methodologies and standards will be fair, representative and unbiased using Microsoft’s data sets) for the primary Microsoft and Yahoo! Algorithmic Search Services in the [*] Countries (the “[*] Transition Standards”). The “[*] Countries” are the following countries: [*]. As promptly as practicable, Microsoft and Yahoo! will equally fund and begin to measure (or jointly select and pay for a

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 2

third party to measure) against the Mutual Quality Standards and the [*] Transition Standards for the Microsoft and Yahoo! Algorithmic Search Services in the [*] Countries.

2.1.2 In connection with the transition to Microsoft’s Algorithmic Search Services in each [*] Country, Microsoft will notify Yahoo! when it is capable of meeting the SLA and demonstrates that Microsoft’s Algorithmic Search Services’ [*] scores are [*] than Yahoo!’s [*] scores (when such scores are measured on a [*]) in such country using the [*] Transition Standards. For all countries other than the [*] Countries (“[*] Countries”), the parties will mutually agree on the quality metrics (e.g., user abandonment and aggregate click-through rate) required to transition Algorithmic Search Services for Web Internet Search, Image Internet Search and Video Internet Search (“[*] Transition Standards”). For any country, following the date that Microsoft demonstrates that it has satisfied each applicable test (i.e., the [*] Transition Standards for [*] Countries and the applicable [*] Transition Standards for each [*] Country) and is capable of meeting the SLA within such country (the “Test Passage Date”) and prior to switching to Microsoft’s Algorithmic Search Services in such country, Yahoo! may conduct testing to measure the quality of the user experience in such country (e.g., user abandonment and aggregate click-through rate) and the quality of the parties’ respective Algorithmic Search Services for Web Internet Search, Image Internet Search and Video Internet Search (“Additional Quality Testing”). Microsoft will cooperate with Yahoo! in such Additional Quality Testing and Microsoft will use commercially reasonable efforts to improve each of the Algorithmic Search Services in an expedient timeframe (with the goal of meeting the Mutual Quality Standards in [*] in [*] Countries).

2.1.3 If Yahoo! has not switched to Microsoft’s Algorithmic Search Services for Web Internet Search, Image Internet Search and Video Internet Search within [*] after the Test Passage Date (the “[*] Date”), then Yahoo! must either (a) switch to Microsoft’s Algorithmic Search Services or (b) continue providing at its own expense its own Algorithmic Search Services for Web Internet Search, Image Internet Search and Video Internet Search in such country (in which case, Microsoft will no longer have to reimburse Yahoo!’s cost of running Algorithmic Search Services as described in Section 8.2.1 of the Agreement) and continue Additional Quality Testing until Yahoo! is satisfied with the user experience provided by the Microsoft Algorithmic Search Services. If Yahoo! has not switched to Microsoft’s Algorithmic Search Services following the [*] Date as provided for above, then Microsoft will continue to use commercially reasonable efforts to meet the Mutual Quality Standards. For clarity, Yahoo! may elect to transition Web Internet Search, Image Internet Search and Video Internet Search to Microsoft in any country separately at any time.

2.1.4 Notwithstanding anything to the contrary above in this Section 2.1 of Exhibit I, and provided that Microsoft has used commercially reasonable efforts to meet the applicable Mutual Quality Standards or [*] Transitions Standards for the remaining non-transitioned countries, once countries that represent collectively [*]% of the total worldwide revenues earned by Yahoo! and its Affiliates from Paid Search Services in connection with Algorithmic Search Services have transitioned to Microsoft, then (a) all of the remaining [*] Countries will transition to Microsoft’s Algorithmic Search Services within [*] thereafter unless, at Yahoo!’s option, Yahoo! wants to provide its own Algorithmic Search Services or continuing to use third parties in such countries (or any of them on a country-by-country basis) at Yahoo!’s sole expense (in which case, Microsoft will no longer have to reimburse Yahoo!’s cost of running Algorithmic Search Services as described in Section 8.2.1 of the Agreement for such [*] Countries) and (b) Microsoft will continue to use commercially reasonable efforts to have the versions of Microsoft’s Algorithmic Search Services in such countries satisfy the applicable [*] Transition Standards, if they do not already satisfy the same.

2.2 Operations, Infrastructure and Network Transition. The parties will work together to develop the technical requirements and specifications necessary for implementing Microsoft’s

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 3

Algorithmic Search Services, Web Crawl Cache, SearchMonkey, and all supporting systems to operate within the defined SLAs and within the reasonable business requirements of each of the parties within the scope of this Agreement, including necessary network equipment and links, server hardware and storage, data transfer mechanisms, system linkages, failover control, communications mechanisms, and other necessary capabilities. Without changing the parties’ obligations under Section 8 of the Agreement or Section 2.1 of Exhibit I, the parties will then mutually plan and execute on the implementation of these systems, along with appropriate test and monitoring capabilities, with sufficient lead time to ensure the proper functioning of Microsoft’s Algorithmic Search Services (but not necessarily the Web Crawl Cache and Search Monkey) and supporting systems prior to transition from Yahoo!’s Algorithmic Search Services to Microsoft’s Algorithmic Search Services.

2.2.1 Web Crawl Cache Transition. Without changing Microsoft’s obligations under Section 2.4.12 of the Agreement, as promptly as practicable and prior to the transition of Algorithmic Search Services in any market, the parties will develop a detailed transition and implementation plan and schedule for Microsoft to make available to Yahoo! a copy of the entire Web Crawl Cache.

2.2.2 SearchMonkey Transition. At Yahoo!’s request and without changing Microsoft’s obligations or Yahoo!’s rights under Section 2.1.7 of the Agreement, as promptly as practicable and prior to the transition of Algorithmic Search Services in any market, the parties will develop a detailed transition and implementation plan, including a customer communications plan, to transition SearchMonkey. This migration will be performed by the Dedicated Resources so that Yahoo! can prioritize this work, relative to other work, as Yahoo! determines.

2.2.3 Algorithmic Transition Tools and Testing. The parties will work together to develop the appropriate transition tools to schedule and execute the timely and effective switchover of Algorithmic Search Services for each given country with quality (e.g., in a manner that satisfies the [*] metrics above and SLA requirements). The parties will mutually plan and execute tests that verify in advance that the switchover for each country in accordance with such quality standard will be effective.

2.2.4 Algorithmic Rollback. The parties will work together to develop [*] that the switchover of Algorithmic Search Services for a given country causes severe enough problems that it should be halted and rolled back in order for the parties to mutually address the issues. The parties will mutually identify the situations and severity that would result in a rollback and the approval requirements for the parties to mutually authorize such event. [*].

2.3 Paid Inclusion Transition. Microsoft will determine the capabilities that Customers need to achieve desired levels of comprehensiveness and freshness within Microsoft’s Algorithmic Index, including reporting and other capabilities. Prior to Algorithmic Search Services transition [*], Microsoft will provide such Microsoft-determined capabilities in its Algorithmic Search management tools (Webmaster Center). Both parties will cooperate to minimize the amount of work Customers must do to switch from Yahoo!’s capabilities to use Microsoft’s Webmaster Center tools. Any additional features requested by Yahoo! above those Microsoft-determined capabilities may be prioritized by Yahoo! using its Dedicated Resources.

3.	PAID SEARCH SERVICES TRANSITION

3.1 Operations, Infrastructure and Network Transition. The parties will work together to develop the technical requirements and specifications necessary for implementing Microsoft’s Paid Search Services, Contextual Advertising Services and all supporting systems to operate within the defined SLAs and within the reasonable business requirements of each of the parties within the scope of this

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 4

Agreement, including necessary network equipment and links, server hardware and storage, data transfer mechanisms, system linkages, failover control, communications mechanisms, and other necessary capabilities. The parties will then mutually plan and execute on the implementation of these systems, along with appropriate test and monitoring capabilities, with sufficient lead time to ensure the proper functioning of Microsoft’s Paid Search Services and Contextual Advertising Services and supporting systems prior to the transition to such services.

3.2 Paid Services Transition Principles.

3.2.1 Continued Development and Operations.

(a) Panama Support. [*], Yahoo! and Microsoft will continue to support the global development of Panama until Migration is completed and Microsoft Paid Search Services are launched in all applicable countries. During such period, Panama roadmap development will be optimized to maintain both the quality of the user, Customer and marketplace experience and RPS. [*].

(b) Microsoft Services. In connection with the transition of Yahoo!’s Paid Search Services and Contextual Services, Microsoft will continue to develop and launch versions of the Microsoft Paid Search Services and Contextual Advertising Services in countries where Yahoo! operates as of the Commencement Date, including without limitation in countries other than the five markets where Microsoft operates as of the Letter Agreement Effective Date. For all markets where Yahoo! operates but where Microsoft does not offer Paid Search Services or Contextual Advertising Services, the parties will agree upon an appropriate work-back schedule of their respective tasks and deliverables so as to enable Migration with quality from Panama to the Core Platform within the overall timetable specified in the Transition Plan described in Section 8.1 of the Agreement.

3.2.2 Customers and Publishers Migrate Efficiently. The Transition Plan will include a mutually-agreed approach for individual Customers to follow a Migration process that moves them from their Yahoo! Paid Search Services and Contextual Advertising Services accounts to their corresponding Microsoft accounts. Similarly, the Transition Plan will include a mutually-agreed approach for Yahoo! and the Syndication Partners to move to Microsoft’s Paid Search Services and Contextual Search Services in a single Migration process (i.e., traffic from Syndication Properties will be treated the same as traffic from Yahoo! Properties).

3.2.3 Payment Methods and Balances. In connection with Section 9.1.5(s) of the Agreement, Microsoft and Yahoo! will agree on a mechanism for transferring account balances from Yahoo!’s Paid Search Services and Contextual Advertising Services accounts to Microsoft’s Paid Search Services in a way that is focused on retaining the greatest number of advertisers, preserving advertiser spend and minimizing risk for both parties and will be made available on an opt-out or an opt-in basis as the parties may determine. The mechanism may include processes for establishing and winding down account balances, establishing and winding down a reserve fund for costs that may accrue after the payment relationship has been transferred (i.e., chargebacks and refunds), handling chargebacks, migrating payment information, correlating refunds to the correct payment method and handling customer billing inquiries during the transition. The mechanism will follow, and will be subject to, all applicable regulations in each country in which Microsoft and Yahoo! service advertisers.

3.2.4 Paid Services Migration Prerequisites.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 5

(a) The Schedule will take into account development and testing of the required APIs, tools and planning necessary to Migrate with quality.

(b) The Transition Plan will include mutually-agreed requirements and metrics to ensure that the Paid Search Services, Contextual Advertising Services and the Domain Match and Error Channel services, and that all necessary prerequisites to deploy such services, including but not limited to Sales Tools, Marketplace Tools and Publisher Tools can be Migrated concurrently and with quality for Yahoo!, Customers and Syndication Partners. Microsoft will update the Microsoft API and Core Platform APIs sufficiently to enable migration in accordance with such metrics and in such timeframe that enables Yahoo! to build the necessary tools as required herein to meet the Schedule. Similarly, Yahoo! will build the necessary tools in accordance with such mutually-agreed upon requirements and metrics and timeframes to enable a timely migration with quality. No Migration or transition of Paid Search Services or Contextual Advertising Services will occur until the mutually-agreed upon requirements and metrics have been met, the Microsoft API and Core Platform APIs has been updated, all essential Migration dashboard and tools, Marketplace Tools, Sales Tools, and Tier 1 and Tier 2 Customer Support Tools required to service the account have been tested and are fully functional and necessary training for all applicable employees, Customers and Syndication Partners has been accomplished.

(c) Each party shall cooperate with the other party in good faith to effectuate a smooth, timely Migration that seeks to minimize impact on participation and spend in the combined marketplace, fairly resolves Migration conflicts and addresses the parties’, Customers’ and Syndication Partners’ needs during Migration (e.g., replicate accounts and make required changes between adCenter and Panama).

(d) Prior to the first Migration Date and as a component of transitioning with quality, the parties will determine how to provide Yahoo! with equivalent reporting, tagging, and performance review capabilities it has as of the Effective Date and as set forth in the Agreement (including in Sections 2.4.14(c) and 9.2.2(c) of the Agreement), which may also require Microsoft to aggregate relevant data by various levels of Sources.

3.2.5 Key Customers. The parties will agree on how to provide a quality customer experience for advertisers during the transition, taking into account the special needs of large advertisers and those who primarily advertise via API integrations.

3.2.6 Overall Migration Schedule. The Migration Dates in the Schedule will be set so as not to disadvantage Premium Direct Advertisers or Yahoo!, and with the goal of Migrating all accounts as expeditiously, smoothly and evenly as possible consistent with the Schedule and with the goal of implementing Yahoo!’s sales exclusivity under this Agreement as soon as practicable.

3.2.7 Migration Dashboard and Tools. The parties will work together to create a Migration dashboard, Migration tools, and other capabilities necessary to effectively and efficiently transition Customers, Yahoo! and Syndication Partners from Yahoo!’s Services to Microsoft’s Services. Yahoo! and Microsoft will jointly develop the Migration dashboard using the Microsoft API and Core Platform APIs. Yahoo! and Microsoft will jointly develop other Migration tools that are mutually identified as being required to achieve Migration with quality. Microsoft will update the Microsoft API and Core Platform APIs, and Yahoo! will update the corresponding Panama APIs, sufficiently to enable this dashboard and other related tools to be built in a timeframe required to support the Schedule. For example:

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 6

(a) Microsoft and Yahoo! will work together to determine what data should be passed from Yahoo!’s Panama system into the Core Platform and the commercially reasonable schema for such data.

(b) Both parties will jointly develop a mechanism to convert the data from the Panama system to the Core Platform schema.

(c) Microsoft and Yahoo! will be responsible, for Customers with existing adCenter accounts, providing mechanisms that combine and reconcile the data between Panama and the Core Platform for Customers that have accounts in both systems.

(d) The parties will work together to define and implement the internal tools required to manage the Migration including, for example, monitoring of account status, selection and activation of accounts for Migration, triggering read-only status for accounts, etc.

(e) The parties will agree on the approach for Migrating different tiers of Customers including what tools and support will be necessary (or not) for a smooth migration of each Customer tier.

(f) Microsoft will be responsible for validating that the resulting Customer data is compliant with the Core Platform scheme and is properly loaded into the Core Platform.

(g) At Microsoft’s request, Yahoo! will be responsible for implementing read-only access of up to [*] of historical data in Panama in each country for a period of time not to exceed [*] following the completion of Migration in such country. In such event, the parties will jointly define what data needs to remain available (for example, campaign performance data) for read-only access in Panama. Microsoft will reimburse Yahoo! for the costs, if any, necessary to provide such data to the extent such costs are not otherwise reimbursed by Microsoft under this Agreement.

3.2.8 Micro Marketplace Migrations. The parties will mutually agree upon the governance of the Migration effectuated by the Migration dashboard. In accordance with the mutually agreed upon governance decisions, the parties will determine which party will operate the Migration dashboard and the individual micro-marketplace Migrations that move individual Customers. In setting overall Migration Dates and in operating the micro-marketplace Migrations, Microsoft and Yahoo! will take into account:

(a) Whether the affected Customers can reasonably be informed about its Migration Date sufficiently in advance so that it can perform, prepare and such that its business is not unduly interrupted or burdened;

(b) Whether Migration on a particular date would adversely interfere with, or cause undue disruption to, an active campaign or the account generally of the Customer on Yahoo!’s Panama system for Paid Search Services and Contextual Advertising Services;

(c) The current and prospective value of each micro-market category and account (with a view toward migrating the most valuable accounts (evaluated according to spend on Paid Search and Contextual Advertising Services) and micro-market categories earlier than less valuable accounts and categories); and

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 7

(d) Seasonality for each micro-market category and related Customer accounts.

3.2.9 Assessing Quality and Addressing Issues that Delay Migration. Throughout Migration and following the Migration of each micro-marketplace, the parties will cooperate to monitor and share with each other on a confidential basis, and in accordance with this Agreement, all relevant information regarding the quality of the Migration, including the quality of the results, the RPS or eCPM of the Migrated micro-marketplaces and accounts, and the maintenance/increase of Customer budget and spend for use on the combined marketplace’s Paid Search Services and Contextual Advertising Services following Migration. The parties will collaborate in good faith to promptly address issues with this performance and any other issues relating to the Migration and the Migration Schedule.

3.2.10 Contract Transition. In connection with Migration, Microsoft may require each Migrating Customer to accept online terms and conditions, which terms and conditions will be determined in accordance with Section 5.5 of the Agreement, the first time any Customer logs into the Core Platform following the Migration of such Customer’s micro-marketplace category. These terms and conditions will be determined in accordance with Section 5.5 of the Agreement, the first time any Customer logs into the Core Platform following the Migration of such Customer’s micro-marketplace category. For Premium Direct Advertisers and (as regards Resellers and Sales Agencies that are Premium Direct Advertisers) their Customers that have existing non-self-service online agreements for Paid Search Services or Contextual Advertiser Services with Microsoft but not with Yahoo!, Microsoft and Yahoo! will work with such Premium Direct Advertisers, Resellers and their Customers to complete the Contract Transition to Yahoo! for Paid Search Services and Contextual Advertising Services for all of these Customers prior to or on the date on which the first micro-marketplace to which Customer belongs is Migrated, allowing (where contractually permitted and subject to Section 7.3 of the Agreement) sufficient prior disclosure of contract provisions to allow Yahoo! to be informed of and to meet associated contractual obligations immediately upon Contract Transition.

3.2.11 Advertiser Data. Prior to the Migration of a Customer, Yahoo! shall make such Customer’s Advertiser Data accessible to Microsoft in a timely fashion in order to facilitate a timely Migration. Prior to the Migration of such Customer, Microsoft agrees to use Advertiser Data supplied by Yahoo! for such Customer for the sole purpose of planning and executing the Migration of such Customer.

3.2.12 Advertiser Analytics. Prior to the Migration of a Customer, Microsoft shall have complied with the requirements of Section 13.4 of the Agreement enabling Web analytics.

3.2.13 Paid Search Services Rollback. The parties will work together to develop a rollback plan for transition of Paid Search Services, Contextual Advertising Services, and Domain Match and Error Channel for a reasonable period of time after transition (i.e. weeks, not months) to handle the unlikely but possible case that transition of a country or micromarket causes severe enough impact to advertisers, publishers, or the resulting combined marketplace to require transition to be halted and rolled back in order for the parties to mutually address the issues. The parties will mutually identify the situations and severity that would result in a rollback, the approval requirements for each party to authorize such event, and the mechanisms and approach to complete the rollback. [*].

3.3 Contextual Advertising Services Transition. The parties will transition Contextual Advertising Services in accordance with the same timeline as the Paid Search Services transition for a given country and follow the same principles of country-by-country Migration performed at the level of micro-markets within each region. Without limiting Microsoft’s obligations to enable the methodologies

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 8

described in Section 2.3 of the Agreement, the parties will mutually agree upon which methodologies described in Section 2.3 of the Agreement to use to enable the delivery of Microsoft’s Contextual Advertising Services to Yahoo! Properties and Syndication Properties.

3.4 Domain Match and Error Channel Transition.

3.4.1 Transition Timing. The parties will transition Domain Match and Error Channel services in accordance with the same timeline as the Paid Search Services transition for a given country and follow the same principles of country-by-country migration performed at the level of micro-markets within each region.

3.4.2 Subject to Yahoo!’s option in Section 4.3 of the Agreement, Yahoo! will continue to support the Domain Match Front End. The “Domain Match Front End” includes all domain-related processing such as: cleaning and tokenizing domains, front end filtering, international heuristics, term suggestion, formatting results from paid search and then sending XML results back to the Syndication Partner.

3.5 Premium Direct Advertiser Sales Tools Transition. The parties will work together to create Sales Tools to effectively support Premium Direct Advertisers. Together, the parties will thoroughly review each of Microsoft’s and Yahoo!’s current Sales Tools to determine a baseline of the capabilities that will most effectively support PDAs. Microsoft will provide access to any of its existing Microsoft Sales Tools that specifically relate to the Services for such purposes. The parties will agree on what features are needed at time of Migration, where such functionality should reside (i.e., within the Core Platform or within the Sales Tools functionality), the plan for roll-out of remaining features and what features are not required to be implemented. Microsoft will be responsible for developing Sales Tool functionality in or available through the Core Platform and the Core Platform APIs and Yahoo! will be responsible for developing the Sales Tools themselves for tools not included in the Core Platform.

3.5.1 Microsoft and Yahoo! will define the interface for exchanging CRM Data between the respective Microsoft and Yahoo! CRM systems, including a customer ID mapping mechanism, and each party will be responsible for implementing functionality within its own systems accordingly.

3.5.2 Microsoft and Yahoo! will work together to de-duplicate and clean up their combined customer data in their respective CRM systems, allowing both companies to work off of consistent and accurate customer information between their respective systems.

3.5.3 As individual accounts are Migrated, Microsoft and Yahoo! will share their CRM data for the account so that adCenter, the CRM system used by sales (Yahoo! CRM), and the CRM system used by customer support (Microsoft CRM) have consistent and accurate account information

3.5.4 The parties will work together to define and implement other key Sales Tools, and Tier 1 and Tier 2 Customer Support Tools and processes, including:

(a) Jointly define interfaces between billing and invoicing systems required to support Premium Direct Advertiser invoicing, billing, collection, and disputes.

(b) Reconciliation of discrepancies in editorial policies between the two paid search marketplaces. In addition, Microsoft will take into account Yahoo!’s existing datasets (e.g., blacklists) that could be incorporated in the Core Platform.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 9

(c) Review discrepancies in discounting and traffic protection to assess the best ways to leverage combined rules to drive overall marketplace health.

(d) A common integration and handoff mechanism between their Tier 1 Support and Tier 2 Support systems per the parties’ respective responsibilities outlined in Sections 5.11.4 and 5.11.5 of the Agreement and to ensure that all necessary Tier 1 Customer Support Tools and Tier 2 Customer Support Tools are finished and properly operational before any Migration date.

3.6 Publisher Tools Transition. The parties will work together to provide tools for Yahoo! and Syndication Partners referenced in Section 2.4.14(e) of the Agreement. Together the parties will review the publisher capabilities offered by both Microsoft and Yahoo! to determine which capabilities are required to transition Yahoo! and Syndication partners with quality, where such functionality should reside (i.e., within the Core Platform or within the Publisher Tools functionality), which capabilities can follow transition, and which capabilities are not required. Microsoft will be responsible for developing the publisher capabilities that should be native to the Core Platform. Yahoo! will be responsible for developing additional capabilities for Publisher Tools based on Microsoft APIs and Core Platform APIs provided by Microsoft.

3.7 Marketplace Tools Transition. Microsoft will provide Yahoo! with Marketplace Tools referenced in Section 5.11.4(d) of the Agreement. Prior to transition for any country, Microsoft will provide tools or data necessary for Yahoo! to manage and optimize yield on its and its Syndication Partners’ Results Pages in that country, both during transition and on an ongoing basis.

3.8 Mobile Paid Search Transition.

3.8.1 Should Yahoo! elect to transition mobile advertisers to the Core Platform or transition Mobile Syndication Partners to Microsoft’s Mobile Search Services, the transition would occur on a country-by-country basis, independent from transition of Paid Search Services, as soon as practicable relative to the overall transition Timeline, but not to exceed [*] after Yahoo! makes such election. The transition will follow the same approach and prerequisites as outlined in Exhibit I for Paid Search Services Transition unless both parties agree to make changes in the approach to minimize transition work across the parties or expedite the transition for mobile advertisers or Mobile Syndication Partners

3.8.2 Advertiser Accounts. If Yahoo! elects to migrate a mobile advertiser to the Core Platform and that advertiser already has an existing Core Platform account, both parties will make commercially reasonable efforts to merge the accounts so the mobile advertiser continues to have a single account on the Core Platform.

3.8.3 Syndication Partner Migration: Microsoft will provide documentation and access to testing environments to assist Yahoo!’s migration of Mobile Paid Search Syndication Partners to the Microsoft Mobile API.

3.9 Yahoo! Syndication Partner Transition. Microsoft will be responsible for providing tools to assist Yahoo! in transitioning its Syndication Partners. No transition in a country will take place until the Yahoo! Properties and Syndication Properties in such country have had a sufficient opportunity to be re-tagged and all reporting as described in Section 2.4.14(c) of the Agreement is in place. The parties will collaborate in good faith to promptly address issues related to Yahoo!’s or a Syndication Partner’s transition. The parties will jointly define and monitor Syndication Partner performance before, during and after transition and will take required corrective action to address performance issues.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 10

3.9.1 Prior to Migration, (a) all Publisher Tools required to support Yahoo! and Syndication Partners will have been tested and will be functional and (b) Yahoo! will have received required training on transition from Microsoft.

3.9.2 The parties will work together to minimize, and the Transition Plan will take into consideration, the potential impact on the transition on the effective RPS realized by the Syndication Partners.

3.10 Reporting Transition. The parties will work together to implement the reporting requirements identified for in Section 2.4.14(c) of the Agreement to support Yahoo!, Customers and Syndication Partners. Together the parties will review the reporting capabilities offered by both Microsoft and Yahoo! to determine which reports and data are required in order to transition with quality, including which online reporting is required as of the first Migration Date in each country and the different reports required to support Yahoo!’s Operations Finance, Marketplace, Sales, and Corporate Finance groups, as well as advertisers and Syndication Partners. Both parties will work together to support specific, temporary, data and reporting requirements that are solely for the purpose of supporting Customers and the business operations of the parties during the Migration period. These requirements will include reports about the Migration itself. Microsoft and Yahoo! will work together to determine which data and reports should be implemented by Microsoft and which reports should be implemented by Yahoo! using data provided by Microsoft. Microsoft and Yahoo! will each be responsible for implementing its respective portion of this work.

4.	PLANNING

To the extent practicable and permissible by applicable law, the parties shall use reasonable efforts promptly after the Effective Date to identify means and mechanisms to pursue more detailed discussions and planning on the activities above in order to effectuate a timely and quality transition.

5.	DEPENDENCIES

Both parties recognize that each party’s ability to complete the tasks assigned to it under Section 8 of the Agreement this Exhibit I are dependent upon the parties’ close cooperation in the activities described in this Exhibit as well as the other party’s timely completion of its associated tasks. As a result, neither party will be liable for its failure to timely complete any task under Section 8 of the Agreement and this Exhibit I to the extent that such failure is caused by the other party’s failure to cooperate or complete an associated task upon which its performance is dependent.

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit I – Page 11

EXHIBIT J

PAYOR AFFILIATES FOR YAHOO!

Yahoo de Mexico, SA de CV

Yahoo India Private Limited

Yahoo! de Argentina SRL

Yahoo! do Brasil Internet Ltda

Yahoo! Korea Yuhan Hoesa

Yahoo! Philippines Services Inc.

Yahoo! Taiwan Inc.

Yahoo! Southeast Asia PTE Ltd.

Yahoo! Emerging Markets (Singapore) Pte. Ltd. (fka Yahoo! Emerging Markets Pty. Ltd.)

Yahoo! Hong Kong Limited

Yahoo! Vietnam Company Limited

Maktoob.com Inc., TECOM Branch

[*]    Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Exhibit J – Page 1